As filed pursuant to Rule 424 (b)(3) under the Securities Act of 1933
Registration No. 333-112105

PROXY STATEMENT OF	PROSPECTUS OF
FIRST CAROLINA STATE BANK	CAPITOL BANCORP LTD.
Common Stock, no par value per share

February 11, 2004

Dear First Carolina State Bank shareholder:

     You are cordially invited to attend a special meeting of shareholders of First Carolina State Bank (“First Carolina”) to be held on March 25, 2004 at 4:00 p.m., local time, at Parlor C, Gateway Convention Center, Gateway Blvd., Rocky Mount, North Carolina. At this special meeting, you will be asked to approve the acquisition of First Carolina by Capitol Bancorp Ltd. (“Capitol”). The acquisition will be effected through the merger of CBC Bank, a wholly-owned subsidiary of Capitol into First Carolina.

     In the merger, each outstanding share of First Carolina common stock will be converted into either $14.00 in cash or shares of Capitol common stock. You will be able to elect to receive cash, Capitol common stock or a combination of cash and Capitol common stock for your shares of First Carolina common stock. Regardless of your choice, however, elections will be limited by the requirement that 50% of the shares of First Carolina common stock be exchanged for Capitol common stock. Therefore the allocation of cash and Capitol common stock that you will receive will depend on the elections of other First Carolina shareholders. The federal income tax consequences of the merger to you will depend on whether you receive cash, stock or a combination of cash and stock in exchange for your shares of First Carolina common stock.

     The fair market value of the Capitol common stock issued in the merger will be equal to the average of the daily high and low prices of the Capitol common stock for the thirty (30) trading days immediately preceding the effective time of the merger. Consequently, if you elect to receive shares of the Capitol common stock, the actual number of shares of Capitol common stock that you will receive for your First Carolina common stock cannot be determined until the end of this thirty-day trading period. Based upon the average of the daily high and low prices of the Capitol common stock for the thirty (30) trading days immediately preceding February 9, 2004 ($28.9783), the last practicable date before printing of this proxy statement/prospectus, a First Carolina shareholder electing to receive shares of Capitol common stock in the merger would receive approximately ..483120 shares of Capitol common stock for each share of First Carolina common stock.

     Capitol’s common stock is listed under the symbol “CBC” on the New York Stock Exchange. First Carolina’s common stock is not traded on any established trading market. Your vote is very important. Capitol and First Carolina cannot complete the merger unless, among other things, First Carolina’s shareholders approve the merger agreement. First Carolina’s Board of Directors has approved the merger agreement, including the transactions contemplated in that agreement, and recommends that you vote “FOR” approval of the merger agreement. Please review and consider this proxy statement/prospectus carefully, including but not limited to the “Risk Factors” beginning on page 9.

     It is important that your shares are represented at the meeting, whether or not you plan to attend. Abstentions or failure to vote will have the same effect as a vote against the merger. Accordingly, please complete, date, sign and return promptly your proxy card in the enclosed envelope. You may attend the meeting and vote your shares in person if you wish, even if you have previously returned your proxy.

Sincerely,

/s/ David A. Parker

David A. Parker
President and Chief Executive Officer of First Carolina State Bank

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The shares of Capitol common stock are not savings or deposit accounts or other obligations of any bank or savings association, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

     This proxy statement/prospectus is dated February 11, 2004 and was first mailed to First Carolina shareholders with a proxy card on or about February 18, 2004.

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FIRST CAROLINA STATE BANK
137 NORTH WINSTEAD AVENUE
ROCKY MOUNT, NORTH CAROLINA 27804

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 25, 2004

To the Shareholders of First Carolina State Bank:

     A special meeting of shareholders of First Carolina State Bank, a North Carolina banking corporation (“First Carolina”) will be held on March 25, 2004, at 4:00 p.m., local time, at Parlor C, Gateway Convention Center, Gateway Blvd., Rocky Mount, North Carolina for the following purposes:

     1.     To consider and vote upon a proposal to approve the merger agreement between First Carolina State Bank and Capitol Bancorp Ltd., a Michigan corporation (“Capitol”), and the transactions contemplated by that agreement. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A.

     2.     To transact any other business as may properly be brought before the special meeting or any adjournments or postponements of the special meeting.

     The close of business on February 13, 2004 has been fixed as the record date for determining those shareholders entitled to vote at the meeting and any adjournments or postponements of the meeting. Accordingly, only shareholders of record on that date are entitled to notice of, and to vote at, the meeting and any adjournments or postponements of the meeting.

     The approval by the holders of 66 2/3% shares of First Carolina outstanding common stock is required to approve the merger agreement.

     Whether or not you plan to attend the special meeting in person, please complete, date, sign and return the enclosed proxy card as promptly as possible. Enclosed is a postage prepaid envelope for that purpose. Any First Carolina shareholder may revoke his or her proxy by following the instructions in this proxy statement/prospectus at any time before the proxy has been voted at the meeting. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please do not send any stock certificate to First Carolina at this time. First Carolina encourages you to vote on these very important matters.

By Order of the Board of Directors,

/s/ David A. Parker

David A. Parker
President and Chief Executive Officer
Rocky Mount, North Carolina
February 18, 2004

     THE BOARD OF DIRECTORS OF FIRST CAROLINA RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE MERGER AGREEMENT. IF THE MERGER AGREEMENT IS APPROVED AND THE MERGER IS COMPLETED, YOU WILL HAVE THE RIGHT TO DISSENT AND DEMAND PAYMENT OF THE “FAIR VALUE” OF SHARES OF FIRST CAROLINA COMMON STOCK YOU OWN. YOUR RIGHT TO DISSENT IS CONDITIONED ON YOUR COMPLIANCE WITH THE REQUIREMENTS OF THE NORTH CAROLINA STATUTES REGARDING SHAREHOLDERS’ “DISSENTERS’ RIGHTS.” THE FULL TEXT OF THOSE STATUTES IS ATTACHED AS ANNEX B TO THE PROXY STATEMENT/PROSPECTUS THAT ACCOMPANIES THIS NOTICE.

     PLEASE VOTE YOUR SHARES PROMPTLY. YOU CAN FIND INSTRUCTIONS FOR VOTING ON THE ENCLOSED PROXY CARD. IF YOU HAVE QUESTIONS ABOUT THE MERGER PROPOSAL OR ABOUT VOTING YOUR SHARES, PLEASE CALL DAVID A. PARKER AT (252) 937-2152.

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ADDITIONAL INFORMATION
QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY
Information About Capitol and First Carolina
CBC Bank Will Merge Into First Carolina
First Carolina Will Hold the Special Meeting on March 25, 2004
What First Carolina Shareholders Will Receive in the Merger
How to Elect to Receive Cash or Stock and Exchange Your First Carolina Stock Certificates
First Carolina’s Reasons for the Merger
Material Federal Income Tax Consequences
First Carolina’s Board of Directors Recommends Shareholder Approval of the Merger
First Carolina’s Financial Advisor Concluded the Merger Consideration is Fair to First Carolina’s Shareholders
First Carolina Shareholders Have Dissenters’ Rights
First Carolina Officers and Directors Have Some Interests in the Merger that are Different or in Addition to Interests of Shareholders
The Merger is Expected to Occur in the First Quarter of 2004
The Merger Will Be Accounted for Under the Purchase Method of Accounting
Completion of the Merger is Subject to Certain Conditions
Merger May Not Complete Without All Required Regulatory Approvals
Termination of the Merger Agreement
First Carolina Must Pay Capitol a Termination Fee Under Certain Circumstances
Effect of Merger on Rights of First Carolina Shareholders
Share Information and Market Prices
RISK FACTORS
RECENT DEVELOPMENTS
CAPSULE INFORMATION REGARDING CAPITOL’S UNAUDITED 4TH QUARTER AND YEAR END 2003 RESULTS
CAPSULE INFORMATION REGARDING FIRST CAROLINA’S UNAUDITED 4TH QUARTER AND YEAR END 2003 RESULTS
DIVIDENDS AND MARKET FOR COMMON STOCK
COMPARATIVE HISTORICAL, PRO FORMA AND PRO FORMA EQUIVALENT PER SHARE INFORMATION
SELECTED CONSOLIDATED FINANCIAL DATA OF CAPITOL
SELECTED FINANCIAL DATA OF FIRST CAROLINA
PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
CAPITALIZATION
DESCRIPTION OF CAPITOL BANCORP LTD.
DESCRIPTION OF FIRST CAROLINA STATE BANK
General
First Carolina Financial Statements
Executive Officers and Directors of First Carolina
Audit Committee
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Compensation of Directors
Employment Contracts and Termination of Employment, and Change-in-Control Agreements
Securities Ownership of Certain Beneficial Owners and Management of First Carolina
Certain Relationships and Related Transactions
Equity Compensation Plan Information
THE SPECIAL MEETING
Time and Place; Purposes
Record Date
Recommendation of the First Carolina Board of Directors
Quorum; Effect of Abstentions and Broker Non-Votes
Proxies
Vote Required For Approval
THE MERGER
Transaction Structure
Background of the Merger
First Carolina’s Reasons for the Merger; Recommendation of First Carolina’s Board of Directors
Opinion of First Carolina’s Financial Advisor
Merger Consideration
Fractional Shares
Treatment of Options and Warrants
Cash or Stock Election
Election Procedures; Surrender of Stock Certificates
Effective Time
Conditions to the Completion of the Merger
Representations and Warranties
Conduct of Business Pending the Merger
No Solicitation by First Carolina
Regulatory Approvals Required for the Merger
Material Federal Income Tax Consequences of the Merger
Termination of the Merger Agreement
Extension, Waiver and Amendment of the Merger Agreement
Employee Benefit Plans
Stock Market Listing
Expenses
Conforming Accounting and Reserve Policies; Restructuring Expenses
Dissenters’ Rights
Accounting Treatment
Interests of Certain Persons in the Merger
Restrictions on Resales by Affiliates
COMPARATIVE RIGHTS OF SHAREHOLDERS
Authorized Capital Stock
Size of Board of Directors
Classification of Directors
Removal of Directors
Filling Vacancies on the Board of Directors
Nomination of Director Candidates by Shareholders
Shareholder Action Without a Meeting
Calling Special Meetings of Shareholders
Record Date
Dividends
Indemnification of Directors, Officers and Employees
Amendments to Articles of Incorporation
Amendments to Bylaws
Shareholder Vote on Fundamental Issues
Dissenters’ Rights
DESCRIPTION OF CAPITOL CAPITAL STOCK
Rights of Common Stock
Shares Available for Issuance
Capitol’s Preferred Securities
Anti-Takeover Provisions
LEGAL MATTERS
EXPERTS
OTHER MATTERS
SHAREHOLDER PROPOSALS
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
ANNEX A AGREEMENT AND PLAN OF MERGER
ANNEX B NORTH CAROLINA DISSENTERS’ RIGHTS STATUTE
ANNEX C FAIRNESS OPINION OF THE CARSON MEDLIN COMPANY
ANNEX D

i

ii

Topic	Page

Dissenters’ Rights	64
Accounting Treatment	66
Interests of Certain Persons in the Merger	66
Restrictions on Resales by Affiliates	67
COMPARATIVE RIGHTS OF SHAREHOLDERS	67
Authorized Capital Stock	67
Size of Board of Directors	67
Classification of Directors	68
Removal of Directors	68
Filling Vacancies on the Board of Directors	68
Nomination of Director Candidates by Shareholders	68
Shareholder Action Without a Meeting	68
Calling Special Meetings of Shareholders	69
Record Date	69
Dividends	69
Indemnification of Directors, Officers and Employees	70
Amendments to Articles of Incorporation	70
Amendments to Bylaws	70
Shareholder Vote on Fundamental Issues	71
Dissenters’ Rights	71
DESCRIPTION OF CAPITOL CAPITAL STOCK	71
Rights of Common Stock	72
Shares Available for Issuance	72
Capitol’s Preferred Securities	72
Anti-Takeover Provisions	73
LEGAL MATTERS	74
EXPERTS	74
OTHER MATTERS	74
SHAREHOLDER PROPOSALS	74
WHERE YOU CAN FIND MORE INFORMATION	74
FORWARD-LOOKING STATEMENTS	77
ANNEX A: Agreement and Plan of Merger
ANNEX B: North Carolina Dissenters’ Rights Statute
ANNEX C: Fairness Opinion of The Carson Medlin Company
ANNEX D: First Carolina State Bank Annual Report to Shareholders for the Year Ended December 31, 2002 and Quarterly Report on Form 10-QSB for the Quarter Ended September 30, 2003

iii

ADDITIONAL INFORMATION

     This proxy statement/prospectus incorporates important business and financial information about Capitol from documents that are not delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from Capitol at the following address:

Capitol Bancorp Ltd.
Capitol Bancorp Center
200 Washington Square North, 4th Floor
Attn: Cristin Reid English, Esq.
Telephone: (517) 487-6555

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY MARCH 15, 2004 IN ORDER TO RECEIVE THEM BEFORE THE SPECIAL MEETING.

     See “WHERE YOU CAN FIND MORE INFORMATION” on page 74 for further information.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	WHAT IS THE PROPOSED TRANSACTION?

A:	Capitol will acquire First Carolina through a merger transaction whereby First Carolina will become a wholly-owned subsidiary of Capitol.

Q:	WHAT WILL I RECEIVE IN THE MERGER?

A:	Under the merger agreement, at your election, each share of First Carolina common stock you own will be exchanged for either shares of Capitol common stock or $14.00 in cash. You may elect either of these options and, if you desire, you may elect to exchange some of your First Carolina shares for cash and some of your First Carolina shares for Capitol shares. The number of shares of Capitol common stock to be exchanged for each share of First Carolina common stock will be based on the average high and low prices of Capitol common stock over a thirty-day trading period shortly before the closing of the merger.

Elections will be limited by, among other things, a requirement that 50% of the total number of outstanding shares of First Carolina common stock be exchanged for Capitol common stock. Therefore, the form of consideration you receive will depend in part on the elections of other First Carolina shareholders. Capitol will not issue fractional shares in the merger. Instead, you will receive a cash payment, without interest, for the value of any fraction of a share of Capitol common stock that you would otherwise be entitled to receive.

Additionally, each outstanding option to acquire First Carolina common stock granted under First Carolina’s stock option plans and each warrant to acquire shares of First Carolina common stock that is outstanding and unexercised will, at the effective time of the merger, be terminated and converted into the right to receive in cash an amount equal to the sum derived by multiplying (i) the positive difference, if any, between (A) $14.00, and (B) the exercise price of each such First Carolina stock option or warrant, by (ii) the number of shares of First Carolina common stock subject to such First Carolina stock option or warrant.

Q:	HOW DO I ELECT TO RECEIVE CASH, STOCK OR A COMBINATION OF BOTH FOR MY FIRST CAROLINA STOCK?

A:	A form for making an election will be sent to you separately on or about the date this proxy statement/prospectus is mailed. For your election to be effective, your properly completed election form must be sent to and received by UMB Bank n.a., the exchange agent, on or before 5:00 p.m., Eastern time, on March 23, 2004. Do not send your election form together with your proxy card. Instead, use the separate envelope specifically provided for the election form. Do not send your stock certificates with your election form. If you do not make a timely election you will be allocated Capitol common stock and/or cash depending on the elections made by other First Carolina shareholders.

Q:	WILL FIRST CAROLINA SHAREHOLDERS BE TAXED ON THE MERGER CONSIDERATION THAT THEY RECEIVE IN EXCHANGE FOR THEIR FIRST CAROLINA SHARES?

A:	First Carolina shareholders should consult their individual tax advisors for a full understanding of the tax consequences of the merger. Your federal income tax treatment will depend primarily on whether you exchange your First Carolina common stock solely for Capitol common stock, solely for cash or for a combination of Capitol common stock and cash. If you exchange your First Carolina shares solely for Capitol common stock, you should not recognize gain or loss except with respect to the cash you receive instead of a fractional share. If you exchange your First Carolina shares solely for cash, you should recognize capital gain or loss on the exchange. If you exchange your First Carolina shares for a combination of Capitol common stock and cash, you should recognize capital gain, but not any loss, on the exchange. The actual federal income tax consequences to you of electing to receive cash, Capitol common stock or a combination of cash and stock will not be ascertainable at the time you make your election because First Carolina will not know at that time if, or to what extent, the allocation and proration procedures will apply. First Carolina recommends that First Carolina shareholders carefully read the complete explanation of the material U.S. federal income tax consequences of the merger beginning on page 58.

Q:	WHAT VOTE IS REQUIRED TO APPROVE THE MERGER AGREEMENT?

A:	The affirmative vote of 66 2/3% of the shares of First Carolina common stock outstanding as of the record date for the special meeting (February 13, 2004) is required to adopt the merger agreement and approve the merger.

Q:	HOW DO I VOTE?

A:	After you have carefully read this proxy statement/prospectus, simply indicate on your proxy card how you want to vote with respect to the merger proposal. Complete, sign, date and mail the proxy card in the enclosed postage-paid return envelope as soon as possible so that your First Carolina shares will be represented and voted at the meeting. The board of directors of First Carolina recommends that its shareholders vote in favor of the merger proposal.

Q:	DO I HAVE THE RIGHT TO DISSENT?

A:	Holders of First Carolina common stock will have dissenters’ rights in connection with the merger, but must follow carefully the requirements of the North Carolina statutes which are attached as Annex B to this proxy statement/prospectus, and should consult with their legal counsel. For a description of these requirements, see “THE MERGER — Dissenters’ Rights.”

Q:	WHEN SHOULD I SEND IN MY STOCK CERTIFICATES?

A:	Please DO NOT send in your stock certificates with your proxy card or election form. Promptly after the effective time of the merger, you will receive transmittal materials from the exchange agent with instructions for surrendering your First Carolina shares. YOU SHOULD FOLLOW THE INSTRUCTIONS IN THE LETTER OF TRANSMITTAL REGARDING HOW AND WHEN TO SURRENDER YOUR STOCK CERTIFICATES.

Q:	WHAT DO I DO IF I WANT TO CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A:	You may change your vote by revoking your proxy in any of the three following ways: (i) by sending a written notice to the secretary of First Carolina prior to the special meeting stating that you would like to revoke your proxy; (ii) by completing, signing and dating another proxy card and returning it by mail prior to the special meeting; or (iii) by attending the special meeting and voting in person.

Q:	IF MY SHARES ARE HELD IN “STREET NAME” BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A:	If you do not provide your broker with instructions on how to vote your shares held in “street name,” your broker will not be permitted to vote your shares on the merger proposal. You should therefore instruct your broker how to vote your shares. Failure to instruct your broker how to vote your shares will be the equivalent of voting against the merger proposal.

Q:	WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A:	The merger is presently expected to be complete in the first quarter of 2004. However, there can be no assurance of when or if the merger will occur. Capitol and First Carolina must first obtain the approval of First Carolina shareholders at the special meeting and the necessary regulatory approvals.

Q:	WHOM CAN I CALL WITH QUESTIONS ABOUT THE SPECIAL MEETING OR THE MERGER OR TO OBTAIN ADDITIONAL INFORMATION ABOUT CAPITOL AND FIRST CAROLINA?

A:	First Carolina shareholders may contact David Parker, Chief Executive Officer, at 252-937-2152. You can also find more information about Capitol and First Carolina from various sources described under “ADDITIONAL INFORMATION” on page 1 of this proxy statement/prospectus and “WHERE YOU CAN FIND MORE INFORMATION” on page 74 of this proxy statement/prospectus.

SUMMARY

Information About Capitol and First Carolina (See pages 25-35).

Capitol Bancorp Ltd.
Capitol Bancorp Center
200 Washington Square North
Lansing, Michigan 48933
(517) 487-6555

     Capitol is a community bank development company with approximately $2.7 billion in consolidated total assets, with 30 individual bank charters operating in eight states. Capitol identifies opportunities for the development of new community banks, raises capital and mentors a community bank through its formative stages and manages its investments in community banks. Each community bank has full local decision-making authority and is managed by an on-site president under the direction of a local board of directors composed of business leaders from the bank’s community. Capitol Bancorp Limited was founded in 1988 and has headquarters in Lansing, Michigan and Phoenix, Arizona.

First Carolina State Bank
137 North Winstead Avenue
Rocky Mount, North Carolina 27804
(252) 937-2152

     First Carolina, a North Carolina banking corporation, commenced operations in November 2000 and operates out of its full-service banking office in Rocky Mount, North Carolina and a loan production office in Tarboro, North Carolina. First Carolina is a community oriented commercial bank providing banking products and services to individuals and small to medium size businesses in its market area which consists of the City of Rocky Mount and Nash and Edgecombe Counties, and surrounding areas in eastern North Carolina.

CBC Bank Will Merge Into First Carolina (See page 37).

     The merger agreement is attached as Annex A to this proxy statement/prospectus. You should read the merger agreement because it is the legal document that governs the merger. The merger agreement provides for the merger of CBC Bank, a North Carolina banking corporation and a wholly-owned subsidiary of Capitol with and into First Carolina, with First Carolina continuing as the surviving bank and a wholly-owned subsidiary of Capitol. The directors of First Carolina before the merger will continue to serve as the directors of First Carolina after the merger. However, upon consummation of the merger, First Carolina’s board of directors will be increased by one person to include Joseph D. Reid, Capitol’s Chairman, President and Chief Executive Officer.

First Carolina Will Hold the Special Meeting on March 25, 2004 (See pages 35-37).

     The special meeting of First Carolina shareholders will be held at 4:00 p.m., local time, on March 25, 2004, at Parlor C, Gateway Convention Center, Gateway Blvd., Rocky Mount, North Carolina. At the special meeting, First Carolina shareholders will be asked to vote to approve the merger agreement. You can vote at the special meeting if you owned First Carolina common stock at the close of business on February 13, 2004. As of that date, there were 711,415 shares of First Carolina common stock entitled to be voted at the special meeting. Approval of the merger proposal requires that at least 66 2/3% of the outstanding shares of First Carolina common stock be voted in favor of the merger proposal.

What First Carolina Shareholders Will Receive in the Merger (See pages 48-50).

     As a First Carolina shareholder, if the merger is approved, each of your shares of First Carolina common stock will automatically be converted into the right to receive either shares of Capitol common stock or $14.00 in cash. You may elect either of these options and, if you desire, you may elect to exchange some of your First Carolina shares for cash and some of your First Carolina shares for Capitol shares. The number of shares of Capitol common stock to be exchanged for each share of First Carolina common stock will be based on the average high and low prices of Capitol common stock over a thirty-day trading period shortly before the closing of the merger. Consequently, the actual number of shares of Capitol common stock that you will receive for your First Carolina common stock cannot be determined until the end of that thirty-day trading period. This calculation is set forth in the merger agreement, which is included in this proxy statement/prospectus as Annex A.

     Additionally, each outstanding option to acquire First Carolina common stock granted under First Carolina’s stock option plans and each warrant to acquire First Carolina common stock that is outstanding and unexercised will, at the effective time of the merger, be terminated and converted into the right to receive in cash an amount equal to the sum derived by multiplying (i) the positive difference, if any, between (A) $14.00, and (B) the exercise price of each such First Carolina stock option or warrant, by (ii) the number of shares of First Carolina common stock subject to such First Carolina stock option or warrant.

How to Elect to Receive Cash or Stock and Exchange Your First Carolina Stock Certificates (See pages 49-50).

     The exchange agent or, if your First Carolina common stock is held in “street name,” your broker, bank or nominee, will send you a form for making the election on or about the date this proxy statement/prospectus is being mailed. The election form allows you to elect to receive cash, Capitol common stock, or a combination of cash and stock or to make no election. For your election to be effective, you must return your properly completed election form to: UMB Bank, n.a. Attn: Nancy Hoffman, 928 Grand Avenue, P.O. Box 410064, Kansas City, Missouri 64141-0064, on or before 5:00 p.m., Eastern time, on March 23, 2004. UMB Bank, n.a. will act as exchange agent in the merger and in that role will process the exchange of First Carolina stock certificates for either cash or Capitol common stock. Shortly after the merger, the exchange agent will allocate cash and Capitol common stock among First Carolina shareholders, consistent with their elections and the allocation and proration procedures in the merger agreement. You will receive instructions on where to surrender your First Carolina stock certificates from the exchange agent after the merger is completed. You should not forward your First Carolina stock certificates with your proxy card or your election form.

     If you have a preference for receiving either Capitol stock or cash for your First Carolina stock, you should complete and return the election form. If you do not make an election you will be allocated Capitol common stock and/or cash depending on the elections made by other First Carolina shareholders. Please remember, however, that even if you do make an election, you might not receive the amount of cash and/or stock that you elect due to the requirement that 50% of the shares of First Carolina common stock be exchanged for Capitol common stock. Capitol makes no recommendation as to whether you should elect to receive cash or stock in the merger. You must make your own decision with respect to your election.

First Carolina’s Reasons for the Merger (See pages 39-41).

     The board of directors of First Carolina believes that the merger is fair to, and in the best interests of, the holders of First Carolina common stock. For a description of the factors on which the board of directors based its determination, see “THE MERGER — First Carolina’s Reasons for the Merger; Recommendation of First Carolina’s Board of Directors.”

Material Federal Income Tax Consequences (See pages 58-60).

     Your federal income tax treatment will depend primarily on whether you exchange your First Carolina common stock solely for Capitol common stock, solely for cash or for a combination of Capitol common stock and cash. If you exchange your First Carolina shares solely for Capitol common stock, you should not recognize gain or loss except with respect to the cash you receive instead of a fractional share. If you exchange your First Carolina shares solely for cash, you should recognize capital gain or loss on the exchange. If you exchange your First Carolina shares for a combination of Capitol common stock and cash, you should recognize capital gain, but not any loss, on the exchange. The actual federal income tax consequences to you of electing to receive cash, Capitol common stock or a combination of cash and stock will not be ascertainable at the time you make your election because we will not know at that time if, or to what extent, the allocation and proration procedures will apply. This tax treatment may not apply to all First Carolina shareholders. Determining the actual tax consequences of the merger to you can be complicated. You should consult your own tax advisor for a full understanding of the merger’s tax consequences that are particular to you.

     Capitol and First Carolina will not be obligated to complete the merger unless Capitol and First Carolina each receive a legal opinion, dated the closing date, that the merger will be treated as a transaction of a type that is generally tax-free to Capitol and First Carolina for U.S. federal income tax purposes. In that case, the U.S. federal income tax treatment of the merger will be as described above. This opinion, however, will not bind the Internal Revenue Service and thus the tax consequences could be different than set forth in the opinion.

First Carolina’s Board of Directors Recommends Shareholder Approval of the Merger (See pages 39-41).

     First Carolina’s board of directors believes that the merger is in the best interests of the First Carolina shareholders and has unanimously approved the merger agreement, and the related transactions, including the merger. First Carolina’s board of directors recommends that First Carolina shareholders vote “FOR” approval of the merger agreement.

First Carolina’s Financial Advisor Concluded the Merger Consideration is Fair to First Carolina’s Shareholders (See pages 41-48).

     The Carson Medlin Company has served as financial advisor to First Carolina in connection with the merger and has given an opinion to First Carolina’s board of directors that, as of December 1, 2003 (the date First Carolina’s board of directors voted on the merger), the consideration Capitol will pay for the First Carolina common stock is fair to First Carolina shareholders from a financial point of view. A copy of the opinion delivered by The Carson Medlin Company is attached to this proxy statement/prospectus as Annex C. First Carolina shareholders should read the opinion completely to understand the assumptions made, matters considered and limitations of the review undertaken by The Carson Medlin Company in providing its opinion.

First Carolina Shareholders Have Dissenters’ Rights (See pages 64-66).

     If the merger is completed, North Carolina law gives holders of First Carolina common stock the right to dissent and receive the “fair value” of their shares in cash. First Carolina shareholders who intend to exercise their dissenters’ rights must follow carefully the requirements of the North Carolina statutes which are attached as Annex B to this proxy statement/prospectus, and they should consult with their own legal counsel. For a description of these requirements, see “THE MERGER—Dissenters’ Rights” on page 64 of this proxy statement/prospectus. Shareholders also should remember that if they return signed appointments of proxy but fail to provide instructions as to how their shares are to be voted, they will be treated as having voted “FOR” the merger agreement, and will not be able to exercise dissenters’ rights. Shareholders who exercise dissenters’ rights may have taxable income as a result, so shareholders who intend to dissent also should consult with their own tax advisors.

First Carolina Officers and Directors Have Some Interests in the Merger that are Different or in Addition to Interests of Shareholders (See page 66).

     The directors and executive officers of First Carolina each have interests in the merger that are different from or in addition to the interests of shareholders generally. These interests relate or arise from, among other things:

•	the retention of all of the officers and directors of First Carolina as officers and directors of the surviving bank;

•	the potential receipt of severance and contract payments to one or more officers;

•	the accelerated vesting of stock options should any option holder’s position with First Carolina be terminated due to the merger; and

•	the cash consideration to be received in connection with the cancellation of all outstanding First Carolina stock options.

     First Carolina’s board of directors was aware of these interests and took them into account in its decision to approve the merger agreement. As of the record date, the directors and executive officers of First Carolina owned and were entitled to vote and/or shared power to vote 231,499 shares of First Carolina common stock, which represents approximately 32.54% of the outstanding shares of First Carolina common stock. Holders of 66 2/3% of the outstanding shares of First Carolina common stock must vote in favor of the merger in order for it to be approved.

The Merger is Expected to Occur in the First Quarter of 2004 (See page 51).

     The merger will occur shortly after all of the conditions to its completion have been satisfied or waived. Currently, it is anticipated that the merger will occur in the first quarter of 2004. However, there can be no assurance when or if the merger will occur. Capitol and First Carolina must first obtain the approval of the First Carolina shareholders at the special meeting and the necessary regulatory approvals.

The Merger Will Be Accounted for Under the Purchase Method of Accounting (See page 66).

     The merger will be accounted for under the purchase method of accounting, as such term is used under generally accepted accounting principles (“GAAP”).

Completion of the Merger is Subject to Certain Conditions (See pages 51-53).

     Completion of the merger is subject to a number of conditions, including the approval of the merger agreement by First Carolina’s shareholders and the receipt of the regulatory consents and approvals that are necessary to permit the completion of the merger. Certain conditions to the merger may be waived by Capitol or First Carolina, as applicable.

Merger May Not Complete Without All Required Regulatory Approvals (See pages 57-58).

     The merger must be approved by the Board of Governors of the Federal Reserve System, the North Carolina Banking Commission and the Federal Deposit Insurance Corporation. Capitol has filed applications with these regulatory bodies seeking such approval. All regulatory approvals are expected, although it is not certain if or when they will be obtained.

Termination of the Merger Agreement (See pages 60-62).

     Capitol and First Carolina can mutually agree to abandon the merger (and terminate the merger agreement) at any time prior to the time the merger is completed, even after shareholder approval is obtained. Also, either First Carolina or Capitol can generally decide, without the consent of the other, to abandon the merger in certain situations, including: (i) if the other party materially breaches a representation, warranty or covenant in the merger agreement and the breach is not cured within 45 days following receipt by the breaching party of written notice of the breach (or the breach, by its nature, cannot be cured prior to the closing); (ii) if the merger has not been completed by December 1, 2004; (iii) if First Carolina shareholder approval is not obtained at the special meeting; (iv) a regulatory authority denies a necessary approval or issues an order preventing the merger; (v) if shortly before the effective date of the merger, the rolling thirty day average trading price of Capitol’s common stock is less than $25.00 or more than $33.00; or (vi) if the conditions specified in the merger agreement to the obligations of the terminating party have not been satisfied on the closing date of the merger.

     The merger agreement may be terminated by Capitol in certain situations, including: (i) if First Carolina’s board of directors does not recommend in this proxy statement/prospectus that the First Carolina shareholders approve and adopt the merger agreement or if the First Carolina board of directors withdraws, modifies or amends such recommendation in a manner adverse to Capitol; (ii) if First Carolina authorizes, recommends or publicly proposes or announced its intention to authorize, recommend, propose or enter into an agreement with any person other than Capitol or CBC Bank concerning a First Carolina acquisition proposal; or (iii) if the closing date First Carolina disclosure schedule discloses any change from the First Carolina disclosure schedule that has, or is likely to have, a material adverse effect on First Carolina.

     The merger agreement may be terminated by First Carolina if the closing date Capitol disclosure schedule discloses any change to the Capitol disclosure schedule that has, or will likely have, a material adverse effect on Capitol.

First Carolina Must Pay Capitol a Termination Fee Under Certain Circumstances (See page 61).

     The merger agreement provides for the payment of a termination fee by First Carolina to Capitol in certain circumstances in an amount equal to $350,000 plus expenses incurred by Capitol in connection with the merger. Generally, First Carolina would have to pay the termination fee if Capitol terminates the merger agreement as a result of First Carolina accepting or recommending a First Carolina acquisition proposal with a person other than Capitol or CBC Bank subject to certain conditions. First Carolina would also have to pay the termination fee if the First Carolina shareholders fail to approve the merger or if Capitol terminates the merger agreement for certain reasons. First Carolina agreed to this termination fee arrangement in order to induce Capitol to enter into the merger agreement. This arrangement could have the effect of discouraging other companies from trying to acquire First Carolina.

Effect of Merger on Rights of First Carolina Shareholders (See pages 67-71).

     The rights of First Carolina shareholders are governed by North Carolina law, as well as First Carolina’s Articles of Incorporation and Bylaws. After completion of the merger, however, the rights of the former First Carolina shareholders receiving Capitol common stock in the merger will be governed by Michigan law, as well as Capitol’s Articles of Incorporation and Bylaws. Although Michigan law and Capitol’s Articles of Incorporation and Bylaws are similar in many ways to North Carolina law and First Carolina’s Articles of Incorporation and Bylaws, there are some substantive and procedural differences that will affect the rights of former First Carolina shareholders.

Share Information and Market Prices (See page 14).

     Capitol common stock is traded on the New York Stock Exchange under the symbol “CBC.” There is no established public trading market for First Carolina common stock.

     The following table shows the closing price per share of Capitol common stock and the equivalent per share price for First Carolina common stock assuming a shareholder receives only Capitol common stock in exchange for his or her First Carolina common stock and giving effect to the merger on (1) December 1, 2003, which is the last business day preceding the public announcement of the proposed merger; and (2) February 9, 2004, which is the last practicable trading day before the printing of this proxy statement/prospectus. The equivalent per share price of First Carolina common stock was computed by multiplying the price of Capitol common stock by the exchange ratio that would be used if the average of the high and low prices of Capitol common stock during the measurement period used to calculate the exchange ratio were equal to the closing price of Capitol common stock on the date indicated.

		Equivalent
	Capitol	Price
	Common	Per Share of
Date	Stock	First Carolina Stock

December 1, 2003	$29.20	$14.32 (1)
February 9, 2004	$28.98	$14.00 (2)

(1)	The equivalent price per share of First Carolina stock is based on an exchange ratio of .4907438. Such exchange ratio has been computed solely for purposes of illustration and is based on the daily average high and low prices of Capitol common stock for the 30 day trading period ended December 31, 2003.

(2)	The equivalent price per share of First Carolina stock is based on an exchange ratio of .483120 as described in Note 1 above; however, it is based on the daily average high and low trading prices of Capitol common stock for the 30 day trading period ended February 6, 2004.

     The market prices of Capitol common stock will fluctuate prior to the merger. You should obtain current market quotations for Capitol common stock.

RISK FACTORS

     In addition to the other information included in this proxy statement/prospectus (including the matters addressed in “Forward-Looking Statements”), you should carefully consider the matters described below in determining whether to approve the merger agreement.

You May Receive a Form of Consideration Different From What You Elect.

     The consideration to be received by First Carolina shareholders in the merger is subject to the requirement that 50% of the shares of First Carolina common stock be exchanged for Capitol common stock and 50% be exchanged for cash. The merger agreement contains proration and allocation methods to achieve this desired result. If you elect all cash and the available cash is oversubscribed, then you will receive a portion of the merger consideration in Capitol common stock. If you elect all stock and the available stock is oversubscribed, then you will receive a portion of the merger consideration in cash. The type of consideration you receive may also be affected by the requirement that the aggregate value of the stock portion of the merger consideration be equal to at least 45% of the aggregate merger consideration.

Because the Market Price of Capitol Common Stock May Fluctuate, You Cannot Be Sure of the Market Value of the Capitol Common Stock that You May Receive in the Merger.

     Upon the closing of the merger, each of your shares of First Carolina common stock will automatically be converted into the right to receive either shares of Capitol common stock or $14.00 in cash. The number and value of shares of Capitol common stock to be exchanged for each share of First Carolina common stock will be based on the average of the high and low prices of Capitol common stock over a thirty day trading period immediately preceding the closing of the merger. Changes in the price of Capitol common stock from the date of the merger agreement and from the date of this proxy statement/prospectus may affect the market value of Capitol common stock that you will receive on the date of the merger. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in Capitol’s businesses, operations and prospects and regulatory considerations. Many of these factors are beyond Capitol’s control.

The Price of Capitol Common Stock Might Decrease After the Merger.

     Following the merger, many holders of First Carolina common stock will become shareholders of Capitol. Capitol common stock could decline in value after the merger. For example, during the twelve-month period ending on December 31, 2003, the closing price of Capitol common stock varied from a low of $19.12 to a high of $30.00 and ended that period at $28.40. The market value of Capitol common stock fluctuates based upon general market economic conditions, Capitol’s business and prospects and other factors.

Directors and Officers of First Carolina Have Potential Conflicts of Interest in the Merger.

     You should be aware that the directors and officers of First Carolina have interests in the merger that are different from, or in addition to, the interests of First Carolina shareholders generally.

The Opinion Obtained by First Carolina From its Financial Advisor Will Not Reflect Changes in Circumstances Prior to the Merger.

     On December 1, 2003, and as updated on the date of this proxy statement/prospectus, The Carson Medlin Company delivered to the First Carolina board its opinion as to the fairness from a financial point of view to the shareholders of First Carolina, as of that date, of the aggregate merger consideration to be received by them under the merger agreement. This opinion did not reflect changes that may occur or may have occurred after the date of this proxy statement/prospectus, to the operations and prospects of Capitol or First Carolina, general market and economic conditions and other factors. Moreover, First Carolina does not intend to request an updated opinion from The Carson Medlin Company. As a result of the foregoing, First Carolina shareholders should be aware that the opinion of The Carson Medlin Company does not address the fairness of the aggregate merger consideration at any time other than as of the date of this proxy statement/prospectus.

Capitol May Experience Difficulties in Managing its Growth and in Effectively Integrating First Carolina.

     There can be no assurances that Capitol will be able to adequately and profitably manage its growth, and effectively integrate the operations of First Carolina. Acquiring First Carolina will involve risks commonly associated with acquisitions, including:

•	potential exposure to liabilities of First Carolina;

•	difficulty and expense of integrating the operations and personnel of First Carolina;

•	potential disruption to the business of First Carolina;

•	potential disruption to the business of Capitol; and

•	impairment of relationships with, and the possible loss of, key employees and customers of First Carolina.

If Capitol is Unable to Manage its Growth, its Ability to Provide Quality Services to Customers Could Be Impaired and Cause its Customer and Employee Relations to Suffer.

     Capitol has rapidly and significantly expanded its operations and anticipates that further expansion will be required to realize its growth strategy. Capitol’s rapid growth has placed significant demands on its management and other resources which, given its expected future growth rate, are likely to continue. To manage future growth, Capitol will need to attract, hire and retain highly skilled and motivated officers and employees and improve existing systems and/or implement new systems for:

•	transaction processing;

•	operational and financial management; and

•	training, integrating and managing Capitol’s growing employee base.

Capitol And Its Banks Operate in an Environment Highly Regulated by State And Federal Government; Changes in Federal And State Banking Laws And Regulations Could Have a Negative Impact on Capitol’s Business.

     As a bank holding company, Capitol is regulated primarily by the Federal Reserve Board. Capitol’s current bank affiliates are regulated primarily by the state banking regulators and the FDIC and, in the case of one national bank, the Office of the Comptroller of the Currency (OCC).

     Federal and the various state laws and regulations govern numerous aspects of the banks’ operations, including:

•	adequate capital and financial condition;

•	permissible types and amounts of extensions of credit and investments;

•	permissible nonbanking activities; and

•	restrictions on dividend payments.

The Banks’ Allowances For Loan Losses May Prove Inadequate to Absorb Actual Loan Losses, Which May Adversely Impact Net Income or Increase Operating Losses.

     Capitol believes that its consolidated allowance for loan losses is maintained at a level adequate to absorb any inherent losses in the loan portfolios at the balance sheet date. Management’s estimates are used to determine the allowance and are based on historical loan loss experience, specific problem loans, value of underlying collateral and other relevant factors. These estimates are subjective and their accuracy depends on the outcome of future events. Actual losses may differ from current estimates. Depending on changes in economic, operating and other conditions, including changes in interest rates, that are generally beyond Capitol’s control, actual loan losses could increase significantly. As a result, such losses could exceed current allowance estimates. No assurance can be provided that the allowance will be sufficient to cover actual future loan losses should such losses be realized.

     Loan loss experience, which is helpful in estimating the requirements for the allowance for loan losses at any given balance sheet date, has been minimal at many of Capitol’s banks. Because many of Capitol’s banks are young, they do not have seasoned loan portfolios, and it is likely that the ratio of the allowance for loan losses to total loans may need to be increased in future periods as the loan portfolios become more mature and loss experience evolves. If it becomes necessary to increase the ratio of the allowance for loan losses to total loans, such increases would be accomplished through higher provisions for loan losses, which may adversely impact net income or increase operating losses.

     In addition, bank regulatory agencies, as an integral part of their supervisory functions, periodically review the adequacy of the allowance for loan losses. Regulatory agencies may require Capitol or its banks to increase their provision for loan losses or to recognize further loan charge-offs based upon judgments different from those of management. Any increase in the allowance required by regulatory agencies could have a negative impact on Capitol’s operating results.

Capitol’s Commercial Loan Concentration to Small Businesses Increases the Risk of Defaults by Borrowers and Substantial Credit Losses Could Result, Causing Shareholders to Lose Their Investment in Capitol’s Common Stock.

     Capitol’s banks make various types of loans, including commercial, consumer, residential mortgage and construction loans. Capitol’s strategy emphasizes lending to small businesses and other commercial enterprises. Loans to small and medium-sized businesses are generally riskier than single-family mortgage loans. Typically, the success of a small or medium-sized business depends on the management talents and efforts of one or two persons or a small group of persons, and the death, disability or resignation of one or more of these persons could have a material adverse impact on the business. In addition, small and medium-sized businesses frequently have smaller market shares than their competition, may be more vulnerable to economic downturns, often need substantial additional capital to expand or compete and may experience substantial variations in operating results, any of which may impair a borrower’s ability to repay a loan. Substantial credit losses could result, causing shareholders to lose their entire investment in Capitol’s common stock.

Existing Subsidiaries Of Capitol May Need Additional Funds To Aid In Their Growth Or To Meet Other Anticipated Needs Which Could Reduce Capitol’s Funds Available For New Bank Development Or Other Corporate Purposes.

     Future growth of existing banks may require additional capital infusions or other investment by Capitol to maintain compliance with regulatory capital requirements or to meet growth opportunities. Such capital infusions could reduce funds available for development of new banks, or other corporate purposes.

Capitol has Debt Securities Outstanding Which May Prohibit Future Cash Dividends on Capitol’s Common Stock or Otherwise Adversely Affect Regulatory Capital Compliance.

     Capitol has a credit facility with an unaffiliated bank under which borrowings of up to $25 million are permitted, subject to certain conditions. Capitol is reliant upon its bank subsidiaries’ earnings and dividends to service this debt obligation which may be inadequate to service the obligations. In the event of violation of the covenants relating to the credit facility, or due to failure to make timely payments of interest and debt principal, the lender may terminate the credit facility. In addition, upon such occurrences, dividends on Capitol’s common stock may be prohibited or Capitol may be otherwise unable to make future dividends payments or obtain replacement credit facilities.

     Capitol also has several series of trust-preferred securities outstanding, totaling about $90 million, which are treated as capital for regulatory ratio compliance purposes. Although these securities are viewed as capital for regulatory purposes, they are debt securities which have numerous covenants and other provisions which, in the event of noncompliance, could have an adverse effect on Capitol. For example, these securities permit Capitol to defer the periodic payment of interest for various periods, however, if such payments are deferred, Capitol is prohibited from paying cash dividends on its common stock during deferral periods and until deferred interest is paid. Future payment of interest is dependent upon Capitol’s bank subsidiaries’ earnings and dividends which may be inadequate to service the obligations. Continued classification of these securities as elements of capital for regulatory purposes is subject to future changes in regulatory rules and regulations and the actions of regulatory agencies, all of which is beyond the control or influence of Capitol.

Possible Volatility of Stock Price.

     The market price of Capitol’s common stock may fluctuate in response to numerous factors, including variations in the annual or quarterly financial results of Capitol, or its competitors; changes by financial research analysts in their estimates of the earnings of Capitol or its competitors or the failure of Capitol or its competitors to meet such estimates; conditions in the economy in general or the banking industry in particular; or unfavorable publicity affecting Capitol, its banks, or the industry. In addition, equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market price for many companies’ securities which have been unrelated to the operating performance of those companies. Any fluctuation may adversely affect the prevailing market price of Capitol’s common stock.

Capitol’s Bank Subsidiaries Have Decentralized Management Which Could Have a Negative Impact on the Rate of Growth and Profitability of Capitol and Its Bank Subsidiaries.

     Capitol’s bank subsidiaries have independent boards of directors and management teams. This decentralized structure gives the banks control over the day-to-day management of the institution including the selection of management teams, the pricing of loans and deposits, marketing decisions and the strategy in handling problem loans. This decentralized structure may impact Capitol’s ability to uniformly implement holding company strategy at the bank level. It may slow Capitol’s ability to react to changes in strategic direction due to outside factors such as rate changes and changing economic conditions. The structure may cause additional management time to be spent on internal issues and could negatively impact the growth and profitability of the banks individually and the holding company.

Capitol Could Enter into Additional Merger or De Novo Transactions That Could Have a Negative Impact.

     If Capitol enters into additional merger agreements or initiates the development of additional de novo banks there can be no assurance that Capitol will be able to effectively integrate and or develop the future affiliates. The potential transactions could have a negative impact on both the earnings and stock price of Capitol.

RECENT DEVELOPMENTS

     On October 14, 2003, Capitol announced the opening of its 30th bank affiliate, Bank of Escondido, located in San Diego County, California.

     On October 16, 2003, Capitol completed a capital-raising initiative through participation in a privately-placed trust-preferred securities offering, in the amount of $10 million. Net proceeds from the offering will be used for additional bank development and other corporate purposes.

     On October 21, 2003, Capitol announced its 45th consecutive quarterly dividend and a 25% increase from $0.12 to $0.15 per share for the dividend payable December 1, 2003 to shareholders of record as of November 3, 2003.

     In late November 2003, Capitol completed formation and capitalization of a new affiliated entity, Capitol Development Bancorp Limited I (CDBLI). CDBLI will be engaged in bank development activities with Capitol in both de novo and potential acquisition opportunities, which may be majority-owned or wholly-owned by CDBLI.

     Effective December 17, 2003, Capitol completed a capital-raising initiative through participation in a privately-placed trust-preferred securities offering, in the amount of $20 million. Net proceeds of the offering will be used for additional bank development and other corporate purposes.

     Effective December 31, 2003, Capitol completed share exchange transactions with four of its previously majority-owned subsidiaries (Arrowhead Community Bank, Goshen Community Bank, Sunrise Bank of Albuquerque and Yuma Community Bank). In conjunction with those share exchanges, Capitol issued about 345,000 shares of its previously unissued common stock and those banks became wholly-owned subsidiaries of Capitol.

     On January 14, 2004, Capitol announced that it had entered into a definitive agreement to acquire AEA Bancshares, Inc., a $143 million bank holding company headquartered in Seattle, Washington. The proposed transaction consideration involves a combination of Capitol’s common stock and cash. The transaction is subject to Capitol’s due diligence review of AEA, regulatory approvals, and certain other conditions.

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CAPSULE INFORMATION REGARDING CAPITOL’S UNAUDITED 4TH QUARTER
AND YEAR END 2003 RESULTS

On January 30, 2004, Capitol announced its results of operations for the periods ended December 31, 2003:

(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31		December 31

	2003	2002	2003	2002

	(unaudited)		(unaudited)
Summary of Results of Operations
Interest income	$41,859	$40,176	$164,416	$156,454
Interest expense	11,305	13,019	49,490	55,860

Net interest income	30,554	27,157	114,926	100,594
Provision for loan losses	3,253	3,984	9,861	12,676

Net interest income after provision for loan losses	27,301	23,173	105,065	87,918
Noninterest income	4,900	4,607	20,087	14,982
Noninterest expense	22,563	20,210	88,898	77,546

Income before federal income taxes	9,638	7,570	36,254	25,354
Federal income taxes	3,314	2,321	12,874	8,701

Net income	$6,324	$5,249	$23,380	$16,653

Net income per share:
Basic	$0.47	$0.47	$1.86	$1.64

Diluted	$0.45	$0.45	$1.77	$1.57

	December 31	December 31
	2003	2002

	(unaudited)
Summary of Consolidated Financial Position
Total assets	$2,737,062	$2,409,288
Portfolio loans	2,247,440	1,991,372
Deposits	2,288,664	2,062,072
Stockholders’ equity	218,897	160,037

In announcing this capsule information, management noted earnings growth for the three months and year ended December 31, 2003 in comparison to the corresponding periods of 2002. Asset growth was also reported. These increases were attributed to the ongoing growth of Capitol’s affiliated banks.

As of December 31, 2003, nonperforming loans decreased 15% to 1.2% of portfolio loans. Nonperforming loans at year-end 2003 are in various stages of resolution which management believes to be adequately collateralized or otherwise appropriately considered in its determination of the adequacy of the allowance for loan losses.

As of February 10, 2004, Capitol’s audited consolidated financial statements as of and for the year ended December 31, 2003 were not available.

On February 2, 2004 Capitol announced a quarterly dividend of $.15 payable on March 1, 2004 to shareholders of record on February 12, 2004.

     CAPSULE INFORMATION REGARDING FIRST CAROLINA’S UNAUDITED 4TH QUARTER
AND YEAR END 2003 RESULTS

In January 2004, First Carolina reported its results of operations for the periods ended December 31, 2003:

(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31		December 31

	2003	2002	2003	2002

	(unaudited)		(unaudited)
Summary of Results of Operations
Interest income	$738	$631	$2,783	$2,160
Interest expense	244	257	1,005	933

Net interest income	494	374	1,778	1,227
Provision for loan losses	33	42	138	284

Net interest income after provision for loan losses	461	332	1,640	943
Noninterest income	41	64	228	195
Noninterest expense	459	368	1,592	1,385

Income (loss) before federal income taxes	43	28	276	(247)
Federal income taxes	—	—	—	—

Net income (loss)	$43	$28	$276	$(247)

Net income (loss) per share:
Basic	$0.06	$0.04	$0.39	$(0.35)

Diluted	$0.06	$0.04	$0.39	$(0.35)

	December 31	December 31
	2003	2002

	(unaudited)
Summary of Financial Position
Total assets	$62,304	$51,686
Portfolio loans	47,270	38,221
Deposits	54,799	45,211
Stockholders’ equity	6,163	5,921

During the fourth quarter of 2003, First Carolina State Bank announced that its Board had recommended a merger with Capitol Bancorp Limited of Lansing, Michigan. Upon shareholder approval, the merger should be completed by March 31, 2004.

For the year, First Carolina State Bank’s assets increased by $10,618,000 or 21%, its loans rose by $9,049,000 or 24% and its deposits grew by $9,588,000 or 21% over year-end 2002. With the announced merger, First Carolina State Bank incurred merger expenses of $83,000 during the fourth quarter of 2003. Credit quality remained very good and First Carolina State Bank had no loan charge-offs during 2003. First Carolina’s allowance for loan losses is considered adequate at 1.51% of loans at December 31, 2003.

As of February 10, 2004, First Carolina’s audited financial statements as of and for the year ended December 31, 2003 were not available.

DIVIDENDS AND MARKET FOR COMMON STOCK

     Capitol’s common stock is listed on the New York Stock Exchange. Capitol’s common stock was listed on the Nasdaq National Market under the symbol “CBCL” through June 23, 2003. On June 24, 2003, Capitol’s common stock began trading on the New York Stock Exchange under the symbol “CBC”. The following table shows the high and low sale prices per share of common stock as reported on the Nasdaq National Market or New York Stock Exchange, as the case may be, for the periods indicated, and the quarterly cash dividends paid by Capitol during those periods. The table reflects inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. The last reported sale price of Capitol’s common stock was $28.98 on February 9, 2004.

			Cash Dividends
	High	Low	Paid

2002
Quarter ended March 31	$16.820	$13.300	$0.10
Quarter ended June 30	23.860	16.450	0.10
Quarter ended September 30	24.250	15.810	0.12
Quarter ended December 31	23.780	15.130	0.12
2003
Quarter ended March 31	24.250	19.000	0.12
Quarter ended June 30	27.880	20.000	0.12
Quarter ended September 30	28.490	23.100	0.12
Quarter ended December 31	30.100	25.720	0.15
2004

Quarter ending March 31 (through February 9, 2004)	$29.580	$27.990	$—

     As of September 30, 2003, there were 5,915 beneficial holders of Capitol’s common stock based on information supplied by its stock transfer agent and other sources.

     Holders of Capitol common stock are entitled to receive dividends when, as and if declared by Capitol’s board of directors out of funds legally available. Although Capitol has paid dividends on its common stock for the preceding five years, there is no assurance that dividends will be paid in the future. The declaration and payment of dividends on Capitol’s common stock depends upon the earnings and financial condition of Capitol, liquidity and capital requirements, the general economic and regulatory climate, Capitol’s ability to service obligations senior to the common stock and other factors deemed relevant by Capitol’s board of directors. Regulatory authorities impose limitations on the ability of subsidiary banks to pay dividends to Capitol and the ability of Capitol to pay dividends to its shareholders.

     There is no market for First Carolina’s common stock. Any transfers have been made privately and are not reported. First Carolina has never paid a dividend on its common stock.

COMPARATIVE HISTORICAL, PRO FORMA AND PRO FORMA EQUIVALENT
PER SHARE INFORMATION

     The following table, which should be read in conjunction with the unaudited pro forma condensed consolidated balance sheet, pro forma condensed statements of operations and related notes to the pro forma financial statements, which appear elsewhere herein, summarizes per share information:

	As of and for the
	Nine Months Ended	For the Year Ended
	September 30, 2003	December 31, 2002

Capitol common stock:
Net income per share:
Basic:
Historical	$1.38	$1.64
Pro forma consolidated	1.38	1.60
Diluted:
Historical	1.33	1.57
Pro forma consolidated	1.32	1.53
Cash dividends per share:
Historical	0.36	0.44
Pro forma consolidated(1)	0.36	$0.44
Book value per share at September 30, 2003:
Historical	15.05
Pro forma consolidated	$15.22
First Carolina common stock:
Net income (loss) per share:
Basic:
Historical	$0.33	$(0.35)
Pro forma equivalent(2)	0.68	0.79
Diluted:
Historical	0.33	(0.35)
Pro forma equivalent(2)	0.65	0.75
Cash dividends per share:
Historical	—	—
Pro forma equivalent(2)	0.18	$0.22
Book value per share at September 30, 2003:
Historical	8.60
Pro forma equivalent(2)	$7.47

1 —	The Capitol pro forma consolidated dividends per share represent historical dividends per share.

2 —	The First Carolina pro forma equivalent per share amounts are calculated by multiplying Capitol pro forma consolidated per share amounts by an exchange ratio of .4907438. Such exchange ratio has been computed solely for purposes of illustration and is based on the daily average high and low trading prices of Capitol common stock for the 30 day trading period ended December 31, 2003. The actual exchange ratio will be different and, as stated elsewhere herein, will be only applicable to 50% of First Carolina’s outstanding common stock.

SELECTED CONSOLIDATED FINANCIAL DATA OF CAPITOL

     The consolidated financial data below summarizes historical consolidated financial information for the periods indicated and should be read in conjunction with the financial statements and other information included in Capitol’s Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated herein by reference. The consolidated financial data below for the interim periods indicated has been derived from, and should be read in conjunction with, Capitol’s Quarterly Report on Form 10-Q for the period ended September 30, 2003, which is incorporated herein by reference. See “Where You Can Find More Information”. The interim results include all adjustments of a normal recurring nature that are, in the opinion of management, considered necessary for a fair presentation. Interim results for the nine months ended September 30, 2003 are not necessarily indicative of results which may be expected in future periods, including the year ending December 31, 2003. Because of the number of banks added throughout the period of Capitol’s existence, and because of the differing ownership percentage of banks included in the consolidated amounts, historical operating results are of limited relevance in comparing financial performance and predicting Capitol’s future operating results.

     Capitol’s consolidated balance sheets as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the years ended December 31, 2002, 2001 and 2000 are incorporated herein by reference. The selected financial data provided below as of September 30, 2003 and for the nine months ended September 30, 2003 and 2002 have been derived from Capitol’s consolidated financial statements which are incorporated herein by reference. Selected balance sheet data as of September 30, 2002 and December 31, 2000, 1999 and 1998 and results of operations data for the years ended December 31, 1999 and 1998 were derived from consolidated financial statements which are not incorporated in this proxy statement/prospectus.

     Under current accounting rules, generally, entities which are more than 50% owned by another are consolidated or combined for financial reporting purposes. This means that all of the assets and liabilities of its current subsidiaries are included in Capitol’s consolidated balance sheet. Capitol’s consolidated net income, however, only includes its current subsidiaries’ net income or net loss to the extent of its ownership percentage. This means that when a newly formed bank incurs early start-up losses, Capitol will only reflect that loss based on its ownership percentage. Conversely, when banks generate income, Capitol will only reflect that income based on its ownership percentage.

	Capitol Bancorp Limited

	As of and for the
	Nine Months Ended		As of and for the
	September 30		Years Ended December 31

	2003	2002	2002	2001	2000	1999	1998

	(dollars in thousands, except per share data)
Selected Results of Operations Data:
Interest income	$122,557	$116,278	$156,454	$153,797	$132,311	$93,602	$69,668
Interest expense	38,185	42,841	55,860	73,292	65,912	46,237	36,670
Net interest income	84,372	73,437	100,594	80,505	66,399	47,365	32,998
Provision for loan losses	6,608	8,692	12,676	8,167	7,216	4,710	3,523
Net interest income after provision for loan losses	77,764	64,745	87,918	72,338	59,183	42,655	29,475
Noninterest income	15,187	10,375	14,982	9,585	6,137	4,714	3,558
Noninterest expense	65,493	56,762	77,151	64,136	52,846	40,257	26,325
Income before income tax expense, minority interest and cumulative effect of change in accounting principle	27,458	18,358	25,749	17,787	12,474	7,112	6,708
Income tax expense	9,560	6,380	8,701	5,824	4,289	3,213	2,584
Income before minority interest and cumulative effect of change in accounting principle	17,898	11,978	17,048	11,963	8,185	3,899	4,124
Minority interest in net losses (income) of consolidated subsidiaries	(842)	(574)	(395)	(1,245)	(150)	1,707	504
Income before cumulative effect of change in accounting principle	17,056	11,404	16,653	10,718	8,035	5,606	4,628
Cumulative effect of change in accounting principle (1)						(197)
Net income	17,056	11,404	16,653	10,718	8,035	5,409	4,628

	Capitol Bancorp Limited

	As of and for the
	Nine Months Ended		As of and for the
	September 30		Years Ended December 31

	2003	2002	2002	2001	2000	1999	1998

	(dollars and shares in thousands, except per share data)
Per Share Data:
Net income per common share:
Before cumulative effect of change in accounting principle (1):
Basic	$1.38	$1.17	$1.64	$1.38	$1.14	$0.87	$0.74
Diluted	1.33	1.12	1.57	1.35	1.13	0.86	0.72
After cumulative effect of change in accounting principle (1):
Basic	1.38	1.17	1.64	1.38	1.14	0.84	0.74
Diluted	1.33	1.12	1.57	1.35	1.13	0.83	0.72
Cash dividends declared	0.36	0.32	0.44	0.40	0.36	0.36	0.33
Book value	15.05	12.95	13.72	10.24	9.18	8.08	7.77
Dividend payout ratio	26.09%	27.35%	26.83%	28.99%	31.58%	42.86%	44.59%
Weighted average number of common shares outstanding	12,451	9,777	10,139	7,784	7,065	6,455	6,284
Selected Balance Sheet Data:
Total assets	$2,650,690	$2,347,594	$2,409,288	$2,044,006	$1,630,076	$1,305,987	$1,024,444
Investment securities	32,881	45,878	34,139	43,687	68,926	107,145	86,464
Portfolio loans	2,136,860	1,958,820	1,991,372	1,734,589	1,355,798	1,049,204	724,280
Allowance for loan losses	(30,513)	(27,898)	(28,953)	(23,238)	(17,449)	(12,639)	(8,817)
Deposits	2,262,838	2,018,051	2,062,072	1,740,385	1,400,899	1,112,793	890,890
Debt obligations:
Notes payable	83,198	83,168	93,398	89,911	58,150	47,400	23,600
Trust-preferred securities	61,336	51,567	51,583	48,621	24,327	24,291	24,255

Total debt obligations	144,534	134,735	144,981	138,532	82,477	71,691	47,855
Minority interests in consolidated subsidiaries	20,736	34,342	28,016	70,673	62,575	54,593	27,576
Stockholders’ equity	205,458	144,838	160,037	80,172	70,404	54,668	49,292
Performance Ratios: (2)
Return on average equity	12.88%	13.78%	13.33%	15.22%	13.78%	10.66%	10.19%
Return on average assets	0.89%	0.70%	0.75%	0.58%	0.55%	0.47%	0.55%
Net interest margin (fully taxable equivalent)	4.75%	4.79%	4.80%	4.60%	4.80%	4.44%	4.15%
Efficiency ratio (3)	65.78%	67.73%	66.75%	71.19%	72.85%	77.30%	72.01%
Asset Quality:
Non-performing loans (4)	$31,731	$26,301	$22,890	$17,238	$6,757	$4,124	$7,242
Allowance for loan losses to non-performing loans	96.16%	106.07%	126.49%	134.81%	258.24%	306.47%	121.75%
Allowance for loan losses to portfolio loans	1.43%	1.42%	1.45%	1.34%	1.29%	1.20%	1.22%
Non-performing loans to total portfolio loans	1.48%	1.34%	1.15%	0.99%	0.50%	0.39%	1.00%
Net loan losses to average portfolio loans	0.32%	0.29%	0.37%	0.15%	0.20%	0.10%	0.15%
Capital Ratios:
Average equity to average assets	6.93%	5.12%	5.59%	3.78%	3.96%	4.46%	5.36%
Tier 1 risk-based capital ratio	11.48%	10.60%	10.52%	10.54%	11.10%	10.78%	13.42%
Total risk-based capital ratio	12.73%	11.85%	11.77%	11.85%	12.35%	11.62%	14.60%
Leverage ratio	10.21%	9.86%	9.71%	10.23%	10.30%	11.43%	11.58%

(1)	Accounting change relates to new accounting standard which required write-off of previously capitalized start-up costs as of January 1, 1999.

(2)	These ratios are annualized for the periods indicated.

(3)	Efficiency ratio is computed by dividing noninterest expense by the sum of net interest income and noninterest income.

(4)	Nonperforming loans consist of loans on nonaccrual status and loans more than 90 days delinquent.

SELECTED FINANCIAL DATA OF FIRST CAROLINA

     The financial data below summarizes historical financial information for the periods indicated and should be read in conjunction with the financial statements and other information included in First Carolina’s Annual Report for the year ended December 31, 2002, which is attached to this proxy statement/prospectus. The consolidated financial data below for the interim periods indicated has been derived from, and should be read in conjunction with, First Carolina’s Quarterly Report on Form 10-QSB for the period ended September 30, 2003, which is attached to this proxy statement/prospectus. The interim results include all adjustments of a normal recurring nature that are, in the opinion of management, considered necessary for a fair presentation. Interim results for the nine months ended September 30, 2003 are not necessarily indicative of results which may be expected in future periods, including the year ending December 31, 2003. Selected balance sheet data as of September 30, 2002 and December 31, 2000 and results of operations data for the period ended December 31, 2000 were derived from financial statements which are not incorporated in this proxy statement/prospectus.

	First Carolina State Bank

	As of and for the
	Nine Months Ended		As of and for the
	September 30		Years Ended December 31

	2003	2002	2002	2001	2000(1)

	(dollars in thousands, except per share data)
Selected Results of Operations Data:
Interest income	$2,045	$1,529	$2,160	$1,303	$45
Interest expense	761	676	933	762	9
Net interest income	1,284	853	1,227	541	36
Provision for loan losses	105	242	284	280	15
Net interest income after provision for loan losses	1,179	611	943	261	21
Noninterest income	187	131	195	89	2
Noninterest expense	1,133	1,017	1,385	1,337	162
Income (loss) before income tax expense	233	(275)	(247)	(987)	(139)
Income tax expense	—	—	—	—	—
Net income (loss)	233	(275)	(247)	(987)	(139)
Per Share Data:
Net income (loss) per common share:
Basic	0.33	(0.39)	(0.35)	(1.39)	(0.20)
Diluted	0.33	(0.39)	(0.35)	(1.39)	(0.20)
Cash dividends declared	—	—	—	—	—
Book value	8.60	8.28	8.32	8.65	10.02
Weighted average number of common shares outstanding	711,415	711,415	711,415	711,415	711,415
Selected Balance Sheet Data:
Total assets	59,179	48,073	51,686	33,340	10,731
Investment securities	4,089	3,009	2,929	2,553	—
Portfolio loans	46,312	35,294	38,221	19,668	995
Allowance for loan losses	679	532	574	295	15
Deposits	51,608	41,500	45,211	26,304	3,443
Debt obligations	1,292	497	442	737	—
Stockholders’ equity	6,120	5,893	5,921	6,152	7,127
Asset Quality—Non-performing loans (2)	—	—	—	—	—

(1)	Period commencing November 29, 2000 (date of Bank’s commencement of operations).

(2)	Nonperforming loans consist of loans on nonaccrual status and loans more than 90 days delinquent.

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     Unaudited pro forma consolidated financial information follow, adjusted for the proposed First Carolina merger, which will be accounted for under the purchase method of accounting (if consummated), as if it had occurred effective September 30, 2003 (shown on page 22) and at the beginning of 2002 (shown on page 23) and does not give effect to any other acquisition transactions of Capitol. The accompanying notes to the unaudited pro forma consolidated financial statements are an integral part of the unaudited pro forma financial information. The unaudited pro forma results of operations for the period ended September 30, 2003 are not necessarily indicative of results for the year ending December 31, 2003 or any subsequent period thereafter. The unaudited pro forma results of operations do not give effect to any potential cost savings or other synergies that could result from the proposed merger.

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Unaudited Pro Forma Condensed Consolidated Balance Sheet
Capitol Bancorp Ltd. And Subsidiaries
September 30, 2003

(in $1,000s, except share and per-share data)			Pro Forma		Pro Forma
			Adjustments		Amounts
	Historical Amounts, As Reported		Regarding		After
			Proposed		Proposed
	Capitol	First Carolina	Merger		Merger
	Bancorp Ltd.	State Bank	Transaction		Transaction

ASSETS
Cash and cash equivalents	$355,565	$7,723	(5,761)	A	$357,527
Loans held for resale	56,781				56,781
Investment securities	32,881	3,876			36,757
Portfolio loans	2,136,860	46,312			2,183,172
Less allowance for loan losses	(30,513)	(679)			(31,192)

Net portfolio loans	2,106,347	45,633			2,151,980
Premises and equipment, net	24,604	1,541			26,145
Goodwill and other intangibles	30,142		$4,621	B	34,763
Other assets	44,370	406			44,776

TOTAL ASSETS	$2,650,689	$59,179	$(1,140)		$2,708,728

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits	$2,262,838	$51,608			$2,314,446
Debt obligations	144,534	1,292			145,826
Other liabilities	17,123	159			17,283

Total liabilities	2,424,495	53,059	—		2,477,555
Minority interests in consolidated subsidiaries	20,736				20,736
Stockholders’ equity:			(7,265)	C
Common stock and additional paid-in capital	172,008	7,265	4,980	D	176,988
Retained earnings	38,864	(1,140)	1,140	C	38,864
Other, net	(5,414)	(5)	5	C	(5,414)

Total stockholders’ equity	205,458	6,120	(1,140)		210,438

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,650,689	$59,179	$(1,140)		$2,708,728

Number of common shares issued and outstanding	13,656,216		174,561		13,830,777

Book value per Capitol share	$15.05				$15.22

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet:

A—Estimated cash portion of merger consideration.

B—Goodwill arising from proposed merger transaction. Based on current estimates, there are no material identifiable intangible assets regarding the proposed merger transaction. The net carrying values of the First Carolina’s assets and liabilities approximate fair value.

No deposit core intangible asset has been estimated due to the brief period of First Caroliana’s operation.

C—Elimination of prior equity accounts of First Carolina.

D—Estimated portion of merger consideration distributable in Capitol common stock. Amount is based on the average of the daily high and low trading prices for the 30 day trading period ended December 31, 2003. Does not assume exercise of First Carolina’s stock options and warrants.

Unaudited Pro Forma Condensed Consolidated Statements of Operations
Capitol Bancorp Ltd. And Subsidiaries

(in $1,000s, except share and per-share data)

	Nine Months Ended September 30, 2003

	Historical Amounts, As Reported

	Capitol	First Carolina	Pro Forma			Pro Forma
	Bancorp Ltd.	State Bank	Adjustments			Consolidated

Interest income	$122,557	$2,045				$124,602
Interest expense	38,185	761				38,946

Net interest income	84,372	1,284				85,656
Provision for loan losses	6,608	105				6,713

Net interest income after provision for loan losses	77,764	1,179				78,943
Noninterest income	15,187	187				15,374
Noninterest expense	65,493	1,133				66,626

Income before federal income taxes and minority interest	27,459	233				27,692
Federal income taxes	9,560		$82		A	9,642

Income before minority interest	17,899	233	(82)			18,050
Minority interest in net income of consolidated subsidiaries	(842)					(842)

NET INCOME	$17,057	$233	$(82)			$17,209

NET INCOME PER SHARE:
Basic	$1.38					$1.38

Diluted	$1.33					$1.32

Average number of common shares outstanding for purposes of computing basic net income per share—denominator for basic net income per share	12,328,000		174,561	B		12,502,561
Effect of dilutive securities—stock options and warrants	538,000					538,000

Average number of common shares and dilutive securities for purposes of computing diluted net income per share— denominator for diluted net income per share	12,866,000		174,561			13,040,561

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Year Ended December 31, 2002

	Historical Amounts, As Reported

	Capitol	First Carolina	Pro Forma			Pro Forma
	Bancorp Ltd.	State Bank	Adjustments			Consolidated

Interest income	$156,454	$2,160				$158,614
Interest expense	55,860	933				56,793

Net interest income	100,594	1,227				101,821
Provision for loan losses	12,676	284				12,960

Net interest income after provision for loan losses	87,918	943				88,861
Noninterest income	14,982	195				15,177
Noninterest expense	77,151	1,385				78,536

Income before federal income taxes and minority interest	25,749	(247)				25,502
Federal income taxes	8,701		$(86)		A	8,615

Income before minority interest	17,048	(247)	86			16,887
Minority interest in net income of consolidated subsidiaries	(395)					(395)

NET INCOME	$16,653	$(247)	$86			$16,492

NET INCOME PER SHARE:
Basic	$1.64					$1.60

Diluted	$1.57					$1.53

Average number of common shares outstanding for purposes of computing basic net income per share—denominator for basic net income per share	10,139,000		174,561	B		10,313,561
Effect of dilutive securities—stock options and warrants	461,000					461,000

Average number of common shares and dilutive securities for purposes of computing diluted net income per share— denominator for diluted net income per share	10,600,000		174,561			10,774,561

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations:

A—Amount represents recognition of federal income tax expense or benefit, as the case might have been, if First Carolina had been part of Capitol.

B—Assumes issuance of 174,561 shares of Capitol common stock in the proposed merger. Does not assume exercise of First Carolina’s stock options and warrants. If the merger is approved the actual number of shares to be issued will be different.

CAPITALIZATION

     The table presented below shows Capitol’s actual total capitalization as of September 30, 2003 and the proposed merger with First Carolina as described in this proxy statement/prospectus (as described below).

	As of September 30, 2003

	(dollars in thousands, except per share data)
		As Adjusted for the
		Proposed First
		Carolina
	Actual(4)	Merger(5)

Debt obligations:
Notes payable	$83,198	$83,198
Trust-preferred securities	61,336	61,336

Total debt obligations	$144,534	$144,534

Minority interests in consolidated subsidiaries	$20,736	$20,736
Stockholders’ equity(1):
Common stock, no par value; 25,000,000 shares authorized; issued, and outstanding:
Actual - 13,656,216 shares	172,008
As adjusted for the proposed First Carolina merger – 13,830,777 shares(5)		176,988
Retained earnings	38,864	38,864
Market value adjustment for available-for-sale securities (net of tax effect)	(67)	(67)
Less unvested restricted common stock and unallocated ESOP shares	(5,347)	(5,347)

Total stockholders’ equity	$205,458	$210,438

Book value per share of common stock	$15.05	$15.22

Total capitalization(2)	$226,194	$231,174

Total capital funds(3)	$287,530	$292,510

Capital ratios:
Stockholders’ equity to total assets	7.75%	7.77%
Total capitalization to total assets	8.53%	8.53%
Total capital funds to total assets	10.85%	10.80%

(1)	Does not include approximately 2.2 million shares of common stock issuable upon exercise of stock options.

(2)	Total capitalization includes stockholders’ equity and minority interests in consolidated subsidiaries.

(3)	Total capital funds include stockholders’ equity, minority interests in consolidated subsidiaries and trust-preferred securities.

(4)	Excludes Capitol’s transactions during the fourth quarter of 2003 during which it participated in two pooled trust-preferred securities offerings approximating $30 million and completed four share exchange transactions with certain of its previously majority-owned banks, issuing approximately 345,000 shares of previously unissued Capitol common stock. See “Recent Developments”.

(5)	Assumes issuance of 174,561 shares of Capitol common stock upon completion of the proposed First Carolina merger. Does not assume exercise of First Carolina’s stock options and warrants. See “Unaudited Pro Forma Consolidated Financial Information.”

DESCRIPTION OF CAPITOL BANCORP LTD.

     Capitol is a community bank development company with approximately $2.7 billion in total assets, with 30 individual bank charters operating in eight states. Capitol identifies opportunities for the development of new community banks, raises capital and mentors a community bank through its formative stages. Each community bank has full local decision-making authority and is managed by an on-site president under the direction of a local board of directors composed of business leaders from the bank’s community. Capitol Bancorp Limited was founded in 1988 and has headquarters in Lansing, Michigan and Phoenix, Arizona.

     Capitol’s operations include the following banks and loan production offices (LPO):

Great Lakes Region:
Indiana:
Elkhart Community Bank	Elkhart
Goshen Community Bank	Goshen

Michigan:
Ann Arbor Commerce Bank	Ann Arbor
Brighton Commerce Bank	Brighton
Capitol National Bank	Lansing
Detroit Commerce Bank	Detroit
Grand Haven Bank	Grand Haven
Kent Commerce Bank	Grand Rapids
Macomb Community Bank	Clinton Township
Muskegon Commerce Bank	Muskegon
Oakland Commerce Bank	Farmington Hills
Paragon Bank & Trust	Holland
Portage Commerce Bank	Portage

Southwest Region:

Arizona:
Arrowhead Community Bank	Glendale
Bank of Tucson	Tucson
Camelback Community Bank	Phoenix
East Valley Community Bank	Chandler
Mesa Bank	Mesa
Southern Arizona Community Bank	Tucson
Sunrise Bank of Arizona	Phoenix
Valley First Community Bank	Scottsdale
Yuma Community Bank	Yuma

Nevada:
Bank of Las Vegas	Las Vegas
Black Mountain Community Bank	Henderson
Desert Community Bank	Las Vegas
Red Rock Community Bank	Las Vegas

New Mexico:
Sunrise Bank of Albuquerque	Albuquerque

Texas:
Sunrise Bank - Dallas LPO	Dallas
Sunrise Bank - Houston LPO	Houston

California Region:

Bank of Escondido	Escondido
Napa Community Bank	Napa
Sunrise Bank of San Diego	San Diego
Sunrise Bank - Orange County LPO	Irvine

Southeast Region:

Georgia:
Sunrise Bank - Atlanta LPO	Atlanta

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DESCRIPTION OF FIRST CAROLINA STATE BANK

General

     Business. First Carolina is a banking corporation that was organized under North Carolina law during November 2000. Its deposits are insured by the FDIC’s Bank Insurance Fund. First Carolina is headquartered in Rocky Mount, North Carolina, and is engaged in a general community-oriented commercial and consumer banking business.

     On December 31, 2003, First Carolina had total assets of approximately $62.3 million, total gross loans of approximately $47.3 million, total deposits of approximately $54.8 million, and total shareholders’ equity of approximately $6.2 million. First Carolina’s headquarters is located at 137 North Winstead Avenue, Rocky Mount, North Carolina 27804, and its telephone number at that address is (252) 937-2152.

     Banking Offices. First Carolina has one full service banking office in the town of Rocky Mount and a loan production office in Tarboro, North Carolina.

     Services. First Carolina operations are primarily retail oriented and directed toward individuals and small- and medium-sized businesses located in its banking markets. The majority of its customers are residents of or do business in its banking markets, but it also makes loans to and has deposit relationships with individuals and business customers in areas outside its immediate banking market. First Carolina also solicits deposits on the Internet through its own website (www.firstcarolinastatebank.com). It provides most traditional commercial, consumer and mortgage banking services, but its principal activities are the taking of demand and time deposits and the making of consumer, commercial and mortgage loans. Its primary source of revenue is interest income derived from its lending activities.

     Banking Market. First Carolina’s current primary banking market consists of the towns of Rocky Mount, and Tarboro, North Carolina and surrounding areas of Nash and Edgecombe counties.

     Competition. First Carolina competes for deposits in its banking market with other commercial banks, savings banks and other thrift institutions, credit unions, agencies issuing United States government securities and all other organizations and institutions engaged in money market transactions. In its lending activities, First Carolina competes with all other financial institutions and with consumer finance companies, mortgage companies and other lenders. Commercial banking in First Carolina’s banking market and in North Carolina as a whole is extremely competitive. North Carolina is the home of two of the largest commercial banks in the United States, each of which has branches located in First Carolina’s banking market; and numerous other commercial banks, thrift institutions and credit unions also have offices in its banking market.

     Employees. On February 6, 2004, First Carolina employed 13 full-time employees (including its executive officers). It is not a party to any collective bargaining agreement with its employees, and it considers its relations with its employees to be good.

     Legal Proceedings. From time to time First Carolina may become involved in legal proceedings occurring in the ordinary course of business. However, subject to the uncertainties inherent in any litigation, there currently are no pending or threatened proceedings that management of First Carolina believes are likely to result in a material adverse change in First Carolina’s financial condition or operations.

     Properties. First Carolina owns the real property housing its headquarters in Rocky Mount, North Carolina, and it leases the facilities housing its Tarboro loan production office. As of December 31, 2003, First Carolina’s investment in premises and banking equipment (cost less accumulated depreciation) was approximately $1.5 million.

First Carolina Financial Statements

     The audited financial statements of First Carolina are included in First Carolina’s Annual Report for Fiscal Year ending December 31, 2002 and the unaudited financial statements of First Carolina for the nine months ended September 30, 2003 and 2002 are included in First Carolina’s Quarterly Report on Form 10-QSB, both of which are included in Annex D to this proxy statement/prospectus.

Executive Officers and Directors of First Carolina

     The directors of First Carolina are as follows:

			Present Principal Occupation,
Director		Director	Business Experience, and
Name	Age	Since	Certain Other Information

Bryant T. Aldridge, Sr.	69	2000	Retired; previously President, Nash Health Care Systems, 1961-1998, Rocky Mount, NC

Richard C. Anderson	39	2000	Owner, Anderson-Talbert Peanut Co., Inc.; Owner, Anderson Farms; Co-owner, Creekside Farms, Inc.; Co-Owner, Pollyridge Farms, Inc., Tarboro, NC

Peggy M. Braswell	71	2000	Retired, Braswell Milling Company; Active in civic and professional activities in Nash County, Nashville, NC

Richard C. Davenport	45	2000	President, Calvin Davenport, Inc., 1977-Present (Residential and commercial contractor)

James R. “Jim” Dickens, Sr.	73	2000	President, Jim Dickens Business Forms, Inc. 1981-Present, Rocky Mount, NC

W. H. “Red” Kimball	77	2000	Senior Marketing Consultant, Bunn-Brantley Enterprises, 2002-Present; Private Investor; Consultant, Kenan Transport Co., 1991-2001; Retired; Vice-President - Sales, Kenan Transport Co., 1961-1991

Thomas H. Matthews	76	2000	Retired North Carolina District Court Judge; former member of N.C. General Assembly

Melvin M. Mitchell	51	2000	President, Melvin M. Mitchell Agency, Inc., Exclusive Agency, Allstate Insurance Company, 1974-Present, Rocky Mount, NC

David A. Parker	58	2000	President and Chief Executive Officer, First Carolina State Bank; previously, Senior Vice-President, Triangle Bank, 1996-1999; Senior Vice President, RBC Centura Bank, 1990-1996; Senior Vice-President, Planters National Bank, 1972-1990, Rocky Mount, NC

James E. “Jimmy” Rabil	62	2000	President, Chambliss & Rabil Contractors, Inc., 1976-Present

William S. Rowe	59	2000	President, Rowe Management & Investment, Inc., 1977-Present; President, Bill Rowe Olds-Nissan, Inc., 1982-Present; President, Rocky Mount Rental & Leasing, 1986-Present, Rocky Mount, NC

Charles David Smith	57	2000	President, First Carolina Communications, Inc., 1983-Present, Rocky Mount, NC

			Present Principal Occupation,
Director		Director	Business Experience, and
Name	Age	Since	Certain Other Information

Dr. Randall C. Stewart	54	2000	President, Carolina Physical Therapy Contractors, Inc., 1998-Present; Chief Operating Officer, ProActive Therapy, Inc., 1995-1998; President, Nash Edgecombe Physical Therapy Associates, Inc./Carolina Physical Therapy Associates, Inc., 1974-1995

Dr. Hank Strickland, Jr.	56	2000	President, H.H. Strickland, Jr., D.D.S., M.S., P.A., 1976-Present

Dr. Stuart K. Todd	55	2000	Surgeon, Boice Willis Clinic, Member since 1979

I.T. “Tim” Valentine, Jr.	77	2000	Attorney-at-Law (retired); former member, N.C. General Assembly; former member, U.S. House of Representatives

Dr. Susan A. Watson	49	2000	Ophthalmologist, President, Watson Eye Associates, P.A., 1988-Present, Rocky Mount, NC

John A. Williams	49	2000	Owner, Backwater Associates (Investments), Rocky Mount, NC

Thomas L. Young	72	2000	Attorney-at-Law, of Counsel, Battle, Winslow, Scott & Wiley, P.A., 1995-Present, Rocky Mount, NC

Robert J. Zalzneck	57	2000	Certified Public Accountant.

     The executive officers of First Carolina are as follows:

Name	Age	Position	Business Experience

David A. Parker	58	President and Chief Executive Officer	Senior Vice-President, Triangle Bank, 1996-1999; Senior Vice-President, RBC Centura Bank, 1990-1996; Senior Vice-President, Planters National Bank, 1972-1990

Gail H. Cheshire	55	Chief Financial Officer	Certified Public Accountant, Rocky Mount, NC

Ted E. Whitehurst	37	Executive Vice President and Chief Lending Officer	Commercial Loan Officer, RBC Centura Bank, Tarboro, NC; Marketing Executive and Senior Vice-President of Triangle Bank, Tarboro, NC; Vice-President and City Executive of United Federal Savings Bank, Tarboro, NC

Audit Committee

     The audit committee reviews with management and the independent auditors the systems of internal control, reviews the annual financial statements, including the Form 10-KSB, reviews the quarterly Form 10-QSBs and monitors First Carolina’s adherence in accounting and financial reporting to generally accepted accounting principles. The audit committee currently consists of Mr. Strickland, Mr. Aldridge, Ms. Braswell, Mr. Rowe, Dr. Watson and Mr. Zalzneck.

     All of the members of the audit committee are independent as determined by First Carolina’s board of directors and as defined in Nasdaq’s listing standards and rules and regulations of the SEC. The audit committee meets on an as needed basis and met two(2) times in fiscal 2003. The First Carolina board of directors adopted an audit committee charter which was attached as Annex A to First Carolina’s proxy statement for the 2003 Annual Meeting of Shareholders.

     The First Carolina board of directors has determined that Mr. Robert J. Zalzneck, a member of the audit committee, meets the requirements recently adopted by the Securities and Exchange Commission for qualification as an audit committee financial expert. An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity or accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

     The identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than those that are imposed on such person as a member of the audit committee and the First Carolina board of directors in the absence of such identification. Moreover, the identification of a person as an audit committee financial expert for purposes of the regulations of the Securities and Exchange Commission does not affect the duties, obligations or liability of any other member of the audit committee or the First Carolina board of directors. Finally, a person who is determined to be an audit committee financial expert will not be deemed an “expert” for purposes of Section 11 of the Securities Act of 1933.

Summary Compensation Table

     The following table shows cash and certain other compensation paid to, received or deferred by David A. Parker and Ted E. Whitehurst for services in all capacities during the years indicated. No other current executive officers of First Carolina received compensation for 2003 that exceeded $100,000.

Summary Compensation Table

					Long Term
	Annual Compensation				Compensation

Name and					Securities
Principal				Other Annual	Underlying	All Other
Position	Year	Salary	Bonus	Compensation (1)	Options	Compensation (1)

David A. Parker, President and	2003	$144,000	$16,500	$-0-	-0-	$6,043
Chief Executive Officer	2002	$125,000	$10,000	$-0-	-0-	$5,082
	2001	$115,500	$-0-	$-0-	29,152	$4,761

Ted E. Whitehurst,	2003	$97,200	$15,000	$-0-	1,500	$3,523
Executive Vice President and	2002	$88,000	$9,000	$-0-	3,500	$3,046
Chief Lending Officer	2001	$75,417	$-0-	$-0-	7,000	$2,371

(1) Includes taxable benefit on group term insurance and 401(k) matching contributions.

Option Grants in Last Fiscal Year

     The shareholders approved the First Carolina State Bank 2001 Incentive Stock Option Plan (the “ISO Plan”) at the 2001 Annual Meeting of Shareholders pursuant to which options on 70,000 shares of First Carolina’s Common Stock are available for issuance to employees of First Carolina. The following table contains information concerning the stock option grants made to each of the named officers for the fiscal year ended December 31, 2003. No stock appreciation rights were granted during such year.

Individual Grants

% of Total
	Number of	Options
	Securities	Granted to	Exercise
	Underlying Options	Employees	Price	Expiration
Name	Granted(#)(1)	in 2003(%)(2)	Per Share ($/Sh.)	Date

Ted E. Whitehurst	1,500	60%	$11.00	01/01/13

(1)	The option granted to Mr. Whitehurst was made pursuant to the terms and conditions of the ISO Plan.

(2)	Based on an aggregate of 2,500 options granted in the fiscal year.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table sets forth information regarding option exercises during the year ended December 31, 2003 and option values as of December 31, 2003.

			Number of Securities	Value of Unexercised In-
			Underlying Unexercised	the-Money
	Shares		Options at December 31,	Options at December 31,
	Acquired		2003	2003(1)
	on	Value
Name	Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

David A. Parker	- 0 -	- 0 -	20,985 / 8,167	$62,955 / $24,501
Ted E. Whitehurst	- 0 -	- 0 -	5,834 / 6,166	$17,502 / $18,498

(1) There is no market for First Carolina’s common stock. For purposes of this table, the option value is based on the difference between the First Carolina value as proposed in the transaction with Capitol ($14.00) and the exercise price of the stock option ($11.00).

Compensation of Directors

     Members of First Carolina’s board of directors did not receive any cash consideration in 2003 for service on the board or its committees. The directors are eligible to receive stock options under the First Carolina State Bank 2001 Nonstatutory Stock Option Plan. No options were granted to directors in 2003.

Employment Contracts and Termination of Employment, and Change-in-Control Agreements.

     First Carolina has entered into employment agreements (the “Employment Agreements”) with David A. Parker, President and Chief Executive Officer and Ted E. Whitehurst, Executive Vice President and Chief Lending Officer, (collectively, the “Officers”) to establish their duties and compensation and to provide for their continued employment with First Carolina. The Employment Agreement with Mr. Parker provides for his term of employment until December 31, 2004. The Employment Agreement with Mr. Whitehurst is for an initial term of one (1) year with automatic one-year extensions of the initial term unless written notice of intent to terminate such agreement is received not less than thirty (30) days before the anniversary of the agreement. The Employment Agreements provide for a base salary which is reviewed by the board annually, with minimum annual increases of 6%, in the event of a “change of control” of First Carolina. In addition, the Employment Agreements provide for customary benefits to the officer commensurate with his position. Those benefits include:

(i)	participation in all employee benefit plans;

(ii)	discretionary bonuses as determined by the board of directors;

(iii)	termination for “cause”; and

(iv)	payment of 2.99 times the Officer’s base amount of compensation and most recent annual bonus upon certain adverse events occurring within twenty-four (24) months (in the case of Mr. Parker) and twelve (12) months (in the case of Mr. Whitehurst) following a “change in control” of First Carolina.

     A “change in control” of First Carolina can be effected by a merger of First Carolina or sale of all of its assets; a party acquiring 25% or more of the voting power of First Carolina’s outstanding securities; or the ability of any person or group to elect or control the election of a majority of the directors of First Carolina.

     The Employment Agreements also contain customary non-compete provisions should the Officer leave the employ of First Carolina under certain circumstances.

     First Carolina has also entered into a change in control agreement with Gail H. Cheshire, Chief Financial Officer of First Carolina (the “Change in Control Agreement”). The Change in Control Agreement provides that in the event of a “termination event” following a change in control of First Carolina, Ms. Cheshire will be able to terminate the agreement and receive, among other things, 200% of the average annual salary paid to her over the previous twelve (12) month period.

Securities Ownership of Certain Beneficial Owners and Management of First Carolina

     Shareholders of record of First Carolina common stock as of the close of business on February 13, 2004, are entitled to one vote for each share then held. As of that date, First Carolina had 711,415 shares of its common stock outstanding, which were held by 625 holders of record.

     Major Shareholders. As of the record date, February 13, 2004, no shareholder known to First Carolina owned more than 5% of the issued and outstanding shares of First Carolina common stock.

     Directors and Executive Officers. The following table sets forth certain information concerning the number of shares of First Carolina common stock held as of February 13, 2004, by each of First Carolina’s directors, each of the named executive officers of First Carolina, and all of First Carolina’s directors and executive officers as a group. Information with respect to shares held in certain First Carolina benefit plans incorporated in the following table is based on the most recent information available for those plans, as indicated in the footnotes to the table.

	Amount and Nature of
	Beneficial Ownership of First Carolina Common Stock(1)(2)

	Sole	Shared
	Voting or	Voting or	Total	Percent
Name and Address of Beneficial	Dispositive	Dispositive	Beneficial	Of
Owner	Power(3)	Power(3)	Ownership(4)	Class

Bryant T. Aldridge, Sr.	9,091	0	13,181	1.84%
Rocky Mount, NC
Peggy M. Braswell	13,700	0	19,154	2.67%
Nashville, NC
Richard C. Davenport	10,400	0	15,071	2.10%
Rocky Mount, NC
James R. “Jim” Dickens, Sr.	11,172	0	16,302	2.28%
Rocky Mount, NC
W.H. “Red” Kimball	10,973	0	18,322	2.55%
Rocky Mount, NC
Thomas H. Matthews	0	12,700	18,575	2.59%
Rocky Mount, NC
Melvin M. Mitchell	11,092	0	15,961	2.23%
Rocky Mount, NC
David A. Parker	5,682	0	27,803	3.79%
Rocky Mount, NC
James E. “Jimmy” Rabil	12,471	2,000	20,107	2.80%
Rocky Mount, NC
William S. Rowe	14,000	0	19,339	2.70%
Rocky Mount, NC
Charles David Smith	0	7,700	11,259	1.57%
Rocky Mount, NC
Dr. Randall C. Stewart	4,000	14,517	29,359	4.06%
Rocky Mount, NC
Dr. H. H. Strickland, Jr.	11,300	0	16,295	2.27%
Rocky Mount, NC
Dr. Stuart K. Todd	5,319	710	10,121	1.41%
Rocky Mount, NC
I.T. “Tim” Valentine, Jr.	11,600	0	16,182	2.26%
Nashville, NC

	Amount and Nature of
	Beneficial Ownership of First Carolina Common Stock(1)(2)

	Sole	Shared
	Voting or	Voting or	Total	Percent
Name and Address of Beneficial	Dispositive	Dispositive	Beneficial	Of
Owner	Power(3)	Power(3)	Ownership(4)	Class

Dr. Susan A. Watson	15,291	0	21,514	3.00%
Rocky Mount, NC
John A. Williams	0	13,300	23,578	3.27%
Rocky Mount, NC
Thomas L. Young	0	6,650	10,976	1.53%
Rocky Mount, NC
Robert J. Zalzneck	11,881	0	17,029	2.38%
Rocky Mount, NC
All Directors and Executive	169,722	61,777	372,190	43.68%
Officers as a Group (22 persons)

(1)	The information shown in this table is based upon information furnished to First Carolina by the individuals named in the table.

(2)	The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares that under applicable regulations are considered to be otherwise beneficially owned by that person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power or dispositive power with respect to the security. Voting power includes the power to vote or direct the voting of the security. Dispositive power includes the power to dispose or direct the disposition of the security. A person is also considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days. Shares held in fiduciary capacities by First Carolina are not included unless otherwise indicated. First Carolina and the directors and officers of First Carolina disclaim beneficial ownership of shares held by First Carolina in fiduciary capacities.

(3)	These numbers include shares as to which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses and minor children over whom the listed person may have influence by reason of relationship. Shares held in fiduciary capacities by First Carolina are not included unless otherwise indicated. The directors and officers of First Carolina, by reason of their positions, may be in a position to influence the voting or disposition of shares held in trust by First Carolina to some degree, but disclaim beneficial ownership of these shares.

(4)	These numbers include shares of First Carolina common stock that may be acquired through the exercise of stock options or warrants within 60 days. The number of shares subject to stock options and warrants that may be exercised within 60 days after February 13, 2004 is as follows: Mr. Aldridge – 4,090 shares; Mr. Anderson – 7,466 shares; Ms. Braswell – 5,454 shares; Mr. Davenport – 4,671 shares; Mr. Dickens – 5,130 shares; Mr. Kimball – 7,349 shares; Mr. Matthews – 5,875 shares; Mr. Mitchell - 4,870 shares; Mr. Parker – 22,121 shares; Mr. Rabil – 5,636 shares; Mr. Rowe – 5,339 shares; Mr. Smith – 3,559 shares; Dr. Stewart – 10,842 shares; Dr. Strickland - 4,995 shares; Dr. Todd – 4,092 shares; Mr. Valentine – 4,582 shares; Dr. Watson – 6,223 shares; Mr. Williams – 10,279 shares; Mr. Young – 4,326 shares; and Mr. Zalzneck – 5,148 shares.

Certain Relationships and Related Transactions

     Directors and officers of First Carolina and their associates were customers of, and had transactions with First Carolina in the ordinary course of business during 2003. All loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Equity Compensation Plan Information

     The following table summarizes certain information about equity compensation plans of First Carolina as of December 31, 2003:

Number of securities remaining
	Number of securities to be	Weighted-average	available for future issuance
	issued upon exercise of	price of outstanding	under equity compensation plans
	outstanding options,	options, warrants	(excluding securities reflected in
Plan Category	warrants and rights(a)	and rights(b)	column (a))(c)

Equity compensation plans approved by security holders	Nonstatutory — 69,985 Incentive — 47,250	$11.00 $11.00	15 22,750
Equity compensation plans not approved by security holders	None	None	None
Total	117,235	$11.00	22,765

THE SPECIAL MEETING

     The First Carolina board is providing this proxy statement/prospectus to you in connection with its solicitation of proxies for use at the special meeting of First Carolina shareholders and at any adjournments or postponements of the special meeting. Capitol is also providing this proxy statement/prospectus to you as a prospectus in connection with the offer and sale by Capitol of its shares of common stock as a result of First Carolina’s proposed merger.

     Your vote is important. Please complete, date and sign the enclosed proxy card and return it in the postage prepaid envelope provided. If your shares are held in “street name,” you should instruct your broker how to vote by following the directions provided by your broker.

Time and Place; Purposes

     First Carolina will hold the special meeting on March 25, 2004 at 4:00 p.m., local time at Parlor C, Gateway Convention Center, Gateway Blvd., Rocky Mount, North Carolina. At the special meeting (and any adjournment or postponement of the meeting), holders of First Carolina common stock will be asked to consider and vote upon a proposal to approve the merger agreement.

Record Date

     The First Carolina board has fixed the close of business on February 13, 2004 as the record date for determining the First Carolina shareholders entitled to receive notice of and to vote at the special meeting. As of the record date, there were 711,415 issued and outstanding shares of First Carolina common stock held by approximately 625 holders of record. Only holders of record of First Carolina common stock as of the record date are entitled to notice of and to vote at the special meeting.

Recommendation of the First Carolina Board of Directors

     The board of directors of First Carolina unanimously approved the merger agreement and recommends that shareholders vote “FOR” approval of the merger agreement. See “THE MERGER—First Carolina’s Reasons for the Merger; Recommendation of First Carolina’s Board of Directors” on page 39.

Quorum; Effect of Abstentions and Broker Non-Votes

     The presence, in person or by properly executed proxy, of the holders of at least a majority of the outstanding shares of the common stock is necessary to constitute a quorum at the special meeting. Abstentions will be counted solely for the purpose of determining whether a quorum is present.

     Because approval of the merger agreement requires the affirmative vote of the holders of 66 2/3% of the outstanding shares of First Carolina common stock, abstentions will have the same effect as a vote against the merger agreement. The proposal to approve the merger agreement is a “non-discretionary” item, meaning that brokerage firms may not vote shares in their discretion on behalf of a client if the client has not given voting instructions.

Proxies

     Solicitation. Proxies in the form included in the proxy card accompanying this proxy statement/prospectus are being solicited by the First Carolina board. Any First Carolina shareholder may revoke its proxy by following the instructions in this proxy statement/prospectus at any time before the proxy has been voted at the special meeting. Even if you have given your proxy, you may still vote in person if you attend the special meeting. Please do not send any stock certificates to First Carolina at this time. Shares represented by properly executed proxies which are received in time and not revoked will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, those proxies will be voted “FOR” approval of the merger proposal and any other matter that may come before the special meeting, including a motion to adjourn or postpone the special meeting to another time and/or place for the purpose of soliciting additional proxies or otherwise. However, no proxy with instructions to vote against approval of the merger proposal will be voted in favor of any adjournment or postponement of the special meeting.

     Directors, officers and other employees of First Carolina may solicit proxies, including personally or by telephone or facsimile or otherwise. None of these people will receive any special compensation for solicitation activities. First Carolina will arrange with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of stock held of record by those persons, and First Carolina will reimburse these persons for their reasonable out-of-pocket expenses.

     Revocability. If you hold your shares in your own name, you may revoke your proxy at any time before its exercise at the special meeting by: (i) giving written notice of revocation to the Secretary of First Carolina, (ii) properly submitting a duly executed proxy bearing a later date, or (iii) voting in person at the special meeting.

     You should address all written notices of revocation and other communications with respect to revocation of proxies to:

First Carolina State Bank
137 North Winstead Avenue
Rocky Mount, North Carolina 28792
Attention: David A. Parker

     A proxy appointment will not be revoked by death or supervening incapacity of the shareholder executing the proxy unless notice of the death or incapacity is filed with the Secretary of First Carolina, before the shares are voted.

     If your shares are held in “street name” and you have instructed your broker to vote your shares, you must follow directions provided by your broker to change your vote.

Vote Required For Approval

     The affirmative vote of the holders of at least 66 2/3% of the outstanding shares of First Carolina common stock is required for approval of the merger proposal. Each share of First Carolina common stock is entitled to one vote on each matter submitted to the meeting. If you do not vote your shares, it will have the same effect as a vote “against” the merger agreement.

     As of the record date, the directors and executive officers of First Carolina owned and are entitled to vote and/or shared power to vote 231,499 shares of First Carolina common stock, which represents approximately 32.54% of the outstanding shares of First Carolina common stock.

THE MERGER

     The following discussion of the merger is qualified by reference to the merger agreement, which is attached to this proxy statement/prospectus as Annex A and is incorporated by reference into this proxy statement/prospectus. You should read the entire merger agreement carefully. It is the legal document that governs the merger.

Transaction Structure

     The merger agreement provides for a transaction in which CBC Bank, a North Carolina banking corporation and wholly-owned subsidiary of Capitol formed specifically for the purposes of the merger, will merge with and into First Carolina. First Carolina will be the surviving bank in the merger. Upon completion of the merger, each share of First Carolina common stock will be converted into the right to receive, at the election of the holder, either $14.00 in cash or a number of shares of Capitol common stock established by a formula in the merger agreement. The common stock of Capitol will continue to trade on the New York Stock Exchange under the symbol “CBC” after completion of the merger.

     First Carolina’s articles of incorporation will be the articles of incorporation of the surviving bank after completion of the merger, and First Carolina’s bylaws will be the bylaws of the surviving bank. Upon completion of the merger, the board of directors of the surviving bank will be expanded by one member and Joseph D. Reid, the Chairman, President and CEO of Capitol, will become the chairman of the board of directors of First Carolina.

Background of the Merger

     During late summer 2002, John A. Williams, the Chairman of First Carolina’s board of directors was invited by a third party, along with other Chairmen and/or Chief Executive Officers of several North Carolina community banks, to meet Joseph D. Reid, the Chairman, President and Chief Executive Officer of Capitol. The meeting took place in Raleigh, North Carolina and at that meeting Mr. Reid expressed a sincere interest in expanding into the southeastern portion of the United States, particularly North Carolina and South Carolina. Mr. Reid indicated that Capitol was interested in either acquiring existing new start-up community bank organizations or developing and helping fund de novo community banks in those states. Mr. Williams expressed his interest in Mr. Reid’s concept of operating community banks under the holding company umbrella and after that meeting, from time to time, Mr. Reid and Mr. Williams engaged in telephone conversations and exchanged public information about their two companies. During November 2002, Mr. Reid visited the executive committee of First Carolina in Rocky Mount, North Carolina at the invitation of Mr. Williams. A discussion ensued regarding Capitol’s strategic business plan in the southeastern portion of the United States.

     During the first calendar quarter of 2003, First Carolina employed a third party consultant to assist it in its strategic planning process. That process included meetings with management and the executive committee of the board of directors. The consultant met with the entire board of directors on March 21, 2003 to review the strategies available to First Carolina to move forward to continue to grow the bank as a community bank. The three options presented to the board of directors were the following: (i) to cease growing First Carolina once it reaches total assets of $75 million, which is the greatest growth that can be achieved with the then current capital base of First Carolina; (ii) raise an additional $5 million in capital to permit First Carolina to grow to $125 million in assets; or (iii) consider a strategic combination for First Carolina in the foreseeable future. After numerous discussions held during the ensuing months, the First Carolina board of directors determined that the option to stop growing First Carolina was not in First Carolina’s, or its shareholders’ best interest. Accordingly, the first option was discarded. The board then concentrated on its ability to raise additional capital and a majority of the board of directors was not interested nor had the means to invest additional cash into First Carolina nor the ability to conduct a local stock offering in light of the then current economy in the bank’s primary service area. During this period of time, Mr. Reid and Mr. Williams continued to have informal discussions and Mr. Reid continued to emphasize to Mr. Williams Capitol’s interest in establishing a subsidiary bank in North Carolina.

     In August 2003, Mr. Williams and David A. Parker, the President and Chief Executive Officer of First Carolina, met with Mr. Reid and discussed in greater detail a possible merger of Capitol and First Carolina. They discussed the potential fit between the companies, including the strategic benefits of a merger and a range of potential exchange ratios. Based on this meeting, First Carolina preliminarily concluded that a transaction with Capitol presented a potentially attractive opportunity that First Carolina should further explore.

     First Carolina retained The Carson Medlin Company in August 2003 to assist in evaluating the terms of the proposed transaction. First Carolina decided to engage The Carson Medlin Company because The Carson Medlin Company had in the past advised other financial institutions in connection with business combinations. First Carolina’s Executive Committee met with The Carson Medlin Company to evaluate the terms presented by Capitol. The Carson Medlin Company presented detailed financial information regarding Capitol as well as an analysis of the merger proposal, including the terms of comparable transactions and its financial impact. The Executive Committee directed The Carson Medlin Company to enter into formal discussions with Capitol regarding a possible transaction.

     Following its engagement by First Carolina, The Carson Medlin Company had several discussions with Mr. Reid regarding the possible terms of a transaction between Capitol and First Carolina. Following these discussions, The Carson Medlin Company met with First Carolina’s Executive Committee to discuss negotiations with Capitol. The Executive Committee voted to recommend Capitol’s proposal to First Carolina’s board of directors.

     In November 2003, Capitol commenced due diligence on the potential transaction. During this time, First Carolina also conducted due diligence on Capitol. While these discussions proceeded, legal counsel to Capitol and First Carolina began to draft definitive documentation with respect to the proposed merger. From that time until the announcement of the transaction on December 1, 2003, negotiations continued between Capitol and First Carolina and their respective advisors regarding the proposed transaction, the merger agreement and related agreements.

     The status of the transaction was discussed at length during the November 2003 meeting of First Carolina’s board of directors. Representatives from both The Carson Medlin Company and Gaeta & Associates, P.A., legal counsel to First Carolina, were present for the discussions.

     On December 1, 2003, the First Carolina board of directors reconvened to review and discuss the proposed merger, the terms of the proposed merger agreement and the status of the negotiations with Capitol. Mr. Williams also reviewed the First Carolina board’s prior discussions of strategic alternatives for First Carolina, including the possibility of a sale to another financial institution or remaining as an independent company and seeking growth through internal initiatives and/or strategic acquisitions of other financial institutions. Mr. Williams noted that, as discussed in prior board meetings, size and diversification beyond the level First Carolina believed to be reasonably achievable on an independent basis was becoming increasingly important to continued success in the current financial services environment.

     Mr. Williams also reviewed the strategic rationale of the transaction, including the ability of shareholders to participate in a larger more diversified financial institution, the ability to combine the relative strengths and geographies of the two institutions, the ability of the First Carolina shareholders to achieve a premium based on recent market valuations and other matters discussed under “First Carolina’s Reasons for the Merger; Recommendation of First Carolina’s Board of Directors.”

     The Carson Medlin Company presented financial information regarding Capitol and the proposed merger. The Carson Medlin Company’s discussion with the First Carolina board of directors covered a range of matters, including the key financial terms of the proposed merger, review of relevant business and financial information regarding the two companies, historical stock price performance, valuation methodologies and analyses and the other matters set forth in “Opinion of First Carolina’s Financial Advisor.” After this discussion, The Carson Medlin Company orally confirmed that it would deliver its opinion that, as of the date of the merger agreement, and based on and subject to the considerations set forth in its opinion, the merger consideration pursuant to the agreement was fair to the holders of shares of First Carolina common stock from a financial point of view (which opinion was subsequently delivered in writing as of the date of the merger agreement). The full text of The Carson Medlin Company opinion is attached as Annex C to this proxy statement/prospectus. Also, at this meeting, the First Carolina board of directors discussed with Anthony Gaeta, Jr., Esq. of Gaeta & Associates, P.A. the proposed terms of merger definitive agreement, discussed the expected timetable to closing and the various approvals, including shareholder and regulatory approvals, that would be required to complete the transaction, and reviewed the legal principles and fiduciary duties applicable to the First Carolina board’s decisions and actions with respect to the proposed transaction.

     First Carolina’s board of directors discussed the proposed transaction and asked questions of First Carolina management and the financial and legal advisors regarding the transaction. After these discussions, the First Carolina board of directors determined that the transactions contemplated by the merger agreement were fair to and in the best interests of First Carolina and its shareholders. The First Carolina board of directors then voted unanimously to approve the merger agreement and the transactions contemplated by that agreement and the related agreements, including the treatment of First Carolina stock options and warrants in the merger, subject to finalization by First Carolina’s management and advisors.

     Counsel to First Carolina and Capitol continued to finalize legal and technical points on the merger agreement. On December 1, 2003, First Carolina and Capitol finalized and executed the merger agreement, and the transaction was announced on December 1, 2003 by a joint press release issued by Capitol and First Carolina following the close of trading on the New York Stock Exchange.

     For the reasons set forth below, the First Carolina board of directors has approved and adopted the merger agreement as advisable and in the best interests of First Carolina and its shareholders and recommends that the First Carolina shareholders vote for the approval and adoption of the merger agreement.

First Carolina’s Reasons for the Merger; Recommendation of First Carolina’s Board of Directors

     In reaching its decision to approve the merger agreement and recommend the merger to its shareholders, the First Carolina board of directors consulted with First Carolina’s management, as well as its legal and financial advisors, and carefully considered a number of factors and potential benefits, including:

•	its knowledge of First Carolina’s business, operations, financial condition, earnings and prospects, including its potential growth and profitability and the associated business risks;

•	the operating strategy of Capitol which allows First Carolina to retain its name, its current management, board of directors and community bank operating plan that would be supported and supplemented by the operating strategy and structure of Capitol permitting First Carolina to realize economies in its expense control and enhancements in its products and services;

•	the need by First Carolina to raise $5 million in capital in the immediate future to sustain and enhance its growth and the likelihood, in light of the market for First Carolina common stock, of raising that capital;

•	its knowledge of the current and prospective economic and competitive environment facing the financial services industry generally, including continued consolidation and evolving trends in technology, and the competitive effects of these factors on smaller financial institutions such as First Carolina;

•	the financial analyses presented by The Carson Medlin Company to the First Carolina board of directors, and the opinion delivered to First Carolina by The Carson Medlin Company, to the effect that, as of December 1, 2003, and based upon and subject to the considerations set forth in the opinion, the merger consideration was fair from a financial point of view to the holders of shares of First Carolina common stock;

•	its review, based in part on the presentation of its financial advisor available information about Capitol, of Capitol’s business, operations, financial condition, earnings and prospects and the historical trading prices of Capitol’s common stock as well as its greater liquidity as compared to First Carolina common stock;

•	its belief that a combination with Capitol would allow First Carolina shareholders - as shareholders of the combined entity - to participate in a company with better future prospects than First Carolina was likely to achieve on a stand-alone basis;

•	the complementary nature of the businesses of First Carolina and Capitol and the anticipated improved stability of Capitol’s businesses and earnings in varying economic and market climates relative to First Carolina on a stand-alone basis as a result of greater geographic, asset and line-of-business diversification;

•	its belief that the transaction with Capitol offered greater value for First Carolina’s shareholders than other alternatives available to First Carolina, including continuing as an independent company;

•	the likelihood that the merger would be completed, given the regulatory and other approvals required in connection with the merger, and the experience, reputation and resources of Capitol; and

•	the results of the due diligence of Capitol conducted by First Carolina’s management and its financial advisors.

     First Carolina’s board of directors also considered and, as appropriate, balanced against the potential benefits of the merger a number of neutral and potentially negative factors, including:

•	the restrictions on First Carolina’s businesses prior to the closing or termination of the merger agreement and the potential time frame that First Carolina might be subject to those restrictions;

•	the risk of diverting management and employee resources from other strategic opportunities and operational matters for an extended period of time;

•	the terms of the termination fee, including the risk that the termination fee might discourage third parties from offering to acquire First Carolina by increasing the cost of a third party acquisition, and the financial impact on First Carolina if it had to pay the termination fee;

•	the possibility that the shareholders of First Carolina will not receive the full benefit of any future growth in the value of the equity that First Carolina may have achieved as an independent company, and the possibility that Capitol will not perform as well in the future as First Carolina might have performed as an independent company without consummating the merger;

•	the impact of the merger on First Carolina’s employees;

•	the significant costs, such as financial advisor, legal and accounting fees, that will be incurred in seeking to consummate the merger; and

•	the interests of certain executive officers and directors of First Carolina with respect to the merger, described under “Interests of Certain Persons in the Merger,” in addition to their interests as shareholders of First Carolina generally.

     The foregoing discussion of the factors considered by the First Carolina board of directors is not intended to be exhaustive, but rather includes all material factors considered by the First Carolina board of directors. In reaching its decision to approve the merger agreement and the other transactions contemplated by the merger agreement, the First Carolina board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The First Carolina board of directors considered all these factors as a whole, and overall considered them to be favorable to, and to support, a determination that the merger agreement is in the best interests of First Carolina and its shareholders.

     THE FIRST CAROLINA BOARD BELIEVES THE MERGER IS IN THE BEST INTERESTS OF FIRST CAROLINA AND THE FIRST CAROLINA SHAREHOLDERS. THE FIRST CAROLINA BOARD RECOMMENDS THAT FIRST CAROLINA SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THAT AGREEMENT.

Opinion of First Carolina’s Financial Advisor

     First Carolina has engaged The Carson Medlin Company (“Carson Medlin”) to serve as its financial advisor and to render its opinion as to the fairness, from a financial point of view, of the consideration received by the shareholders of First Carolina pursuant to the merger agreement. First Carolina selected Carson Medlin as its financial advisor on the basis of its experience in advising community banks in similar transactions. Carson Medlin is an investment banking firm which specializes in the securities of financial institutions located in the southeastern and western United States. As part of its investment banking activities, Carson Medlin is regularly engaged in the valuation of financial institutions and transactions relating to their securities, including mergers and acquisitions. Neither Carson Medlin nor any of its affiliates has a material relationship with First Carolina or Capitol or any material financial interest in First Carolina or Capitol.

     Representatives of Carson Medlin provided analysis to First Carolina’s board of directors at a meeting held on December 1, 2003, during which the terms of the transaction were discussed and the merger agreement was approved. At that meeting, Carson Medlin delivered its written opinion to the effect that the consideration provided for in the merger agreement is fair, from a financial point of view, to the shareholders of First Carolina. Carson Medlin subsequently reconfirmed its December 1, 2003, written opinion by issuing a second written opinion dated as of February 13, 2004, the most recent practicable date prior to the printing of this proxy statement/prospectus, which opinion is identical to the December 1, 2003 opinion, a copy of which is attached as Annex C.

     You should consider the following when reading the discussion of the Carson Medlin opinion in this document:

•	The summary of the opinion of Carson Medlin set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion that is attached as Annex C to this document. You should read the opinion in its entirety for a full discussion of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Carson Medlin in connection with rendering its opinion.

•	Carson Medlin’s opinion does not address the merits of the merger relative to other business strategies, whether or not considered by First Carolina’s board, nor does it address the decision by First Carolina’s board to proceed with the merger.

•	Carson Medlin’s opinion to First Carolina’s board of directors rendered in connection with the merger does not constitute a recommendation to any First Carolina shareholder as to how he or she should vote at the special meeting.

     No limitations were imposed by First Carolina’s board of directors or its management upon Carson Medlin with respect to the investigations made or the procedures followed by Carson Medlin in rendering its opinion.

     The preparation of a financial fairness opinion involves various determinations as to the most appropriate methods of financial analysis and the application of those methods to the particular circumstances. It is therefore not readily susceptible to partial analysis or summary description. In connection with rendering its opinion, Carson Medlin performed a variety of financial analyses. Carson Medlin believes that its analyses must be considered together as a whole and that selecting portions of its analyses and the facts considered in its analyses, without considering all other factors and analyses, could create an incomplete or inaccurate view of the analyses and the process underlying the rendering of Carson Medlin’s opinion.

     In performing its analyses, Carson Medlin made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of First Carolina and Capitol and may not be realized. Any estimates contained in Carson Medlin’s analyses are not necessarily predictive of future results or values, which may be significantly more or less favorable than the estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which the companies or their securities may actually be sold. Except as described below, none of the analyses performed by Carson Medlin was assigned a greater significance by Carson Medlin than any other. The relative importance or weight given to these analyses by Carson Medlin is not necessarily reflected by the order of presentation of the analyses herein (and the corresponding results). The summaries of financial analyses include information presented in tabular format. The tables should be read together with the text of those summaries.

     Carson Medlin has relied, without independent verification, upon the accuracy and completeness of the information it reviewed for the purpose of rendering its opinion. Carson Medlin did not undertake any independent evaluation or appraisal of the assets and liabilities of First Carolina or Capitol, nor was it furnished with any appraisals.

     Carson Medlin is not an expert in the evaluation of loan portfolios, including under-performing or non-performing assets, charge-offs or the allowance for loan losses; it has not reviewed any individual credit files of First Carolina or Capitol; and it has assumed that the allowances of First Carolina and Capitol are in the aggregate adequate to cover potential losses. Carson Medlin’s opinion is necessarily based on economic, market and other conditions existing on the date of its opinion, and on information as of various earlier dates made available to it which is not necessarily indicative of current market conditions.

     In rendering its opinion, Carson Medlin made the following assumptions:

•	that the merger will be accounted for as a purchase in accordance with generally accepted accounting principles;

•	that all material governmental, regulatory and other consents and approvals necessary for the consummation of the merger would be obtained without any adverse effect on First Carolina, Capitol or on the anticipated benefits of the merger; and

•	that First Carolina had provided it with all of the information prepared by First Carolina or its other representatives that might be material to Carson Medlin in its review.

     In connection with its opinion dated December 1, 2003, Carson Medlin reviewed:

•	the merger agreement dated December 1, 2003;

•	the audited consolidated financial statements of Capitol for the five years ended December 31, 2002;

•	the audited financial statements of First Carolina for the years ended December 31, 2002 and 2001 and the period ended December 31, 2000;

•	the unaudited consolidated financial statements of Capitol for the nine months ended September 30, 2003;

•	the unaudited financial statements of First Carolina for the nine months ended September 30, 2003; and

•	certain financial and operating information with respect to the business, operations and prospects of Capitol and First Carolina.

     In addition, Carson Medlin:

•	held discussions with members of management of Capitol and First Carolina regarding the historical and current business operations, financial condition and future prospects of their respective companies;

•	reviewed the historical market prices and trading activity for the common stock of Capitol and compared them with those of certain publicly-traded companies which it deemed relevant;

•	compared the results of operations of Capitol and First Carolina with those of certain financial institutions which it deemed to be relevant;

•	compared the financial terms of the merger with the financial terms, to the extent publicly available, of certain other recent business combinations of commercial banking organizations; and

•	conducted such other studies, analyses, inquiries and examinations as Carson Medlin deemed appropriate.

Valuation Methodologies

     The following is a summary of all material analyses performed by Carson Medlin in connection with its written opinion provided to First Carolina’s board of directors as of December 1, 2003. The summary does not purport to be a complete description of the analyses performed by Carson Medlin.

Summary of Merger and Analysis

     Carson Medlin reviewed the terms of the proposed merger, including the forms of consideration, the formula to determine the exchange ratio, the price per share of Capitol common stock and the price paid to First Carolina shareholders pursuant to the merger agreement. Under the terms of the Agreement, shareholders of First Carolina will receive $14.00 in cash, or its equivalent value in shares of Capitol common stock, or a combination of cash and stock for each First Carolina share. The ratio of Capitol shares to be exchanged for each First Carolina share will be the quotient of $14.00 divided by the average Capitol share price during the 30 trading days prior to closing. Warrant and option holders will receive a cash payment of the difference between $14.00 and the exercise price of $11.00, or $3.00 per warrant or option. The total consideration to be received including the cash for the stock options and warrants is approximately $10.744 million. The exchange ratio will float between Capitol average stock prices of $25.00 and $33.00 per share. At average prices below $25.00 per share or above $33.00 per share, both parties have the option to terminate the transaction.

     Carson Medlin calculated that the indicated consideration to be paid to First Carolina shareholders represented:

•	176% of First Carolina’s stated book value at September 30, 2003;

•	41.0 times First Carolina’s earnings for the trailing 12 months ended September 30, 2003;

•	18.2% of First Carolina’s total assets at September 30, 2003;

•	20.8% of First Carolina’s total deposits at September 30, 2003; and

•	a 14.1% premium on First Carolina’s core deposits at September 30, 2003 (representing the premium paid over stated equity divided by total deposits excluding CD’s greater than $100,000).

Industry Comparative Analysis

     In connection with rendering its opinion, Carson Medlin compared selected operating results of First Carolina to those of 27 community commercial banks in Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee, Virginia and West Virginia, which are listed in the Eastern De Novo Bank Review, a proprietary research publication prepared by Carson Medlin quarterly.

     The banks reviewed by Carson Medlin range in asset size from $61 million to $909 million and in shareholders’ equity from approximately $5 million to $75 million. Carson Medlin considers First Carolina more comparable to this group of relatively new banks than to larger, more liquid, regional holding companies and mature community banks. Carson Medlin compared, among other factors, the profitability, capitalization, and leverage of First Carolina to these financial institutions. Carson Medlin noted the following performance based on results at or for the twelve months ended June 30, 2003 (or most recent available):

		Average for
	First Carolina	Peer Group

Pre-tax return on Average Assets	0.63%	1.04%
Asset Yields	5.38%	5.69%
Deposit Yields	2.31%	2.27%
Interest Spread	3.10%	3.43%
Loans to Deposits	88%	83%
Equity to Assets	10.5%	8.4%

     Carson Medlin noted that First Carolina’s capital level and ratio of loans to deposits were above the peer group’s and that its profitability and net interest spread were lower than the peer group’s.

     Carson Medlin compared certain operating results of Capitol to those of 15 similar sized commercial banks in states where Capitol is operating. These states include California, Indiana, Michigan, and New Mexico. The banks reviewed by Carson Medlin range in asset size from $1.5 billion to $3.8 billion and in shareholders’ equity from approximately $130 million to $449 million. Carson Medlin compared, among other factors, the profitability, capitalization, asset quality and operating efficiency of Capitol to these financial institutions. Carson Medlin noted the following performance based on results at or for the nine months ended September 30, 2003 (most recent available) and stock prices as of December 1, 2003:

		Average for
	Capitol	Peer Group

Return on Average Assets	0.89%	1.23%
Return on Average Equity	12.94%	12.89%
Net Interest Margin	4.76%	4.22%
Equity to Assets	7.75%	9.89%
Efficiency Ratio	64.1%	55.1%
Non-Performing Assets (defined as 90 days past due, nonaccrual loans and other real estate) to Total Loans, net of unearned income and other real estate	1.34%	0.79%
Price to Book Value (December 1, 2003)	194%	222%
Price to Trailing 12 months Earnings (December 1, 2003)	16.4	18.4

     Carson Medlin noted that Capitol’s financial performance was above the peer group’s for return on equity and net interest margin. Its return on assets, operating efficiency, and capitalization ratio were lower than the peer group’s. Capitol’s common stock traded at a discount to the peer group average on the basis of book value as well as on trailing 12 months earnings.

     No company used in Carson Medlin’s analyses is identical to either First Carolina or Capitol. Accordingly, the results of these analyses necessarily involve complex considerations and judgments concerning differences in financial and operating characteristics of First Carolina and Capitol and other factors that could affect the value of the companies to which they have been compared.

Comparable Transaction Analysis

     Carson Medlin reviewed certain information related to the following selected merger transactions involving commercial banks in North Carolina, South Carolina, and Virginia announced since January 1, 2001 with assets less than $100 million:

COMPARABLE TRANSACTIONS

Seller	State	Buyer	State

Pine Level Bank	NC	Heritage Bancshares, Inc.	NC
BOC Financial Corp.	NC	Bank of Davie	NC
First Western Bank	NC	MountainBank Financial Corp.	NC
Ridgeway Bancshares, Inc.	SC	Community Bankshares, Inc.	SC
Independence Bank	NC	Bank of North Carolina	NC
Metro-County Bank of Virginia	VA	Southern Financial Bancorp, Inc.	VA
CNB Holdings, Inc.	VA	MountainBank Financial Corp.	NC
Carolina Community Bancshares	SC	First Bancorp	NC
First Commonwealth Bank	VA	First Bancorp, Inc.	VA
Centennial Bank	NC	Crescent Financial Corp.	NC
Abbeville Capital Corporation	SC	Community Capital Corp.	SC
FNB Bancshares, Inc.	SC	American Community Bancshares, Inc.	NC

     In evaluating these transactions, Carson Medlin considered, among other factors, the profitability, capital level, asset size and quality of assets of the acquired financial institutions. Carson Medlin compared the transaction prices at the time of announcement to the stated book value, earnings, total and core deposits and total assets of the acquired institutions. These comparisons are discussed below.

Comparable Transaction Analysis

	The		Comparable Transactions
Pricing Multiples	Merger		Median		High		Low

Purchase Price as % of Stated Book Value	176%		177%		230%		117%
Purchase Price as a Multiple of LTM Earnings	41.0	x	20.0	x	23.3	x	16.0	x
Purchase Price as % of Total Assets	18.2%		21.4%		26.7%		12.3%
Purchase Price as % of Total Deposits	20.8%		25.5%		34.9%		13.9%
Core Deposit Premium	14.1%		12.9%		23.8%		6.4%

     Carson Medlin calculated that the indicated consideration to be received by First Carolina shareholders represented $14.00 per share or 176% of stated book value. This consideration is approximately equal to the median of the range for the comparable transactions. The indicated consideration represented 41.0 times trailing twelve months’ earnings. This consideration is higher than the median of the range for the comparable transactions. We note that First Carolina is a relatively new bank that has not yet established a steady earnings stream. The purchase price as a percentage of total assets implied by the merger is 18.2%, which is the lower than the median of the range for the comparable transactions. The price as a percentage of total deposits implied by the merger is 20.8%, which is lower than the median of the comparable transactions. The core deposit premium implied by the merger is 14.1%, which is higher than the median of the comparable transactions.

     No transaction used in Carson Medlin’s analyses is identical to the proposed merger. Accordingly, the results of these analyses necessarily involve complex considerations and judgments concerning differences in financial and operating characteristics of First Carolina and other factors that could affect the value of the companies to which First Carolina and the Merger have been compared.

Present Value Analysis

     Carson Medlin calculated the present value of First Carolina assuming that First Carolina remained an independent bank. For purposes of this analysis, Carson Medlin utilized certain projections of First Carolina’s future growth of assets, earnings and dividends and assumed a terminal price to earnings value multiple of from 16.0 to 20.0 times. Carson Medlin based its projections on First Carolina’s historic growth rates as well as expected industry trends over the period analyzed with an expected average growth rate of approximately 15%. It was estimated that a modest cash dividend would be implemented over the period analyzed. The return on assets (ROA) was assumed to steadily increase to 1.00% in 2007. The price to earnings multiples were based on Carson Medlin’s experience in similar merger transactions over the past several years and those multiples indicated by the other comparable transactions listed above. The future values were then discounted to present value utilizing discount rates of 14% to 16%. These rates were selected because, in Carson Medlin’s experience, they represent the rates that investors in securities such as First Carolina’s common stock would demand in light of the potential appreciation and risks as observed in expected returns for alternative investments. Carson Medlin also noted that these rates are frequently cited in analysis of other merger transactions in the banking industry.

Range of Values - Price to Earnings Basis

	16.0	17.0	18.0	19.0	20.0

14.0%	$13.80	$14.65	$15.51	$16.36	$17.22
15.0%	$13.33	$14.15	$14.98	$15.20	$16.63
16.0%	$12.87	$13.67	$14.47	$15.27	$16.06

     On the basis of these assumptions, Carson Medlin calculated that the present value of First Carolina as an independent bank ranged from $12.87 per share to $17.22 per share. The consideration to be paid to First Carolina shareholders at announcement was $14.00 per share which is within the range indicated by the present value analysis on a price to earnings basis.

Range of Values - Price to Book Value Basis

	1.50	1.75	2.00	2.25	2.50

14.0%	$11.17	$13.03	$14.89	$16.75	$18.61
15.0%	$10.79	$12.58	$14.38	$16.18	$17.98
16.0%	$10.42	$12.15	$13.89	$15.63	$17.36

     Carson Medlin also calculated the present value of First Carolina assuming terminal price to book value multiples of from 150% to 250%. The price to book value multiples were based on Carson Medlin’s experience in similar merger transactions over the past several years and those multiples indicated by the other comparable transactions listed above. The present value of First Carolina as an independent bank ranged from $10.42 per share to $18.61 per share. The consideration to be paid to shareholders is $14.00 per share, which is within the range indicated by the present value analysis on a price to book value basis.

     Carson Medlin noted that it included present value analysis because it is a widely used valuation methodology, but also noted that the results of this methodology are highly dependent upon the numerous assumptions that must be made, including assets and earnings growth rates, dividend payout ratios, terminal values and discount rates. This analysis is one of several methods of financial analysis used in determining the fairness of the transaction and, therefore, this analysis cannot be considered without considering all other factors described in this section.

Historical Stock Performance Analysis

     Carson Medlin reviewed and analyzed the historical trading prices and volumes of First Carolina and Capitol common stock over recent periods. Capitol’s stock trades on the New York Stock Exchange under the symbol CBC and was trading at $29.20 per share immediately prior to the merger announcement. Capitol’s stock price has steadily increased since 2000 and is trading near its all time high. Capitol’s stock trading volume has also steadily increased since 2000 and has averaged more than 17,000 shares per day over the last year. First Carolina’s common shares are not traded on any market or exchange.

     Carson Medlin compared recent trading prices of Capitol’s stock to the recent market values of a selected peer group. The CBC selected peer group consists of 15 similarly-sized publicly traded banks in markets where Capitol is operating. This comparison shows that Capitol currently trades, and has generally traded over the three year period examined, at a discount based on book value multiples. Capitol currently trades at a discount, based on earnings multiples, to the selected peer group and has traded at a discount for most of the last three years. On December 1, 2003, at a price of $29.20, Capitol common stock traded at 194% of book value compared to 222% for the selected peer group. On a price to trailing earnings basis, Capitol’s common stock traded at 16.4 times earnings compared to the 18.4 times earnings for the selected peer group.

Other Analyses

     Carson Medlin reviewed the relative financial performance of Capitol and First Carolina since 2000 and reviewed recent research coverage for Capitol. Carson Medlin also compared the ownership of one share of First Carolina’s stock to the ownership of 0.5185 of a share of Capitol common stock from the perspective of claims on various balance sheet and income statement variables, known as the shareholder claims analysis. In conducting these comparisons, Carson Medlin found that after the merger First Carolina’s shareholders would have more in the way of earnings per share, dividends, and total assets; and less in stated book value per share than if the merger had not occurred.

     The opinion expressed by Carson Medlin was based upon market, economic and other relevant considerations as they existed and could be evaluated as of the date of the opinion. Events occurring after the date of issuance of the opinion, including but not limited to, changes affecting the securities markets, the results of operations or material changes in the assets or liabilities of First Carolina or Capitol, could materially affect the assumptions used in preparing the opinion.

     In connection with its updated opinion, dated as of the date of this proxy statement/prospectus, Carson Medlin confirmed the appropriateness of its reliance on the analyses used to render its December 1, 2003, opinion by performing procedures to update certain of such analyses and reviewing the assumptions on which its analyses were based and the factors considered in connection therewith. It was Carson Medlin’s opinion, therefore, that the consideration to be received by First Carolina’s shareholders, as provided for in the merger agreement, was fair from a financial point of view.

Pro Forma Merger Analysis

     The Carson Medlin Company analyzed the financial impact of the merger on the estimated earnings per share and estimated cash earnings per share for Capitol. Based on Capitol’s common stock trading at $29.20 per share and with anticipated synergies, the merger would be accretive to both Capitol’s cash earnings per share and GAAP earnings per share. Based on Capitol’s common stock trading at $29.20 per share and with anticipated synergies, the merger would be accretive to Capitol’s cash earnings per share and slightly dilutive to GAAP earnings per share in 2004.

     No company or transaction used in the above analyses as a comparison is identical to First Carolina, Capitol or the merger. Accordingly, an analysis of the results of the foregoing involves complex considerations and judgments concerning differences in financial growth and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis in and of itself does not necessarily provide meaningful intercompany comparisons.

     The Carson Medlin Company will be paid a fee of approximately $101,000, plus expenses, in connection with the proposed merger. The payment of a portion of that fee is contingent upon consummation of the merger. Further, First Carolina has agreed to reimburse legal and other reasonable expenses and to indemnify The Carson Medlin Company and its affiliates, directors, agents, employees and controlling persons in connection with certain matters related to rendering its opinion, including liabilities under securities laws.

     THE WRITTEN OPINION OF THE CARSON MEDLIN COMPANY IS ATTACHED AS ANNEX C TO THIS PROXY STATEMENT/PROSPECTUS. FIRST CAROLINA SHAREHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY THE CARSON MEDLIN COMPANY IN CONNECTION WITH RENDERING ITS OPINION.

Merger Consideration

     When the merger becomes effective, each share of First Carolina common stock issued and outstanding immediately prior to the completion of the merger will automatically be converted into the right to receive, at the holder’s election, either (i) $14.00 in cash, without interest or (ii) shares of Capitol common stock and cash instead of fractional shares. A First Carolina shareholder’s receipt of either cash and/or stock, however, is subject to the allocation and proration procedures as well as other provisions in the merger agreement. See “Cash or Stock Election.”

     The number of shares of Capitol common stock to be exchanged for each share of First Carolina common stock will be determined by the “Exchange Ratio” which will be equal to (rounded to the nearest one-thousandth) $14.00 divided by the Market Price per share of Capitol Common Stock on the New York Stock Exchange trading day immediately preceding the date of the effective time of the merger. The “Market Price” on any date means the average of the Average Prices for the thirty consecutive New York Stock Exchange trading days immediately preceding such date. The “Average Price” for any date means the average of the daily high and low prices per share of Capitol common stock as reported on the New York Stock Exchange Composite Transactions reporting system (as published in The Wall Street Journal or, if not published therein, in another authoritative source reasonably selected by Capitol). This calculation is set forth in the merger agreement, which is included as Annex A to this proxy statement/prospectus.

     For example, if the average of the high and low prices of Capitol common stock during the applicable thirty day period was $28.9783 (the average of the high and low prices of Capitol common stock during the thirty days immediately preceding February 9, 2004, the last practicable trading day before the mailing of this proxy statement/prospectus), a First Carolina shareholder electing to receive Capitol common stock would receive approximately .483120 shares of Capitol common stock for each share of First Carolina common stock held by such shareholder.

     If the average of the high and low prices of Capitol common stock during the measurement period is less than $25.00 or greater than $33.00, then either Capitol or First Carolina may elect to terminate the merger agreement. See “The Merger Agreement — Terminating the Merger.”

     NO ASSURANCE CAN BE GIVEN THAT THE CURRENT FAIR MARKET VALUE OF CAPITOL COMMON STOCK WILL BE EQUIVALENT TO THE FAIR MARKET VALUE OF CAPITOL COMMON STOCK ON THE DATE THAT STOCK IS RECEIVED BY A FIRST CAROLINA SHAREHOLDER OR AT ANY OTHER TIME. THE FAIR MARKET VALUE OF CAPITOL COMMON STOCK RECEIVED BY A FIRST CAROLINA SHAREHOLDER MAY BE GREATER OR LESS THAN THE CURRENT FAIR MARKET VALUE OF CAPITOL DUE TO NUMEROUS MARKET FACTORS.

Fractional Shares

     No fractional shares of Capitol common stock will be issued to any holder of First Carolina common stock upon completion of the merger. For each fractional share that would otherwise be issued, Capitol will pay cash in an amount equal to the fraction of a share multiplied by the average of the high and low sale prices of Capitol common stock on the New York Stock Exchange for the thirty trading days immediately preceding the date that immediately precedes the date of the effective time of the merger. No interest will be paid or accrued on cash payable in lieu of fractional shares of Capitol common stock.

Treatment of Options and Warrants

     Each outstanding option to acquire First Carolina common stock granted under First Carolina’s stock option plans and each warrant to acquire shares of First Carolina common stock that is outstanding and unexercised will, at the effective time of the merger, be terminated and converted into the right to receive in cash an amount equal to the sum derived by multiplying (i) the positive difference, if any, between (A) $14.00, and (B) the exercise price of each such First Carolina stock option or warrant, by (ii) the number of shares of First Carolina common stock subject to such First Carolina stock option or warrant. Each option and warrant or other right to purchase or acquire shares of First Carolina common stock outstanding immediately prior to the effective time of the merger will be cancelled, retired and of no further force or effect. First Carolina has agreed to cause to be taken all actions necessary to provide for such payment prior to the effective time of the merger.

Cash or Stock Election

     Under the terms of the merger agreement, First Carolina shareholders may elect to convert their shares into cash, Capitol common stock or a combination of cash and Capitol common stock. All elections of First Carolina shareholders are further subject to the allocation and proration procedures described in the merger agreement. These procedures provide that the number of shares of First Carolina common stock to be converted into Capitol common stock in the merger must be 50% of the total number of shares of First Carolina common stock issued and outstanding on the date of the merger and that the total value of the stock portion of the merger consideration must be equal to at least 45% of the merger consideration. Capitol is not making any recommendation as to whether First Carolina shareholders should elect to receive cash or Capitol common stock in the merger. Each holder of First Carolina common stock must make his or her own decision with respect to such election.

     It is unlikely that elections will be made in the exact proportions provided for in the merger agreement. As a result, the merger agreement describes procedures to be followed if First Carolina shareholders in the aggregate elect to receive more or less of the Capitol common stock than Capitol has agreed to issue. These procedures are summarized below.

•	If Stock Is Oversubscribed: If First Carolina shareholders elect to receive more Capitol common stock than Capitol has agreed to issue in the merger, then all First Carolina shareholders who have elected to receive cash or who have made no election will receive cash for their First Carolina shares and all shareholders who elected to receive Capitol common stock will receive a pro rata portion of the available Capitol shares plus cash for those shares not converted into Capitol common stock.

•	If Stock Is Undersubscribed: If First Carolina shareholders elect to receive fewer shares of Capitol common stock than Capitol has agreed to issue in the merger, then all First Carolina shareholders who have elected to receive Capitol common stock will receive Capitol common stock and those shareholders who elected to receive cash or who have made no election will be treated in the following manner:

➢	If the number of shares held by First Carolina shareholders who have made no election is sufficient to make up the shortfall in the number of Capitol shares that Capitol is required to issue, then all First Carolina shareholders who elected cash will receive cash, and those shareholders who made no election will receive both cash and Capitol common stock in whatever proportion is necessary to make up the shortfall.

➢	If the number of shares held by First Carolina shareholders who have made no election is insufficient to make up the shortfall, then all First Carolina shareholders who made no election will receive Capitol common stock and those First Carolina shareholders who elected to receive cash will receive cash and Capitol common stock in whatever proportion is necessary to make up the shortfall.

     Notwithstanding these rules, as described under “Material Federal Income Tax Consequences of the Merger,” it may be necessary for Capitol to reduce the number of shares of First Carolina common stock that will be converted into the right to receive cash and correspondingly increase the number of shares of First Carolina common stock that will be converted into Capitol common stock. If this adjustment is necessary, shareholders who elect to receive cash or a combination of cash and stock may be required on a pro rata basis to receive a greater amount of Capitol common stock than they otherwise would have received.

     No guarantee can be made that you will receive the amounts of cash and/or stock you elect. As a result of the allocation procedures and other limitations outlined in this document and in the merger agreement, you may receive Capitol common stock or cash in amounts that vary from the amounts you elect to receive.

Election Procedures; Surrender of Stock Certificates

     An election form is being mailed separately from this proxy statement/prospectus to holders of shares of First Carolina common stock on or about the date this proxy statement/prospectus is being mailed. Each election form entitles the holder of First Carolina common stock to elect to receive cash, Capitol common stock, or a combination of cash and stock, or make no election with respect to the merger consideration you wish to receive.

     To make an effective election, you must submit a properly completed election form to UMB Bank, n.a. on or before 5:00 p.m., Eastern time, on March 23, 2004. UMB Bank, n.a. will act as exchange agent in the merger and in that role will process the exchange of First Carolina stock certificates for cash and/or Capitol common stock. Shortly after the merger, the exchange agent will allocate cash and stock among First Carolina shareholders, consistent with their elections and the allocation and proration procedures. You will receive instructions from the exchange agent on where to surrender your First Carolina stock certificates after the merger is completed. In any event, do not forward your First Carolina stock certificates with your proxy card or the election form.

     You may change your election at any time prior to the election deadline by written notice accompanied by a properly completed and signed later dated election form received by the exchange agent prior to the election deadline. All elections will be revoked automatically if the merger agreement is terminated. If you have a preference for receiving either Capitol stock and/or cash for your First Carolina stock, you should complete and return the election form. If you do not make an election, you will be allocated Capitol common stock and/or cash depending on the elections made by other shareholders.

     Capitol makes no recommendation as to whether you should elect to receive cash, stock or a combination of cash and stock in the merger. You must make your own decision with respect to your election. Generally, the merger will be a tax-free transaction for First Carolina shareholders to the extent they receive Capitol common stock. See “Material Federal Income Tax Consequences of the Merger.”

     First Carolina shareholders who do not submit a properly completed election form or revoke their election form prior to the election deadline will have their shares of First Carolina common stock designated as non-election shares.

     After the completion of the merger, the exchange agent will mail to First Carolina shareholders a letter of transmittal, together with instructions for the exchange of their First Carolina common stock certificates for the merger consideration. Until you surrender your First Carolina stock certificates for exchange after completion of the merger, you will not be paid dividends or other distributions declared after the merger with respect to any Capitol common stock into which your First Carolina shares have been converted. When you surrender your First Carolina stock certificates, Capitol will pay any unpaid dividends or other distributions, without interest. After the completion of the merger, there will be no further transfers of First Carolina common stock. First Carolina stock certificates presented for transfer after the completion of the merger will be canceled and exchanged for the merger consideration.

     If your First Carolina stock certificates have been either lost, stolen or destroyed, you will have to prove your ownership of these certificates and that they were lost, stolen or destroyed before you receive any consideration for your shares. Upon request, UMB Bank n.a. will send you instructions on how to provide evidence of ownership.

Effective Time

     The merger will become effective when the articles of merger reflecting the merger are filed with the Secretary of State of North Carolina and the North Carolina Commissioner of Banks.

     Capitol and First Carolina will complete the merger after all the conditions to the merger set forth in the merger agreement have first been satisfied or waived, unless it is agreed otherwise.

     It is anticipated that the merger will be completed during the first quarter of 2004. However, the completion of the merger could be delayed if there is a delay in satisfying any conditions to the merger. There can be no assurances as to whether, or when, Capitol and First Carolina will complete the merger. If the merger is not completed on or before December 1, 2004, either Capitol or First Carolina may terminate the merger agreement, unless the failure to complete the merger by that date is due to the failure of the party seeking to terminate the merger agreement to perform its covenants in the merger agreement. See “Conditions to the Completion of the Merger” and “Regulatory Approvals Required for the Merger” beginning on pages 51 and 57, respectively.

Conditions to the Completion of the Merger

     Completion of the merger is subject to various conditions. While it is anticipated that all of the applicable conditions will be satisfied, there can be no assurance as to whether or when all of those conditions will be satisfied or, where permissible, waived.

     Each party’s obligation to complete the merger is subject to the timely satisfaction or written waiver by such party, to the extent such condition is waivable, of the following conditions:

•	The holders of 66 2/3% of the outstanding shares of First Carolina common stock must approve the merger agreement by the respective requisite affirmative votes.

•	The shares of Capitol common stock to be issued in the merger must have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

•	All necessary approvals of filings with any governmental or regulatory authority must have been obtained or made, and any applicable waiting periods must have expired. All other statutory or regulatory requirements for the valid completion of the merger must be satisfied.

•	The registration statement must have been declared effective and must not be subject to a stop order of the SEC, and no proceedings for that purpose shall have been initiated or threatened by the SEC, and, if the offer and sale of Capitol common stock in the merger is subject to the securities laws of any state, all blue sky approvals, authorizations and exemptions required to offer and sell such shares shall have been received by Capitol.

•	No order restraining or prohibiting the merger in any legal, administrative, arbitration, investigatory or other proceedings by any governmental or judicial or other authority must be in effect. No statute, rule, regulation, order, injunction or decree of any governmental or regulatory authority which prohibits, materially restricts or makes illegal completion of the merger must be in effect.

•	First Carolina must receive an opinion of its tax counsel, dated as of the time the merger is completed.

•	The number of shares of First Carolina common stock with respect to which dissenters’ rights are perfected under applicable law, when aggregated, shall not exceed 5% of all outstanding shares of First Carolina common stock as a whole.

     Capitol’s obligation to effect the merger is subject to the satisfaction or written waiver by Capitol of the following additional conditions:

•	The representations and warranties of First Carolina must be true and correct in all material respects as of the date of the merger agreement and at the completion of the merger with the same effect as though made at the completion of the merger, or on the date when made in the case of any representation or warranty which specifically relates to an earlier date.

•	First Carolina must have performed in all material respects all obligations under the merger agreement at or before the closing date of the merger.

•	First Carolina shall have conformed its accounting and reserve policies to those of Capitol.

•	As of the last day of the month immediately preceding the closing date of the merger, First Carolina shall have a total shareholders’ equity of not less than $6,200,000.

•	All outstanding options and warrants to acquire shares of First Carolina common stock that were outstanding as of September 30, 2003, shall have either prior to the effective time of the merger been exercised or terminated and converted pursuant to the terms of the merger agreement.

•	No event or circumstance shall have occurred since December 31, 2003 which has, or is likely to have, a materially adverse effect on First Carolina or upon the right of First Carolina to conduct, or the continuing successful operation of, any material or significant part of their businesses as presently conducted.

•	Capitol must have received certain closing certificates from First Carolina.

•	First Carolina shall have delivered to Capitol an opinion of Gaeta & Associates, P.A., counsel for First Carolina, dated as of the date of the closing of the merger and in a form reasonably satisfactory to Capitol and counsel for Capitol.

     First Carolina’s obligation to effect the merger is subject to the satisfaction or written waiver by First Carolina of the following additional conditions:

•	The representations and warranties of Capitol must be true and correct in all material respects as of the date of the merger agreement and at the completion of the merger with the same effect as though made at the completion of the merger, or on the date when made in the case of any representation or warranty which specifically relates to an earlier date.

•	First Carolina must have performed in all material respects all obligations under the merger agreement at or before the closing date of the merger.

•	No event or circumstance shall have occurred since December 31, 2003 which has, or is likely to have, a materially adverse effect on Capitol or upon the right of Capitol or any of the Capitol subsidiaries to conduct, or the continuing successful operation of, any material or significant part of their businesses as presently conducted.

•	First Carolina must have received closing certificates from Capitol.

•	First Carolina shall have received from The Carson Medlin Company a written opinion to the effect that the merger consideration to be received by First Carolina’s shareholders is fair, from a financial point of view, to First Carolina and its shareholders as of the date of approval of the merger agreement by its board of directors and The Carson Medlin Company shall have delivered a letter to First Carolina, updated as of a date within five business days preceding the mailing date of this proxy statement/prospectus, to the effect that it remains its opinion that the merger consideration to be received by First Carolina’s shareholders is fair, from a financial point of view, to First Carolina and its shareholders.

•	Capitol shall have delivered to First Carolina an opinion of Miller, Canfield, Paddock and Stone, P.L.C., counsel for Capitol, dated as of the date of the closing of the merger and in a form reasonably satisfactory to First Carolina and counsel for First Carolina.

     No assurance can be provided as to if or when the requisite regulatory approvals necessary to consummate the merger will be obtained or whether all of the other conditions precedent to the merger will be satisfied or waived by the party permitted to do so. If the merger is not completed by December 1, 2004, the merger agreement may be terminated by either Capitol or First Carolina, unless the party that wants to terminate the merger agreement is in violation of the merger agreement.

Representations and Warranties

     Each of First Carolina and Capitol has made representations and warranties to the other in the merger agreement as to, among other things:

•	corporate existence, good standing and qualification to conduct business;

•	capitalization;

•	due authorization, execution, delivery and enforceability of the merger agreement;

•	governmental and third-party consents necessary to complete the merger;

•	financial statements;

•	brokers fees;

•	compliance with laws;

•	agreements with regulatory agencies;

•	absence of legal proceedings and regulatory actions;

•	effective time of representations and warranties;

•	absence of material adverse changes; and

•	undisclosed liabilities.

     Capitol has also made representations and warranties to First Carolina with respect to no knowledge of obstacles to regulatory approval or tax treatment. First Carolina has also made representations and warranties to Capitol with respect to, among other things:

•	absence of certain changes or events;

•	tax and tax returns;

•	employees;

•	certain contracts;

•	other activities of First Carolina;

•	investment securities;

•	derivatives contracts;

•	environmental liability;

•	state takeover laws and charter provisions;

•	insurance;

•	conduct of business;

•	title to assets;

•	real property;

•	leases of personal property;

•	tangible personal property;

•	loans and investments;

•	intellectual property;

•	no investment company;

•	tax treatment of the merger;

•	stock appreciation rights;

•	accuracy of information supplied;

•	no ownership of Capitol common stock;

•	shareholder and regulatory approvals; and

•	allowance for loan losses.

Conduct of Business Pending the Merger

     First Carolina has agreed, during the period from the date of the merger agreement to the completion of the merger (except as expressly provided in the merger agreement and except as consented by Capitol), to conduct its business in the ordinary course consistent with past practice. Specifically, First Carolina has agreed that it will not, without the prior consent of Capitol:

•	other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance;

•	(i) adjust, split, combine or reclassify any capital stock including, without limitation, increasing or decreasing such capital stock, changing such capital stock into, or exchanging such capital stock for, a different number or kind of shares or securities, as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization; (ii) make, declare or pay any cash dividend, stock dividend, or any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock; (iii) grant any stock appreciation rights or grant any person any right to acquire any shares of its capital stock (and no further or additional options to purchase stock shall be granted pursuant to the First Carolina Stock option plans); or (iv) issue any additional shares of capital stock except pursuant to the exercise of the First Carolina stock options as of the date of the merger agreement;

•	sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any person, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of the merger agreement;

•	except for transactions in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of the merger agreement, make any material investment (whether by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other person);

•	acquire or agree to acquire any property or assets which are material to First Carolina (other than in the ordinary course of business consistent with past practice and other than through foreclosure of any liens or security interests granted in connection with an ordinary extension of credit by First Carolina);

•	except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms;

•	except for regularly scheduled salary increases in accordance with historical practices, and payments payable under the existing bonus plan of First Carolina consistent with past practices (provided, however, and notwithstanding the foregoing, First Carolina shall not increase the salary of, or pay any bonus to, any officer with a title of Vice President or above without the prior consent of Capitol), increase in any manner the compensation or fringe benefits of any of its directors, officers or employees, or pay any pension or retirement allowance not required by any existing plan or agreement to any such directors, officers or employees, or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any director, officer or employee other than in the ordinary course of business consistent with past practice, or accelerate the vesting of any stock options or other stock-based compensation, or advance in title, any officer to a title of Vice President or above;

•	enter into any employment agreements not terminable without cost or penalty with or without cause with, or grant any severance or termination pay to, or enter into any severance or termination agreement with, directors, officers or employees; or hire any additional personnel at a level of Vice President or higher; or change the fees payable to directors for the attendance at meetings of its board of directors or any committee of its board of directors;

•	solicit, encourage or authorize or permit any person to solicit from any third party any inquiries or proposals relating to the disposition of its business or assets, or the acquisition of its voting securities, or the merger or business combination with any corporation or other entity other than as provided by the merger agreement (and First Carolina shall promptly notify Capitol of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters);

•	settle any claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practice;

•	take any action that would prevent or impede the merger from qualifying as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended;

•	amend its articles of incorporation or its bylaws;

•	compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith) or file any appeal from an asserted deficiency except in a form previously approved by Capitol in writing or file or amend any federal, foreign or state tax return or report or make any tax election or change any method or period of accounting unless required by GAAP or applicable law;

•	other than in prior consultation with Capitol, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

•	change its fiscal year or change any of the accounting principles or practices used by it;

•	make or cause to be made any discretionary contribution to any First Carolina benefit plan;

•	make any new loan or extension of credit or commitment to make a new loan or extension of credit which (i) is amortized over a period in excess of ten years and (ii) either (A) is secured by collateral and by its own terms, or if aggregatable with any other loan, has a principal amount in excess of $850,000, or (B) is not secured by collateral and by its own terms, or if aggregatable with any other loan, has a principal amount in excess of $250,000;

•	take any action that would cause it to be deemed an “owner,” an “operator,” a “potentially responsible person,” or a “participant in management”, or a party liable under any applicable environmental laws;

•	carry on its business in any manner that is not substantially the same as heretofore conducted or introduce any new or different method of management or operation in respect of its business and properties, including, without limitation, materially altering the mix of demand deposit and interest bearing deposit accounts and/or any rates, terms or services with respect to deposit accounts, loans and other products other than in line with generally prevailing rates, terms and services in the market areas it serves;

•	amend, modify, terminate or fail to renew or preserve its business organization, material rights, franchises, permits and licenses, or take any action which would jeopardize the continuance of the goodwill of its customers where such action would have a material adverse effect on First Carolina;

•	make any loan or extension of credit, or enter into any commitment to make any loan or extension of credit, to any director, officer, employee or 5% shareholder of First Carolina, except in the ordinary course of business and any existing written loan policy of First Carolina; or

•	make any capital expenditures, or commitments with respect thereto, except those in the ordinary course of business which do not exceed $50,000 individually or $100,000 in aggregate.

No Solicitation by First Carolina

     So long as the merger agreement remains in effect and no notice of termination has been given under the merger agreement, First Carolina has agreed not to authorize or knowingly permit any of its representatives, directly or indirectly, to initiate, entertain, solicit, encourage, engage in, or participate in, negotiations with any person or any group of persons (other than Capitol or CBC Bank or any of their respective subsidiaries and affiliates) (a “potential First Carolina acquiror”) concerning any First Carolina acquisition proposal other than pursuant to the merger agreement. First Carolina has agreed to promptly inform Capitol of any inquiry it may receive with respect to any First Carolina acquisition proposal and First Carolina shall furnish to Capitol a copy thereof.

     As used in this proxy statement/prospectus, “First Carolina acquisition proposal” means any (i) proposal pursuant to which any person or group, other than Capitol or any Capitol subsidiary, would acquire or participate in a merger or other business combination involving First Carolina, directly or indirectly; (ii) proposal by which any person or group, other than Capitol, CBC Bank or any Capitol subsidiary, would acquire the right to vote 10% or more of the capital stock of First Carolina entitled to vote thereon for the election of directors; (iii) acquisition of 10% or more of the assets of First Carolina, other than in the ordinary course of business or as contemplated by the merger agreement; or (iv) acquisition in excess of 10% of the outstanding capital stock of First Carolina other than as contemplated by the merger agreement.

     First Carolina and its board of directors and representatives, however, may furnish information to, or enter into discussions or negotiations with, any person that makes a First Carolina acquisition proposal if:

•	the board of directors of First Carolina, after consultation with and receiving the advice of its legal counsel and financial advisors, determines in good faith that such action is necessary or required for the board of directors of First Carolina to comply with its fiduciary duties to its shareholders under applicable law or its articles of incorporation or bylaws;

•	prior to furnishing such information to, or entering into discussions or negotiations with, such person, First Carolina discloses to Capitol that it is furnishing information to, or entering into discussions or negotiations with, such person, which notice shall describe the terms thereof;

•	prior to furnishing such information to such person, First Carolina receives from such person an executed confidentiality agreement; and

•	First Carolina keeps Capitol informed promptly of the status (including the terms, but any disclosure of terms shall be covered by a confidentiality agreement) of any such discussions or negotiations.

     Subject to the above, the board of directors of First Carolina may approve and recommend to the shareholders of First Carolina a First Carolina acquisition proposal from a potential First Carolina acquiror.

Regulatory Approvals Required for the Merger

     Capitol and First Carolina have agreed to use their reasonable best efforts to obtain all regulatory approvals required to consummate the transactions contemplated by the merger agreement, which include approval from the Federal Reserve Board, the Federal Deposit Insurance Corporation and the North Carolina Banking Commission. Capitol filed these applications with these regulatory bodies seeking such approval in January 2004. The merger cannot proceed in the absence of these regulatory approvals. Although Capitol and First Carolina expect to obtain these required regulatory approvals, there can be no assurance as to if and when these regulatory approvals will be obtained.

     Capitol and First Carolina are not aware of any other material governmental approvals or actions that are required prior to the parties’ consummation of the merger other than those described below. It is presently contemplated that if any such additional governmental approvals or actions are required, such approvals or actions will be sought.

     Federal Reserve Board. The merger is subject to approval by the Federal Reserve pursuant to Section 4 of the Bank Holding Company Act of 1956, as amended (the “BHCA”), and Sections 25 and 25(a) of the Federal Reserve Act, as amended.

     The Federal Reserve is prohibited from approving any transaction under the applicable statutes that would result in a monopoly, or that would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States; or may have the effect in any section of the United States of substantially lessening competition, or tending to create a monopoly, or resulting in a restraint of trade, unless the Federal Reserve finds that the anti-competitive effects of the transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

     In reviewing a transaction under the applicable statutes, the Federal Reserve will consider the financial and managerial resources of the companies and their subsidiary banks and the convenience and needs of the communities to be served. As part of, or in addition to, consideration of the above factors, it is anticipated that the Federal Reserve will consider the regulatory status of Capitol and First Carolina, current and projected economic conditions, and the overall capital and safety and soundness standards established by the Federal Deposit Insurance Corporation Improvement Act of 1991 and the regulations promulgated thereunder.

     In addition, under the Community Reinvestment Act of 1977, as amended (the “CRA”), the Federal Reserve must take into account the record of performance of each of Capitol and First Carolina in meeting the credit needs of the entire community, including low and moderate income neighborhoods, served by each company.

     The Federal Reserve will furnish notice and a copy of the application for approval of the merger to the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency, the Department of Justice and the appropriate state regulatory authorities. These agencies have 30 days to submit their views and recommendations to the Federal Reserve. Furthermore, the BHCA and Federal Reserve regulations require publication of notice of, and the opportunity for public comment on, the applications submitted for approval of the merger and authorize the Federal Reserve to hold a public hearing in connection therewith if the Federal Reserve determines that such a hearing would be appropriate. Any such hearing or comments provided by third parties could prolong the period during which the application is subject to review by the Federal Reserve.

     At any time the DOJ may challenge the merger on antitrust grounds and seek the divestiture of certain assets and liabilities. The commencement of an antitrust action by the DOJ would stay the effectiveness of Federal Reserve approval of the merger unless a court specifically orders otherwise. In reviewing the merger, the DOJ could analyze the merger’s effect on competition differently than the Federal Reserve, and thus it is possible that the DOJ could reach a different conclusion than the Federal Reserve regarding the merger’s competitive effects. Failure of the DOJ to object to the merger may not prevent the filing of antitrust actions by private persons or state attorneys general.

     Other Approvals. The merger is also subject to the approval of the North Carolina Banking Commission and the approval of the Federal Deposit Insurance Corporation under the Bank Merger Act.

Material Federal Income Tax Consequences of the Merger

     The following discussion addresses the material United States federal income tax consequences of the merger to holders of First Carolina common stock. This discussion applies only to First Carolina shareholders that hold their First Carolina common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code. Further, this discussion does not address all aspects of United States federal taxation that may be relevant to a particular shareholder in light of its personal circumstances or to shareholders subject to special treatment under the United States federal income tax laws including: banks or trusts; tax-exempt organizations; insurance companies; dealers in securities or foreign currency; traders in securities who elect to apply a mark-to-market method of accounting; pass-through entities and investors in such entities; foreign persons; shareholders who received their First Carolina common stock through the exercise of employee stock options, through a tax-qualified retirement plan or otherwise as compensation; and shareholders who hold First Carolina common stock as part of a hedge, straddle, constructive sale, conversion transaction or other integrated instrument.

     This discussion is based on the Internal Revenue Code, Treasury regulations, administrative rulings and judicial decisions, all as in effect as of the date of this proxy statement/prospectus and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. Tax considerations under state, local and foreign laws are not addressed in this document. The tax consequences of the merger to you may vary depending upon your particular circumstances. Therefore, you should consult your tax advisor to determine the particular tax consequences of the merger to you, including those relating to state and/or local taxes.

     The federal income tax consequences of the merger to you will depend primarily on whether you exchange your First Carolina common stock for solely Capitol common stock (except for cash received instead of a fractional share of Capitol common stock), solely cash or a combination of stock and cash. Regardless of whether you elect to receive Capitol common stock, cash or a combination of stock and cash, the federal income tax consequences will depend on the actual merger consideration that you receive.

     Exchange Solely for Capitol Common Stock. No gain or loss will be recognized by a First Carolina shareholder who receives solely shares of Capitol common stock (except for cash received in lieu of fractional shares, as discussed below) in exchange for all of his or her shares of First Carolina common stock. The tax basis of the shares of Capitol common stock received by a First Carolina shareholder in such exchange will be equal (except for the basis attributable to any fractional shares of Capitol common stock, as discussed below) to the basis of the First Carolina common stock surrendered in exchange for the Capitol common stock. The holding period of the Capitol common stock received will include the holding period of shares of First Carolina common stock surrendered in exchange for the Capitol common stock, provided that such shares were held as capital assets of the First Carolina shareholder at the effective time of the merger.

     Exchange Solely for Cash. A First Carolina shareholder who receives solely cash in exchange for all of his or her shares of First Carolina common stock (and is not treated as constructively owning Capitol common stock after the merger under the circumstances referred to below under "Possible Dividend Treatment” will recognize gain or loss for federal income tax purposes equal to the difference between the cash received and such shareholder’s tax basis in the First Carolina common stock surrendered in exchange for the cash. Such gain or loss will be a capital gain or loss, provided that such shares were held as capital assets of the First Carolina shareholder at the effective time of the merger. Such gain or loss will be long-term capital gain or loss if the First Carolina shareholder’s holding period is more than one year. The Internal Revenue Code contains limitations on the extent to which a taxpayer may deduct capital losses from ordinary income.

     Exchange for Capitol Common Stock and Cash. A First Carolina shareholder who receives a combination of Capitol common stock and cash in exchange for his or her First Carolina common stock will not be permitted to recognize any loss for federal income tax purposes. Such a shareholder will recognize gain, if any, equal to the lesser of (1) the amount of cash received or (2) the amount of gain “realized” in the transaction. The amount of gain a First Carolina shareholder “realizes” will equal the amount by which (a) the cash plus the fair market value at the effective time of the merger of the Capitol common stock received exceeds (b) the shareholders’ basis in the First Carolina common stock to be surrendered in the exchange for the cash and Capitol common stock. Any recognized gain could be taxed as a capital gain or a dividend, as described below. The tax basis of the shares of Capitol common stock received by such First Carolina shareholder will be the same as the basis of the shares of First Carolina common stock surrendered in exchange for the shares of Capitol common stock, adjusted as provided in Section 358(a) of the Internal Revenue Code for the cash received in exchange for such shares of First Carolina common stock. The holding period for shares of Capitol common stock received by such First Carolina shareholder will include such shareholder’s holding period for the First Carolina common stock surrendered in exchange for the Capitol common stock, provided that such shares were held as capital assets of the shareholder at the effective time of the merger.

     A First Carolina shareholder’s federal income tax consequences will also depend on whether his or her shares of First Carolina common stock were purchased at different times at different prices. If they were, the First Carolina shareholder could realize gain with respect to some of the shares of First Carolina common stock and loss with respect to other shares. Such First Carolina shareholder would have to recognize such gain to the extent such shareholder receives cash with respect to those shares in which the shareholder’s adjusted tax basis is less than the amount of cash plus the fair market value at the effective time of the merger of the Capitol common stock received, but could not recognize loss with respect to those shares in which the First Carolina shareholder’s adjusted tax basis is greater than the amount of cash plus the fair market value at the effective time of the merger of the Capitol common stock received. Any disallowed loss would be included in the adjusted basis of the Capitol common stock.

Such a First Carolina shareholder is urged to consult his or her own tax advisor respecting the tax consequences of the merger to that shareholder.

     Possible Dividend Treatment. In certain circumstances, a First Carolina shareholder who receives solely cash or a combination of cash and Capitol common stock in the merger may receive ordinary income, rather than capital gain, treatment on all or a portion of the gain recognized by that shareholder if the receipt of cash “has the effect of the distribution of a dividend.” The determination of whether a cash payment has such effect is based on a comparison of the First Carolina shareholder’s proportionate interest in Capitol after the merger with the proportionate interest the shareholder would have had if the shareholder had received solely Capitol common stock in the merger. This could happen because of your purchase (or the purchase by a family member) of additional Capitol stock or a repurchase of shares by Capitol. For purposes of this comparison, the First Carolina shareholder may be deemed to constructively own shares of Capitol common stock held by certain members of the shareholder’s family or certain entities in which the shareholder has an ownership or beneficial interest and certain stock options may be aggregated with the shareholder’s shares of Capitol common stock. The amount of the cash payment that may be treated as a dividend is limited to the shareholder’s ratable share of the accumulated earnings and profits of First Carolina at the effective time of the merger. Any gain that is not treated as a dividend will be taxed as a capital gain, provided that the shareholder’s shares were held as capital assets at the effective time of the merger. Because the determination of whether a cash payment will be treated as having the effect of a dividend depends primarily upon the facts and circumstances of each First Carolina shareholder, shareholders are urged to consult their own tax advisors regarding the tax treatment of any cash received in the merger.

     Cash in Lieu of Fractional Shares. A First Carolina shareholder who holds First Carolina common stock as a capital asset and who receives in the merger, in exchange for such stock, solely Capitol common stock and cash in lieu of a fractional share interest in Capitol common stock will be treated as having received such cash in full payment for such fractional share of stock and as capital gain or loss, notwithstanding the dividend rules discussed above.

Termination of the Merger Agreement

     General. The merger agreement may be terminated at any time prior to completion of the merger, whether before or after the approval of the merger by the shareholders of First Carolina, in any of the following ways:

•	by mutual consent of Capitol and First Carolina in a written instrument, if the board of directors of each so determines by a vote of a majority of the members of its entire board;

•	by either the board of directors of Capitol or the board of directors of First Carolina if (i) any governmental entity which must grant a requisite regulatory approval has denied approval of the merger and such denial has become final and nonappealable or any governmental entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement, and (ii) the board of directors of Capitol or the board of directors of First Carolina, as the case may be, so determines by an affirmative vote of a majority of the members of its entire board;

•	by either the board of directors of Capitol or the board of directors of First Carolina if (i) the merger shall not have been consummated on or before the first anniversary of the date of the merger agreement, unless the failure of the closing of the merger to occur by such date shall be due to the failure of the party seeking to terminate the merger agreement to perform or observe the covenants and agreements of such party set forth in the merger agreement, and (ii) the board of directors of Capitol or the board of directors of First Carolina, as the case may be, so determines by an affirmative vote of a majority of the members of its entire board;

•	by either the board of directors of Capitol or the board of directors of First Carolina (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if (i) there shall have been a material breach of the merger agreement on the part of the other party, which breach is not cured within forty-five (45) days following written notice to the party committing such breach, or which breach, by its nature or timing, cannot be cured prior to the closing date in the merger agreement, and (ii) the board of directors of Capitol or the board of directors of First Carolina, as the case may be, so determines by an affirmative vote of a majority of the members of its entire board;

•	by either Capitol or First Carolina if any approval of the shareholders of First Carolina required for the consummation of the merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof;

•	by Capitol upon written notice to First Carolina if the board of directors of First Carolina does not, or shall indicate to Capitol that it is unwilling or unable to, publicly recommend in this proxy statement/prospectus that its shareholders approve and adopt the merger agreement, or if after recommending in this proxy statement/prospectus that its shareholders approve and adopt the merger agreement, the board of directors of First Carolina shall have withdrawn, modified or amended such recommendation in any respect materially adverse to Capitol, provided that any such notice of termination must be given not later than 45 days after the later of the date Capitol shall have been advised by First Carolina in writing that it is unable or unwilling to so recommend in this proxy statement/prospectus or that it has withdrawn, modified or amended such recommendation, or such later date as may be agreed upon by Capitol and First Carolina;

•	by Capitol upon written notice to First Carolina if First Carolina shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person or entity other than Capitol or CBC Bank to effect a First Carolina acquisition proposal or shall fail to publicly oppose a tender offer or exchange offer by another person based on a First Carolina acquisition proposal;

•	by either Capitol or First Carolina if any of the conditions specified by Article VII to the obligation of the terminating party have not been satisfied on the closing date (provided that the failure of satisfaction of any of the conditions shall not have been caused by the material breach of the terminating party);

•	by Capitol if the closing date First Carolina disclosure schedule discloses any change from the First Carolina disclosure schedule which has, or is likely to have, a material adverse effect on First Carolina;

•	by First Carolina if the closing date Capitol disclosure schedule discloses any change from the Capitol disclosure schedule which has, or is likely to have, a material adverse effect on Capitol; or

•	by either Capitol or First Carolina if the Market Price is less than $25.00 or more than $33.00.

     It is not possible to know whether the price-based termination right will be triggered until after such thirty-day period. Capitol and First Carolina boards have made no decision as to whether they would exercise their right to terminate the merger agreement if the termination right were triggered. In considering whether to exercise their termination right, Capitol and First Carolina boards of directors would, consistent with their fiduciary duties, take into account all relevant facts and circumstances that exist at that time and would consult with their financial and legal advisers. If First Carolina’s shareholders approve and adopt the merger agreement at the special meeting and afterward the price-based termination right is triggered, the First Carolina board of directors will have the authority, consistent with its fiduciary duties, to elect either to complete the merger or to terminate the merger agreement.

     Termination Fees. First Carolina must pay Capitol a termination fee of $350,000 plus expenses incurred by Capitol in connection with the merger if:

•	at any time prior to termination of the merger agreement First Carolina authorizes, recommends, publicly proposes or publicly announces its intention to authorize, recommend or propose, or entered into an agreement with any person (other than Capitol or CBC Bank) to effect a First Carolina acquisition proposal or First Carolinafails to publicly oppose a tender offer or exchange offer by another person based on a First Carolina acquisition proposal;

•	Capitol terminates the merger agreement pursuant to for any of the following reasons:

➢	approval of the shareholders of First Carolina required for the consummation of the merger was not obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof;

➢	the board of directors of First Carolina did not, or indicated to Capitol that it was unwilling or unable to, publicly recommend in this proxy statement/prospectus that its shareholders approve and adopt the merger agreement, or if after recommending in this proxy statement/prospectus that its shareholders approve and adopt the merger agreement, the board of directors of First Carolina withdraws, modifies or amends such recommendation in any respect materially adverse to Capitol; or

➢	First Carolina authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person or entity other than Capitol or CBC Bank to effect a First Carolina acquisition proposal or failed to publicly oppose a tender offer or exchange offer by another person based on a First Carolina acquisition proposal; or

•	First Carolina fails to call and hold the meeting of its shareholders to approve the merger agreement.

     First Carolina agreed to this termination fee arrangement in order to induce Capitol to enter into the merger agreement. This arrangement could have the effect of discouraging other companies from trying to acquire First Carolina.

     Effect of Termination. If the merger agreement is terminated, it will become void and there will be no liability on the part of Capitol or First Carolina or their respective officers or directors, except that:

•	certain provisions of the merger agreement relating to (i) the effect of termination; (ii) the payment of fees and expenses; (iii) the survival of representations, warranties and agreements; (iv) jurisdiction and service of process; (v) governing law; (vi) assignment and third party beneficiaries; (vii) attorney fees; (viii) the confidential treatment of information; (ix) employee benefit plans; and (x) additional agreements will survive the termination; and

•	any termination will be without prejudice to the rights of any party arising out of the willful breach by the other party of any provision of the merger agreement.

Extension, Waiver and Amendment of the Merger Agreement

     Extension and Waiver. At any time prior to the completion of the merger, each of Capitol and First Carolina may, to the extent legally allowed:

•	extend the time for the performance of the obligations under the merger agreement;

•	waive any inaccuracies in the other party’s representations and warranties contained in the merger agreement; and

•	waive the other party’s compliance with any of its agreements contained in the merger agreement, or waive compliance with any conditions to its obligations to complete the merger.

     Amendment. Subject to compliance with applicable law, Capitol and First Carolina may amend the merger agreement at any time before or after approval of the merger proposal by First Carolina shareholders. However, after approval of the merger proposal by First Carolina shareholders, there may not be, without their further approval, any amendment of the merger agreement that reduces the amount or changes the form of the consideration to be delivered to the First Carolina shareholders.

Employee Benefit Plans

     Unless otherwise determined by Capitol: (i) at the effective time of the merger the First Carolina benefit plans (including, without limitation, the First Carolina 401(k) Plan and all deferred compensation plans and agreements, supplemental retirement income agreements, severance agreements, employment agreements and stock option and incentive plans benefiting current or former directors, officers or employees of First Carolina), shall, as determined by Capitol, be cancelled, terminated, frozen, or merged with corresponding employee benefit plans, arrangements and agreements maintained by Capitol (the “Capitol Benefit Plans”) in accordance with and to the extent permitted by applicable law; (ii) from and after the effective time of the merger, the Capitol Benefit Plans in effect as of the date of the merger agreement shall remain in effect with respect to employees of Capitol and its subsidiaries covered by such plans at the effective time of the merger; and (iii) from and after the effective time of the merger, and in replacement of, and substitution for, and in lieu of, the First Carolina benefit plans, the Capitol Benefit Plans shall be the benefit plans in effect with respect to those employees of First Carolina covered by the First Carolina benefit plans immediately prior to the effective time of the merger who are eligible for coverage under the Capitol Benefit Plans. With respect to such benefits, each such participant shall receive service credit for purposes of determining eligibility to participate, vesting and for any schedule of benefits based on service under such plans for years of service with First Carolina prior to the effective time of the merger, provided that such service shall not be recognized to the extent such recognition would result in a duplication of benefits. Capitol has agreed to honor in accordance with their terms all benefits vested as of the effective time of the merger under the First Carolina benefit plans.

Stock Market Listing

     Capitol common stock is listed on the New York Stock Exchange. Capitol has agreed to use its reasonable best efforts to cause the shares of Capitol common stock to be issued in the merger to be listed on the New York Stock Exchange. It is a condition of the merger that those shares be listed on the New York Stock Exchange.

Expenses

     The merger agreement provides that each of Capitol and First Carolina will pay its own expenses in connection with the transactions contemplated by the merger agreement; provided, however, that the costs and expenses of printing and mailing this proxy statement/prospectus, and all filing and other fees paid to the SEC in connection with the merger, will be borne equally by Capitol and First Carolina.

Conforming Accounting and Reserve Policies; Restructuring Expenses

     Capitol and First Carolina have agreed to consult and cooperate with each other prior to completing the merger:

•	to conform First Carolina’s approach to determining the level of the allowance for loan losses to the methodology used by Capitol;

•	to determine appropriate accruals, reserves and charges for First Carolina to establish and take in respect of excess facilities and equipment capacity, severance costs, write-down or write-off of various assets, and other appropriate accounting adjustments, taking into account Capitol’s business plan following the merger; and

•	to determine the amount and timing for recognizing, for financial accounting purposes, the expenses of the merger and the restructuring charges related to or to be incurred in connection with the merger.

     At the request of Capitol, First Carolina has agreed to promptly establish and take such reserves and accruals as Capitol shall request to conform First Carolina’s loan, accrual and reserve policies to Capitol’s policies, to establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, real estate valuation policies and practices, write-off or write-down of various assets and other appropriate accounting adjustments, and to recognize for financial accounting purposes such expenses of the merger and restructuring charges related to or to be incurred in connection with the merger. It is the objective of Capitol and First Carolina that such reserves, accruals and charges be taken on or before the effective time of the merger, but in no event later than immediately prior to the closing of the merger.

Dissenters’ Rights

     Under Article 13 of the North Carolina Business Corporation Act (“Article 13”), the holders of First Carolina common stock who object to the merger may “dissent” and become entitled to be paid the “fair value” of their shares of common stock of First Carolina if the merger is completed.

     The following is only a summary of the rights of a dissenting First Carolina shareholder. A shareholder who intends to exercise dissenters’ rights should carefully review the following summary and comply with all requirements of Article 13. A copy of Article 13 is attached as Annex B to this proxy statement/prospectus and is incorporated into this discussion by reference. A dissenting shareholder also should consult with his or her attorney and tax advisor. NO FURTHER NOTICE OF THE EVENTS GIVING RISE TO DISSENTERS’ RIGHTS WILL BE FURNISHED BY FIRST CAROLINA.

     Article 13 provides in detail the procedure First Carolina shareholders must follow if they wish to exercise dissenters’ rights. In summary, dissenting shareholders:

•	must give to First Carolina, and First Carolina must actually receive, before the vote on the merger agreement is taken at the First Carolina special meeting, written notice of their intent to demand payment for their First Carolina common stock if the merger is completed (a “Notice of Intent”); and

•	must not vote their shares in favor of the merger agreement at the special meeting.

     Therefore, First Carolina shareholders do not have to vote against the merger agreement or even vote at all in order to exercise dissenters’ rights, but they may not vote in favor of the merger agreement, and in all cases they must give the required written notice. Shareholders who do not satisfy these requirements will not be able to exercise dissenters’ rights and receive payment for their shares under Article 13. Even if shareholders vote against the merger agreement (either in person or by proxy), they still have to send the required Notice of Intent in order to exercise dissenters’ rights. Shareholders should remember that, as described under the caption “The First Carolina Special Meeting — Proxies” on page 36, if they return signed proxies but fail to give instructions as to how their shares are to be voted, they will be treated as having voted in favor of the merger agreement and will not be able to exercise dissenters’ rights. Shareholders who do not return proxies or otherwise vote at all at the First Carolina special meeting will not be treated as having waived their dissenters’ rights so long as they have given the required Notice of Intent as described above.

     A shareholder’s Notice of Intent should be mailed or delivered to First Carolina’s Chief Executive Officer, David A. Parker, at First Carolina’s corporate office at 137 North Winstead Avenue, Rocky Mount, North Carolina 27804, or it may be hand delivered to him at the First Carolina special meeting (before the voting begins). In order for a Notice of Intent sent by mail to be effective, it must actually be received by First Carolina at its address prior to the special meeting. A Notice of Intent that is hand delivered must be received prior to the time the voting takes place at the special meeting.

     If a shareholder delivers a Notice of Intent and the merger agreement is approved by First Carolina’s shareholders at the special meeting (or at any adjournment of the meeting), and if the shareholder has satisfied all other requirements to exercise dissenters’ rights, then, within ten days following that approval, First Carolina will send the shareholder a written notice (a “Dissenters’ Notice”) that will:

•	include a copy of Article 13;

•	include a form the shareholder may use for demanding payment, and state where the shareholder’s payment demand must be sent, and where and when the shareholder’s share certificates must be deposited; and

•	specify a date by which First Carolina must receive the shareholder’s payment demand (which may not be fewer than 30 or more than 60 days after the date the Dissenters’ Notice is mailed).

     After a dissenting shareholder receives the Dissenters’ Notice, the shareholder must deliver to First Carolina a written demand for payment (a “Payment Demand”) and deposit his or her share certificates with First Carolina by the date set forth in, and in accordance with the terms and conditions of, the Dissenters’ Notice. Otherwise, the shareholder will not be entitled to payment for his or her shares under Article 13. If a shareholder delivers a Payment Demand and deposits his or her share certificates as required by the Dissenters’ Notice, the shareholder will retain all other rights as a shareholder until those rights are canceled or modified by completion of the merger.

     As soon as the merger is completed, or within 30 days after receipt of a shareholder’s Payment Demand (whichever is later), Capitol will pay the shareholder (provided that all requirements to exercise dissenters’ rights have been satisfied) the amount it estimates to be the fair value of his or her shares, plus interest accrued to the date of payment. Under Article 13, the “fair value” of a dissenting shareholder’s shares will be the value of the shares immediately before the merger, excluding any appreciation or depreciation in anticipation of the merger unless that exclusion would not be equitable. The payment will be accompanied by:

•	First Carolina’s most recent available financial statements;

•	an explanation of how the fair value of the shares was estimated and how the interest was calculated; and

•	another copy of Article 13, and a statement of the shareholder’s rights if he or she is dissatisfied with the payment.

     If the merger is not completed within 60 days after the date set for dissenting shareholders to demand payment and deposit their share certificates, First Carolina must return their deposited certificates, and if the merger is completed later, Capitol will send the shareholders a new Dissenters’ Notice and repeat the Payment Demand procedures described above.

     If a shareholder believes the amount paid by Capitol as described above is less than the fair value of his or her shares of First Carolina common stock or that the interest due is incorrectly calculated, or if Capitol fails to make payment within 30 days after receipt of the shareholder’s Payment Demand, or if Capitol fails to complete the merger and does not return the shareholder’s deposited certificates within 60 days after the date set for demanding payment, then the shareholder may notify Capitol in writing of his or her own estimate of the fair value of his or her shares of First Carolina common stock and the amount of interest due, and the shareholder may demand payment of his or her estimate (a “Further Payment Demand”). In any such event, if the shareholder fails to take action within the 30 days after Capitol makes payment for his or her shares or fails to perform timely, the shareholder will be treated as having waived his or her dissenters’ rights under Article 13 and to have withdrawn the dissent and demand for payment.

     If a shareholder has taken all required actions and his or her demand for payment remains unsettled, the shareholder may file a lawsuit within 60 days after the earlier of the date of Capitol’s payment or the date of the shareholder’s Further Payment Demand (where the shareholder is dissatisfied with Capitol’s payment or Capitol has failed to make payment or to return the shareholder’s stock certificates). If a shareholder takes no action within that 60-day period, he or she will be treated as having withdrawn the dissent and demand for payment. In the court proceeding described above, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value, and it will have discretion to make all dissenters whose demands remain unsettled parties to the proceeding. Each dissenter made a party to the proceeding must be served with a copy of the complaint and will be entitled to judgment for the amount, if any, by which the court finds the fair value of his or her shares, plus interest, to exceed the amount paid by Capitol. Court costs, appraisal, and counsel fees may be assessed by the court as it considers equitable.

     Article 13 contains additional provisions and requirements that apply in the case of dissents by nominees who hold shares for others, and by beneficial owners whose shares are held in the names of other persons.

Accounting Treatment

     Capitol will account for the merger as a purchase, as that term is used under accounting principles generally accepted in the United States of America, for accounting and financial reporting purposes. Under purchase accounting, the assets and liabilities of First Carolina as of the effective time will be recorded at their respective fair values and added to those of Capitol. The amount by which the purchase price paid by Capitol exceeds the fair value of the net tangible and identifiable intangible assets acquired by Capitol through the merger will be recorded as goodwill. Financial statements of Capitol issued after the effective time will reflect these values and will not be restated retroactively to reflect the historical financial position or results of operations of First Carolina.

Interests of Certain Persons in the Merger

     In considering the recommendation of the First Carolina board of directors that First Carolina shareholders vote for approval of the merger proposal, First Carolina shareholders should be aware that some First Carolina executive officers and directors may have interests in the merger that may be different from, or in addition to, the interests of shareholders of First Carolina generally. First Carolina’s board of directors was aware of these interests and took them into account in its decision to approve the merger agreement.

     These interests relate to or arise from, among other things:

•	the retention of some of the officers and directors of First Carolina as officers of the surviving bank;

•	the potential receipt of severance and contract payments to several officers;

•	the accelerated vesting of stock options should the option holder’s position with First Carolina be terminated due to the merger; and

•	the cash consideration to be received in the connection with the cancellation of all outstanding First Carolina options.

     First Carolina Board of Directors. At the effective time of the merger, the board of directors of the surviving bank will consist of twenty-one (21) directors who will consist of: (i) twenty (20) persons serving as directors of First Carolina immediately prior to the effective time of the merger; and (ii) one (1) person appointed by Capitol who shall initially be Joseph D. Reid who shall be elected the Chairman of the board of directors of First Carolina. Except as otherwise provided in the preceding sentence, at the effective time of the merger, those individuals who are the officers of First Carolina immediately prior to the effective time of the merger shall be the officers of the surviving bank, serving in the same officer capacities, respectively, together with such other individuals who may be subsequently appointed as officers of the surviving bank by the board of directors of the surviving bank.

     Acceleration and Stock Options. All unvested options held by First Carolina’s directors and employees will become vested at the time of completion of the merger. As of the date of the special meeting, First Carolina’s directors and executive officers are expected to hold vested options to buy a total of 94,485 shares of First Carolina common stock with an exercise price of $11.00 per share. Any of these options and any other options granted under First Carolina’s benefit plans that are not exercised before the merger will be converted into cash equal to the difference between the exercise price of such option and $14.00 multiplied by the number shares of First Carolina common stock subject to such option.

Restrictions on Resales by Affiliates

     Shares of Capitol common stock to be issued to First Carolina shareholders in the merger will have been registered under the Securities Act of 1933 and may be traded freely and without restriction by those shareholders not deemed to be affiliates (as that term is defined under the Securities Act) of First Carolina. Any subsequent transfer of shares, however, by any person who is an affiliate of First Carolina at the time the merger is submitted for a vote of First Carolina shareholders will, under existing law, require either:

•	the further registration under the Securities Act of Capitol common stock to be transferred,

•	compliance with Rule 145 promulgated under the Securities Act, which permits limited sales under certain circumstances, or

•	the availability of another exemption from registration.

     An “affiliate” of First Carolina is a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, First Carolina. These restrictions generally are expected to apply to the directors and executive officers of First Carolina and the holders of 10% or more of the First Carolina common stock. The same restrictions apply to certain relatives or the spouse of those persons and any trusts, estates, corporations or other entities in which those persons have a 10% or greater beneficial or equity interest. Capitol will give stop transfer instructions to the transfer agent with respect to the shares of Capitol common stock to be received by persons subject to these restrictions, and the certificates for their shares will be appropriately legended. First Carolina has agreed in the merger agreement to cause each person who is an affiliate of First Carolina for purposes of Rule 145 under the Securities Act to deliver to Capitol a written agreement intended to ensure compliance with the Securities Act.

COMPARATIVE RIGHTS OF SHAREHOLDERS

     The rights of First Carolina shareholders are currently governed by Chapters 53 and 55 of the General Statutes of North Carolina (the “North Carolina Code”) and the articles of incorporation and bylaws of First Carolina. The rights of Capitol shareholders are currently governed by the Michigan Business Corporation Act, as amended (the “MBCA”) and the articles of incorporation and bylaws of Capitol. The following discussion summarizes the material differences between the current rights of First Carolina shareholders and the rights they will have as Capitol shareholders if they elect to receive Capitol common stock in the merger.

     The following comparison of shareholders’ rights is necessarily a summary and is not intended to be complete or to identify all differences that may, under given situations, be material to shareholders. This summary is qualified in its entirety by reference to the North Carolina Code, First Carolina’s articles of incorporation and bylaws, the MBCA, and Capitol’s articles of incorporation and bylaws.

Authorized Capital Stock

     Capitol. Capitol is authorized to issue 25,000,000 shares of common stock, no par value per share.

     First Carolina. First Carolina is authorized to issue 10,000,000 shares of common stock, par value $5.00 per share.

Size of Board of Directors

     Capitol. Capitol’s bylaws provide that the board must consist of not less than 5 directors and no more than 25 directors, with the exact number fixed by the board of directors. Capitol’s board of directors is currently comprised of 24 persons.

     First Carolina. First Carolina’s bylaws provide that the board must consist of not less than 9 directors and no more than 25 directors, with the exact number fixed by the board of directors. First Carolina’s board of directors is currently comprised of 20 persons.

Classification of Directors

     Capitol. Capitol’s bylaws provide for one class of directors.

     First Carolina. First Carolina’s bylaws divide the board of directors to the extent it consists of nine or more members into three classes of directors serving staggered three-year terms.

Removal of Directors

     Capitol. Capitol’s bylaws provide that a director may be removed from office at any time with or without cause by the vote of the holders of a majority of the outstanding shares of Capitol stock entitled to vote.

     First Carolina. First Carolina’s bylaws provide that a director may be removed from office at any time with or without cause by a vote of the shareholders whenever the number of votes cast in favor of removal of the director exceeds the vote cast against removal.

Filling Vacancies on the Board of Directors

     Capitol. Under Capitol’s bylaws, shareholders may fill a vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors. During the time that the shareholders fail or are unable to fill such vacancy, the board of directors may fill the vacancy by majority vote, even if the board of directors remaining in office constitute fewer than a quorum.

     First Carolina. First Carolina’s bylaws provide that vacancies on the board of directors shall be filled by the shareholders or by the board of directors whichever group shall act first. If the directors remaining in office do not constitute a quorum of the board of directors, the directors may fill the vacancy by the affirmative vote of a majority of the remaining directors, or by the sole remaining director, as the case may be. If the vacant directorship was held by a director elected by a voting group, only the remaining directors or director elected by that voting group or the holders of shares of that voting group are entitled to fill the vacancy. The term of a director elected to fill a vacancy expires at the next meeting of shareholders at which directors are elected.

Nomination of Director Candidates by Shareholders

     Capitol. Capitol’s bylaws provide that any shareholder entitled to vote for the election of directors may make nominations for the election of directors by giving written notice to the Secretary of Capitol at least 90 days prior to the date of the election meeting, but not more than 7 days after the date of notice of the meeting.

     First Carolina. First Carolina’s bylaws provide that nominations for election to the board of directors shall be made by the board, or by a committee duly appointed by the board of directors, at any meeting of shareholders at which directors are to be elected. Nomination for election of any person to the board also may be made at any meeting of shareholders at which directors are to be elected by a shareholder if written notice of such person’s nomination shall have been delivered to the Secretary of First Carolina not later than 120 days prior to the meeting of shareholders.

Shareholder Action Without a Meeting

     Capitol. Under the MBCA, the shareholders of a corporation may take action either at a meeting or without a meeting if all of the shareholders sign a written consent authorizing the action. However, unanimous approval is not required if the corporation’s articles of incorporation allow the shareholders holding a majority of the voting power (or such higher level as may be required) to take action by written consent. In that case, certain other conditions must be met, such as providing notice of the action to all of the shareholders who did not sign the consent. Capitol’s bylaws, as amended, allow shareholders to take action without a meeting.

     First Carolina. Under North Carolina law, action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting if it is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken. The written consents must be signed by all the shareholders entitled to vote on the action and delivered to the corporation.

Calling Special Meetings of Shareholders

     Capitol. Capitol’s bylaws provide that special meetings of shareholders may be called at any time for any purpose by Capitol’s president or a majority of the board of directors. The president is required to call a special meeting when requested in writing by shareholders owning shares representing at least twenty-five percent of all outstanding votes entitled to be cast on any issue at the meeting.

     First Carolina. Pursuant to First Carolina’s bylaws, special meetings of the shareholders may be called at any time (i) by or at the direction of the Chairman of the Board or the President, or (ii) by the Secretary pursuant to resolution duly adopted by the board.

Record Date

     Capitol. For the purpose of determining shareholders entitled to notice of or to vote at any meeting or entitled to receive payment of any distribution or dividend, or for any other action, the board may fix a record date in advance, which cannot be more than 60 days prior to the date of the meeting or action. If the board of directors does not set a record date, the bylaws list default record dates for various types of meetings and business.

     First Carolina. For the purpose of determining shareholders entitled to notice of or to vote at any meeting or entitled to receive payment of any distribution or dividend, or for any other action, the board may fix a record date in advance, which cannot be more than 70 days prior to the date of the meeting or action. If the board of directors does not set a record date, the bylaws list default record dates for various types of meetings and business.

Dividends

     Capitol. The holders of Capitol common stock are entitled to dividends ratably when, as and if declared by the board of directors in their discretion out of legally available assets. Michigan law prohibits dividends if, after giving it effect: (1) the corporation would not be able to pay its debts as they become due in the usual course of business; or (2) the corporation’s total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The principal source of funds for Capitol is dividends from its subsidiaries. There are various statutory limitations on the ability of Capitol’s subsidiary institutions to pay dividends to Capitol.

     First Carolina. First Carolina may pay dividends only out of its undivided profits. Should its surplus be less than 50% of its paid in capital stock at any time, a North Carolina bank may not declare a cash dividend until it is transferred from undivided profits to surplus 25% of its undivided profits or any lesser percentage that may be required to restore its surplus to an amount equal to 50% of its paid in capital stock. However, no cash dividends may be paid at any time by a North Carolina bank when it is insolvent or when payment of a dividend would render it insolvent or be contrary to its articles of incorporation. Also, under federal banking law, no cash dividend may be paid if a bank is undercapitalized or insolvent or if payment of the cash dividend would render the bank undercapitalized or insolvent, and no cash dividend may be paid by a bank if it is in default of any deposit insurance assessment due to the FDIC. Additionally, there are statutory provisions regarding the calculation of undivided profits from which dividends may be paid, and banking regulators may restrict or prohibit the payment of dividends by banks that have been found to have inadequate capital.

Indemnification of Directors, Officers and Employees

     Capitol. Capitol shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     First Carolina. Under First Carolina’s bylaws, First Carolina shall indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (and any appeal therein), whether civil, criminal, administrative, arbitrative or investigative and whether or not brought by or on behalf of First Carolina, by reason of the fact that such party is or was a director, officer, employee or agent of First Carolina, or is or was serving at the request of First Carolina as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, or arising out of such party’s activities in any of the foregoing capacities, against all liability and litigation expense, including reasonable attorneys’ fees; provided, however, that First Carolina shall not indemnify any such person against liability or expense incurred on account of such person’s activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of First Carolina. First Carolina likewise shall indemnify any such person for all reasonable costs and expenses (including attorneys’ fees) incurred by such person in connection with the enforcement of such person’s right to indemnification granted herein. First Carolina shall pay all expenses incurred by any director, officer, employee or agent in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount unless it ultimately shall be determined that such party is entitled to be indemnified by First Carolina against such expenses.

Amendments to Articles of Incorporation

     Capitol. Pursuant to Michigan Compiled Law section 450.1611(5) of the MBCA, at a meeting properly noticed for the purpose of amending the articles of incorporation, a vote of shareholders entitled to vote shall be taken on the proposed amendment. The proposed amendment shall be adopted upon receiving the affirmative vote of a majority of the outstanding shares entitled to vote on the proposed amendment and, in addition, if any class or series of shares is entitled to vote on the proposed amendment as a class, the affirmative vote of a majority of the outstanding shares of each such class or series.

     First Carolina. North Carolina law provides that unless the articles of incorporation, a by-law adopted by the board of directors or by shareholders, or the law itself requires differently, an amendment to articles of incorporation must be approved by (1) a majority of the votes entitled to be cast by any voting group for which the amendment would create dissenters’ rights, and (2) a majority of votes cast within each voting group, where a quorum is present. Neither First Carolina’s articles nor bylaws provide differently.

Amendments to Bylaws

     Capitol. Capitol’s board of directors may amend or repeal its bylaws unless:

•	the articles of incorporation or Michigan law reserve this power exclusively to shareholders;

•	Capitol shareholders in adopting, amending or repealing any bylaw provide expressly that the board of directors may not amend that bylaw; or

•	the bylaw either established, amends or deletes a supermajority shareholder quorum or voting requirement.

     First Carolina. According to First Carolina’s bylaws, the bylaws may be amended or repealed and new bylaws may be adopted by First Carolina’s board of directors. No bylaw adopted, amended or repealed by the shareholders shall be readopted, amended or repealed by the board of directors unless First Carolina’s articles of incorporation or a bylaw adopted by the shareholders authorizes the board of directors to adopt, amend or repeal that particular bylaw or the bylaws generally.

Shareholder Vote on Fundamental Issues

     Capitol. Under Michigan law, unless a banking corporation’s articles of incorporation or bylaws provide for a greater vote, a merger or share exchange must be approved by a vote of majority of all votes entitled to vote with respect to such matter. Neither Capitol’s articles nor bylaws provide for a greater vote.

     First Carolina. Under North Carolina law, unless a banking corporation’s articles of incorporation or by-laws provide for a greater vote, a merger or share exchange must be approved by a vote of 66 2/3% of all votes entitled to vote with respect to such matter. Neither First Carolina’s articles nor bylaws provide for a greater vote.

Dissenters’ Rights

     Capitol. Under Michigan law, shareholders of a corporation who do not consent to certain major corporate transactions may, under varying circumstances, be entitled to dissenters’ rights. A dissenter’s right is where shareholders may receive cash in the amount of the fair market value of their shares in place of the consideration which otherwise would have been received in the transaction. Unless the articles of incorporation or bylaws provide otherwise, such dissenters’ rights are not available in certain circumstances.

     First Carolina. Under North Carolina law, shareholders of a corporation who do not consent to certain major corporate transactions may, under varying circumstances, be entitled to dissenters’ rights. A dissenter’s right is where shareholders may receive cash in the amount of the fair market value of their shares in place of the consideration which otherwise would have been received in the transaction. Unless the articles of incorporation or bylaws provide otherwise, such dissenters’ rights are not available in certain circumstances, including without limitation (A) to shareholders of a surviving bank if shareholder approval is not required, (B) as to any class of stock which is either listed on a national securities exchange or the Nasdaq National Market or (C) any class of stock which is held by at least 2,000 record shareholders, unless shareholders are required to accept for their shares anything other than shares that are similarly listed or held, and/or cash instead of fractional shares.

DESCRIPTION OF CAPITOL CAPITAL STOCK

     Capitol’s Articles of Incorporation, as amended to date, authorize the issuance of up to 25,000,000 shares of common stock, without par value. Capitol’s articles of incorporation do not authorize the issuance of any other class of stock. As of December 31, 2003, 14,315,372 shares of common stock were outstanding. UMB Bank, n.a., serves as transfer agent and registrar for Capitol’s common stock.

     Michigan law allows Capitol’s board of directors to issue additional shares of stock up to the total amount of common stock authorized without obtaining the prior approval of the shareholders.

     Capitol’s board of directors has authorized the issuance of the shares of common stock as described in this proxy statement/prospectus. All shares of common stock offered will be, when issued, fully paid and nonassessable.

     The following summary of the terms and provisions of the common stock does not purport to be complete and is qualified in its entirety by reference to Capitol’s articles of incorporation, as amended, a copy of which is on file with the SEC, and to the MBCA.

Rights of Common Stock

     All voting rights are vested in the holders of shares of common stock. Each share of common stock is entitled to one vote. The shares of common stock do not have cumulative voting rights, which means that a stockholder is entitled to vote each of his or her shares once for each director to be elected at any election of directors and may not cumulate shares in order to cast more than one vote per share for any one director. The holders of the common stock do not have any preemptive, conversion or redemption rights. Holders of common stock are entitled to receive dividends if and when declared by Capitol’s board of directors out of funds legally available. Under Michigan law, dividends may be legally declared or paid only if after the distribution the corporation can pay its debts as they come due in the usual course of business and the corporation’s total assets equal or exceed the sum of its liabilities. In the event of liquidation, the holders of common stock will be entitled, after payment of amounts due to creditors and senior security holders, to share ratably in the remaining assets.

Shares Available for Issuance

     The availability for issuance of a substantial number of shares of common stock at the discretion of the board of directors provides Capitol with the flexibility to take advantage of opportunities to issue additional stock in order to obtain capital, as consideration for possible acquisitions and for other purposes (including, without limitation, the issuance of additional shares through stock splits and stock dividends in appropriate circumstances). There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional shares of common stock, except as described in this proxy statement/prospectus and for the shares of common stock reserved for issuance under Capitol’s stock option program.

     Uncommitted authorized but unissued shares of common stock may be issued from time to time to persons and in amounts the board of directors of Capitol may determine and holders of the then outstanding shares of common stock may or may not be given the opportunity to vote thereon, depending upon the nature of those transactions, applicable law and the judgment of the board of directors of Capitol regarding the submission of an issuance to or vote by Capitol’s shareholders. As noted, Capitol’s shareholders have no preemptive rights to subscribe to newly issued shares.

     Moreover, it will be possible that additional shares of common stock would be issued for the purpose of making an acquisition by an unwanted suitor of a controlling interest in Capitol more difficult, time consuming or costly or would otherwise discourage an attempt to acquire control of Capitol. Under such circumstances, the availability of authorized and unissued shares of common stock may make it more difficult for shareholders to obtain a premium for their shares. Such authorized and unissued shares could be used to create voting or other impediments or to frustrate a person seeking to obtain control of Capitol by means of a merger, tender offer, proxy contest or other means. Such shares could be privately placed with purchasers who might cooperate with the board of directors of Capitol in opposing such an attempt by a third party to gain control of Capitol. The issuance of new shares of common stock could also be used to dilute ownership of a person or entity seeking to obtain control of Capitol. Although Capitol does not currently contemplate taking that action, shares of Capitol common stock could be issued for the purposes and effects described above, and the board of directors reserves its rights (if consistent with its fiduciary responsibilities) to issue shares for such purposes.

Capitol’s Preferred Securities

     Capitol has issued debentures to Capitol Trust I, a Delaware business trust subsidiary of Capitol. Capitol Trust I purchased the debentures with the proceeds of preferred securities (which are traded on the New York Stock Exchange under the symbol “CBCPrA”). Capitol also has additional trust-preferred securities which were private placed. Capitol has guaranteed the preferred securities. The documents governing these securities, including the indenture under which the debentures were issued, restrict Capitol’s right to pay a dividend on its common stock under certain circumstances and give the holders of the preferred securities preference on liquidation over the holders of Capitol’s common stock. Specifically, Capitol may not declare or pay a cash dividend on its common stock if (a) an event of default has occurred as defined in the indenture, (b) Capitol is in default under its guarantee, or (c) Capitol has exercised its right under the debentures and the preferred securities to extend the interest payment period. In addition, if any of these conditions have occurred and until they are cured, Capitol is restricted from redeeming or purchasing any shares of its common stock except under very limited circumstances. Capitol’s obligation under the debentures, the preferred securities and the guarantee approximates $90 million at an average interest rate currently approximating 7% per annum, payable quarterly.

Anti-Takeover Provisions

     In addition to the utilization of authorized but unissued shares as described above, the MBCA contains other provisions which could be utilized by Capitol to impede efforts to acquire control of Capitol. Those provisions include the following:

     Control Share Acquisitions. The MBCA contains an article intended to protect shareholders and prohibit or discourage certain types of hostile takeover activities. These provisions regulate the acquisition of “control shares” of large public Michigan corporations.

     The act establishes procedures governing “control share acquisitions.” A control share acquisition is defined as an acquisition of shares by an acquirer which, when combined with other shares held by that person or entity, would give the acquirer voting power at or above any of the following thresholds: 20%, 33-1/3% or 50%. Under that act, an acquirer may not vote “control shares” unless the corporation’s disinterested shareholders vote to confer voting rights on the control shares. The acquiring person, officers of the target corporation, and directors of the target corporation who are also employees of the corporation are precluded from voting on the issue of whether the control shares shall be accorded voting rights. The act does not affect the voting rights of shares owned by an acquiring person prior to the control share acquisition.

     The act entitles corporations to redeem control shares from the acquiring person under certain circumstances. In other cases, the act confers dissenters’ rights upon all of a corporation’s shareholders except the acquiring person.

     The act applies only to an “issuing public corporation.” Capitol falls within the statutory definition of an “issuing public corporation.” The act automatically applies to any “issuing public corporation” unless the corporation “opts out” of the statute by so providing in its articles of incorporation or bylaws. Capitol has not “opted out” of the provisions of the act.

     Fair Price Act. Certain provisions of the MBCA establish a statutory scheme similar to the supermajority and fair price provisions found in many corporate charters. The act provides that a super majority vote of 90% of the shareholders and no less than two-thirds of the votes of non-interested shareholders must approve a “business combination.” The act defines a “business combination” to encompass any merger, consolidation, share exchange, sale of assets, stock issue, liquidation, or reclassification of securities involving an “interested shareholder” or certain “affiliates.” An “interested shareholder” is generally any person who owns 10% or more of the outstanding voting shares of the company. An “affiliate” is a person who directly or indirectly controls, is controlled by, or is under common control with a specified person.

     As of December 31, 2003 Capitol’s management beneficially owned (including immediately exercisable stock options and warrants) control of approximately 28.89% of Capitol’s outstanding common stock. It is now unknown what percentage will be owned by management upon completion of the merger. If management’s shares are voted as a block, management will be able to prevent the attainment of the required supermajority approval.

     The supermajority vote required by the act does not apply to business combinations that satisfy certain conditions. These conditions include, among others, that: (i) the purchase price to be paid for the shares of the company is at least equal to the greater of (a) the market value of the shares or (b) the highest per share price paid by the interested shareholder within the preceding two-year period or in the transaction in which the shareholder became an interested shareholder, whichever is higher; and (ii) once a person has become an interested shareholder, the person must not become the beneficial owner of any additional shares of the company except as part of the transaction which resulted in the interested shareholder becoming an interested shareholder or by virtue of proportionate stock splits or stock dividends.

     The requirements of the act do not apply to business combinations with an interested shareholder that the board of directors has approved or exempted from the requirements of the act by resolution at any time prior to the time that the interested shareholder first became an interested shareholder.

LEGAL MATTERS

     Certain legal matters relating to the merger will be passed upon for Capitol by Miller, Canfield, Paddock and Stone, P.L.C. Certain legal matters relating to the merger will be passed upon for First Carolina by Gaeta & Associates, P.A., Raleigh, North Carolina.

EXPERTS

     The consolidated financial statements of Capitol and subsidiaries as of December 31, 2002 and 2001 and for each of the years in the three year period ended December 31, 2002 have been incorporated by reference herein and in the registration statement in reliance upon the report of BDO Seidman LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of First Carolina as of December 31, 2002 and 2001 and for the years then ended are included in the Form 10-KSB attached in Annex D to this proxy statement/prospectus in reliance upon the report of Dixon Odom PLLC, independent certified public accountants, and upon the authority of such firm as experts in accounting and auditing.

OTHER MATTERS

     First Carolina’s board of directors does not know of any matters to be presented at the special meeting other than the proposal to approve the merger. If any other matters are properly brought before the special meeting or any adjournment of the special meeting, the enclosed proxy will be deemed to confer discretionary authority on the individuals named as proxies to vote the shares represented by the proxy as to any such matters.

SHAREHOLDER PROPOSALS

     First Carolina will hold its 2004 annual meeting of shareholders only if the merger is not consummated. In the event that the merger agreement is terminated (whether because of the failure to obtain the necessary shareholder approval or otherwise), First Carolina would expect to hold its 2004 Annual Meeting as soon as practicable thereafter.

WHERE YOU CAN FIND MORE INFORMATION

     Capitol files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Capitol files with the SEC at the SEC’s public reference room at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at http://www.sec.gov.

     Capitol filed a registration statement with the SEC to register the issuance of Capitol common stock to be issued to First Carolina shareholders in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Capitol. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in Capitol’s registration statement or the exhibits to that registration statement.

     The SEC allows Capitol to “incorporate by reference” information into this proxy statement/prospectus, which means that Capitol can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or in later filed documents incorporated by reference in this proxy statement/prospectus.

     This proxy statement/prospectus incorporates by reference the documents set forth below that Capitol has previously filed with the SEC. These documents contain important information about Capitol and its business and financial condition.

Capitol SEC Filings

Capitol Bancorp Ltd. SEC Filings
(File No. 0-18461)	Period

• Quarterly Report on Form 10-Q	Periods ended September 30, 2003

• Quarterly Report on Form 10-Q	Periods ended June 30, 2003

• Quarterly Report on Form 10-Q	Period ended March 31, 2003

• Proxy Statement on Schedule 14A	Annual Meeting Held May 8, 2003

• Annual Report on Form 10-K	Year ended December 31, 2002

• Capitol’s Current Reports on Form 8-K dated December 4, 2003 (other than information furnished under Regulation FD)

• Registration Statement on Form 8-A Filed April 19, 1990	Filed April 19, 1990

     Capitol also incorporates by reference additional documents that may be filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this proxy statement/prospectus and the date of the First Carolina special meeting.

     You can obtain any of the documents incorporated by reference from Capitol, the SEC or the SEC’s Internet web site as described above. Documents incorporated by reference are available from Capitol without charge, excluding all exhibits, except that if Capitol has specifically incorporated by reference an exhibit in this proxy statement/prospectus, the exhibit will also be available without charge. You may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from Capitol at the following address:

Capitol Bancorp Ltd.
Capitol Bancorp Center
200 Washington Square North, 4th Floor
Lansing, Michigan 48933
Attn: General Counsel
Telephone: (517) 487-6555

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM CAPITOL, PLEASE DO SO BY MARCH 15, 2004 IN ORDER TO RECEIVE THEM BEFORE THE FIRST CAROLINA SPECIAL MEETING.

     First Carolina has previously filed the documents set forth below with the Federal Deposit Insurance Corporation. These documents contain important information about First Carolina and its business and financial condition and are attached as Annex D to this proxy/statement prospectus.

First Carolina FDIC Filings

First Carolina FDIC Filings
(FDIC Certificate No. 35530)	Period

• Quarterly Report on Form 10-QSB	Quarter ended September 30, 2003
• Annual Report to Shareholders	Year ended December 31, 2002

     Additional copies of the above reference documents are available from First Carolina without charge. You may obtain such documents by requesting them in writing or by telephone from First Carolina at the following address:

First Carolina State Bank
137 North Winstead Avenue
Rocky Mount, North Carolina 27804
Attn: David A. Parker
Telephone: (252) 937-2152

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM FIRST CAROLINA, PLEASE DO SO BY MARCH 15, 2004 IN ORDER TO RECEIVE THEM BEFORE THE FIRST CAROLINA SPECIAL MEETING. You may also obtain copies of the above referenced First Carolina FDIC filings by contacting the FDIC, Attn: Marcia Fields at (202) 898-8913 (phone), (202) 898-8505 (fax) or mfields@fdic.gov. If you would like to request documents from the FDIC, please do so by March 15, 2004 in order to receive them before the First Carolina special meeting.

     Capitol has supplied all information contained in this proxy statement/prospectus relating to Capitol, and First Carolina has supplied all information relating to First Carolina.

     This document constitutes a prospectus of Capitol with respect to the shares of Capitol common stock to be issued to First Carolina shareholders upon completion of the merger. However, this document does not cover any resales of those shares of Capitol common stock. No one is authorized to make use of this document in connection with any such resale.

     This document does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation.

     You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus. Capitol and First Carolina have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated February 11, 2004. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this proxy statement/prospectus to shareholders nor the issuance of Capitol common stock in the merger creates any implication to the contrary.

FORWARD-LOOKING STATEMENTS

Capitol and First Carolina make forward-looking statements in this proxy statement/prospectus and their public documents that are subject to risks and uncertainties. These forward-looking statements include, but are not limited to, statements about the benefits of the merger between Capitol and First Carolina, including future financial and operating results, cost savings and accretion to reported and cash earnings that may be realized from the merger, statements with respect to Capitol’s and First Carolina’s plans, objectives, expectations and intentions and other statements that are not historical facts, and other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and “projects” or similar expressions. Many possible events or factors could affect the financial results and performance of each of our companies. This could cause results or performances to differ materially from those expressed in our forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, Capitol and First Carolina note that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development and results of businesses include, but are not limited to, those described below. You should consider these risks when you vote on the merger. These possible events or factors include the following:

•	cost savings from the merger may be less than expected, or it may be unable to obtain those cost savings as soon as expected;

•	costs, including merger-related charges, or difficulties relating to the integration of First Carolina may be greater than expected;

•	First Carolina may lose more deposits, customers, or business than expected;

•	maintaining First Carolina’s relationships with employees and suppliers may be more difficult than expected;

•	competition in the banking industry may increase significantly;

•	integration costs may be higher than expected or our operating costs after the merger may be greater than expected;

•	fair value and purchase price adjustments may differ from the pro forma assumptions provided herein;

•	the merger may not generate any expected synergies;

•	revenues following the merger may be lower than expected;

•	technological changes and systems integration may be harder to make or more expensive than expected;

•	the easing of restrictions on participants in the financial services industry, such as banks, securities brokers and dealers, investment companies, and finance companies, may increase competitive pressures;

•	changes in the interest rate environment may increase our funding costs and reduce earning asset yields, thus reducing margins;

•	changes in general economic and business conditions in the United States and the Southeast in general and in the communities served in particular may lead to a deterioration in credit quality thereby increasing provisioning costs, or reduce a demand for credit, thereby reducing earning assets;

•	changes in trade, monetary and fiscal policies, laws, regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse affect on business;

•	changes in consumer and business spending and saving habits may have an effect on the ability to increase assets and to attract deposits; and

•	changes may occur in the securities markets.

ANNEX A

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

CAPITOL BANCORP LTD.

AND

FIRST CAROLINA STATE BANK

DATED AS OF DECEMBER 1, 2003

-i-

-ii-

-iii-

-iv-

-v-

AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), is dated as of December 1, 2003, by and between CAPITOL BANCORP LTD., a Michigan corporation (“Capitol”), and FIRST CAROLINA STATE BANK, a North Carolina banking corporation (“First Carolina”).

BACKGROUND

     The Boards of Directors of Capitol and First Carolina have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transaction provided for herein in which CBC Bank, a North Carolina banking corporation and wholly-owned subsidiary of Capitol to be formed by Capitol (“CBC”) will, subject to the terms and conditions set forth herein, merge with and into First Carolina (the “Merger”), so that First Carolina is the surviving bank (hereinafter sometimes called the “Surviving Bank”) in the Merger.

     Capitol and First Carolina desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and also prescribe certain conditions to the Merger.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
THE MERGER

     1.1 Formation of CBC. Prior to the Effective Time (as defined in Section 1.3), Capitol shall organize CBC as a state chartered bank under the laws of the State of North Carolina with its principal office at 137 North Winstead Avenue, Rocky Mount, North Carolina 27084.

     1.2 The Merger. Subject to the terms and conditions of this Agreement and the Plan of Merger attached hereto as Exhibit A (the “Plan of Merger”), at the Effective Time, CBC shall merge with and into First Carolina, pursuant to Section 53-12 of Chapter 53 of the General Statutes of North Carolina (the “N.C.G.S.”) and in accordance with the provisions of Sections 53-13 of the N.C.G.S. and 53-17 of Chapter 53 and Section 55-11-06 of Chapter 55 (the North Carolina Business Corporation Act, the “NCBCA”) of the N.C.G.S. First Carolina shall be the Surviving Bank in the Merger, shall be operated as a wholly-owned subsidiary of Capitol and shall continue to be governed by the laws of the State of North Carolina as a state chartered bank operating under the name “First Carolina State Bank”. Upon consummation of the Merger, the separate corporate existence of CBC shall terminate.

     1.3 Effective Time. The Merger shall become effective as set forth in the articles of merger (the “Articles of Merger”), which shall specify an effective date and time no earlier than the filing thereof with the appropriate authorities of the State of North Carolina, on the “Closing Date” (as defined in Section 9.1), or as soon thereafter as practicable. The term “Effective Time” shall be the date and time when the Merger becomes effective, as set forth in the Articles of Merger having been filed in accordance with the NCBCA.

     1.4 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in this Agreement, Sections 53-13 and 53-17 of Chapter 53 of the N.C.G.S. and Section 55-11-06 of the NCBCA, including without limitation, the following:

          (a) The business of the Surviving Bank from and after the Effective Time shall continue to be that of a state chartered bank organized under the laws of the State of North Carolina, and shall be conducted at the main office of the Surviving Bank, which shall be located at 137 North Winstead Avenue, Rocky Mount, North Carolina 27804, and at its legally established branches, offices, agencies, and facilities, whether in operation or approved but unopened, at the Effective Time, including all such branches, offices, agencies, and facilities of First Carolina.

          (b) As of the Effective Time, all assets, rights, franchises, and interests of First Carolina in every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Surviving Bank by virtue of the Merger without any deed or other transfer. The Surviving Bank, upon the Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, and receiver, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by First Carolina at the Effective Time.

          (c) As of the Effective Time, the Surviving Bank shall be liable for all liabilities of every kind and description of First Carolina and all deposits, debts, liabilities, obligations and contracts of First Carolina, whether matured or unmatured, accrued, absolute, contingent, or otherwise, shall be those of the Surviving Bank, none of which shall be released or impaired by the Merger, all rights of creditors and other obligees and all Liens (as defined in Section 3.2(b)) on property of First Carolina shall be preserved unimpaired; and all actions and legal proceedings to which First Carolina was a party prior to the Merger shall be unaffected by the consummation thereof and shall proceed as if the Merger had not taken place.

          (d) As of the Effective Time, all accounts and deposits of First Carolina shall be and continue to be accounts and deposits of the Surviving Bank, without change in their respective terms, maturity, minimum required balances or withdrawal value. As of the Effective Time, each account or deposit of First Carolina shall be considered for dividend or interest purposes as an account or deposit of the Surviving Bank from the time such account or deposit was opened with First Carolina and at all times thereafter until such account or deposit ceases to be an account or deposit of the Surviving Bank.

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     1.5 Conversion of Securities (including First Carolina Common Stock). At the Effective Time, in each case, subject to Section 2.1(h), by virtue of the Merger and without any action on the part of Capitol, CBC, First Carolina or the holder of any of the following securities:

          (a) Each share of the common stock, $5.00 par value per share, of First Carolina (the “First Carolina Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of First Carolina Common Stock held directly or indirectly by First Carolina or Capitol or any of Capitol’s wholly-owned Subsidiaries (as defined in Section 3.1)), shall be cancelled and converted into, at the election of the holder as provided in and subject to the limitations set forth in this Agreement, the right to receive, either: (i) that number of shares of validly issued, fully paid and non-assessable common stock, no par value per share, of Capitol (the “Capitol Common Stock”) equal to the Exchange Ratio (as defined in Section 1.5(c)(i)) (the “Stock Consideration”), or (ii) cash in an amount equal to $14.00 (the “Cash Consideration”). The Stock Consideration and the Cash Consideration are sometimes referred to herein collectively as the “Merger Consideration.”

          (b) No fractional shares of Capitol Common Stock shall be issued pursuant hereto and, in lieu thereof, any fractional shares shall be paid the cash equivalent value thereof based on the Market Price (as defined in Section 1.5(c)(ii)) per share of Capitol Common Stock on the New York Stock Exchange, Inc. (“NYSE”) trading day immediately preceding the date of the Effective Time (the “Fractional Share Price”).

          (c) As used in this Agreement the following terms shall have the meanings set forth below:

               (i) The “Exchange Ratio” shall be equal to (rounded to the nearest one-thousandth) $14.00 divided by the Market Price per share of Capitol Common Stock on the NYSE trading day immediately preceding the date of the Effective Time, but in no event less than $25.00 per share of Capitol Common Stock.

               (ii) The “Market Price” on any date means the average of the Average Prices (as defined below) for the 30 consecutive NYSE trading days immediately preceding such date.

               (iii) The “Average Price” for any date means the average of the daily high and low prices per share of Capitol Common Stock as reported on the NYSE Composite Transactions reporting system (as published in The Wall Street Journal or, if not published therein, in another authoritative source reasonably selected by Capitol).

          (d) All of the shares of First Carolina Common Stock converted into the right to receive the Merger Consideration and cash in lieu of fractional shares, pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of First Carolina Common Stock (each a “Common Certificate”) shall thereafter represent the right to receive the Merger Consideration in accordance with the terms of this Agreement. Common Certificates previously representing shares of First Carolina Common Stock shall be exchanged for certificates representing whole shares of Capitol Common Stock, the Cash Consideration, or a

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combination thereof and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Common Certificates in accordance with Section 2.1, without any interest thereon.

          (e) At and after the Effective Time, each share of Capitol Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of Capitol Common Stock and shall not be affected by the Merger.

          (f) At and after the Effective Time, each share of common stock, no par value per share, of CBC (“CBC Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into one (1) issued and outstanding share of common stock of the Surviving Bank. Each outstanding stock certificate which prior to the Effective Time represented shares of CBC Common Sock automatically and for all purposes shall be deemed to represent the number of shares of common stock of the Surviving Bank into which the shares of CBC Common Stock represented by such certificate has been converted pursuant to this Section 1.5.

          (g) At the Effective Time, all shares of First Carolina Common Stock that are owned, directly or indirectly, by First Carolina or Capitol or Capitol’s Subsidiaries (other than shares of First Carolina Common Stock held, directly or indirectly, in trust accounts, managed accounts and the like) shall be cancelled and shall cease to exist and no stock of Capitol or other consideration shall be delivered in exchange therefor. All shares of Capitol Common Stock that are owned by First Carolina shall be returned to authorized but unissued status of Capitol. In addition, no Dissenters’ Shares (as defined Section 2.2) shall be converted into shares of Capitol Common Stock pursuant to this 1.5 but instead shall be treated in accordance with the provisions set forth in Section 2.2 of this Agreement.

     1.6 Election and Proration Procedures.

          (a) An election form in such form as First Carolina and Capitol shall mutually agree (an “Election Form”) shall be mailed on the Mailing Date (as defined below) to each holder of record of shares of First Carolina Common Stock as of a record date which shall be the same date as the record date for eligibility to vote on the Merger. The “Mailing Date” shall be the date on which proxy materials relating to the Merger are mailed to holders of shares of First Carolina Common Stock. Capitol shall make available Election Forms as may be reasonably requested by all persons who become holders of First Carolina Common Stock after the record date for eligibility to vote on the Merger and prior to the Election Deadline (as defined below), and First Carolina shall provide to the Exchange Agent (as defined below) all information reasonably necessary for it to perform its obligations as specified herein.

          (b) Each Election Form shall entitle the holder of shares of First Carolina Common Stock (or the beneficial owner through appropriate and customary documentation and instructions) to (i) elect to receive the Cash Consideration for all of such holder’s shares (a “Cash Election”), (ii) elect to receive the Stock Consideration for all of such holder’s shares (a “Stock Election”), (iii) elect to receive the Cash Consideration with respect to fifty percent (50%) of such holder’s shares and the Stock Consideration with respect to such holder’s remaining shares (a “Mixed Election”) or (iv) make no election or to indicate that such holder has no preference as to the receipt of the Cash Consideration or the Stock Consideration (a “Non-Election”). Holders

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of record of shares of First Carolina Common Stock who hold such shares as nominees, trustees or in other representative capacities (a “Representative”) may submit multiple Election Forms, provided that such Representative certifies that each such Election Form covers all the shares of First Carolina Common Stock held by that Representative for a particular beneficial owner. Shares of First Carolina Common Stock as to which a Cash Election has been made (including pursuant to a Mixed Election) are referred to herein as “Cash Election Shares.” Shares of First Carolina Common Stock as to which a Stock Election has been made (including pursuant to a Mixed Election) are referred to herein as “Stock Election Shares.” Shares of First Carolina Common Stock as to which no election has been made are referred to as “Non-Election Shares.” The aggregate number of shares of First Carolina Common Stock with respect to which a Stock Election has been made is referred to herein as the “Stock Election Number.”

          (c) To be effective, a properly completed Election Form must be received by Capitol’s registrar and transfer agent (the “Exchange Agent”) on or before 5:00 p.m., North Carolina time, on the third business day immediately preceding First Carolina’s shareholders’ meeting contemplated by Section 6.3 of this Agreement (or such other time and date as First Carolina and Capitol may mutually agree) (the “Election Deadline”). An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. Any First Carolina shareholder may, at any time prior to the Election Deadline, change his or her election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Election Form. Any First Carolina shareholder may, at any time prior to the Election Deadline, revoke his or her election by written notice received by the Exchange Agent prior to the Election Deadline. All elections shall be revoked automatically if the Exchange Agent is notified in writing by Capitol and First Carolina that this Agreement has been terminated. If a shareholder either (i) does not submit a properly completed Election Form by the Election Deadline or (ii) revokes its Election Form prior to the Election Deadline and does not submit a new properly executed Election Form prior to the Election Deadline, the shares of First Carolina Common Stock held by such shareholder shall be designated Non-Election Shares. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive.

          (d) Notwithstanding any other provision contained in this Agreement, 50% of the total number of shares of First Carolina Common Stock outstanding at the Effective Time (the “Stock Conversion Number”) shall be converted into the Stock Consideration and the remaining outstanding shares of First Carolina Common Stock (excluding shares of First Carolina Common Stock to be canceled as provided in Section 1.5(g) and Dissenters’ Shares, together, the “Excluded Shares”) shall be converted into the Cash Consideration; provided, however, that for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and, notwithstanding anything to the contrary contained herein, in order that the Merger will not fail to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Code, Capitol shall increase the number of shares of First Carolina Common Stock that will be converted into the

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Stock Consideration and reduce the number of shares of First Carolina Common Stock that will be converted into the right to receive the Cash Consideration to ensure that the Stock Consideration will represent 45% of the value of the aggregate Merger Consideration, increased by the value of any Excluded Shares, each as measured as of the Effective Time.

          (e) Within five (5) business days after the later to occur of the Election Deadline or the Effective Time, Capitol shall cause the Exchange Agent to effect the allocation among holders of First Carolina Common Stock of rights to receive the Cash Consideration and the Stock Consideration and to distribute such consideration as follows:

(i) In any event, all shares of First Carolina Common Stock with respect to a Mixed Election is made shall be converted into 50% of the Cash Consideration set forth in Section 1.5(a)(ii) above and a number of shares of Capitol Common Stock equal to 50% of the Exchange Ratio.

(ii) If the Stock Election Number exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and each holder of Stock Election Shares will be entitled to receive (A) the Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (1) the number of Stock Election Shares held by such holder by (2) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number and (B) the Cash Consideration in respect of the remaining number of such holder’s Stock Election Shares;

(iii) If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the “Shortfall Number”), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

(A) if the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and each holder of Non-Election Shares shall receive (1) the Stock Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares and (2) the Cash Consideration in respect of the remaining number of such holder’s Non-Election Shares; or

(B) if the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and each holder of Cash Election Shares shall receive (1) the Stock Consideration

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in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which the Shortfall Number exceeds the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares and (2) the Cash Consideration in respect of the remaining number of such holder’s Cash Election Shares.

For purposes of the foregoing calculations, Excluded Shares shall be deemed to be Cash Election Shares. For purposes of this Section 1.6(e), if Capitol is obligated to increase the number of shares of First Carolina Common Stock to be converted into shares of Capitol Common Stock as a result of the application of the last clause of Section 1.6(d) above, then the higher number shall be substituted for the Stock Conversion Number in the calculations set forth in this Section 1.6(e).

     1.7 Stock Options and Warrants.

          (a) At the Effective Time, each First Carolina Stock Option (as defined in Section 4.2(b)) which is unexercised and outstanding immediately prior thereto shall, by reason of the Merger, be terminated and converted into the right to receive in cash an amount equal to the sum derived by multiplying (i) the positive difference, if any, between (A) $14.00, and (B) the exercise price of each such First Carolina Stock Option, by (ii) the number of shares of First Carolina Common Stock subject to such First Carolina Stock Option. First Carolina agrees to take or to cause to be taken all actions necessary to provide for such payment at or prior to the Effective Time, and shall use its best efforts to obtain the written acknowledgement of each holder of a then outstanding First Carolina Option with regard to the termination of such Option and the full payment therefor in accordance with the terms of this Agreement. Except as otherwise provided in this Section 1.7, each option and warrant or other right to purchase or acquire shares of First Carolina Common Stock outstanding immediately prior to the Effective Time shall be cancelled, retired and of no further force or effect.

          (b) At or before the Effective Time, First Carolina shall use its best efforts to take all actions, in a manner reasonably satisfactory to Capitol, necessary or advisable to give effect to the foregoing provision of this Section 1.7.

     1.8 Articles of Incorporation. Subject to the terms and conditions of this Agreement, at the Effective Time, the Articles of Incorporation of First Carolina shall be the Articles of Incorporation of the Surviving Bank until thereafter amended in accordance with the terms thereof and applicable law.

     1.9 Bylaws. Subject to the terms and conditions of this Agreement, at the Effective Time, the Bylaws of First Carolina shall be the Bylaws of the Surviving Bank until thereafter amended in accordance with the terms thereof and applicable law.

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     1.10 Tax Consequences. It is intended that (i) the Merger shall constitute a reorganization within the meaning of Section 368(a)(2)(E) of the Code, and (ii) this Agreement shall constitute a “plan of reorganization” for the purposes of Section 368 of the Code.

     1.11 Board of Directors and Officers of the Surviving Bank. At the Effective Time, the Board of Directors of the Surviving Bank shall consist of twenty-one (21) directors who shall consist of: (i) twenty (20) persons serving as directors of First Carolina immediately prior to the Effective Time; and (ii) one (1) person appointed by Capitol who shall initially be Joseph D. Reid who shall be the Chairman of the Board of Directors of the Surviving Bank. Except as otherwise provided in the preceding sentence, at the Effective Time, those individuals who are the officers of First Carolina immediately prior to the Effective Time shall be the officers of the Surviving Bank, serving in the same officer capacities, respectively, together with such other individuals who may be subsequently appointed as officers of the Surviving Bank by the Board of Directors of the Surviving Bank.

     1.12 Corporate Headquarters. At the Effective Time, the headquarters and principal executive offices of First Carolina immediately prior to the Effective Time shall be the headquarters and principal executive offices of the Surviving Bank.

     1.13 Additional Actions. If, at any time after the Effective Time, Capitol or the Surviving Bank shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Bank its right, title or interest in, to or under any of the rights, properties or assets of First Carolina, or (ii) otherwise carry out the purposes of this Agreement, First Carolina and its officers and directors shall be deemed to have granted to Capitol and the Surviving Bank, jointly and severally, an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Bank its right, title or interest in, to or under any of the rights, properties or assets of First Carolina or otherwise carry out the purposes of this Agreement, and the officers and directors of Capitol and the Surviving Bank are authorized in the name of First Carolina and its officers and directors or otherwise to take any and all such action.

ARTICLE II
EXCHANGE OF SHARES/DISSENTING SHAREHOLDERS

     2.1 Exchange Procedures.

          (a) Appropriate transmittal materials (“Letter of Transmittal”) in a form satisfactory to Capitol and First Carolina shall be mailed as soon as practicable after the Effective Time to each holder of record of First Carolina Common Stock as of the Effective Time. A Letter of Transmittal will be deemed properly completed only if accompanied by Common Certificates representing all shares of First Carolina Common Stock to be converted thereby.

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          (b) At and after the Effective Time, each Common Certificate (except as specifically set forth in Section 1.5 and Section 2.2) shall represent only the right to receive the Merger Consideration.

          (c) Prior to the Effective Time, Capitol shall (i) reserve for issuance with its transfer agent and registrar a sufficient number of shares of Capitol Common Stock to provide for payment of the aggregate Stock Consideration and (ii) deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of First Carolina Common Stock, for exchange in accordance with this Section 2.1, an amount of cash sufficient to pay the aggregate Cash Consideration and cash in lieu of any fractional shares (collectively, the “Exchange Fund”).

          (d) The Letter of Transmittal shall (i) specify that delivery shall be effected, and risk of loss and title to the Common Certificates shall pass, only upon delivery of the Common Certificates to the Exchange Agent, (ii) be in a form and contain any other provisions as Capitol may reasonably determine and (iii) include instructions for use in effecting the surrender of the Common Certificates in exchange for the Merger Consideration. Upon the proper surrender of the Common Certificates to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such Common Certificates shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Capitol Common Stock that such holder has the right to receive pursuant to Section 1.5, if any, and a check in the amount equal to the cash that such holder has the right to receive pursuant to Section 1.5, if any, (including any cash in lieu of fractional shares, if any, that such holder has the right to receive pursuant to Section 1.5 and this Section 2.1, and any dividends or other distributions to which such holder is entitled pursuant to this Section 2.1). Common Certificates so surrendered shall forthwith be canceled. As soon as practicable following receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Exchange Agent shall distribute Capitol Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Capitol Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the Persons entitled thereto.

          (e) No dividends or other distributions declared with respect to Capitol Common Stock with a record date following the Effective Time shall be paid to the holder of any unsurrendered Common Certificate until the holder thereof shall surrender such Common Certificate in accordance with this Article II. After the surrender of a Common Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid, without any interest thereon, which theretofore had become payable, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender, with respect to shares of Capitol Common Stock represented by such Common Certificate.

          (f) If any certificate representing shares of Capitol Common Stock is to be issued in a name other than that in which the Common Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Common Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of

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transfer) and otherwise in proper form for transfer, and that the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Capitol Common Stock in any name other than that of the registered holder of the Common Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          (g) After the Effective Time, there shall be no transfers on the stock transfer books of First Carolina of shares of First Carolina Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Common Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of Capitol Common Stock, the Cash Consideration and cash in lieu of fractional shares as provided in Section 1.5 and this Article II.

          (h) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Capitol Common Stock shall be issued upon the surrender for exchange of Common Certificates, no dividend or distribution with respect to Capitol Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Capitol. In lieu of the issuance of any such fractional share, Capitol shall pay to each former shareholder of First Carolina who otherwise would be entitled to receive such fractional share an amount in cash determined by multiplying (i) the Fractional Share Price by (ii) the fraction of a share (rounded to the nearest thousandth when expressed as an Arabic number) of Capitol Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.5.

          (i) Any portion of the Exchange Fund that remains unclaimed by the shareholders of First Carolina for twelve (12) months after the Effective Time shall be paid to Capitol. Any shareholders of First Carolina who have not theretofore complied with this Article II shall thereafter look only to Capitol for payment of the Merger Consideration, cash in lieu of any fractional shares and any unpaid dividends and distributions on whole shares of Capitol Common Stock deliverable in respect of each share of First Carolina Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of First Carolina, Capitol, CBC, the Exchange Agent or any other Person shall be liable to any former holder of shares of First Carolina Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (j) Capitol and the Exchange Agent shall be entitled to rely upon First Carolina’s stock transfer books to establish the identity of those Persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Common Certificate, Capitol and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

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          (k) In the event any Common Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Common Certificate to be lost, stolen or destroyed and, if reasonably required by Capitol or the Exchange Agent, the posting by such Person of a bond in such amount as Capitol or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Common Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Common Certificate the Merger Consideration and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

     2.2 Dissenting Shareholders. Notwithstanding any other provision of this Agreement to the contrary, shares of First Carolina Common Stock that are outstanding immediately prior to the Effective Time and which are held by shareholders who shall have not voted in favor of the Merger and who have filed with First Carolina a written objection to the Merger (collectively, the “Dissenters’ Shares”) shall not be converted into or represent the right to receive the Merger Consideration. Such shareholders instead shall be entitled only to such rights as are granted by applicable law, except that all Dissenters’ Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights to payment of the fair value of their shares under the NCBCA shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in this Article II of the Common Certificate or Common Certificates that, immediately prior to the Effective Time, evidenced such shares.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF CAPITOL

     Except as disclosed in the Capitol disclosure schedule delivered to First Carolina concurrently herewith (the “Capitol Disclosure Schedule”), Capitol hereby represents and warrants to First Carolina as follows:

     3.1 Corporate Organization. Capitol is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. Capitol has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Capitol. As used in this Agreement: (i) “Material Adverse Effect” means, with respect to Capitol, a material adverse effect on the on-going business, results of operations or financial condition of Capitol, it being understood that none of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute a Material Adverse Effect with respect to Capitol: (u) any changes resulting from the announcement of the Merger or the transactions contemplated hereby or from any action required to be taken by the terms hereof, (v) any changes in applicable law or regulations or in GAAP, (x) any changes in general economic conditions or of the financial markets in general, (y) any changes in the United States or global economy as a whole and (z) the effects upon Capitol to the extent disclosed by the Capitol Disclosure Schedule delivered to First Carolina with this Agreement; (ii) “Material Adverse

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Effect” means, with respect to First Carolina, a material adverse effect on the on-going business (including the continuing right and ability to conduct such business and generate earnings therefrom), results of operations, financial condition, or (insofar as they can reasonably be foreseen) prospects of First Carolina, excluding for this purpose only, however, the payment and/or incurrence of transactional expenses by First Carolina in connection with the Merger up to a maximum of $250,000; (iii) “Subsidiary,” when used with respect to any party, means any bank, savings and loan institution, corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes; and (iv) “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof. Capitol is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). True and complete copies of the Articles of Incorporation and Bylaws of Capitol, all as in effect as of the date of this Agreement, have previously been made available by Capitol to First Carolina.

     3.2 Capitalization.

          (a) The authorized capital stock of Capitol consists of 25,000,000 shares of Capitol Common Stock, of which, as of October 31, 2003, 13,674,401 shares were issued and outstanding. All of the issued and outstanding shares of Capitol Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. The shares of Capitol Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

          (b) Upon CBC’s formation, Capitol will own all of the issued and outstanding shares of CBC Common Stock, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever (“Liens”), and all of such shares will be duly authorized and validly issued and will be fully paid, nonassessable (except as set forth in Section 53-42 of Chapter 53 of the N.C.G.S.) and free of preemptive rights, with no personal liability attaching to the ownership thereof.

     3.3 Authority; No Violation.

          (a) Capitol has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Capitol and no other corporate proceedings on the part of Capitol are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Capitol and (assuming due authorization, execution and delivery by First Carolina) constitutes a valid and binding obligation of Capitol, enforceable against Capitol in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors rights and by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

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          (b) Neither the execution and delivery of this Agreement by Capitol nor the consummation by Capitol of the transactions contemplated hereby, nor compliance by Capitol with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of Capitol or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Capitol or any of its respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Capitol under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Capitol is a party, or by which it or any of its properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have or be reasonably likely to have a Material Adverse Effect on Capitol or the Surviving Bank.

     3.4 Consents and Approvals. Except for (i) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) under the BHC Act and approval of such applications and notices, (ii) the filing of any required applications or notices with any state or foreign agencies and approval of such applications and notices, including that of the North Carolina Commissioner of Banks (the “State Approvals”), (iii) the filing with the Securities and Exchange Commission (the “SEC”) and the Federal Deposit Insurance Corporation (“FDIC”) of a registration statement on Form S-4 (the “S-4”) in which the proxy statement relating to the meeting of First Carolina’s shareholders to be held in connection with this Agreement and the transactions contemplated hereby (the “Proxy Statement/Prospectus”) will be included as a prospectus, (iv) the filing of any other applications and notices with, receipt of approvals or nonobjections from, and expiration of the related waiting period required by any other federal and state banking authorities, (v) the filing of the Articles of Merger with the appropriate officials of the State of North Carolina pursuant to the NCBCA, (vi) any notices to or filings with the Small Business Administration (“SBA”), (vii) any consent, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers or investment advisers, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry self-regulatory organization (“SRO”), and the rules of the NYSE, or which are required under consumer finance, mortgage banking and other similar laws, (viii) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Capitol Common Stock pursuant to this Agreement, (ix) the listing of the shares of Capitol Common Stock to be issued in exchange for shares of First Carolina Common Stock on the NYSE, and (x) the approval of this Agreement by the requisite vote of the shareholders of CBC and First Carolina, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a “Governmental Entity”) or with any third party are necessary in connection with (A) the execution and delivery by Capitol of this

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Agreement and (B) the consummation by Capitol and CBC of the Merger and the other transactions contemplated hereby.

     3.5 Financial Statements. Capitol has previously made available to First Carolina copies of (i) the consolidated balance sheets of Capitol and its Subsidiaries as of December 31, for the fiscal years 2001 and 2002, and the related consolidated statements of income, changes in shareholders’ equity and cash flows for the fiscal years 2000 through 2002, inclusive, as reported in Capitol’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in each case accompanied by the audit report of BDO Seidman LLP, independent public accountants, and (ii) the unaudited consolidated balance sheet of Capitol and its Subsidiaries as of September 30, 2003 and the related unaudited consolidated statements of income, cash flows and changes in shareholders’ equity for the nine-month period then ended as reported in Capitol’s Quarterly Report on Form 10-Q for the period ended September 30, 2003 filed with the SEC under the Exchange Act. The December 31, 2002 consolidated balance sheet of Capitol (including the related notes, where applicable) fairly presents the financial position of Capitol and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 3.5 (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and changes in shareholders’ equity and consolidated financial position of Capitol and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with generally accepted accounting principles (“GAAP”) consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of Capitol and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

     3.6 Broker’s Fees. Neither Capitol nor any Capitol Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement.

     3.7 SEC Reports. Capitol has previously made available to First Carolina a copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since December 31, 2000 by Capitol with the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act (the “Capitol SEC Reports”) and prior to the date hereof and (b) communication mailed by Capitol to its shareholders since December 31, 2000 and prior to the date hereof, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date.

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Since December 31, 2000, Capitol has timely filed all Capitol SEC Reports and other documents required to be filed by it under the Securities Act and the Exchange Act.

     3.8 Compliance with Applicable Law. Capitol and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied in all material respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Capitol or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on Capitol.

     3.9 Agreements with Regulatory Agencies. Capitol is not subject to any cease-and-desist order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business (each, whether or not set forth in the Capitol Disclosure Schedule, a “Capitol Regulatory Agreement”), nor has Capitol been advised since December 31, 2000, by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such Capitol Regulatory Agreement.

     3.10 Legal Proceedings. Capitol is not a party to any, and there are no pending or, to the best of Capitol’s actual knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Capitol or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on Capitol. To the best of Capitol’s actual knowledge there is no reasonable basis for any such proceedings, claims, actions or investigations.

     3.11 Effective Time of Representations and Warranties. Each representation, warranty, covenant and agreement of Capitol set forth in this Agreement, as updated by any written disclosure schedule delivered pursuant to Section 6.9 of this Agreement, shall be deemed to be made on and as of the date of this Agreement, as of the effective date of the S-4, as of the Closing Date, and as of the Effective Time.

     3.12 Absence of Certain Changes or Events. Except as disclosed in Capitol’s SEC Reports filed with the SEC prior to the date of this Agreement, since September 30, 2003, (i) Capitol has conducted its business only in the ordinary and usual course of such business and (ii) there has not been any event or occurrence that has had, or is reasonably expected to have, a Material Adverse Effect on Capitol or on the ability of Capitol to complete the transactions contemplated by this Agreement.

     3.13 Undisclosed Liabilities. Capitol has not incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) other than liabilities reflected on or reserved against in the consolidated balance sheet of Capitol as of September 30, 2003 as included in Capitol’s Quarterly Report on Form 10-Q

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for the period ended September 30, 2003, except for (i) liabilities incurred since September 30, 2003 in the ordinary course of business that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on Capitol and (ii) liabilities incurred for legal, accounting, financial advising fees and out-of-pocket expenses in connection with the transactions contemplated by this Agreement.

     3.14 Obstacles to Regulatory Approval or Tax Treatment. To the knowledge of management of Capitol, there exists no fact or condition (including Capitol’s record of compliance with the Community Reinvestment Act of 1977 (the “CRA”)) relating to Capitol that may reasonably be expected to (i) prevent or materially impede or delay Capitol or First Carolina from obtaining the regulatory approvals required in order to consummate the transactions described herein, or (ii) prevent the Merger from qualifying to be a reorganization under Section 368(a) of the Code. If any such fact or condition becomes known to Capitol, Capitol shall promptly (and in any event within three days after obtaining such knowledge) communicate such fact or condition to First Carolina in writing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF FIRST CAROLINA

     Except as disclosed in the First Carolina disclosure schedule delivered to Capitol concurrently herewith (the “First Carolina Disclosure Schedule”), First Carolina hereby represents and warrants to Capitol as follows:

     4.1 Corporate Organization.

          (a) First Carolina is a state chartered bank duly organized, validly existing and in good standing under the laws of the State of North Carolina. First Carolina has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. True and complete copies of the Articles of Incorporation and Bylaws of First Carolina, as in effect as of the date of this Agreement, have previously been made available by First Carolina to Capitol.

          (b) First Carolina has no direct or indirect Subsidiaries.

          (c) The minute books of First Carolina accurately reflect in all material respects all corporate actions held or taken since November 27, 2000 of its shareholders and Board of Directors (including committees of the Board of Directors of First Carolina). The books of account and other financial and corporate records of First Carolina are in all material respects complete and correct. The minute book and stock ledgers of First Carolina contain an accurate and complete record of all issuance’s, transfers and cancellation of shares of capital stock of First Carolina.

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     4.2 Capitalization.

          (a) The authorized capital stock of First Carolina consists of 10,000,000 shares of First Carolina Common Stock, $5.00 par value per share of which as of September 30, 2003, 711,415 were issued and outstanding. All of the issued and outstanding shares of First Carolina Common Stock have been duly authorized and validly issued and are fully paid, nonassessable (except to the extent set forth in Section 53-42 of Chapter 53 of the N.C.G.S.) and free of preemptive rights, with no personal liability attaching to the ownership thereof.

          (b) As of the date of this Agreement no shares of First Carolina Common Stock were reserved for issuance, except for 259,778 shares reserved for issuance upon the exercise of (i) 46,750 stock options issued and outstanding under the First Carolina 2001 Incentive Stock Option Plan, (ii) 69,985 stock options issued and outstanding under the First Carolina 2001 Nonstatutory Stock Option Plan, and (iii) warrants to acquire 143,043 shares of First Carolina Common Stock (the “First Carolina Warrants”) issued to the persons and entities, exercisable for the number of shares and at the exercise price set forth in Section 4.2(b) of the First Carolina Disclosure Schedule (all of such stock options and the First Carolina Warrants collectively referred to herein as the “First Carolina Stock Options” and all of such stock option plans being the “First Carolina Stock Option Plans”). As of the date of this Agreement, except pursuant to the terms of the First Carolina Stock Option Plans and the First Carolina Stock Options, First Carolina does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of First Carolina Common Stock or any other equity securities of First Carolina or any securities representing the right to purchase or otherwise receive any shares of First Carolina Common Stock or any other equity securities of First Carolina. Except as set forth in Section 4.2(b) of the First Carolina Disclosure Schedule, none of the outstanding equity securities or other securities of First Carolina were issued in violation of the Securities Act or any other legal requirement.

          (c) Since September 30, 2003, First Carolina has not issued any shares of First Carolina Common Stock or other equity securities of First Carolina, or any securities convertible into or exercisable for any shares of First Carolina Common Stock or other equity securities of First Carolina, other than pursuant to the exercise of employee or director stock options granted prior to such date pursuant to the First Carolina Stock Option Plans.

          (d) First Carolina has no outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of First Carolina on any matter.

     4.3 Authority; No Violation.

          (a) First Carolina has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of First Carolina. The Board of Directors of First Carolina has directed that this Agreement and the transactions contemplated hereby be submitted to First Carolina’s shareholders for approval at a meeting of such

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shareholders and, except for the adoption of this Agreement by the affirmative vote of the holders of 66 2/3% of the outstanding shares of First Carolina Common Stock, no other corporate proceedings on the part of First Carolina are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by First Carolina and (assuming due authorization, execution and delivery by Capitol) constitutes a valid and binding obligation of First Carolina, enforceable against First Carolina in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors rights and by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (b) Neither the execution and delivery of this Agreement by First Carolina nor the consummation by First Carolina of the transactions contemplated hereby, nor compliance by First Carolina with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of First Carolina (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to First Carolina or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of First Carolina under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which First Carolina is a party, or by which any of its properties or assets may be bound or affected.

     4.4 Consents and Approvals. Except for (i) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval of such applications and notices, (ii) the filing of any required applications or notices for, and the receipt of, the State Approvals, (iii) the filing with the SEC and the FDIC of the S-4 in which the Proxy Statement/Prospectus will be included as a prospectus, (iv) the filing of any other applications and notices with, receipt of approvals and nonobjections from, and expiration of the related waiting period required by any other federal and state banking authorities, (v) the filing of the Articles of Merger with the appropriate officials of the State of North Carolina pursuant to the NCBCA, (vi) any notices to or filings with the SBA, (vii) any consent, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers or investment advisers, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry SRO, and the rules of the NYSE, or which are required under consumer finance, mortgage banking and other similar laws, (viii) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Capitol Common Stock pursuant to this Agreement, (ix) the listing of the shares of Capitol Common Stock to be issued in exchange for shares of First Carolina Common Stock on the NYSE, and (x) the approval of this Agreement by the requisite vote of the shareholders of CBC and First Carolina, no consents or approvals of or filings or registrations with any Governmental Entity or, to the knowledge of First Carolina, with any third party that is not a Governmental Entity, are

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necessary in connection with (A) the execution and delivery by First Carolina of this Agreement and (B) the consummation by First Carolina of the Merger and the other transactions contemplated hereby.

     4.5 Reports. First Carolina has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since November 27, 2000 with (i) the FDIC, (ii) any state regulatory authority (each a “State Regulator”), and (iii) any SRO (collectively “Regulatory Agencies”), and all other reports and statements required to be filed by them since November 27, 2000, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency (the “First Carolina Reports”) and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of First Carolina, no Regulatory Agency has initiated any proceeding or, to the best knowledge of First Carolina, investigation into the business or operations of First Carolina since November 27, 2000. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of First Carolina which, in the reasonable judgment of First Carolina, is likely, either individually or in the aggregate, to have a Material Adverse Effect on First Carolina.

     4.6 Financial Statements.

          (a) First Carolina has previously made available to Capitol copies of (a) the statements of financial condition of First Carolina as of December 31, for the fiscal years 2001 and 2002, and the related statements of income, changes in shareholders’ equity and cash flows for the fiscal years 2000, 2001 and 2002, in each case accompanied by the audit report of Dixon Odom PLLC, independent public accountants with respect to First Carolina, and the notes related thereto (the “First Carolina Financial Statements”). Such accounting firm is independent with respect to First Carolina to the extent required by Regulation S-X and other applicable rules and regulations of the SEC. The statements of financial condition of First Carolina (including the related notes, where applicable) included within the First Carolina Financial Statements fairly present, and the statements of financial condition of First Carolina (including the related notes, where applicable) to be filed with the SEC pursuant to this Agreement will fairly present, the financial position of First Carolina as of the dates thereof, and the statements of income, changes in shareholders’ equity and cash flows (including the related notes, where applicable) included within the First Carolina Financial Statements fairly present, and the statements of income, changes in shareholders’ equity and cash flows of First Carolina (including the related notes, where applicable) to be filed with the SEC and FDIC pursuant to this Agreement will fairly present, the results of the operations and financial position of First Carolina for the respective fiscal periods therein set forth; each of the First Carolina Financial Statements (including the related notes, where applicable) complies, and each of such financial statements (including the related notes, where applicable) to be filed with the SEC and FDIC pursuant to this Agreement will comply, with applicable accounting requirements and with the published rules and regulations of the SEC and FDIC with respect thereto, including without limitation Regulation S-X; and each of the First Carolina Financial Statements (including the related notes, where applicable) has been, and each of such financial statements (including the related notes, where

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applicable) to be filed with the SEC and FDIC pursuant to this Agreement will be, prepared in accordance with GAAP consistently applied during the periods involved, except, in the case of unaudited statements. The books and records of First Carolina have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

          (b) Except as and to the extent reflected, disclosed or reserved against in the First Carolina Financial Statements (including the notes thereto), as of December 31, 2002, First Carolina has not had any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition of First Carolina that were required to be so disclosed under GAAP. Since December 31, 2002, First Carolina has not incurred any liabilities except for liabilities incurred in the ordinary course of business consistent with past practice, liabilities specifically contemplated by this Agreement and liabilities referenced in Section 4.6(b) of the First Carolina Disclosure Schedule.

          (c) Since December 31, 2002, there have been no significant changes in the internal controls utilized by First Carolina with respect to its financial records (the “Internal Controls”) or in other factors that could significantly affect the Internal Controls, including any corrective actions with regard to significant deficiencies and material weaknesses. There are no significant deficiencies in the design or operation of the Internal Controls which could adversely affect the ability of First Carolina to record, process, summarize and report financial data and there are no material weaknesses in the Internal Controls. First Carolina is not aware of any fraud, whether or not material, that involves management or other employees who have a significant role in preparing First Carolina’s financial statements.

          (d) Other than as set forth in the First Carolina Financial Statements or the notes thereto, there are no affiliated entities of First Carolina, including without limitation any special purpose entities, limited purpose entities or qualified special purpose entities, in which First Carolina has an economic or management interest.

     4.7 Broker’s Fees. Neither First Carolina nor any of its officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement except for the investment banking agreement with The Carson Medlin Company.

     4.8 Absence of Certain Changes or Events.

          (a) Except as set forth in Section 4.8(a) of the First Carolina Disclosure Schedule, since December 31, 2002, First Carolina has carried on its business in the ordinary course consistent with its past practices.

          (b) Except as set forth in Section 4.8(b) of the First Carolina Disclosure Schedule, since December 31, 2002, First Carolina has not (i) increased the wages, salaries, compensation, pension, or other benefits or perquisites payable to any current or former executive officer, employee, or director from the amount thereof in effect as of December 31, 2002 (which amounts have been previously disclosed to Capitol), granted any severance or

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termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus (except for salary increases and bonus payments made in the ordinary course of business consistent with past practices following the date hereof), (ii) suffered any strike, work stoppage, slow-down, or other labor disturbance, (iii) been a party to a collective bargaining agreement, contract or other agreement or understanding with a labor union or organization, (iv) had any union organizing activities or (v) entered into, or amended, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former executive officer, employee, or director.

          (c) Except as set forth in Section 4.8(c) of the First Carolina Disclosure Schedule or as expressly contemplated by this Agreement, First Carolina has not taken or permitted any of the actions set forth in Section 5.1 between December 31, 2002 and the date hereof and, during that period, First Carolina has conducted its business only in the ordinary course, consistent with past practice.

          (d) Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and except as set forth in Section 4.8(d) of the First Carolina Disclosure Schedule, since December 31, 2002, there has not been: (i) any act, omission or other event which has had a Material Adverse Effect on First Carolina, including, but not limited to, any Material Adverse Effect arising from or relating to fraudulent or unauthorized activity; (ii) any issuance of First Carolina Stock Options (in any event, identifying in Section 4.8(d) of the First Carolina Disclosure Schedule the issue date, exercise price and vesting schedule, as applicable, for issuances since December 31, 2002); (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of First Carolina’s capital stock; (iv) any split, combination or reclassification of any of First Carolina’s capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of First Carolina’s capital stock, except for issuances of First Carolina Common Stock upon the exercise of First Carolina Stock Options awarded prior to the date hereof in accordance with their present terms; (v) except insofar as may have been required by a change in GAAP or regulatory accounting principles, any change in accounting methods, principles or practices by First Carolina affecting its assets, liabilities or business, including, without limitation, any reserving, renewal or residual method, or estimate of practice or policy; (vi) any Tax (as defined in Section 4.10(h)) election or change in any Tax election, amendment to any Tax Return (as defined in Section 4.10(h)), closing agreement with respect to Taxes, or settlement or compromise of any income Tax liability by First Carolina; (vii) any material change in investment policies or practices, or (viii) any agreement or commitment (contingent or otherwise) to do any of the foregoing.

     4.9 Legal Proceedings.

          (a) First Carolina is not a party to any, and there are no pending or, to the best of First Carolina’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against First Carolina or challenging the validity or propriety of the transactions contemplated by this Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on First

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Carolina. To the best of First Carolina’s knowledge there is no reasonable basis for any such proceedings, claims, actions or investigations.

          (b) There is no injunction, order, judgment, decree, compliance agreement or regulatory restriction (other than those that apply to similarly situated banks) imposed upon First Carolina, or the assets of First Carolina which has had, or might reasonably be expected to have, a Material Adverse Effect on First Carolina. There are no injunctions, orders, judgments, decrees, compliance agreements and regulatory restrictions (other than those that apply to similarly situated banks) under which First Carolina is operating or by which its assets are bound, and to the best knowledge of First Carolina, no investigations have been commenced by any Governmental Entity against First Carolina during the past three years.

     4.10 Taxes and Tax Returns.

          (a) First Carolina has duly filed all federal, state, county, foreign and, to the best of First Carolina’s knowledge, local information returns and Tax Returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, county, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than (i) Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined, or (ii) information returns, Tax Returns, Taxes or other governmental charges the failure to file, pay or make provision for, either individually or in the aggregate, are not likely to have a Material Adverse Effect on First Carolina. The income Tax Returns of First Carolina have not been examined by the Internal Revenue Service (“IRS”). To the best of First Carolina’s knowledge, and with respect to such income Tax Returns, no material deficiencies exist for which First Carolina does not have adequate reserves. To the best of First Carolina’s knowledge, there are no material disputes pending, or claims asserted for, Taxes or assessments upon First Carolina for which First Carolina does not have adequate reserves, nor has First Carolina given any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income Tax Return for any period. In addition, (A) proper and accurate amounts have been withheld by First Carolina from its employees for all prior periods in compliance in all material respects with the Tax withholding provisions of applicable federal, state and local laws, (B) federal, state, county and local returns which are accurate and complete in all material respects have been filed by First Carolina for all periods for which returns were due with respect to income Tax withholding, Social Security and unemployment Taxes, (C) the amounts shown on such federal, state, local or county returns to be due and payable have been paid in full or adequate provision therefor has been included by First Carolina in its financial statements as of September 30, 2003, and (D) there are no Tax Liens upon any property or assets of First Carolina. First Carolina has not been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by First Carolina, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which has had or is reasonably likely to have a Material Adverse Effect on First Carolina. Except as set forth in

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the financial statements described in Section 4.6, First Carolina has not entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code, which would be reasonably likely to have a Material Adverse Effect on First Carolina.

          (b) Any amount that is reasonably likely to be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of First Carolina or any of its affiliates who is a “Disqualified Individual” (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or First Carolina Benefit Plan (as defined in Section 4.11(c)) currently in effect should not be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code).

          (c) No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by First Carolina under any contract, plan, program, arrangement or understanding would be reasonably likely to have a Material Adverse Effect on First Carolina.

          (d) No new elections with respect to Taxes or any changes in current elections with respect to Taxes affecting First Carolina shall be made after the date of this Agreement without prior written consent of Capitol.

          (e) Except as set forth in Section 4.10 of the First Carolina Disclosure Schedule, First Carolina (i) has not requested any extension of time within which to file any Tax Return which Tax Return has not since been filed, (ii) is not a party to any agreement providing for the allocation or sharing of Taxes, (iii) is not required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a change in accounting method or otherwise, (iv) has not filed a consent pursuant to Section 341(f) of the Code or agreed to have section 341(f) (2) of the Code apply, (v) has issued or assumed any obligation under Section 279 of the Code, any high yield discount obligation as described in Section 163(f)(1) of the Code or any registration-required obligation within the meaning of Section 163(f)(2) of the Code that is not in registered form, (vi) is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code, (vii) is or has not been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing United States federal income Tax, or (viii) has not been a party to any distribution occurring during the last 3 years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code (or any similar provision of state, local or foreign law) applied.

          (f) As used in this Agreement, the term “Tax” or “Taxes” means all federal, state, county, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon. As used in this Agreement, the term “Tax Return” or “Tax Returns” means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection

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with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any legal requirement relating to any Tax.

     4.11 Employees.

          (a) As used in this Agreement, the term “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor law and the regulations promulgated thereunder or any successor from time to time. Section 4.11(a) of the First Carolina Disclosure Schedule sets forth a true, correct and complete list of the following: (i) the names, position, and compensation (including bonuses) paid to all the present directors, officers and employees of First Carolina earning in excess of $75,000 on an annual basis and (ii) the names of all retired employees, if any, of First Carolina who are receiving or are entitled to receive any payments not covered by a fully funded Pension Plan (as defined in ERISA § 3(2)(A)) of First Carolina, their ages, and their current annual funded and unfunded pension benefits. All employees of First Carolina are employees-at-will, may be terminated at any time for any lawful reason or for no reason and have no entitlement to employment by virtue of any oral or written contract, employer policy, or otherwise, except for any employees, individually or in the aggregate, the termination of whom without cause would not impose any material liability on First Carolina or require any material payments by First Carolina.

          (b) There is not now, nor has there been any time since November 27, 2000, any strike, lockout, grievance, or other labor dispute, or trouble of any nature, pending or threatened against First Carolina or that in any manner affects First Carolina. First Carolina is and has been in compliance with all rules regulating employee wages and hours. On or before the Effective Time, First Carolina shall have paid all its accrued obligations relating to employees (whether arising by operation of law, by contract, or by past service) or payments to trusts or other funds, to any governmental agency, or to any individual employee (or his or her legal representatives) with respect to unemployment compensation benefits, profit sharing, retirement benefits, or social security benefits. Section 4.11(b) of the First Carolina Disclosure Schedule contains a complete and accurate list of the following information for First Carolina, including each employee on leave of absence or layoff status: names and Social Security numbers of each salaried employee and hourly employee and each such employee’s salary/hourly rate as of the date of this Agreement; date of last hire of each such employee and department number; vacation accrued; and service credited for purposes of vesting and eligibility to participate under each of the First Carolina’s insurance, medical, and any other employee benefit plans. First Carolina maintains a complete and accurate list of the following information for First Carolina and each of its ERISA Affiliates (as defined below): names and Social Security numbers of each employee as of December 31, 2000, 2001 and 2002; date of hire of each such employee; and service credited for purposes of vesting and eligibility to participate under the First Carolina’s or ERISA Affiliate’s Plans.

          (c) Section 4.11(c) of the First Carolina Disclosure Schedule contains a complete and correct list of all “employee benefit plans” as defined by Section 3(3) of ERISA, all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive-compensation, deferred-compensation, profit-sharing, stock-option, stock-appreciation-right,

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stock-bonus, stock-purchase, employee-stock-ownership, savings, severance, change-in-control, supplemental-unemployment, layoff, salary-continuation, retirement, pension, health, life-insurance, disability, accident, group-insurance, vacation, holiday, sick-leave, fringe-benefit or welfare plan, and any other employee compensation or benefit plan, agreement, policy, practice, commitment, contract or understanding (whether qualified or nonqualified, currently effective or terminated, written or unwritten) and any trust, escrow or other agreement related thereto that (i) is maintained or contributed to by First Carolina or any other corporation or trade or business controlled by, controlling or under common control with First Carolina (within the meaning of Section 414 of the Code or Section 4001(a)(14) or 4001(b) of ERISA) (“ERISA Affiliate”) or has been maintained or contributed to since November 27, 2000 by First Carolina or any ERISA Affiliate, or with respect to which First Carolina or any ERISA Affiliate has or may have any liability, and (ii) provides benefits, or describes policies or procedures applicable to any current or former director, officer, employee or service provider of First Carolina or any ERISA Affiliate, or the dependents of any thereof, regardless of how (or whether) liabilities for the provision of benefits are accrued or assets are acquired or dedicated with respect to the funding thereof (collectively the “First Carolina Benefit Plans”). Section 4.11(c) of the First Carolina Disclosure Schedule identifies as such any First Carolina Benefit Plan that is (w) a “Defined Benefit Plan” (as defined in Section 414(l) of the Code); (x) a plan intended to meet the requirements of Section 401(a) of the Code; (y) a “Multi-employer Plan” (as defined in Section 3(37) of ERISA); or (z) a plan subject to Title IV of ERISA, other than a Multi-employer Plan. Also set forth on Section 4.11(c) of the First Carolina Disclosure Schedule is a complete and correct list of all ERISA Affiliates of First Carolina since November 27, 2000.

          (d) First Carolina has delivered to Capitol true, accurate and complete copies of (i) the documents comprising each First Carolina Benefit Plan (or, with respect to any First Carolina Benefit Plan which is unwritten, a detailed written description of eligibility, participation, benefits, funding arrangements, assets and any other matters which relate to the obligations of First Carolina or any ERISA Affiliate); (ii) all trust agreements, insurance contracts or any other funding instruments related to the First Carolina Benefit Plans; (iii) all rulings, determination letters, no-action letters or advisory opinions from the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation (“PBGC”) or any other Governmental Entity that pertain to each First Carolina Benefit Plan and any open requests therefor; (iv) the most recent actuarial and financial reports (audited and/or unaudited) and the annual reports filed with any Governmental Entity with respect to the First Carolina Benefit Plans during the current year and each of the three preceding years; (v) all collective bargaining agreements pursuant to which contributions to any First Carolina Benefit Plan(s) have been made or obligations incurred (including both pension and welfare benefits) by First Carolina or any ERISA Affiliate, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities; (vi) all contracts with third-party administrators, actuaries, investment managers, consultants and other independent contractors that relate to any First Carolina Benefit Plan; (vii) with respect to First Carolina Benefit Plans that are subject to Title IV of ERISA, the Form PBGC-1 filed for each of the three most recent plan years; and (viii) all summary plan descriptions, summaries of material modifications and memoranda, employee handbooks and other written communications regarding the First Carolina Benefit Plans.

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          (e) Except as disclosed in Section 4.11(e) of the First Carolina Disclosure Schedule, full payment has been made of all amounts that are required under the terms of each First Carolina Benefit Plan to be paid as contributions with respect to all periods prior to and including the last day of the most recent fiscal year of such First Carolina Benefit Plan ended on or before the date of this Agreement and all periods thereafter prior to the Closing Date, and no accumulated funding deficiency or liquidity shortfall (as those terms are defined in Section 302 of ERISA and Section 412 of the Code) has been incurred with respect to any such First Carolina Benefit Plan, whether or not waived. The value of the assets of each First Carolina Benefit Plan exceeds the amount of all benefit liabilities (determined on a plan termination basis using the actuarial assumptions established by the PBGC as of the Closing Date) of such First Carolina Benefit Plan. First Carolina is not required to provide security to a First Carolina Benefit Plan under Section 401(a)(29) of the Code. The funded status of each First Carolina Benefit Plan that is a Defined Benefit Plan is disclosed in Section 4.11(e) of the First Carolina Disclosure Schedule in a manner consistent with the Statement of Financial Accounting Standards No. 87. First Carolina has paid in full all required insurance premiums, subject only to normal retrospective adjustments in the ordinary course, with regard to the First Carolina Benefit Plans for all policy years or other applicable policy periods ending on or before the Closing Date.

          (f) Except as disclosed in Section 4.11(f) of the First Carolina Disclosure Schedule, no First Carolina Benefit Plan, if subject to Title IV of ERISA, has been completely or partially terminated, nor has any event occurred nor does any circumstance exist that could result in the partial termination of such First Carolina Benefit Plan. The PBGC has not instituted or to the best of First Carolina’s knowledge, threatened a proceeding to terminate or to appoint a trustee to administer any of the First Carolina Benefit Plans pursuant to Subtitle 1 of Title IV of ERISA, and no condition or set of circumstances exists that presents a material risk of termination or partial termination of any of the First Carolina Benefit Plans by the PBGC. None of the First Carolina Benefit Plans has been the subject of, and no event has occurred or condition exists that could be deemed, a reportable event (as defined in Section 4043 of ERISA) as to which a notice would be required (without regard to regulatory monetary thresholds) to be filed with the PBGC. First Carolina has paid in full all insurance premiums due to the PBGC with regard to the First Carolina Benefit Plans for all applicable periods ending on or before the Effective Time.

          (g) Neither First Carolina nor any ERISA Affiliate has any liability or has knowledge of any facts or circumstances that might give rise to any liability, and the Merger will not result in any liability, (i) for the termination of or withdrawal from any First Carolina Benefit Plan under Sections 4062, 4063 or 4064 of ERISA, (ii) for any Lien imposed under Section 302(f) of ERISA or Section 412(n) of the Code, (iii) for any interest payments required under Section 302(e) of ERISA or Section 412(m) of the Code, (iv) for any excise tax imposed by Section 4971 of the Code, (v) for any minimum funding contributions under Section 302(c)(11) of ERISA or Section 412(c)(11) of the Code or (vi) for withdrawal from any Multi-employer Plan under Section 4201 of ERISA.

          (h) First Carolina has, at all times, complied, and currently complies, in all material respects with the applicable continuation requirements for its welfare benefit plans, including (i) Section 4980B of the Code (as well as its predecessor provision, Section 162(k) of

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the Code) and Sections 601 through 608, inclusive, of ERISA, which provisions are hereinafter referred to collectively as “COBRA” and (ii) any applicable state statutes mandating health insurance continuation coverage for employees.

          (i) The form of all First Carolina Benefit Plans is in compliance with the applicable terms of ERISA, the Code, and any other applicable laws, including the Americans with Disabilities Act of 1990, the Family Medical Leave Act of 1993 and the Health Insurance Portability and Accountability Act of 1996, and such plans have been operated in compliance with such laws and the written First Carolina Benefit Plan documents. Neither First Carolina nor any fiduciary of a First Carolina Benefit Plan has violated the requirements of Section 404 of ERISA. All required reports and descriptions of the First Carolina Benefit Plans (including Internal Revenue Service Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions and Summaries of Material Modifications) have been (when required) timely filed with the IRS, the U.S. Department of Labor or other Governmental Entity and distributed as required, and all notices required by ERISA or the Code or any other legal requirement with respect to the First Carolina Benefit Plans have been appropriately given.

          (j) Each First Carolina Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and First Carolina has no knowledge of any circumstances that will or could result in revocation of any such favorable determination letter. Each trust created under any First Carolina Benefit Plan has been determined to be exempt from taxation under Section 501(a) of the Code, and First Carolina is not aware of any circumstance that will or could result in a revocation of such exemption. Each Employee Welfare Benefit Plan (as defined in Section 3(1) of ERISA) that utilizes a funding vehicle described in Section 501(c)(9) of the Code or is subject to the provisions of Section 505 of the Code has been the subject of a notification by the IRS that such funding vehicle qualifies for tax-exempt status under Section 501(c)(9) of the Code or that the plan complies with Section 505 of the Code, unless the IRS does not, as a matter of policy, issue such notification with respect to the particular type of plan. With respect to each First Carolina Benefit Plan, no event has occurred or condition exists that will or could give rise to a loss of any intended tax consequence or to any Tax under Section 511 of the Code.

          (k) There is no material pending or threatened proceeding relating to any First Carolina Benefit Plan, nor is there any basis for any such proceeding. Neither First Carolina nor any fiduciary of a First Carolina Benefit Plan has engaged in a transaction with respect to any First Carolina Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject First Carolina, Capitol or the Surviving Bank to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(l) of ERISA or a violation of Section 406 of ERISA. The Merger will not result in the potential assessment of a Tax or penalty under Section 4975 of the Code or Section 502(l) of ERISA nor result in a violation of Section 406 of ERISA.

          (l) First Carolina has maintained workers’ compensation coverage as required by applicable state law through purchase of insurance and not by self-insurance or otherwise except as disclosed to Capitol in Section 4.11(l) of the First Carolina Disclosure Schedule.

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          (m) The consummation of the Merger will not accelerate the time of vesting or the time of payment, or increase the amount, of compensation due to any director, employee, officer, former employee or former officer of First Carolina. There are no contracts or arrangements providing for payments that could subject any person to liability for tax under Section 4999 of the Code.

          (n) Except for the continuation coverage requirements of COBRA, First Carolina has no obligations or potential liability for benefits to employees, former employees or their respective dependents following termination of employment or retirement under any of the First Carolina Benefit Plans that are Employee Welfare Benefit Plans.

          (o) Except as otherwise provided herein, the Merger will not result in an amendment, modification or termination of any of the First Carolina Benefit Plans. No written or oral representations have been made to any employee or former employee of First Carolina promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the end of the current plan year (except to the extent of coverage required under COBRA). No written or oral representations have been made to any employee or former employee of First Carolina concerning the employee benefits of Capitol.

          (p) With respect to any First Carolina Benefit Plan that is a “multi-employer plan” within the meaning of Section 4001(a)(3) of ERISA (“Multi-employer Plan”), and any other Multi-employer Plan to which First Carolina has at any time had an obligation to contribute: (i) all contributions required by the terms of such Multi-employer Plan and any collective bargaining agreement have been made when due; and (ii) First Carolina would not be subject to any withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA if, as of the date hereof, First Carolina were to engage in a “complete withdrawal” (as defined in ERISA Section 4203) or a “partial withdrawal” (as defined in ERISA Section 4205) from such Multi-employer Plan.

     4.12 Compliance with Applicable Law.

          (a) Except as set forth in Section 4.12(a) of the First Carolina Disclosure Schedule, since November 27, 2000, First Carolina was, and is, in material compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the CRA, the Home Mortgage Disclosure Act, the Bank Secrecy Act, the USA Patriot Act, the Gramm-Leach-Bliley Act of 1999 and all other applicable fair lending laws and other laws relating to discriminatory business practices.

          (b) First Carolina is an “insured institution” as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits of First Carolina are insured by the Bank Insurance Fund. First Carolina has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit it to own or lease its properties and to

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conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the knowledge of First Carolina, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement.

          (c) Other than as set forth in Section 4.12(c) of the First Carolina Disclosure Schedule, First Carolina has not received any notification or communication from any Governmental Entity (i) asserting that First Carolina is not in compliance with any of the statutes, regulations or ordinances that such Governmental Entity enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization of First Carolina; (iii) requiring or threatening to require First Carolina, or indicating that First Carolina may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority that is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any respect the operations of First Carolina, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of First Carolina, including without limitation any restriction on the payment of dividends.

          (d) Without limiting the foregoing, First Carolina has complied in all material respects with the CRA and First Carolina has no reason to believe that any person or group would object successfully to the consummation of the Merger due to the CRA performance of or rating of First Carolina. Except as listed in Section 4.12(d) of the First Carolina Disclosure Schedule, since November 27, 2000, no person or group has adversely commented in writing to First Carolina in a manner requiring recording in a file of CRA communications upon the CRA performance of First Carolina.

     4.13 Certain Contracts.

          (a) Except as disclosed in Section 4.13(a) of the First Carolina Disclosure Schedule, First Carolina is not a party to or bound by any written contract or understanding with respect to the employment or termination of any present or former officers, employees, directors or consultants. First Carolina has delivered to Capitol true and correct copies of all employment agreements and termination agreements with officers, employees, directors, or consultants to which First Carolina is a party or is bound.

          (b) Except as disclosed in Section 4.13(b) of First Carolina Disclosure Schedule, (i) as of the date of this Agreement, First Carolina is not a party to or bound by any commitment, agreement or other instrument which is material to the results of operations or financial condition of First Carolina, (ii) no commitment, agreement or other instrument to which First Carolina is a party or by which it is bound limits the freedom of First Carolina to compete in any line of business or with any person, and (iii) First Carolina is not a party to any collective bargaining agreement. For purposes of subparagraph (i) above, any contract with a remaining term of greater than one (1) year or involving the payment of more than $25,000 (other than

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contracts relating to banking transactions in the ordinary course of business) shall be deemed material.

          (c) Except as disclosed in Section 4.13(c) of the First Carolina Disclosure Schedule, neither First Carolina, nor to the knowledge of First Carolina, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment (except those under which First Carolina will be the creditor) or arrangement to which First Carolina is a party.

          (d) Except as set forth in Section 4.13(d) of the First Carolina Disclosure Schedule, neither the entering into of this Agreement nor the consummation of the transactions contemplated hereunder will cause First Carolina, the Surviving Bank or Capitol to become obligated to make any payment of any kind to any party, including, but not limited to, any termination fee, breakup fee or reimbursement fee in an amount greater than $5,000, pursuant to any agreement or understanding between First Carolina and such party, other than the payments contemplated by this Agreement.

          (e) Except as set forth in Section 4.13(e) of the First Carolina Disclosure Schedule, First Carolina is not a party to or bound by any contract (whether written or oral) (i) with respect to the services of any directors or independent contractors, (ii) which, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) in an amount greater than $5,000 becoming due, or the acceleration or vesting of any rights to any payment or benefits, from Capitol, First Carolina, the Surviving Bank or any of their respective Subsidiaries to any director or consultant thereof.

          (f) Except as set forth in Section 4.13(f) of the First Carolina Disclosure Schedule, First Carolina is not a party to or bound by any contract (whether written or oral) which (i) is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 30 days or less notice involving the payment of more than $25,000 per annum, or (ii) materially restricts the conduct of any line of business by First Carolina.

          (g) Section 4.13(g) of the First Carolina Disclosure Schedule contains a schedule showing the good faith estimated present value as of December 31, 2002 of the monetary amounts payable (including any tax indemnification payments in respect of income and/or excise taxes) and identifying the in-kind benefits due under any plan other than a tax-qualified plan for each director of First Carolina and each officer of First Carolina with the position of vice president or higher, specifying the assumptions in such schedule.

          (h) Each First Carolina Contract (as defined below) is valid and binding on First Carolina, and is in full force and effect. First Carolina has in all material respects performed all obligations required to be performed by it to date under each First Carolina Contract. No event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of First Carolina under any such First Carolina Contract.

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Each contract, arrangement, commitment or understanding of the type described in this Section 4.13, whether or not set forth in Section 4.13 of the First Carolina Disclosure Schedule but excluding any contract, arrangement, commitment or understanding which falls below the thresholds referred to in this Section 4.13, is referred to herein as a “First Carolina Contract”. First Carolina has previously delivered or made available to Capitol true and correct copies of each First Carolina Contract.

     4.14 Agreements with Regulatory Agencies. First Carolina is not subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since November 27, 2000, a recipient of any supervisory letter from, or since November 27, 2000, has adopted any board resolutions at the request of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the First Carolina Disclosure Schedule, a “First Carolina Regulatory Agreement”), nor has First Carolina been advised since November 27, 2000, by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such First Carolina Regulatory Agreement.

     4.15 Other Activities of First Carolina.

          (a) First Carolina has not, directly or indirectly, engaged in any activity prohibited by applicable law which would have a Material Adverse Effect on First Carolina.

          (b) To the best knowledge of First Carolina, none of First Carolina’s directors, officers, agents, or employees, or any other Person acting on behalf of, First Carolina has, directly or indirectly, (i) used any corporate funds of First Carolina for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity, (ii) made any unlawful payments on behalf of First Carolina to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iv) violated any provision of the USA Patriot Act, (v) knowingly made any false or fictitious entry on the books or records of First Carolina, or (vi) made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment on behalf of First Carolina.

     4.16 Investment Securities. First Carolina has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of First Carolina. Such securities are valued on the books of First Carolina in accordance with GAAP. No investment material to First Carolina is subject to any restrictions, contractual, statutory or other, that would materially impair the ability of First Carolina to dispose freely of any such investment at any time, except restriction on the public distribution or transfer of any such investments under the Securities Act and the regulations thereunder or state securities laws

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and pledges or security interests given to secure public funds on deposit with First Carolina Bank.

     4.17 Derivatives Contracts. First Carolina is not a party to and has not agreed to enter into a swap, forward, future, option, cap, floor or collar financial contract or any other contract not included in its financial statement as of September 30, 2003 which is a derivatives contract (including various combinations thereof) (each, a “Derivatives Contract”) or owns securities that are identified in Thrift Bulletin No. 65 or otherwise referred to as structured notes (each, a “Structured Note”), except for those Derivatives Contracts and Structured Notes listed in Section 4.17 of the First Carolina Disclosure Schedule (which list, if any, describes the assets of First Carolina pledged as a security for a Derivatives Contract). All such Derivatives Contracts and Structured Notes, and all interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of First Carolina or for the account of a customer of First Carolina, were entered into in the ordinary course of business and in accordance with prudent banking practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of First Carolina enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. First Carolina has duly performed in all material respects all of its material obligations thereunder to the extent that such obligations to perform have accrued; and, to First Carolina’s knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     4.18 Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the First Carolina Financial Statements and for liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2002, First Carolina has not incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on First Carolina.

     4.19 Environmental Liability.

          (a) As used in this Section 4.19: (i) “Environmental Laws” means the (A) Toxic Substance Control Act, as amended, 15 U.S.C. §§2601 et seq., (B) National Historic Preservation Act, as amended, 16 U.S.C. §§470 et seq., (C) Coastal Zone Management Zone Act of 1972, 16 U.S.C. §§1451 et seq., (D) Rivers and Harbors Act of 1899, as amended, 33 U.S.C. §§401 et seq., (E) Clean Water Act, as amended, 33 U.S.C. §§1251 et seq., (F) Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251 et seq. (the “FWPC Act”), (G) Flood Disaster Protection Act, as amended, 42 U.S.C. §§4001 et seq., (H) National Environmental Policy Act, as amended, 42 U.S.C. §§4321 et seq., (I) Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. §§6901 et seq. (“RCRA”), (J) Clean Air Act, as amended, 42 U.S.C. §§7401 et seq. (the “Clean Air Act”), (K) CERCLA; (L) Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§1801 et seq., (M) Safe Drinking Water Act, as amended, 42 U.S.C. §§300f et seq., (N) Emergency Planning and Community Right-to-Know

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Act, as amended, 42 U.S.C. §§11001 et seq., (O) Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. §§136 et seq., (P) Occupational Safety and Hygiene Act, as amended, 29 U.S.C. §§ 685 et seq., and all other federal, state, county, municipal and local, foreign and other statutes, laws, regulations and ordinances which relate to or deal with protection of human health or the environment, all as may be from time to time amended; (ii) “Hazardous Substance(s)” means (A) any flammable or combustible substance, explosive, and/or radioactive material, hazardous waste, toxic substance, pollutant, contaminant and/or any related materials or substance identified in and/or regulated by any of the Environmental Laws, and (B) asbestos, polychlorinated biphenyls, urea formaldehyde, chemicals and/or chemical wastes, explosives, known carcinogens, petroleum products and by-products (including fraction thereof) and radon; (iii) “First Carolina Property” means any parcel of real estate owned by First Carolina as of the date of this Agreement and as of the Effective Time, or in which First Carolina has any interest, including any lessee’s interest, as of the date of this Agreement and as of the Effective Time, and upon which First Carolina conducts the business of banking or activities related thereto, other than all First Carolina Formerly Owned Property and all First Carolina Loan Portfolio Properties, Trust Properties and Other Properties; (iv) “First Carolina Formerly Owned Property” means all First Carolina Property owned or leased by First Carolina at any time in the past, but not owned or leased as of the date of this Agreement or the Effective Time and excluding all First Carolina Property; (v) “First Carolina Loan Portfolio Properties, Trust Properties and Other Properties” means any real property, interest in real property, improvements, appurtenances, rights and personal property attendant thereto, which is owned, leased as a landlord or a tenant, licensed as a licensor or licensee, managed or operated or upon which is held a mortgage, deed of trust, deed to secure debt or other security interest by First Carolina whether directly, as an agent, as trustee or other fiduciary or otherwise, other than First Carolina Property and First Carolina Formerly Owned Property.

          (b) With respect to any and all First Carolina Property: to the knowledge of First Carolina, (i) First Carolina is now and has at all times been in compliance in all material respects with all Environmental Laws; (ii) since the first date that First Carolina acquired an interest in the First Carolina Property, (A) no Hazardous Substances have been stored, treated, released, emitted or disposed of, or otherwise deposited, on or in the First Carolina Property in violation of any Environmental Law, and (B) no activity has been undertaken on any First Carolina Property that would cause or contribute to the First Carolina Property becoming a treatment, storage or disposal facility within the meaning of RCRA or any similar state law or local ordinance, or a release or threatened release of any Hazardous Substances, or the discharge of pollutants or effluents into any water source or system or into the air, or the dredging or filling of any waters, that would require a permit under the FWPC Act, the Clean Air Act, or any similar foreign or state law or local ordinance; (iii) there are no substances or conditions in or on any First Carolina Property or any operations conducted in or on any First Carolina Property that may support a claim or cause of action or imposition of any liability under any Environmental Law against First Carolina; and (iv) there are not, and never have been, any underground storage tanks located in or under any First Carolina Property.

          (c) With respect to any and all First Carolina Formerly Owned Property: to the knowledge of First Carolina, (i) First Carolina is now and has at all times been in compliance in all material respects with all Environmental Laws; (ii) since the first date that First Carolina

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acquired an interest in the First Carolina Formerly Owned Property, (A) no Hazardous Substances have been stored, treated, released, emitted or disposed of, or otherwise deposited, on or in the First Carolina Formerly Owned Property in violation of any Environmental Law, and (B) no activity has been undertaken on any First Carolina Formerly Owned Property that would cause or contribute to the First Carolina Formerly Owned Property becoming a treatment, storage or disposal facility within the meaning of RCRA or any similar state law or local ordinance, or a release or threatened release of any Hazardous Substances, or the discharge of pollutants or effluents into any water source or system or into the air, or the dredging or filling of any waters, that would require a permit under the FWPC Act, the Clean Air Act, or any similar foreign or state law or local ordinance; (iii) there are no substances or conditions in or on any First Carolina Formerly Owned Property or any operations conducted in or on any First Carolina Formerly Owned Property that may support a claim or cause of action or imposition of any liability under any Environmental Law against First Carolina; and (iv) there are not, and never have been, any underground storage tanks located in or under any First Carolina Formerly Owned Property.

          (d) With respect to any and all First Carolina Loan Portfolio Properties, Trust Properties and Other Properties: to the best knowledge of First Carolina, (i) none of the First Carolina Loan Portfolio Properties, Trust Properties and Other Properties is in violation of or has any liability absolute or contingent, under any Environmental Laws; and (ii) there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to any Loan Portfolio Properties, Trust Properties and Other Properties (including, without limitation, any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liability under or violation of Environmental Laws), which would impose a liability upon First Carolina pursuant to any Environmental Laws, except such as would not, individually or in the aggregate, have a Material Adverse Effect on First Carolina. First Carolina has not “participated in the management” (within the meaning of the Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996, as amended, or any of the rules or regulations promulgated thereunder) of any First Carolina Loan Portfolio Properties, Trust Properties and Other Properties.

          (e) First Carolina has not received any request for response action, administrative or other order (or request therefor), judgment, complaint, claim, investigation, request for information or other request for relief in any form relating to any facility where Hazardous Substances generated or transported by First Carolina have been disposed of, placed or located. There are no pending or, to the best knowledge of First Carolina, threatened claims, investigations, administrative proceedings, litigation, regulatory hearings or requests or demands for remedial or response actions or for compensation, with respect to any First Carolina Property, alleging noncompliance with or violation of any Environmental Law or seeking relief under any Environmental Law, and to the best knowledge of First Carolina, is there any reasonable basis therefor. To the best knowledge of First Carolina, the First Carolina Property is not and never has been listed on the United States Environmental Protection Agency’s National Priorities List of Hazardous Waste Sites or any other list, schedule, log, inventory or record of hazardous waste sites maintained by any federal, state or local agency. There are no pending or, to the knowledge of First Carolina, threatened claims, investigations, administrative proceedings, litigation, regulatory hearings or requests or demands for remedial or response actions or for compensation, with respect to any First Carolina Formerly Owned Property, alleging noncompliance with or

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violation of any Environmental Law or seeking relief under any Environmental Law, and to the knowledge of First Carolina, is there any reasonable basis therefor. To the knowledge of First Carolina, the First Carolina Formerly Owned Property is not and never has been listed on the United States Environmental Protection Agency’s National Priorities List of Hazardous Waste Sites or any other list, schedule, log, inventory or record of hazardous waste sites maintained by any federal, state or local agency. To the knowledge of First Carolina, the First Carolina Loan Portfolio Properties, Trust Properties and Other Properties are not and never have been listed on the United States Environmental Protection Agency’s National Priorities List of Hazardous Waste Sites or any other list, schedule, log, inventory or record of hazardous waste sites maintained by any federal, state or local agency. First Carolina has disclosed and delivered to Capitol all environmental reports and investigations which First Carolina has obtained or ordered with respect to the First Carolina Property during the past ten years.

     4.20 State Takeover Laws and Charter Provisions. The Board of Directors of First Carolina has approved the transactions contemplated by this Agreement and taken such necessary action such that the provisions of Article 9 and Article 9A of the NCBCA and any other provision of any state or local “takeover” law applicable to First Carolina will not apply to this Agreement or any of the transactions contemplated hereby.

     4.21 Insurance. All policies of insurance covering any real or personal property of First Carolina, or providing for business interruption, personal and product liability coverage and other insurance to First Carolina have been previously made available to Capitol by First Carolina. Such insurance is in amounts deemed by First Carolina to be sufficient with respect to the assets, properties, business, operations, products and services covered thereby, as the same are presently owned or conducted, and all such policies are in full force and effect and the premiums have been paid when due. Other than claims made under such policies in the ordinary course and which are not material in amount there are no claims, actions, suits or proceedings arising out of or based upon any of such policies of insurance, and, to the best knowledge of First Carolina, no reasonable basis for any such claim, action, suit or proceeding exists. First Carolina is not in default with respect to any provisions contained in any such policies and, and to the best knowledge of First Carolina, have not failed to give any notice or present any material claim under any such insurance policy in due and timely fashion.

     4.22 Conduct of Business. First Carolina has not: (i) except as otherwise described in Section 4.2, issued any capital stock or other securities convertible into or exchangeable or exercisable for capital stock or having voting rights or declared or paid any dividend or made any other payment from capital or surplus or other distribution of any nature, or directly or indirectly redeemed, purchased or otherwise acquired or recapitalized or reclassified any of its capital stock or liquidated in whole or in part; (ii) merged or consolidated with any other Person; (iii) altered or amended its Articles of Incorporation or Bylaws; (iv) since December 31, 2002, entered into, materially amended or terminated any material agreement, license or permit, except in the ordinary course of business consistent with past practices; (v) experienced any labor disturbance; (vi) incurred or become subject to any obligation or liability (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice which have not caused and will not cause a Material Adverse Effect on First Carolina; (vii) since December 31, 2002, discharged or satisfied any Lien or paid or satisfied any obligation or liability (absolute,

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accrued, contingent or otherwise) other than liabilities incurred since the date of the First Carolina Financial Statements in the ordinary course of business consistent with past practice, and in each such case only in the ordinary course of business consistent with past practice in accordance with the express terms thereof; (viii) since December 31, 2002, mortgaged, pledged or subjected to any Lien any of its assets, properties or business other than in the ordinary course of business consistent with past practices; (ix) since December 31, 2002, sold or transferred or agreed to sell or transfer, any material asset, property or business or canceled or agreed to cancel any material debt or claim or waived any right, except in any such event in the ordinary course of business consistent with past practice; (x) disposed of or permitted to lapse any intellectual property of First Carolina, which disposal or lapse would cause a Material Adverse Effect on First Carolina; (xi) since December 31, 2002, granted any increase in the rates of pay of employees or any increases in salary or compensation payable or to become payable to any officer, employee, consultant or agent (other than any accounting or law firm), or changed or increased the compensation payable to any officer, director, or employee, or by means of any bonus or pension plan, contract or other commitment, or increased the compensation of any officer, director, employee, consultant or agent (other than any accounting or law firm), or hired any new officer, employee, consultant or agent, in each case earning in excess of $100,000 per year, except for compensation increases in the ordinary course of business and consistent with past practices; (xii) since December 31, 2002 made or authorized any capital expenditures for additions to plant or equipment accounts in excess of $50,000; (xiii) experienced any material damage, destruction or loss (whether or not covered by insurance) affecting its properties, assets or business; (xiv) since December 31, 2002, instituted or settled any litigation, action or proceeding before any court or governmental body relating to it or its property involving a controversy in excess of $50,000; (xv) since December 31, 2002, made any change in any method of accounting or any accounting practice, or suffered any deterioration in accounting controls; (xvi) varied, canceled or allowed to expire any insurance coverage (other than renewals in the ordinary course of business consistent with past practice); (xvii) since December 31, 2002, entered into any other material transaction other than in the ordinary course of business consistent with past practice; or (xviii) agreed or committed to do any of the foregoing.

     4.23 Title to Assets. First Carolina is the sole and absolute owner of all of the assets (real and personal, tangible and intangible) reflected in the latest financial statements of First Carolina delivered to Capitol pursuant to this Agreement as owned by First Carolina, other than assets which are leased under leases capitalized in accordance with GAAP and assets which have been disposed of since the date of such financial statements, and First Carolina has good and marketable title to all such assets free and clear of any and all Liens, except for the Liens, if any, listed in the First Carolina Disclosure Schedule. First Carolina has valid leasehold interests in all material assets (real and personal, tangible and intangible) leased by any of them. No Person has any written or oral agreement, option, understanding, or commitment, or any right or privilege capable of becoming an agreement, for the purchase from First Carolina of any of the material assets owned or leased by it.

     4.24 Real Property.

          (a) The First Carolina Disclosure Schedule contains a true and complete list of (i) all real property that is owned or leased or subleased by First Carolina or as to which it has

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any interest of any kind including, without limitation, all office and ground leases (the “First Carolina Real Estate”) and (ii) all deeds, leases, subleases and other material agreements and instruments relating thereto (the “First Carolina Real Estate Documents”) (copies of which have been made available to Capitol). All buildings and other improvements on the First Carolina Real Estate are located within the boundaries of each particular parcel of First Carolina Real Estate and do not encroach upon such boundaries. No building or other improvement situated on any adjacent real estate is encroaching upon any of the boundaries of the First Carolina Real Estate.

          (b) To the best knowledge of First Carolina, the use of the First Carolina Real Estate by First Carolina and the conduct therein of its businesses have not violated, and are not expected to violate, in any material respect, any federal, state or local law, ordinance, rule or regulation. The First Carolina Real Estate has an adequate water supply and sewage and waste disposal, or facilities therefor, and adequate utility connections and capacity as are sufficient for the operation of existing business of First Carolina. To the best knowledge of First Carolina, the First Carolina Real Estate, including, without limitation, the buildings and improvements located thereon, and the ownership, operations and maintenance thereof as now owned, operated and maintained, do not (i) violate in any material respect any ordinances, statutes, regulations, covenants, or deed restrictions, including, without limitation, those relating to zoning, building use, air or water pollution, waste disposal, sanitation and noise control, or (ii) violate in any material respect any provision of federal, state or local law. Consummation of the transactions contemplated herein will not cause the zoning for any of the First Carolina Real Estate to become non-complying by virtue of elimination of a grandfather clause or for any other reason.

          (c) To the best knowledge of First Carolina, the buildings and other improvements on the First Carolina Real Estate, including, without limitation, the plumbing, heating, air-conditioning, electrical, mechanical, water, water pumping and sewage systems are in working order and not in violation in any material respect of any applicable governmental rule or regulation or any other legal requirements, including, without limitation, health and fire codes and other similar regulations.

          (d) There exists no pending or, to the best knowledge of First Carolina, threatened condemnation or similar proceeding with respect to, or which could affect, the First Carolina Real Estate in any material respect.

          (e) First Carolina has not contracted for the furnishing of labor or materials to any First Carolina Real Estate in excess of $50,000 for each project which will not be paid in full prior to the Effective Time.

          (f) To the best knowledge of First Carolina, each of the First Carolina Real Estate Documents is in full force and effect and there are no existing defaults or events of default thereunder, real or claimed, or events which with notice or lapse of time or both would constitute defaults thereunder of First Carolina or, to the best knowledge of First Carolina, any other Person.

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          (g) The First Carolina Real Estate has sufficient and adequate vehicular and pedestrian access rights to and from public streets and rights-of-way contiguous to the First Carolina Real Estate and adequate parking for each property comprising the First Carolina Real Estate is available and, to the best knowledge of First Carolina, in compliance in all material respects with all applicable zoning ordinances and laws.

          (h) The buildings on the First Carolina Real Estate are fully constructed and, to the best knowledge of First Carolina, are free from material structural defects.

     4.25 Leases of Personal Property. Section 4.25 of the First Carolina Disclosure Schedule contains a true and complete list of all personal property that is currently being leased by First Carolina with annual lease payments of $10,000 or more (“First Carolina Leased Personal Property”) and true, correct and complete copies of all leases to which any of them are a party relating to the First Carolina Leased Personal Property have been delivered to Capitol. All First Carolina Leased Personal Property is in such condition that upon the return of such First Carolina Leased Personal Property in its present condition to its owner, First Carolina will not be liable in any material amount to such owner. All First Carolina Leased Personal Property is situated at the First Carolina Real Estate and is used by First Carolina in the operation of its business. Each of the leases relating to the First Carolina Leased Personal Property is in full force and effect and there are no existing defaults or events of default, real or claimed, or events which with notice or lapse of time or both would constitute defaults of First Carolina or, to the best knowledge of First Carolina, any other Person.

     4.26 Tangible Personal Property. To the best knowledge of First Carolina, all of the machinery, equipment, vehicles and other tangible personal property that is used or useful in or necessary for the conduct of the businesses of First Carolina, except items with a book value of less than $5,000, is in good working condition and repair.

     4.27 Loans and Investments. Except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles, and except for such imperfections in documentation that, when taken as a whole, are not substantial in character, amount or extent and do not materially impair the value of the “First Carolina Portfolio” (as hereinafter defined), all loans or other extensions of credit, and letters of credit, guaranties, security agreements or other agreements supporting any loan or extension of credit, and investments, of First Carolina (the “First Carolina Portfolio”) are, in all material respects, legal, enforceable and authorized under applicable federal and state laws and regulations. Except as otherwise provided for in or contemplated by Section 5.2(c) of this Agreement, no loans or investments held by First Carolina, at September 30, 2003, (i) are more than ninety (90) days past due with respect to any scheduled payment of principal or interest; (ii) have been charged off in whole or in part by First Carolina; or (iii) are on a non-accrual status. Except as permitted under Section 5.2 of this Agreement, as of the Effective Time, First Carolina will not have any loans, leases or other extensions of credit, letters of credit, guarantees, security agreements or credit support agreements or arrangements outstanding, or commitments to make any loans, leases or other extensions of credit, letters of credit, guarantees, security agreements or credit support agreements or arrangements to, and will not be indebted to or otherwise obligated in any respect to, any affiliate of First Carolina. For each outstanding

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loan or extension of credit or commitment to make a loan or extension of credit where the original principal amount is in excess of $100,000 and which by its terms is either secured by collateral (a “Secured Loan”) or supported by a guaranty or similar obligation (a “Covered Loan”), in the case of each Secured Loan, to the knowledge of First Carolina the security interest has been perfected or, with respect to UCC Financing Statement filings, submitted for filing with applicable governmental authorities and, in the case of each Covered Loan, the guaranty or similar obligation has been executed and delivered and is still in full force and effect.

     4.28 Intellectual Property.

          (a) First Carolina owns or has the right to use pursuant to license, sublicense, agreement or permission all intellectual property necessary for the operation of its business as presently conducted and as presently proposed to be conducted. The term “intellectual property” means all trademarks, service marks, logos, trade names and corporate names and registrations and applications for registration thereof, copyrights and registrations and applications for registration thereof, computer software, data and documentation, trade secrets and confidential business information (including financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), other proprietary rights, and copies and tangible embodiments thereof (in whatever form or medium).

          (b) To the best knowledge of First Carolina, First Carolina has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties and none of First Carolina’s directors and officers (and employees with responsibility for intellectual property matters) has ever received any charge, complaint, claim or notice alleging any such interference, infringement, misappropriation or violation. To the knowledge of First Carolina, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of First Carolina.

     4.29 No Investment Company. First Carolina is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

     4.30 Tax Treatment. First Carolina knows of no reason why the Merger will fail as a reorganization under Section 368(a) of the Code.

     4.31 Stock Appreciation Rights. First Carolina has not issued or granted any stock appreciation rights or “SARs” to any Person pursuant to any First Carolina Benefit Plan.

     4.32 Accuracy of Information Supplied.

          (a) To the best knowledge of First Carolina, none of the information supplied or to be supplied by First Carolina to Capitol pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the

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circumstances under which they are made, not misleading.

          (b) The S-4 and the Proxy Statement/Prospectus used for the registration and qualification of shares of Capitol Common Stock to be issued upon consummation of the Merger and used to solicit approval of the Merger by the shareholders of First Carolina, and all other documents to be filed with the SEC, the FDIC or any applicable state securities law regulatory authorities relating to this Agreement or the transactions contemplated by this Agreement (including the Merger), at the respective times such documents are filed or become effective, and with respect to the Proxy Statement/Prospectus, from the time of mailing to the shareholders of First Carolina through the period required for the shareholders of First Carolina to perfect dissenters’ rights under applicable law, shall, as to all information provided by First Carolina: (i) comply in all material respects with the provisions of all applicable regulations issued by the SEC pursuant to the Securities Act and the Exchange Act and all other applicable laws and regulations; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact and not omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which have become false or misleading.

     4.33 Capitol Common Stock. First Carolina does not own, directly or indirectly, any shares of Capitol Common Stock.

     4.34 Shareholder and Regulatory Approvals. The affirmative vote of holders of more than 66-2/3% pursuant to Section 53-12 of Chapter 53 of the N.C.G.S. of the outstanding shares of First Carolina Common Stock entitled to vote thereon is the only vote of the holders of any class or series of First Carolina capital stock necessary to approve this Agreement and the transactions contemplated by the Agreement. Except as otherwise provided in this Agreement, there are no voting trusts or other agreements or understandings to which First Carolina is a party with respect to the voting of the capital stock of First Carolina. To the best knowledge of First Carolina, there currently are no circumstances that would reasonably be expected to cause the denial or undue delay of any of the regulatory approvals required to be obtained by First Carolina for consummation of the Merger.

     4.35 Allowance for Loan Losses. The allowance for loan losses reflected in First Carolina’s Financial Statements and the First Carolina Reports was, in the reasonable opinion of management, (a) adequate to meet all reasonably anticipated loan and lease losses, net of recoveries related to loans previously charged off as of those dates, and (b) consistent with GAAP and safe and sound banking practices.

     4.36 Effective Time of Representations and Warranties. Each representation, warranty, covenant and agreement of First Carolina set forth in this Agreement, as updated by any written disclosure schedule delivered pursuant to Section 6.9 of this Agreement, shall be deemed to be made on and as of the date of this Agreement, as of the effective date of the S-4, as of the Closing Date, and as of the Effective Time.

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ARTICLE V
COVENANTS RELATING TO CONDUCT OF BUSINESS

     5.1 Conduct of First Carolina Businesses Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement (including the First Carolina Disclosure Schedule), First Carolina shall: (a) conduct its business in the usual, regular and ordinary course consistent with past practice; (b) use its best efforts to maintain and preserve intact its present business organization, employees and advantageous business relationships and retain the services of its key officers and key employees; (c) use reasonable best efforts to avoid taking any action which would adversely affect or delay the ability of either Capitol or First Carolina to obtain any necessary approvals of any Regulatory Agency or other governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement; (d) in a manner consistent with past practice and prudent banking standards, charge off or establish provisions for all of its loans, receivables and other assets, or portions thereof, deemed uncollectible by First Carolina in accordance with GAAP, applicable law or regulation, or classified as “loss” or as directed by any regulatory authority; and, in a manner consistent with past practice and prudent banking standards, maintain its allowance for loan losses at a level which is adequate to provide for all known and reasonably expected losses on assets outstanding and other inherent risks in its loan portfolio; (e) advise Capitol promptly in writing of any material adverse change in the capital structure or financial condition of First Carolina, or of any other materially adverse change respecting the businesses, prospects and operations of First Carolina, or of any matter which would make the representations and warranties of First Carolina not true and correct in any material respect; (f) keep in full force and effect all of the existing material permits and licenses of First Carolina; (g) use its best efforts to maintain insurance or bonding coverage on all properties for which it is responsible and on its business operations, and carry not less than the same coverage for fidelity, public liability, personal injury, property damage and other risks equal to that which is in effect as of the date of this Agreement, and notify Capitol in writing promptly of any facts or circumstances which could affect the ability to maintain such insurance or bonding coverage; (h) perform its contractual obligations under all material contracts and not become in material default on any of such obligations; (i) duly observe and conform to all legal requirements, except for any failure to so observe and conform that would not have a Material Adverse Effect on First Carolina; (j) duly and timely file all reports and returns required to be filed by or on behalf of First Carolina with any Governmental Entity or Regulatory Agency, unless any extensions have been duly granted by such Governmental Entity or Regulatory Agency; (k) maintain its assets and properties in good condition and repair, normal wear and tear excepted; (l) maintain proper reserves for contingent liabilities in accordance with GAAP and past practices, both consistently applied; and (m) promptly notify Capitol of the filing of any litigation, or the filing of any action by any Governmental Entity or Regulatory Agency, which may have a Material Adverse Effect on First Carolina.

     5.2 Forbearances of First Carolina. During the period from the date of this Agreement to the Effective Time, except as set forth in the First Carolina Disclosure Schedule and, except as expressly contemplated or permitted by this Agreement, First Carolina shall not, without the prior written consent of Capitol:

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          (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance (it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, purchases of Federal funds, sales of certificates of deposit and entering into repurchase agreements);

          (b) (i) adjust, split, combine or reclassify any capital stock including, without limitation, increasing or decreasing such capital stock, changing such capital stock into, or exchanging such capital stock for, a different number or kind of shares or securities, as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization; (ii) make, declare or pay any cash dividend, stock dividend, or any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock; (iii) grant any stock appreciation rights or grant any Person any right to acquire any shares of its capital stock (and no further or additional options to purchase stock shall be granted pursuant to the First Carolina Stock Option Plans); or (iv) issue any additional shares of capital stock except pursuant to the exercise of the First Carolina Stock Options as of the date hereof;

          (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any Person, or cancel, release or assign any indebtedness to any such Person or any claims held by any such Person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement; provided, however, that First Carolina may continue to pursue workouts with the borrowers of those loans listed in Section 5.2(c) of the First Carolina Disclosure Schedule and such other loans as First Carolina’s management deems prudent to workout in their reasonable judgement;

          (d) except for transactions in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement, make any material investment (whether by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other Person);

          (e) acquire or agree to acquire any property or assets which are material to First Carolina (other than in the ordinary course of business consistent with past practice and other than through foreclosure of any Liens or security interests granted in connection with an ordinary extension of credit by First Carolina);

          (f) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms;

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          (g) except for regularly scheduled salary increases in accordance with historical practices, and payments payable under the existing bonus plan of First Carolina consistent with past practices (provided, however, and notwithstanding the foregoing, First Carolina shall not increase the salary of, or pay any bonus to, any officer with a title of Vice President or above without the prior consent of Capitol), increase in any manner the compensation or fringe benefits of any of its directors, officers or employees, or pay any pension or retirement allowance not required by any existing plan or agreement to any such directors, officers or employees, or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any director, officer or employee other than in the ordinary course of business consistent with past practice, or accelerate the vesting of any stock options or other stock-based compensation, or advance in title, any officer to a title of Vice President or above;

          (h) enter into any employment agreements not terminable without cost or penalty with or without cause with, or grant any severance or termination pay to, or enter into any severance or termination agreement with, directors, officers or employees; or hire any additional personnel at a level of Vice President or higher; or change the fees payable to directors for the attendance at meetings of its Board of Directors or any committee of its Board of Directors;

          (i) solicit, encourage or authorize or permit any Person to solicit from any third party any inquiries or proposals relating to the disposition of its business or assets, or the acquisition of its voting securities, or the merger or business combination with any corporation or other entity other than as provided by this Agreement (and First Carolina shall promptly notify Capitol of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters);

          (j) settle any claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practice;

          (k) take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code;

          (l) amend its Articles of Incorporation or its Bylaws;

          (m) compromise or otherwise settle or adjust any assertion or claim of a deficiency in Taxes (or interest thereon or penalties in connection therewith) or file any appeal from an asserted deficiency except in a form previously approved by Capitol in writing or file or amend any federal, foreign or state Tax Return or report or make any Tax election or change any method or period of accounting unless required by GAAP or applicable law;

          (n) other than in prior consultation with Capitol, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

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          (o) change its fiscal year or change any of the accounting principles or practices used by it;

          (p) make or cause to be made any discretionary contribution to any First Carolina Benefit Plan;

          (q) make any new loan or extension of credit or commitment to make a new loan or extension of credit which (i) is amortized over a period in excess of ten years and (ii) either (A) is secured by collateral and by its own terms, or if aggregatable with any other loan, has a principal amount in excess of $850,000, or (B) is not secured by collateral and by its own terms, or if aggregatable with any other loan, has a principal amount in excess of $250,000;

          (r) take any action that would cause it to be deemed an “owner,” an “operator,” a “potentially responsible person,” or a “participant in management” (all as defined in any applicable Environmental Laws), or a party liable under any applicable Environmental Laws;

          (s) carry on its business in any manner that is not substantially the same as heretofore conducted or introduce any new or different method of management or operation in respect of its business and properties, including, without limitation, materially altering the mix of demand deposit and interest bearing deposit accounts and/or any rates, terms or services with respect to deposit accounts, loans and other products other than in line with generally prevailing rates, terms and services in the market areas it serves;

          (t) amend, modify, terminate or fail to renew or preserve its business organization, material rights, franchises, permits and licenses, or take any action which would jeopardize the continuance of the goodwill of its customers where such action would have a Material Adverse Effect on First Carolina;

          (u) make any loan or extension of credit, or enter into any commitment to make any loan or extension of credit, to any director, officer, employee or 5% shareholder of First Carolina, except in the ordinary course of business and any existing written loan policy of First Carolina; or

          (v) make any capital expenditures, or commitments with respect thereto, except those in the ordinary course of business which do not exceed $50,000 individually or $100,000 in aggregate.

     5.3 Additional Covenants of First Carolina. First Carolina shall: (i) permit Capitol reasonable access in a manner which will avoid undue disruption or interference with the normal operations of First Carolina to the properties of First Carolina; (ii) disclose and make available to Capitol upon reasonable request all books, documents, papers and records relating to the assets, stock, ownership, properties, operations, obligations and liabilities (including, but not limited to, all books of account (including the general ledger)), Tax records, minute books of directors’ and shareholders’ meetings, organizational documents, material contracts and agreements, loan files, filings with, reports from and correspondence with any Governmental Entity (to the extent

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permitted without violation of applicable law), accountants’ workpapers (if available and subject to the respective independent accountants’ consent), litigation files, plans affecting employees, and any other business activities or prospects, of First Carolina, in which Capitol may have a reasonable and legitimate interest in furtherance of the transactions contemplated by this Agreement; and (iii) furnish to Capitol, as soon as practicable, and in any event within 15 days after it is prepared or received, (A) separate monthly unaudited statements of condition and statements of operations for First Carolina, and separate quarterly unaudited statements of condition and statements of operations for First Carolina, in each case prepared in a manner consistent with past practice, and (B) such reports as Capitol may reasonably request relating to First Carolina, or the transactions contemplated by this Agreement to the extent permitted without violation of applicable law.

     5.4 Authorization of Capitol Common Stock. The Board of Directors of Capitol shall, prior to the Effective Time, authorize the issuance of the required number of shares of Capitol Common Stock to be issued pursuant to this Agreement and take all other necessary corporate action to consummate the Merger contemplated hereby. The Board of Directors of First Carolina shall, prior to the Effective Time, take all necessary corporate action to consummate the Merger contemplated hereby.

     5.5 Conforming Accounting and Reserve Policies; Restructuring Expenses.

          (a) Notwithstanding that First Carolina believes that it has established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, First Carolina recognizes that Capitol has adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses), subject to applicable laws, regulations, and the requirements of governmental and regulatory agencies or bodies and GAAP. From and after the date of this Agreement to the Effective Time, First Carolina and Capitol shall consult and cooperate with each other with respect to conforming, based upon such consultation, First Carolina’s loan, accrual and reserve policies to those policies of Capitol.

          (b) In addition, from and after the date of this Agreement to the Effective Time, First Carolina and Capitol shall consult and cooperate with each other with respect to determining, based upon such consultation, appropriate accruals, reserves and charges to establish and take in respect of excess facilities and equipment capacity, restructuring costs, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments taking into account Capitol’s business plan following the Merger.

          (c) First Carolina and Capitol shall consult and cooperate with each other with respect to determining, based upon such consultation, the amount and the timing for recognizing for financial accounting purposes the expenses of the Merger and the restructuring charges related to or to be incurred in connection with the Merger.

          (d) At the request of Capitol, First Carolina shall promptly establish and take such reserves and accruals as Capitol shall request to conform First Carolina’s loan, accrual and

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reserve policies to Capitol’s policies, shall establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, real estate valuation policies and practices, write-off or write-down of various assets and other appropriate accounting adjustments, and to recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger; provided, however, that it is the objective of Capitol and First Carolina that such reserves, accruals and charges be taken on or before the Effective Time, but in no event later than immediately prior to the Closing.

          (e) Upon the written request of Capitol, First Carolina shall use its best efforts to cause Dixon Odom, PLLC to deliver to Capitol “comfort” letters dated (x) the effective date of the S-4 and (y) not earlier than five (5) days preceding the Closing Date, in each case substantially to the effect that: (i) based upon a review (and audit of year-end statements) of First Carolina’s financial statements dated as of December 31, 2002, September 30, 2003, each subsequent year-end and quarter-end and the most recent interim month-end financial statements of First Carolina available prior to the date of any such letter, nothing has come to their attention that has caused them to believe that any adjustments would be required to be made to restate such financial statements in a manner conforming to GAAP; (ii) they are independent public accountants with respect to First Carolina within the meaning of the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder; (iii) in their opinion, the audited financial statements of First Carolina examined by them and included or incorporated by reference in the S-4 and the Proxy Statement/Prospectus and reported therein by them, comply as to form in all material respects with the applicable accounting requirements of the Exchange Act, the Securities Act and the applicable published rules and regulations thereunder, as appropriate; (iv) on the basis of certain procedures and inquiries including a reading of the latest available unaudited interim financial statements of First Carolina, inquiries of officials of First Carolina responsible for financial and accounting matters, and a reading of the minutes of the Boards of Directors and shareholders of First Carolina (which procedures and inquiries do not constitute an examination made in accordance with generally accepted auditing standards and would not necessarily reveal any material changes in the financial position or results of operation of First Carolina), nothing came to their attention that caused them to believe that: (A) the unaudited financial statements of First Carolina included or incorporated by reference in the S-4 and the Proxy Statement/Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the Securities Act, as appropriate, or that the unaudited financial statements are not in conformity with GAAP applied on a basis consistent with that of the audited financial statements or that as of the most recent month-end preceding the Closing Date there has been any material change in the capital stock of First Carolina, except as a result of the exercise of employee stock options granted prior to September 30, 2003, or any increase in long-term debt of First Carolina or any reduction in shareholders’ equity as compared with the amounts of those items set out in the audited statement of condition at December 31, 2002 and with any subsequent unaudited statement of condition included or incorporated by reference in the S-4 and the Proxy Statement/Prospectus, except for changes and the amount of such reduction, if any, derived from First Carolina’s accounts and records, which are described in such letter or are set forth in the S-4 and the Proxy Statement/Prospectus, or (B) since December 31, 2002 any dividends were paid on the First Carolina Common Stock except as described in such letter; and (v) in addition to the limited

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procedures referred to in clause (iv) above, they have carried out certain specified procedures with respect to certain accounts or percentages and financial information which appear in the S-4 and the Proxy Statement/Prospectus and which have been reasonably specified by Capitol, as described in such letter.

          (f) First Carolina acknowledges that Capitol may be in the process of acquiring other banks and financial institutions or in offering securities to the public and that in connection with such transactions, information concerning First Carolina may be required to be included in the registration statements, if any, for the sale of securities of Capitol or in SEC reports in connection with such transactions. Capitol shall provide First Carolina and its counsel with copies of such registration statements at the time of filing. First Carolina agrees to provide Capitol with any information, certificates, documents or other materials about First Carolina as are reasonably necessary to be included in such SEC reports or registration statements, including registration statements which may be filed by Capitol prior to the Effective Time. First Carolina shall use its reasonable efforts to cause its attorneys and accountants to provide Capitol and any underwriters for Capitol with any consents, comfort letters, opinion letters, reports or information which are necessary to complete the registration statements and applications for any such acquisition or issuance of securities. Capitol shall reimburse First Carolina for reasonable expenses thus incurred by First Carolina pursuant to this Section 5.5(f) should this transaction be terminated for any reason.

ARTICLE VI
ADDITIONAL AGREEMENTS

     6.1 Regulatory Matters.

          (a) First Carolina shall, with such assistance of Capitol as is necessary, promptly prepare the Proxy Statement/Prospectus and Capitol shall promptly prepare and file with the SEC and First Carolina file with the FDIC the S-4, in which the Proxy Statement/Prospectus will be included as a prospectus. Capitol shall use reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and First Carolina shall use reasonable efforts to have the S-4 approved by the FDIC. First Carolina shall thereafter mail or deliver the Proxy Statement/Prospectus to the shareholders of First Carolina. Capitol shall also use all reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and First Carolina shall furnish all information concerning First Carolina and the holders of First Carolina Common Stock as may be reasonably requested in connection with any such action.

          (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. Capitol and First

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Carolina shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Capitol or First Carolina, as the case may be, and any of Capitol’s Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

          (c) Capitol and First Carolina shall, upon request, furnish each other with all information concerning themselves, Capitol’s Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement/Prospectus, the S-4 or any other statement, filing, notice or application made by or on behalf of Capitol, First Carolina or Capitol’s Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

          (d) Capitol and First Carolina shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval (as defined in Section 7.1(c)) will not be obtained or that the receipt of any such approval will be materially delayed.

     6.2 Access to Information.

          (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of Capitol and First Carolina shall afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of Capitol and First Carolina shall make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws, savings and loan or savings association laws (other than reports or documents which Capitol or First Carolina, as the case may be, is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither Capitol nor First Carolina nor any of Capitol’s Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Capitol’s or First Carolina’s, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

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          (b) Each of Capitol and First Carolina agrees to keep confidential, and not divulge to any other party or Person (other than employees of, and attorneys, accountants, financial advisors and other representatives for, any such party), all non-public documents, information, records and financial statements received from the other (including, without limitation, the Capitol Disclosure Schedule and the First Carolina Disclosure Schedule) and, in addition, any and all reports, information and financial information obtained through audits or other reviews conducted pursuant to this Agreement (unless readily ascertainable from public or published information, or trade sources, or already known or subsequently developed by a party independently of any investigation or received from a third party not under an obligation to the other party to keep such information confidential), and to use the same only in connection with the transactions contemplated by this Agreement; and if the transactions contemplated hereby are not consummated for any reason, each party agrees to promptly return to the other party all written materials furnished by the other party, and all copies thereof, in connection with such investigation, and to destroy all documents and records in its possession containing extracts or summaries of any such non-public information. Notwithstanding the foregoing, the parties (and each employee, representative, or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transaction beginning on the earliest of (i) the date of the public announcement of discussions relating to the transaction, (ii) the date of public announcement of the transaction, or (iii) the date of the execution of an agreement (with or without conditions) to enter into the transaction, provided, however, that neither party (nor any employee, representative or other agent thereof) may disclose any other information that is not relevant to understanding the tax treatment and tax structure of the transaction (including the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could result in a violation of any federal or state securities law.

          (c) No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or conditions of the other set forth herein.

     6.3 Shareholders’ Approvals. CBC and First Carolina shall call a meeting of its shareholders to be held as soon as reasonably practicable for the purpose of voting upon the requisite shareholder approvals required in connection with this Agreement and the Merger, and each shall use its best efforts to cause such meetings to occur on the same date. CBC and First Carolina will, through their respective Boards of Directors, subject to their respective fiduciary obligations as determined by the respective Boards of Directors, recommend to their respective shareholders approval of this Agreement and the Merger.

     6.4 Legal Conditions to Merger. Each of Capitol and First Carolina shall, and Capitol shall cause its Subsidiaries to, use all reasonable efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or Capitol’s Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other

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third party which is required to be obtained by Capitol or First Carolina or any of Capitol’s Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

     6.5 Affiliates. First Carolina shall use its best efforts to cause each director, executive officer and other Person who is an “affiliate” (for purposes of Rule 145 under the Securities Act) of First Carolina to deliver to Capitol, as soon as practicable after the date of this Agreement, and prior to the date of the shareholders’ meetings called by CBC and First Carolina to approve this Agreement, a written agreement, in the form of Exhibit B attached hereto, providing that such Person will comply with Rule 145 of the Securities Act.

     6.6 NYSE Listing. Capitol shall cause the shares of Capitol Common Stock to be issued in the Merger to be approved for trading and reporting on the NYSE, subject to official notice of issuance, prior to the Effective Time.

     6.7 Employee Benefit Plans.

          (a) Subject to and as except as otherwise expressly provided in this Section 6.7, and unless otherwise determined by Capitol: (i) at the Effective Time the First Carolina Benefit Plans (including, without limitation, the First Carolina 401(k) Plan and all deferred compensation plans and agreements, supplemental retirement income agreements, severance agreements, employment agreements and stock option and incentive plans benefiting current or former directors, officers or employees of First Carolina), shall, as determined by Capitol, be cancelled, terminated, frozen, or merged with corresponding employee benefit plans, arrangements and agreements maintained by Capitol (the “Capitol Benefit Plans”) in accordance with and to the extent permitted by applicable law; (ii) from and after the Effective Time, the Capitol Benefit Plans in effect as of the date of this Agreement shall remain in effect with respect to employees of Capitol and its Subsidiaries covered by such plans at the Effective Time; and (iii) from and after the Effective Time, and in replacement of, and substitution for, and in lieu of, the First Carolina Benefit Plans, the Capitol Benefit Plans shall be the benefit plans in effect with respect to those employees of First Carolina covered by the First Carolina Benefit Plans immediately prior to the Effective Time who are eligible for coverage under the Capitol Benefit Plans. With respect to such benefits, each such participant shall receive service credit for purposes of determining eligibility to participate, vesting and for any schedule of benefits based on service under such plans for years of service with First Carolina prior to the Effective Time, provided that such service shall not be recognized to the extent such recognition would result in a duplication of benefits. Nothing in this Section 6.7(a) or elsewhere in this Agreement shall be construed to prohibit the Surviving Bank from amending, modifying or terminating any employee benefit plans.

          (b) Subject to and except as otherwise expressly provided in this Section 6.7, Capitol agrees to honor in accordance with their terms all benefits vested as of the Effective Time under the First Carolina Benefit Plans.

          (c) Except to the extent otherwise expressly provided in this Agreement, nothing in this Section 6.7 shall be interpreted as preventing either Capitol or the Surviving Bank

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from adopting new or replacement benefit plans or amending, modifying, canceling, freezing or terminating any Capitol Benefit Plans, First Carolina Benefit Plans, or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

     6.8 Additional Agreements.

          (a) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including, without limitation, any merger between a Subsidiary of Capitol) or to vest the Surviving Bank with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and Capitol’s Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Capitol.

          (b) Each of Capitol and First Carolina shall give the other the reasonable opportunity to participate in the defense of any shareholder litigation against Capitol or First Carolina, as applicable, and its directors relating to the transactions contemplated by this Agreement.

     6.9 Advice of Changes. Capitol and First Carolina shall promptly advise the other party of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. First Carolina shall update the First Carolina Disclosure Schedule (the “Closing Date First Carolina Disclosure Schedule”) to a date that is no earlier than ten (10) business days prior to the Closing Date and no later than seven (7) business days prior to the Closing Date and shall deliver the Closing Date First Carolina Disclosure Schedule to Capitol no earlier than six (6) business days prior to the Closing Date. Capitol shall update the Capitol Disclosure Schedule (the “Closing Date Capitol Disclosure Schedule”) to a date that is no earlier than ten (10) business days prior to the Closing Date and no later than seven (7) business days prior to the Closing Date and shall deliver the Closing Date Capitol Disclosure Schedule to First Carolina no earlier than six (6) business days prior to the Closing Date.

     6.10 Negotiations with Other Parties.

          (a) So long as this Agreement remains in effect and no notice of termination has been given under this Agreement, First Carolina shall not authorize or knowingly permit any of its representatives, directly or indirectly, to initiate, entertain, solicit, encourage, engage in, or participate in, negotiations with any Person or any group of Persons (other than Capitol or CBC or any of their respective Subsidiaries and affiliates) (a “Potential First Carolina Acquiror”) concerning any First Carolina Acquisition Proposal (as defined in this Section 6.10) other than pursuant to this Agreement. First Carolina will promptly inform Capitol of any inquiry it may receive with respect to any First Carolina Acquisition Proposal and First Carolina shall furnish to Capitol a copy thereof.

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          (b) Nothing contained in this Agreement shall prohibit Capitol or its Board of Directors from making such disclosures to its shareholders as are required under applicable law or the rules of the National Association of Securities Dealers, Inc. (the “NASD”) or the NYSE.

          (c) Nothing contained in this Agreement shall prohibit the Board of Directors of First Carolina from furnishing information to, or entering into discussions or negotiations with, any Person that makes a First Carolina Acquisition Proposal if: (A) the Board of Directors of First Carolina, after consultation with and receiving the advice of its legal counsel and financial advisors, determines in good faith that such action is necessary or required for the Board of Directors of First Carolina to comply with its fiduciary duties to its shareholders under applicable law or its Articles of Incorporation or Bylaws, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such Person, First Carolina discloses to Capitol that it is furnishing information to, or entering into discussions or negotiations with, such Person, which notice shall describe the terms thereof, (C) prior to furnishing such information to such Person, First Carolina receives from such Person an executed confidentiality agreement, and (D) First Carolina keeps Capitol informed promptly of the status (including the terms, but any disclosure of terms shall be covered by a confidentiality agreement) of any such discussions or negotiations. Subject to the preceding sentence, the Board of Directors of First Carolina may approve and recommend to the shareholders of First Carolina a First Carolina Acquisition Proposal from a Potential First Carolina Acquiror. As used in this Agreement, “First Carolina Acquisition Proposal” means any (i) proposal pursuant to which any Person or group, other than Capitol or any Capitol Subsidiary, would acquire or participate in a merger or other business combination involving First Carolina, directly or indirectly; (ii) proposal by which any Person or group, other than Capitol, CBC or any Capitol Subsidiary, would acquire the right to vote 10% or more of the capital stock of First Carolina entitled to vote thereon for the election of directors; (iii) acquisition of 10% or more of the assets of First Carolina, other than in the ordinary course of business or as contemplated by this Agreement; or (iv) acquisition in excess of 10% of the outstanding capital stock of First Carolina other than as contemplated by this Agreement.

     6.11 Dissenting Shareholders. Shareholders of First Carolina who properly exercise and perfect statutory dissenters’ rights shall have the rights accorded to dissenting shareholders under Article 13 of the NCBCA.

ARTICLE VII
CONDITIONS PRECEDENT

     7.1 Conditions to Each Party’s Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Shareholder Approvals. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the respective requisite affirmative votes of the holders of CBC Common Stock and First Carolina Common Stock entitled to vote thereon.

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          (b) NYSE Listing. The shares of Capitol Common Stock which shall be issued to the shareholders of First Carolina upon consummation of the Merger shall have been authorized for trading and reporting on the NYSE, subject to official notice of issuance.

          (c) Other Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the “Requisite Regulatory Approvals”).

          (d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and all state securities and Blue Sky approvals, authorizations and exemptions required to offer and sell such shares shall have been received by Capitol.

          (e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an “Injunction”) preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, materially restricts or makes illegal consummation of the Merger.

          (f) Federal Tax Opinion. Capitol and First Carolina each shall have received an opinion of their respective tax advisors, addressed to Capitol or First Carolina, as the case may be, in form and substance reasonably satisfactory to Capitol and First Carolina, dated as of the Effective Time.

          (g) Dissenters’ Rights. The number of shares of First Carolina Common Stock with respect to which dissenters’ rights are perfected under applicable law, when aggregated, shall not exceed 5% of all outstanding shares of First Carolina Common Stock as a whole.

     7.2 Conditions to Obligation of Capitol. The obligation of Capitol to effect the Merger is also subject to the satisfaction or waiver by Capitol at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties of First Carolina set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except (i) to the extent such representations and warranties speak as of an earlier date and (ii) for any changes to the First Carolina Disclosure Schedule that are disclosed by First Carolina to Capitol in the Closing Date First Carolina Disclosure Schedule) as of the Closing Date as though made on and as of the Closing Date. Capitol shall have received a certificate signed on behalf of First Carolina by the Chief Executive Officer and the Chief Financial Officer of First Carolina to the foregoing effect, and to which any Closing Date First Carolina Disclosure Schedule shall be appended.

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          (b) Performance of Obligations of First Carolina. First Carolina shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Capitol shall have received a certificate signed on behalf of First Carolina by the Chief Executive Officer and the Chief Financial Officer of First Carolina to such effect.

          (c) Conformity of First Carolina’s Policies. First Carolina shall have conformed its policies to those of Capitol in accordance with Section 5.5.

          (d) Comfort Letters. Capitol shall have received the “comfort letters” from Dixon Odom, PLLC in accordance with the provisions of Section 5.5(e).

          (e) Shareholders’ Equity. As of the last day of the month immediately preceding the Closing Date (the “Determination Date”), as recorded on its books, which shall be maintained in accordance with GAAP, First Carolina shall have a total shareholders’ equity (“Shareholders’ Equity”) (excluding from Shareholders’ Equity the effect of any changes after December 31, 2002 related to accounting for the value of investment securities available for sale) of not less than $6,200,000; provided that the calculation of the First Carolina’s net income for purposes of determining its Shareholders’ Equity as of the Determination Date shall exclude all costs directly related to this Agreement, including, without limitation, professional fees, severance payments, filing fees and printing, up to a maximum of $250,000.00.

          (f) Exercise of Options. All outstanding First Carolina Stock Options that were outstanding as of September 30, 2003, shall have either prior to the Effective Time been exercised or terminated and converted pursuant to the terms of Section 1.6 above.

          (g) Fairness Opinion. Capitol shall have received the favorable opinion from JMP Financial, Inc. or other investment banking advisory firm satisfactory to Capitol in connection with the deliberations of its Board of Directors approving this Agreement and confirmed at or about the time the S-4 is declared effective and the Proxy Statement/Prospectus is distributed that consummation of the Merger transaction contemplated by this Agreement upon the terms and conditions provided in this Agreement is fair to the shareholders of Capitol from a financial point of view.

          (h) No Material Adverse Change. No event or circumstance shall have occurred since December 31, 2002 which has, or is likely to have, a Materially Adverse Effect on First Carolina or upon the right of First Carolina to conduct, or the continuing successful operation of, any material or significant part of their businesses as presently conducted.

          (i) Other Certificates. First Carolina shall have delivered to Capitol such other certificates and instruments as Capitol and its counsel may reasonably request. The form and substance of all certificates, instruments and other documentation delivered to Capitol under this Agreement shall be reasonably satisfactory to Capitol and its counsel.

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          (j) Legal Opinion. First Carolina shall have delivered to Capitol an opinion of Gaeta & Associates, P.A., counsel for First Carolina, dated as of the date of the Closing and in a form reasonably satisfactory to Capitol and counsel for Capitol.

     7.3 Conditions to Obligation of First Carolina. The obligation of First Carolina to effect the Merger is also subject to the satisfaction or waiver by First Carolina at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Capitol set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except (i) to the extent such representations and warranties speak as of an earlier date and (ii) for any changes to the Capitol Disclosure Schedule that are disclosed by Capitol to First Carolina in the Closing Date Capitol Disclosure Schedule) as of the Closing Date as though made on and as of the Closing Date. First Carolina shall have received a certificate signed on behalf of Capitol by the Chief Executive Officer or the Chief Administrative Officer and the Chief Financial Officer of Capitol to the foregoing effect, and to which any Closing Date Capitol Disclosure Schedule shall be appended.

          (b) Performance of Obligations of Capitol. Capitol shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and First Carolina shall have received a certificate signed on behalf of Capitol by the Chief Executive Officer and the Chief Financial Officer of Capitol to such effect.

          (c) No Material Adverse Change. No event or circumstance shall have occurred since December 31, 2002 which has, or is likely to have, a Materially Adverse Effect on Capitol or upon the right of Capitol or any of the Capitol Subsidiaries to conduct, or the continuing successful operation of, any material or significant part of their businesses as presently conducted.

          (d) Other Certificates. Capitol shall have delivered to First Carolina such other certificates and instruments as First Carolina and its counsel may reasonably request. The form and substance of all certificates, instruments and other documentation delivered to First Carolina under this Agreement shall be reasonably satisfactory to First Carolina and its counsel.

          (e) Fairness Opinion. First Carolina shall have received from The Carson Medlin Company a written opinion (the “First Carolina Fairness Opinion”) to the effect that the Merger Consideration to be received by First Carolina’s shareholders is fair, from a financial point of view, to First Carolina and its shareholders as of the date of approval of this Agreement by its Board of Directors’ and The Carson Medlin Company shall have delivered a letter to First Carolina, updated as of a date within five business days preceding the mailing date of the Proxy Statement/Prospectus, to the effect that it remains its opinion that the Merger Consideration to be received by First Carolina’s shareholders is fair, from a financial point of view, to First Carolina and its shareholders.

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          (f) Legal Opinion. Capitol shall have delivered to First Carolina an opinion of Miller, Canfield, Paddock and Stone, P.L.C., counsel for Capitol, dated as of the date of the Closing and in a form reasonably satisfactory to First Carolina and counsel for First Carolina.

ARTICLE VIII
TERMINATION AND AMENDMENT

     8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of CBC or First Carolina:

          (a) by mutual consent of Capitol and First Carolina in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

          (b) by either the Board of Directors of Capitol or the Board of Directors of First Carolina if (i) any Governmental Entity which must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and (ii) the Board of Directors of Capitol or the Board of Directors of First Carolina, as the case may be, so determines by an affirmative vote of a majority of the members of its entire Board;

          (c) by either the Board of Directors of Capitol or the Board of Directors of First Carolina if (i) the Merger shall not have been consummated on or before the first anniversary of the date of this Agreement, unless the failure of the Closing (as defined in Section 9.1) to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth in this Agreement, and (ii) the Board of Directors of Capitol or the Board of Directors of First Carolina, as the case may be, so determines by an affirmative vote of a majority of the members of its entire Board;

          (d) by either the Board of Directors of Capitol or the Board of Directors of First Carolina (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if (i) there shall have been a material breach of this Agreement on the part of the other party, which breach is not cured within forty-five (45) days following written notice to the party committing such breach, or which breach, by its nature or timing, cannot be cured prior to the Closing Date in this Agreement, and (ii) the Board of Directors of Capitol or the Board of Directors of First Carolina, as the case may be, so determines by an affirmative vote of a majority of the members of its entire Board;

          (e) by either Capitol or First Carolina if any approval of the shareholders of First Carolina required for the consummation of the Merger shall not have been obtained by

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reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof;

          (f) by Capitol upon written notice to First Carolina if the Board of Directors of First Carolina does not, or shall indicate to Capitol that it is unwilling or unable to, publicly recommend in the Proxy Statement/Prospectus that its shareholders approve and adopt this Agreement, or if after recommending in the Proxy Statement/Prospectus that its shareholders approve and adopt this Agreement, the Board of Directors of First Carolina shall have withdrawn, modified or amended such recommendation in any respect materially adverse to Capitol, provided that any such notice of termination must be given not later than 45 days after the later of the date Capitol shall have been advised by First Carolina in writing that it is unable or unwilling to so recommend in the Proxy Statement/Prospectus or that it has withdrawn, modified or amended such recommendation, or such later date as may be agreed upon by Capitol and First Carolina;

          (g) by Capitol upon written notice to First Carolina if First Carolina shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any Person or entity other than Capitol or CBC to effect a First Carolina Acquisition Proposal or shall fail to publicly oppose a tender offer or exchange offer by another Person based on a First Carolina Acquisition Proposal;

          (h) by either Capitol or First Carolina if any of the conditions specified by Article VII to the obligation of the terminating party have not been satisfied on the Closing Date (provided that the failure of satisfaction of any of the conditions shall not have been caused by the material breach of the terminating party);

          (i) by Capitol if the Closing Date First Carolina Disclosure Schedule discloses any change from the First Carolina Disclosure Schedule which has, or is likely to have, a Material Adverse Effect on First Carolina;

          (j) by First Carolina if the Closing Date Capitol Disclosure Schedule discloses any change from the Capitol Disclosure Schedule which has, or is likely to have, a Material Adverse Effect on Capitol; or

          (k) by either Capitol or First Carolina if the Market Price is less than $25.00 or more than $33.00.

     8.2 Effect of Termination. In the event of termination of this Agreement by either Capitol or First Carolina as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Capitol, First Carolina, any of Capitol’s Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Sections 6.2(b), 6.7, 6.8, 8.2, 8.5, 9.2, 9.3, 9.5, 9.13, 9.16 and 9.17 shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Capitol nor First Carolina shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

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     8.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of First Carolina; provided, however, that after any approval of the transactions contemplated by this Agreement by the shareholders of First Carolina, there may not be, without further approval of such shareholders, any amendment of this Agreement which changes the amount or the form of the consideration to be delivered to the holders of First Carolina Common Stock hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by the shareholders of First Carolina, there may not be, without further approval of such shareholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of First Carolina Common Stock hereunder other than as contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     8.5 Liquidated Damages; Termination Fee. Notwithstanding anything to the contrary contained in this Agreement, in the event that any of the following events or circumstances shall occur: (i) at any time prior to termination of this Agreement a First Carolina Acquisition Event (as defined in this Section 8.5) shall occur; or (ii) Capitol shall terminate this Agreement pursuant to Section 8.1(e), (f) or (g); or (iii) First Carolina fails to call and hold the meeting of its shareholders as required by Section 6.3, then First Carolina shall, within ten (10) days after notice of the occurrence thereof by Capitol, pay to Capitol the sum equal to $350,000, plus expenses reasonably incurred by Capitol in connection with the transactions contemplated by this Agreement which the parties agree and stipulate as reasonable and full liquidated damages and reasonable compensation for the involvement of Capitol in the transactions contemplated in this Agreement and is not a penalty or forfeiture. For purposes of this Agreement a “First Carolina Acquisition Event” shall mean that First Carolina shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any Person (other than any of the parties to this Agreement) to effect a First Carolina Acquisition Proposal or shall fail to publicly oppose a tender offer or exchange offer by another Person based on a First Carolina Acquisition Proposal. Upon the making and receipt of such payment under this Section 8.5, First Carolina shall have no further obligation of any kind under this Agreement and neither Capitol nor CBC

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shall have any further obligation of any kind under this Agreement, except in each case under Section 8.2, and no party shall have any liability for any breach or alleged breach by such party of any provision of this Agreement.

ARTICLE IX
GENERAL PROVISIONS

     9.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will take place at 10:00 a.m. Eastern Time on a date and at a place to be specified by the parties, which shall be no later than five (5) business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof, unless extended by mutual agreement of the parties (the “Closing Date”).

     9.2 Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

     9.3 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, however, that the costs and expenses of printing and mailing the Proxy Statement/Prospectus, and all filing and other fees paid to the SEC in connection with the Merger, shall be borne equally by Capitol and First Carolina.

     9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Capitol or CBC to:

Capitol Bancorp Ltd.
Capitol Bancorp Center
200 Washington Square North
Lansing, Michigan 48933
Attention: Joseph D. Reid, Esq., Chairman, President and Chief Executive Officer
Fax: (517) 374-2576

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with copies to:

Miller, Canfield, Paddock and Stone, P.L.C.
444 West Michigan Avenue
Kalamazoo, Michigan 49007
Attention: Phillip D. Torrence, Esq.
Fax: (269) 383-5866

and
(b) if to First Carolina, to:

First Carolina State Bank
137 North Winstead Avenue
Rocky Mount, North Carolina 27804
Attention: John A. Williams, Chairman of the Board
Attention: David A. Parker, President and Chief Executive Officer
Fax: (252) 937-4567

with copies to:

Gaeta & Associates, P.A.
8305 Falls of Neuse Road, Suite 203
Raleigh, North Carolina 27615
Attention: Anthony Gaeta, Jr., Esq.
Fax: (919) 518-2146

     9.5 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Michigan, County of Ingham, or, if it has or can acquire jurisdiction, in the United States District Court for the Western District of Michigan, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     9.6 Further Assurances. At the request of any party to this Agreement, the other parties shall execute, acknowledge and deliver such other documents and/or instruments as may be reasonably required by the requesting party to carry out the purposes of this Agreement. In the event any party to this Agreement shall be involved in litigation, threatened litigation or government inquiries with respect to a matter covered by this Agreement, every other party to this Agreement shall also make available to such party, at reasonable times and subject to the reasonable requirements of its own businesses, such of its personnel as may have information relevant to such matters, provided that such party shall reimburse the providing party for its reasonable costs for employee time incurred in connection therewith if more than one business day is required. Following the Closing, the parties will cooperate with each other in connection with tax audits and in the defense of any legal proceedings.

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     9.7 Remedies Cumulative. Unless expressly made the exclusive remedy by the terms of this Agreement, all remedies provided for in this Agreement are cumulative and shall be in addition to any and all other rights and remedies provided by law and by any other agreements between the parties.

     9.8 Presumptions. It is expressly acknowledged and agreed that all parties have been represented by counsel and have participated in the negotiation and drafting of this Agreement, and that there shall be no presumption against any party on the ground that such party was responsible for preparing this Agreement or any part of it.

     9.9 Exhibits and Schedules. Each of the exhibits and schedules referred to in, and/or attached to, this Agreement is an integral part of this Agreement and is incorporated in this Agreement by this reference.

     9.10 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. No provision of this Agreement shall be construed to require Capitol, CBC, First Carolina or any of their respective Subsidiaries or affiliates to take any action which would violate any applicable law, rule or regulation.

     9.11 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.12 Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

     9.13 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Michigan, without regard to any applicable conflicts of law principles.

     9.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

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     9.15 Publicity. Except as otherwise required by applicable law or the rules of the NASD and the NYSE, neither Capitol nor First Carolina shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

     9.16 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties to this Agreement (whether by operation of law or otherwise) without the prior written consent of the other parties to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.7, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to confer upon any Person other than the parties to this Agreement any rights or remedies under this Agreement.

     9.17 Attorney Fees. If litigation is brought concerning this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall upon final judgment and expiration of all appeals immediately pay upon demand all reasonable attorneys’ fees and expenses of the prevailing party.

[SIGNATURES ON THE FOLLOWING PAGE]

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     IN WITNESS WHEREOF, Capitol and First Carolina have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

CAPITOL BANCORP LTD., a Michigan corporation

By:	/s/ Joseph D. Reid

Joseph D. Reid
Its:	Chairman, President and Chief Executive Officer

FIRST CAROLINA STATE BANK, a North Carolina banking corporation

By:	/s/ John A. Williams

John A. Williams
Its:	Chairman of the Board

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SCHEDULE OF EXHIBITS

Exhibit A	-	Plan of Merger

Exhibit B	-	Affiliate Letter Agreement

S-1

EXHIBIT A

PLAN OF MERGER
of
CBC BANK
with and into
FIRST CAROLINA STATE BANK

     THIS PLAN OF MERGER (this “Plan of Merger”) is entered into as of the ________ day of ________, 2004 by and between CBC BANK, a North Carolina banking corporation (“CBC”) and FIRST CAROLINA STATE BANK, a North Carolina banking corporation (“First Carolina”).

BACKGROUND

     This Plan of Merger is being entered into pursuant to the Agreement and Plan of Merger dated as of December 1, 2003 (the “Agreement”) by and between Capitol Bancorp Ltd., a Michigan corporation, (“Capitol”) and First Carolina, pursuant to which Capitol will acquire First Carolina.

     NOW, THEREFORE, in consideration of the covenants and agreements of the parties contained herein, the parties hereto hereby make, adopt and approve this Plan of Merger in order to set forth the terms and conditions for the merger of CBC with and into First Carolina (the “Merger”).

ARTICLE I
THE MERGER

     1.1 Names of the Merging Corporations. The names of the banking corporations proposed to be merged are First Carolina State Bank and CBC Bank.

     1.2 The Merger. Subject to the terms and conditions of this Plan of Merger and the Agreement, at the Effective Time (as defined in Section 1.3 below), CBC shall merge with and into First Carolina, pursuant to Section 53-12 of Chapter 53 of the General Statutes of North Carolina (the “N.C.G.S.”) and in accordance with the provisions of Sections 53-13 of the N.C.G.S. and 53-17 of Chapter 53 and Section 55-11-06 of Chapter 55 (the North Carolina Business Corporation Act, the “NCBCA”) of the N.C.G.S. First Carolina shall be the Surviving Bank in the Merger (the “Surviving Bank”), shall be operated as a wholly-owned subsidiary of Capitol and shall continue to be governed by the laws of the State of North Carolina as a state chartered bank operating under the name “First Carolina State Bank”. Upon consummation of the Merger, the separate corporate existence of CBC shall terminate.

     1.3 Effective Time. The Merger shall become effective as set forth in the articles of merger (the “Articles of Merger”), which shall specify an effective date and time no earlier than the filing thereof with the appropriate authorities of the State of North Carolina, on the “Closing Date” (as defined in Section 3.1), or as soon thereafter as practicable. The term “Effective

Time” shall be the date and time when the Merger becomes effective, as set forth in the Articles of Merger having been filed in accordance with the NCBCA.

     1.4 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in this Plan of Merger and the Agreement, Sections 53-13 and 53-17 of Chapter 53 of the N.C.G.S. and Section 55-11-06 of the NCBCA, including without limitation, the following:

          (a) The business of the Surviving Bank from and after the Effective Time shall continue to be that of a state chartered bank organized under the laws of the State of North Carolina, and shall be conducted at the main office of the Surviving Bank, which shall be located at 137 North Winstead Avenue, Rocky Mount, North Carolina 27804, and at its legally established branches, offices, agencies, and facilities, whether in operation or approved but unopened, at the Effective Time, including all such branches, offices, agencies, and facilities of First Carolina.

          (b) As of the Effective Time, all assets, rights, franchises, and interests of First Carolina in every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Surviving Bank by virtue of the Merger without any deed or other transfer. The Surviving Bank, upon the Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, and receiver, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by First Carolina at the Effective Time.

          (c) As of the Effective Time, the Surviving Bank shall be liable for all liabilities of every kind and description of First Carolina and all deposits, debts, liabilities, obligations and contracts of First Carolina, whether matured or unmatured, accrued, absolute, contingent, or otherwise, shall be those of the Surviving Bank, none of which shall be released or impaired by the Merger, all rights of creditors and other obligees and all Liens (as defined in Section 3.2(b) of the Agreement) on property of First Carolina shall be preserved unimpaired; and all actions and legal proceedings to which First Carolina was a party prior to the Merger shall be unaffected by the consummation thereof and shall proceed as if the Merger had not taken place.

          (d) As of the Effective Time, all accounts and deposits of First Carolina shall be and continue to be accounts and deposits of the Surviving Bank, without change in their respective terms, maturity, minimum required balances or withdrawal value. As of the Effective Time, each account or deposit of First Carolina shall be considered for dividend or interest purposes as an account or deposit of the Surviving Bank from the time such account or deposit was opened with First Carolina and at all times thereafter until such account or deposit ceases to be an account or deposit of the Surviving Bank.

     1.5 Conversion of Securities (including First Carolina Common Stock). At the Effective Time, in each case, subject to Section 2.1(h) of this Plan of Merger and the Agreement, by virtue of the Merger and without any action on the part of Capitol, CBC, First Carolina or the holder of any of the following securities:

          (a) Each share of the common stock, $5.00 par value per share, of First Carolina (the “First Carolina Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of First Carolina Common Stock held directly or indirectly by First Carolina or Capitol or any of Capitol’s wholly-owned Subsidiaries (as defined in Section 3.1 of the Agreement)), shall be cancelled and converted into, at the election of the holder as provided in and subject to the limitations set forth in this Plan of Merger and the Agreement, the right to receive, either: (i) that number of shares of validly issued, fully paid and non-assessable common stock, no par value per share, of Capitol (the “Capitol Common Stock”) equal to the Exchange Ratio (as defined in Section 1.5(c)(i)) (the “Stock Consideration”), or (ii) cash in an amount equal to $14.00 (the “Cash Consideration”). The Stock Consideration and the Cash Consideration are sometimes referred to herein collectively as the “Merger Consideration.”

          (b) No fractional shares of Capitol Common Stock shall be issued pursuant hereto and, in lieu thereof, any fractional shares shall be paid the cash equivalent value thereof based on the Market Price (as defined in Section 1.5(c)(ii)) per share of Capitol Common Stock on the New York Stock Exchange, Inc. (“NYSE”) trading day immediately preceding the date of the Effective Time (the “Fractional Share Price”).

          (c) As used in this Agreement the following terms shall have the meanings set forth below:

               (i) The “Exchange Ratio” shall be equal to (rounded to the nearest one-thousandth) $14.00 divided by the Market Price per share of Capitol Common Stock on the NYSE trading day immediately preceding the date of the Effective Time, but in no event less than $25.00 per share of Capitol Common Stock.

               (ii) The “Market Price” on any date means the average of the Average Prices (as defined below) for the 30 consecutive NYSE trading days immediately preceding such date.

               (iii) The “Average Price” for any date means the average of the daily high and low prices per share of Capitol Common Stock as reported on the NYSE Composite Transactions reporting system (as published in The Wall Street Journal or, if not published therein, in another authoritative source reasonably selected by Capitol).

          (d) All of the shares of First Carolina Common Stock converted into the right to receive the Merger Consideration and cash in lieu of fractional shares, pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of First Carolina Common Stock (each a “Common Certificate”) shall thereafter represent the right to receive the Merger Consideration in accordance with the terms of this Plan of Merger and the Agreement.

Common Certificates previously representing shares of First Carolina Common Stock shall be exchanged for certificates representing whole shares of Capitol Common Stock, the Cash Consideration, or a combination thereof and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Common Certificates in accordance with Section 2.1, without any interest thereon.

          (e) At and after the Effective Time, each share of Capitol Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of Capitol Common Stock and shall not be affected by the Merger.

          (f) At and after the Effective Time, each share of common stock, no par value per share, of CBC (“CBC Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into one (1) issued and outstanding share of common stock of the Surviving Bank. Each outstanding stock certificate which prior to the Effective Time represented shares of CBC Common Sock automatically and for all purposes shall be deemed to represent the number of shares of common stock of the Surviving Bank into which the shares of CBC Common Stock represented by such certificate has been converted pursuant to this Section 1.5.

          (g) At the Effective Time, all shares of First Carolina Common Stock that are owned, directly or indirectly, by First Carolina or Capitol or Capitol’s Subsidiaries (other than shares of First Carolina Common Stock held, directly or indirectly, in trust accounts, managed accounts and the like) shall be cancelled and shall cease to exist and no stock of Capitol or other consideration shall be delivered in exchange therefor. All shares of Capitol Common Stock that are owned by First Carolina shall be returned to authorized but unissued status of Capitol. In addition, no Dissenters’ Shares (as defined Section 2.2 of the Agreement) shall be converted into shares of Capitol Common Stock pursuant to this 1.5 but instead shall be treated in accordance with the provisions set forth in Section 2.2 of the Agreement.

     1.6 Election and Proration Procedures.

          (a) An election form in such form as First Carolina and Capitol shall mutually agree (an “Election Form”) shall be mailed on the Mailing Date (as defined below) to each holder of record of shares of First Carolina Common Stock as of a record date which shall be the same date as the record date for eligibility to vote on the Merger. The “Mailing Date” shall be the date on which proxy materials relating to the Merger are mailed to holders of shares of First Carolina Common Stock. Capitol shall make available Election Forms as may be reasonably requested by all persons who become holders of First Carolina Common Stock after the record date for eligibility to vote on the Merger and prior to the Election Deadline (as defined below), and First Carolina shall provide to the Exchange Agent (as defined below) all information reasonably necessary for it to perform its obligations as specified herein.

          (b) Each Election Form shall entitle the holder of shares of First Carolina Common Stock (or the beneficial owner through appropriate and customary documentation and instructions) to (i) elect to receive the Cash Consideration for all of such holder’s shares (a “Cash Election”), (ii) elect to receive the Stock Consideration for all of such holder’s shares (a “Stock

Election”), (iii) elect to receive the Cash Consideration with respect to fifty percent (50%) of such holder’s shares and the Stock Consideration with respect to such holder’s remaining shares (a “Mixed Election”) or (iv) make no election or to indicate that such holder has no preference as to the receipt of the Cash Consideration or the Stock Consideration (a “Non-Election”). Holders of record of shares of First Carolina Common Stock who hold such shares as nominees, trustees or in other representative capacities (a “Representative”) may submit multiple Election Forms, provided that such Representative certifies that each such Election Form covers all the shares of First Carolina Common Stock held by that Representative for a particular beneficial owner. Shares of First Carolina Common Stock as to which a Cash Election has been made (including pursuant to a Mixed Election) are referred to herein as “Cash Election Shares.” Shares of First Carolina Common Stock as to which a Stock Election has been made (including pursuant to a Mixed Election) are referred to herein as “Stock Election Shares.” Shares of First Carolina Common Stock as to which no election has been made are referred to as “Non-Election Shares.” The aggregate number of shares of First Carolina Common Stock with respect to which a Stock Election has been made is referred to herein as the “Stock Election Number.”

          (c) To be effective, a properly completed Election Form must be received by Capitol’s registrar and transfer agent (the “Exchange Agent”) on or before 5:00 p.m., North Carolina time, on the third business day immediately preceding First Carolina’s shareholders’ meeting contemplated by Section 6.3 of the Agreement (or such other time and date as First Carolina and Capitol may mutually agree) (the “Election Deadline”). An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. Any First Carolina shareholder may, at any time prior to the Election Deadline, change his or her election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Election Form. Any First Carolina shareholder may, at any time prior to the Election Deadline, revoke his or her election by written notice received by the Exchange Agent prior to the Election Deadline. All elections shall be revoked automatically if the Exchange Agent is notified in writing by Capitol and First Carolina that the Agreement has been terminated. If a shareholder either (i) does not submit a properly completed Election Form by the Election Deadline or (ii) revokes its Election Form prior to the Election Deadline and does not submit a new properly executed Election Form prior to the Election Deadline, the shares of First Carolina Common Stock held by such shareholder shall be designated Non-Election Shares. Subject to the terms of this Plan of Merger, the Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive.

          (d) Notwithstanding any other provision contained in this Plan of Merger and the Agreement, 50% of the total number of shares of First Carolina Common Stock outstanding at the Effective Time (the “Stock Conversion Number”) shall be converted into the Stock Consideration and the remaining outstanding shares of First Carolina Common Stock (excluding shares of First Carolina Common Stock to be canceled as provided in Section 1.5(g) and Dissenters’ Shares, together, the “Excluded Shares”) shall be converted into the Cash Consideration; provided, however, that for federal income tax purposes, it is intended that the

Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and, notwithstanding anything to the contrary contained herein, in order that the Merger will not fail to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Code, Capitol shall increase the number of shares of First Carolina Common Stock that will be converted into the Stock Consideration and reduce the number of shares of First Carolina Common Stock that will be converted into the right to receive the Cash Consideration to ensure that the Stock Consideration will represent 45% of the value of the aggregate Merger Consideration, increased by the value of any Excluded Shares, each as measured as of the Effective Time.

          (e) Within five (5) business days after the later to occur of the Election Deadline or the Effective Time, Capitol shall cause the Exchange Agent to effect the allocation among holders of First Carolina Common Stock of rights to receive the Cash Consideration and the Stock Consideration and to distribute such consideration as follows:

(i) In any event, all shares of First Carolina Common Stock with respect to a Mixed Election is made shall be converted into 50% of the Cash Consideration set forth in Section 1.5(a)(ii) above and a number of shares of Capitol Common Stock equal to 50% of the Exchange Ratio.

(ii) If the Stock Election Number exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and each holder of Stock Election Shares will be entitled to receive (A) the Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (1) the number of Stock Election Shares held by such holder by (2) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number and (B) the Cash Consideration in respect of the remaining number of such holder’s Stock Election Shares;

(iii) If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the “Shortfall Number”), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

(A) if the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and each holder of Non-Election Shares shall receive (1) the Stock Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares and (2) the

Cash Consideration in respect of the remaining number of such holder’s Non-Election Shares; or

(B) if the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and each holder of Cash Election Shares shall receive (1) the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which the Shortfall Number exceeds the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares and (2) the Cash Consideration in respect of the remaining number of such holder’s Cash Election Shares.

For purposes of the foregoing calculations, Excluded Shares shall be deemed to be Cash Election Shares. For purposes of this Section 1.6(e), if Capitol is obligated to increase the number of shares of First Carolina Common Stock to be converted into shares of Capitol Common Stock as a result of the application of the last clause of Section 1.6(d) above, then the higher number shall be substituted for the Stock Conversion Number in the calculations set forth in this Section 1.6(e).

     1.7 Stock Options and Warrants. At the Effective Time, each First Carolina Stock Option (as defined in Section 4.2(b) of the Agreement) which is unexercised and outstanding immediately prior thereto shall, by reason of the Merger, be terminated and converted into the right to receive in cash an amount equal to the sum derived by multiplying (i) the positive difference, if any, between (A) $14.00, and (B) the exercise price of each such First Carolina Stock Option, by (ii) the number of shares of First Carolina Common Stock subject to such First Carolina Stock Option. First Carolina agrees to take or to cause to be taken all actions necessary to provide for such payment at or prior to the Effective Time, and shall use its best efforts to obtain the written acknowledgement of each holder of a then outstanding First Carolina Option with regard to the termination of such Option and the full payment therefor in accordance with the terms of this Agreement. Except as otherwise provided in this Section 1.7, each option and warrant or other right to purchase or acquire shares of First Carolina Common Stock outstanding immediately prior to the Effective Time shall be cancelled, retired and of no further force or effect.

     1.8 Articles of Incorporation. Subject to the terms and conditions of this Plan of Merger and the Agreement, at the Effective Time, the Articles of Incorporation of First Carolina shall be the Articles of Incorporation of the Surviving Bank until thereafter amended in accordance with the terms thereof and applicable law.

     1.9 Bylaws. Subject to the terms and conditions of this Plan of Merger and the Agreement, at the Effective Time, the Bylaws of First Carolina shall be the Bylaws of the

Surviving Bank until thereafter amended in accordance with the terms thereof and applicable law.

     1.10 Board of Directors and Officers of the Surviving Bank. At the Effective Time, the Board of Directors of the Surviving Bank shall consist of twenty-one (21) directors who shall consist of: (i) twenty (20) persons serving as directors of First Carolina immediately prior to the Effective Time; and (ii) one (1) person appointed by Capitol who shall initially be Joseph D. Reid who shall be the Chairman of the Board of Directors of the Surviving Bank. Except as otherwise provided in the preceding sentence, at the Effective Time, those individuals who are the officers of First Carolina immediately prior to the Effective Time shall be the officers of the Surviving Bank, serving in the same officer capacities, respectively, together with such other individuals who may be subsequently appointed as officers of the Surviving Bank by the Board of Directors of the Surviving Bank.

     1.12 Corporate Headquarters. At the Effective Time, the headquarters and principal executive offices of First Carolina immediately prior to the Effective Time shall be the headquarters and principal executive offices of the Surviving Bank.

     1.13 Additional Actions. If, at any time after the Effective Time, Capitol or the Surviving Bank shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Bank its right, title or interest in, to or under any of the rights, properties or assets of First Carolina, or (ii) otherwise carry out the purposes of the Agreement, First Carolina and its officers and directors shall be deemed to have granted to Capitol and the Surviving Bank, jointly and severally, an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Bank its right, title or interest in, to or under any of the rights, properties or assets of First Carolina or otherwise carry out the purposes of the Agreement, and the officers and directors of Capitol and the Surviving Bank are authorized in the name of First Carolina and its officers and directors or otherwise to take any and all such action.

     1.14 Terms and Conditions of the Merger. The Merger shall be effected pursuant to the terms and conditions of this Plan of Merger and the Agreement.

ARTICLE II
EXCHANGE OF SHARES

     2.1 Election and Allocation Procedures.

          (a) Appropriate transmittal materials (“Letter of Transmittal”) in a form satisfactory to Capitol and First Carolina shall be mailed as soon as practicable after the Effective Time to each holder of record of First Carolina Common Stock as of the Effective Time. A Letter of Transmittal will be deemed properly completed only if accompanied by Common Certificates representing all shares of First Carolina Common Stock to be converted thereby.

          (b) At and after the Effective Time, each Common Certificate (except as specifically set forth in Section 1.5 and Section 2.2) shall represent only the right to receive the Merger Consideration.

          (c) Prior to the Effective Time, Capitol shall (i) reserve for issuance with its transfer agent and registrar a sufficient number of shares of Capitol Common Stock to provide for payment of the aggregate Stock Consideration and (ii) deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of First Carolina Common Stock, for exchange in accordance with this Section 2.1, an amount of cash sufficient to pay the aggregate Cash Consideration and cash in lieu of any fractional shares (collectively, the “Exchange Fund”).

          (d) The Letter of Transmittal shall (i) specify that delivery shall be effected, and risk of loss and title to the Common Certificates shall pass, only upon delivery of the Common Certificates to the Exchange Agent, (ii) be in a form and contain any other provisions as Capitol may reasonably determine and (iii) include instructions for use in effecting the surrender of the Common Certificates in exchange for the Merger Consideration. Upon the proper surrender of the Common Certificates to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such Common Certificates shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Capitol Common Stock that such holder has the right to receive pursuant to Section 1.5, if any, and a check in the amount equal to the cash that such holder has the right to receive pursuant to Section 1.5, if any, (including any cash in lieu of fractional shares, if any, that such holder has the right to receive pursuant to Section 1.5 and this Section 2.1, and any dividends or other distributions to which such holder is entitled pursuant to this Section 2.1). Common Certificates so surrendered shall forthwith be canceled. As soon as practicable following receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Exchange Agent shall distribute Capitol Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Capitol Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the Persons entitled thereto.

          (e) No dividends or other distributions declared with respect to Capitol Common Stock with a record date following the Effective Time shall be paid to the holder of any unsurrendered Common Certificate until the holder thereof shall surrender such Common Certificate in accordance with this Article II. After the surrender of a Common Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid, without any interest thereon, which theretofore had become payable, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender, with respect to shares of Capitol Common Stock represented by such Common Certificate.

          (f) If any certificate representing shares of Capitol Common Stock is to be issued in a name other than that in which the Common Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Common Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Capitol Common Stock in any name other than that of the registered holder of the Common Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          (g) After the Effective Time, there shall be no transfers on the stock transfer books of First Carolina of shares of First Carolina Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Common Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of Capitol Common Stock, the Cash Consideration and cash in lieu of fractional shares as provided in Section 1.5 and this Article II.

          (h) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Capitol Common Stock shall be issued upon the surrender for exchange of Common Certificates, no dividend or distribution with respect to Capitol Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Capitol. In lieu of the issuance of any such fractional share, Capitol shall pay to each former shareholder of First Carolina who otherwise would be entitled to receive such fractional share an amount in cash determined by multiplying (i) the Fractional Share Price by (ii) the fraction of a share (rounded to the nearest thousandth when expressed as an Arabic number) of Capitol Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.5.

          (i) Any portion of the Exchange Fund that remains unclaimed by the shareholders of First Carolina for twelve (12) months after the Effective Time shall be paid to Capitol. Any shareholders of First Carolina who have not theretofore complied with this Article II shall thereafter look only to Capitol for payment of the Merger Consideration, cash in lieu of any fractional shares and any unpaid dividends and distributions on whole shares of Capitol Common Stock deliverable in respect of each share of First Carolina Common Stock such shareholder holds as determined pursuant to this Plan of Merger and the Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of First Carolina, Capitol, CBC, the Exchange Agent or any other Person shall be liable to any former holder of shares of First Carolina Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (j) Capitol and the Exchange Agent shall be entitled to rely upon First Carolina’s stock transfer books to establish the identity of those Persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Common Certificate, Capitol and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

          (k) In the event any Common Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Common Certificate to be lost, stolen or destroyed and, if reasonably required by Capitol or the Exchange Agent, the posting by such Person of a bond in such amount as Capitol or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Common Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Common Certificate the Merger Consideration and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Plan of Merger and the Agreement.

     2.2 Dissenting Shareholders. Notwithstanding any other provision of the Agreement to the contrary, shares of First Carolina Common Stock that are outstanding immediately prior to the Effective Time and which are held by shareholders who shall have not voted in favor of the Merger and who have filed with First Carolina a written objection to the Merger (collectively, the “Dissenters’ Shares”) shall not be converted into or represent the right to receive the Merger Consideration. Such shareholders instead shall be entitled only to such rights as are granted by applicable law, except that all Dissenters’ Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights to payment of the fair value of their shares under the NCBCA shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in this Article II of the Common Certificate or Common Certificates that, immediately prior to the Effective Time, evidenced such shares.

ARTICLE III
GENERAL PROVISIONS

     3.1 Closing. Subject to the terms and conditions of the Agreement, the closing of the Merger (the “Closing”) will take place at 10:00 a.m. Eastern Time on a date and at a place to be specified by the parties, which shall be no later than five (5) business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII of the Agreement, unless extended by mutual agreement of the parties (the “Closing Date”).

     3.2 Conditions Precedent. Consummation of the Merger by CBC shall be conditioned on the satisfaction of, or waiver by Capitol of the conditions precedent to the Merger set forth in Sections 7.1 and 7.2 of the Agreement. Consummation of the Merger by First Carolina shall be conditioned on the satisfaction of, or waiver by First Carolina of, of the conditions precedent to the Merger set forth in Sections 7.1 and 7.3 of the Agreement.

     3.3 Termination. This Plan of Merger may be terminated at any time prior to the Effective Time by the parties hereto as provided in Article VIII of the Agreement.

     3.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

[SIGNATURES ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, CBC and First Carolina have caused this Plan of Merger to be executed by their respective officers thereunto duly authorized as of the date first above written.

CBC BANK., a North Carolina banking corporation

By:

Name:
Title:

FIRST CAROLINA STATE BANK, a North Carolina banking corporation

By:

Name:
Title:

[This page intentionally left blank]

EXHIBIT B

AFFILIATE LETTER AGREEMENT

[___________, 2004]

Capitol Bancorp Ltd.
200 Washington Square North, 4th Floor
Lansing, Michigan 48933

Ladies and Gentlemen:

I have been advised that I might be considered to be an “affiliate” of First Carolina State Bank, a North Carolina banking corporation (“First Carolina”), for purposes of paragraphs (c) and (d) of Rule 145 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”).

Capitol Bancorp Ltd., a Michigan corporation (“Capitol”) and First Carolina have entered into an Agreement and Plan of Merger, dated as of December 1, 2003 (the “Merger Agreement”), pursuant to which, among other things, CBC Bank, a North Carolina banking corporation and a wholly-owned subsidiary of Capitol will merge with and into First Carolina (the “Merger”). Upon consummation of the Merger, I will be entitled to receive shares of common stock, no par value per share, of Capitol (“Capitol Common Stock”).

This agreement is hereinafter referred to as the “Letter Agreement.”

     A.     I represent and warrant to, and agree with, Capitol as follows:

          1. I have read this Letter Agreement and the Merger Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, pledge, transfer or otherwise dispose of shares of Capitol Common Stock, to the extent I felt necessary, with my counsel or counsel for First Carolina.

          2. I shall not make any offer, sale, pledge, transfer or other disposition in violation of the Act or the rules and regulations of the SEC thereunder of the shares of Capitol Common Stock I receive pursuant to the Merger.

     B.     I understand and agree that:

          1. I have been advised that any issuance of shares of Capitol Common Stock to me pursuant to the Merger will be registered with the SEC. I have also been advised, however, that, because I maybe an “affiliate” of First Carolina at the time the Merger will be submitted for a vote of the shareholders of First Carolina and my disposition of such shares has not been registered under the Act, I must hold such shares indefinitely unless (i) such disposition of such shares is subject to an effective registration statement and to the availability of a prospectus under the Act, (ii) a sale of such shares is made in conformity with the provisions of Rule 145(d)

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under the Act or (iii) in an opinion of counsel, in form and substance reasonably satisfactory to Capitol, some other exemption from registration is available with respect to any such proposed disposition of such shares.

          2. Stop transfer instructions will be given to the transfer agent of Capitol with respect to the shares of Capitol Common Stock I receive pursuant to the Merger in connection with the restrictions set forth herein, and there will be placed on the certificate representing shares of Capitol Common Stock I receive pursuant to the Merger, or any certificates delivered in substitution therefor, a legend stating in substance:

“The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933, as amended (the “Act”), applies and may only be sold or otherwise transferred in compliance with the requirements of Rule 145 or pursuant to a registration statement under the Act or an exemption from such registration.”

          3. Unless a transfer of my shares of Capitol Common Stock is a sale made in conformity with the provisions of Rule 145(d), or made pursuant to an effective registration statement under the Act, Capitol reserves the right to put an appropriate legend on the certificates issued to my transferee.

          4. I recognize and agree that the foregoing provisions also apply to (i) my spouse, (ii) any relative of mine or my spouse occupying my home, (iii) any trust or estate in which I, my spouse or any such relative owns at least 10% beneficial interest or of which any of us serves as trustee, executor or in any similar capacity and (iv) any corporation or other organization in which I, my spouse or any such relative owns at least 10% of any class of equity securities or of the equity interest.

          5. I agree that at the time that I make an offer to or otherwise sell, pledge transfer or dispose of any Capitol Common Stock that I own after the Merger, I will notify my broker, dealer or nominee in whose name my shares are held or registered that such Capitol Common Stock is subject to this Letter Agreement.

          6. Execution of this Letter Agreement should not be construed as an admission on my part that I am an “affiliate” of First Carolina as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter. It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Merger Agreement is terminated in accordance with its terms. It is also understood and agreed that this Letter Agreement shall terminate and be of no further force and effect and the stop transfer instructions set forth in Paragraph B.2. above shall be lifted and the legend set forth in Paragraph B.2 above shall be removed forthwith from the certificate or certificates representing my shares of Capitol Common Stock upon the delivery by the undersigned to Capitol of a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance reasonably satisfactory to Capitol, or other evidence reasonably satisfactory to Capitol, to the effect that a transfer of my shares of Capitol Common Stock will not violate the Act or any of the rules and regulations of the SEC

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thereunder. This Letter Agreement shall be binding on my heirs, legal representative and successors.

Very truly yours,

Name:

Accepted this_____ day of____________ , 2003

Capitol Bancorp Ltd.

By:

Joseph D. Reid, Chairman, President and Chief Executive Officer

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SCHEDULES

Capitol Disclosure Schedule
Closing Date Capitol Disclosure Schedule
First Carolina Disclosure Schedule
Closing Date First Carolina Disclosure Schedule

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ANNEX B

NORTH CAROLINA DISSENTERS’ RIGHTS STATUTE

GENERAL STATUTES OF NORTH CAROLINA
CHAPTER 55. NORTH CAROLINA
BUSINESS CORPORATION ACT
ARTICLE 13. DISSENTERS’ RIGHTS

§ 55-13-01 Definitions

     In this Article:

     (1)  “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (2)  “Dissenter” means a shareholder who is entitled to dissent from corporate action under G.S. 55-13-02 and who exercises that right when and in the manner required by G.S. 55-13-20 through 55-13-28.

     (3)  “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (4)  “Interest” means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances, giving due consideration to the rate currently paid by the corporation on its principal bank loans, if any, but not less than the rate provided by G.S. 24-1.

     (5)  “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (6)  “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (7)  “Shareholder” means the record shareholder or the beneficial shareholder.

§ 55-13-02 Right to dissent

     (a)  In addition to any rights granted under Article 9, a shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

(1) Consummation of a plan of merger to which the corporation (other than a parent corporation in a merger under G.S. 55-11-04) is a party unless (i) approval by the shareholders of that corporation is not required under G.S. 55-11-03(g) or (ii) such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

(2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, unless such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

(2a) Consummation of a plan of conversion pursuant to Part 2 of Article 11A of this Chapter;

(3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than as permitted by G.S. 55-12-01, including a sale in dissolution, but not including a sale pursuant to court order or a sale pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed in cash to the shareholders within one year after the date of sale;

(4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it

(i)	alters or abolishes a preferential right of the shares;

(ii)	creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

(iii)	alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(iv)	excludes or limits the right of the shares to vote on any matter, or to cumulate votes;

(v)	reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under G.S. 55-6-04; or

(vi)	changes the corporation into a nonprofit corporation or cooperative organization; or

(5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b)  A shareholder entitled to dissent and obtain payment for his shares under this Article may not challenge the corporate action creating his entitlement, including without limitation a merger solely or partly in exchange for cash or other property, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     (c)  Notwithstanding any other provision of this Article, there shall be no right of shareholders to dissent from, or obtain payment of the fair value of the shares in the event of, the corporate actions set forth in subdivisions (1), (2), or (3) of subsection (a) of this section if the affected shares are any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or (ii) held by at least 2,000 record shareholders. This subsection does not apply in cases in which either:

(1) The articles of incorporation, bylaws, or a resolution of the board of directors of the corporation issuing the shares provide otherwise; or

(2) In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for the shares anything except:

a. Cash;

b. Shares, or shares and cash in lieu of fractional shares of the surviving or acquiring corporation, or of any other corporation which, at the record date fixed to determine the shareholders entitled to receive notice of and vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held by at least 2,000 record shareholders; or

c. A combination of cash and shares as set forth in sub-subdivisions a. and b. of this subdivision.

§ 55-13-03 Dissent by nominees and beneficial owners

     (a)  A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

     (b)  A beneficial shareholder may assert dissenters’ rights as to shares held on his behalf only if:

               (1) He submits to the corporation the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

               (2) He does so with respect to all shares of which he is the beneficial shareholder.

§§ 15-13-04 to 55-13-19 Reserved

§ 55-13-20 Notice of dissenters’ rights

     (a)  If proposed corporate action creating dissenters’ rights under G.S. 55-13-02 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this Article and be accompanied by a copy of this Article.

     (b)  If corporate action creating dissenters’ rights under G.S. 55-13-02 is taken without a vote of shareholders or is taken by shareholder action without meeting under G.S. 55-7-04, the corporation shall no later than 10 days thereafter notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in G.S. 55-13-22. A shareholder who consents to shareholder action taken without meeting under G.S. 55-7-04 approving a corporate action is not entitled to payment for the shareholder’s shares under this Article with respect to that corporate action.

     (c)  If a corporation fails to comply with the requirements of this section, such failure shall not invalidate any corporate action taken; but any shareholder may recover from the corporation any damage which he suffered from such failure in a civil action brought in his own name within three years after the taking of the corporate action creating dissenters’ rights under G.S. 55-13-02 unless he voted for such corporate action.

§ 55-13-21 Notice of intent to demand payment

     (a)  If proposed corporate action creating dissenters’ rights under G.S. 55-13-02 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights:

               (1) Must give to the corporation, and the corporation must actually receive, before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

               (2) Must not vote his shares in favor of the proposed action.

     (b)  A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this Article.

§ 55-13-22 Dissenters’ notice

     (a)  If proposed corporate action creating dissenters’ rights under G.S. 55-13-02 is authorized at a shareholders’ meeting, the corporation shall mail by registered or certified mail, return receipt requested, a written dissenters’ notice to all shareholders who satisfied the requirements of G.S. 55-13-21.

     (b)  The dissenters’ notice must be sent no later than 10 days after shareholder approval, or if no shareholder approval is required, after the approval of the board of directors, of the corporate action creating dissenters’ rights under G.S. 55-13-02, and must:

          (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3) Supply a form for demanding payment;

          (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is mailed; and

          (5) Be accompanied by a copy of this Article.

§ 55-13-23 Duty to demand payment

     (a)  A shareholder sent a dissenters’ notice described in G.S. 55-13-22 must demand payment and deposit his share certificates in accordance with the terms of the notice.

     (b)  The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

     (c)  A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his shares under this Article.

§ 55-13-24 Share restrictions

     (a)  The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under G.S. 55-13-26.

     (b)  The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

§ 55-13-25 Payment

     (a)  As soon as the proposed corporate action is taken, or within 30 days after receipt of a payment demand, the corporation pay each dissenter who complied with G.S. 55-13-23 the amount the corporation estimates to be the fair value of his shares, plus interest accrued to the date of payment.

     (b)  The payment shall be accompanied by:

(1) The corporation’s most recent available balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of cash flows for that year, and the latest available interim financial statements, if any;

(2) An explanation of how the corporation estimated the fair value of the shares;

(3) An explanation of how the interest was calculated;

(4) A statement of the dissenter’s right to demand payment under G.S. 55-13-28; and

(5) A copy of this Article.

§ 55-13-26 Failure to take action

     (a)  If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b)  If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under G.S. 55-13-22 and repeat the payment demand procedure.

§ 55-13-27 Reserved

§ 55-13-28 Procedure if shareholder dissatisfied with corporation’s payment or failure to perform

     (a)  A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of the amount in excess of the payment by the corporation under G.S. 55-13-25 for the fair value of his shares and interest due, if:

               (1) The dissenter believes that the amount paid under G.S. 55-13-25 is less than the fair value of his shares or that the interest due is incorrectly calculated;

               (2) The corporation fails to make payment under G.S. 55-13-25; or

               (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     (b)  A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing (i) under subdivision (a)(1) within 30 days after the corporation made payment for his shares or (ii) under subdivisions (a)(2) and (a)(3) within 30 days after the corporation has failed to perform timely. A dissenter who fails to notify the corporation of his demand under subsection (a) within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment.

§ 55-13-29 Reserved

§ 55-13-30 Court action

     (a)  If a demand for payment under G.S. 55-13-28 remains unsettled, the dissenter may commence a proceeding within 60 days after the earlier of (i) the date payment is made under G.S. 55-13-25, or (ii) the date of the dissenter’s payment demand under G.S. 55-13-28 by filing a complaint with the Superior Court Division of the General Court of Justice to determine the fair value of the shares and accrued interest. A dissenter who takes no action within the 60-day period shall be deemed to have withdrawn his dissent and demand for payment.

     (b)  Reserved for future codification purposes.

     (c)  The court shall have the discretion to make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the complaint. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (d)  The jurisdiction of the superior court in which the proceeding is commenced under subsection (a) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The parties are entitled to the same discovery rights as parties in other civil proceedings. The proceeding shall be tried as in other civil actions. However, in a proceeding by a dissenter in a corporation that was a public corporation immediately prior to consummation of the corporate action giving rise to the right of dissent under G.S. 55-13-02, there is no right to a trial by jury.

     (e)  Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

§ 55-13-31 Court costs and counsel fees

     (a)  The court in an appraisal proceeding commenced under G.S. 55-13-30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and shall assess the costs as it finds equitable.

     (b)  The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

               (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of G.S. 55-13-20 through 55-13-28; or

               (2) Against either the corporation or a dissenter, in favor of either or any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.

               (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

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ANNEX C

FAIRNESS OPINION OF THE CARSON MEDLIN COMPANY

December 1, 2003

Board of Directors
First Carolina State Bank
137 N. Winstead Ave.
Rocky Mount, NC 27804

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, of the consideration to be received by the shareholders of First Carolina State Bank (“First Carolina”) under the terms of a certain Agreement and Plan of Merger dated December 1, 2003 (the “Agreement”) pursuant to which First Carolina would be merged with and into Capitol Bancorp Ltd. (“Capitol”) (the “Merger”). Under the terms of the Agreement, shareholders of First Carolina will receive $14.00 in cash, or its equivalent value in shares of Capitol common stock, or a combination of cash and stock for each First Carolina share. The ratio of Capitol shares to be exchanged for each First Carolina share will be the quotient of $14.00 divided by the average Capitol share price during the 30 trading days prior to closing (the “Consideration”). The foregoing summary of the Merger is qualified in its entirety by reference to the Agreement.

The Carson Medlin Company is a National Association of Securities Dealers, Inc. (NASD) member investment banking firm, which specializes in the securities of financial institutions in the United States. As part of our investment banking activities, we are regularly engaged in the valuation of financial institutions in the United States and transactions relating to their securities. We regularly publish our research on independent community banks regarding their financial and stock price performance. We are familiar with the commercial banking industry in North Carolina and the major commercial banks operating in that market. We have been retained by First Carolina in a financial advisory capacity to render our opinion hereunder, for which we will receive compensation.

In reaching our opinion, we have analyzed the respective financial positions, both current and historical, of Capitol and First Carolina. We have reviewed: (i) the Agreement and Plan of Merger dated December 1, 2003; (ii) audited financial statements of Capitol for the five years ended December 31, 2002; (iii) audited financial statements of First Carolina for the three years ended December 31, 2002; (iv) unaudited financial statements of Capitol for the nine months ended September 30, 2003; (v) unaudited financial statements of First Carolina for the nine months ended September 30, 2003; and (vi) certain financial and operating information with respect to the business, operations and prospects of Capitol and First Carolina. We also: (a) held discussions with members of management of Capitol and First Carolina regarding historical and current business operations, financial condition and future prospects of their respective companies; (b) reviewed the historical market prices and trading activity for the common stocks

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of Capitol and First Carolina and compared them with those stocks of certain publicly-traded companies which we deemed to be relevant; (c) compared the results of operations of Capitol and First Carolina with those of certain banking companies which we deemed to be relevant; (d) compared the proposed financial terms of the Merger with the financial terms, to the extent publicly available, of certain other recent business combinations of commercial banking organizations; and (e) conducted such other studies, analyses, inquiries and examinations as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all information provided to us. We have not performed or considered any independent appraisal or evaluation of the assets of Capitol or First Carolina. The opinion we express herein is necessarily based upon market, economic and other relevant considerations as they exist and can be evaluated as of the date of this letter.

Based upon the foregoing, it is our opinion that the Consideration as provided for in the Agreement is fair, from a financial point of view, to the shareholders of First Carolina State Bank.

Very truly yours,

THE CARSON MEDLIN COMPANY

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ANNEX D

Table of Contents	Page

First Carolina State Bank 2002 Annual Report	D-2
Quarterly Report on Form 10-QSB for the period ended September 30, 2003	D-34

FIRST CAROLINA STATE BANK

2002 Annual Report

First Carolina State Bank

First Carolina State Bank
Report of Management

To the Shareholders of First Carolina State Bank:

First Carolina State Bank has concluded 2002, and we are pleased with this past year. Last year was a challenge for many companies; however, your bank exceeded its goals for loans, deposits, and assets. Your bank made a profit each month of the fourth quarter, and we expect this trend to continue in 2003. In less than 2 years of operation, First Carolina State Bank went from a new startup bank to a profitable financial institution for the 4th quarter of 2002. As we move into 2003, we are excited about First Carolina State Bank and the success it has enjoyed.

During 2002 your bank was very active in the mortgage business, and we assisted our customers with financing over $19 million in mortgages this past year. This program enabled our first-time homebuyers to purchase homes in our market and many others to take advantage of the record low mortgage rates as they refinanced their existing mortgage.

In August of 2002, First Carolina State Bank opened a loan production office (“LPO”) in Tarboro, NC. The residents of Tarboro and Edgecombe counties have been supportive of First Carolina State Bank, and this was an opportunity for us to provide banking in this area. We have been pleased with our results in this market.

As we begin 2003, we have strong optimism; however, there are some uncertainties in our local, state, and national markets. We know that people need a bank and they want to do business with people they know and trust. First Carolina State Bank offers personal service, and we look forward to handling the financial needs of our customers in Rocky Mount, Tarboro, Nash, and Edgecombe counties.

Our achievements this past year could not have happened without the support of our directors, staff, shareholders, and customers. We thank each of you for your support in 2002 and anticipate a rewarding 2003. If you have not experienced the community banking of First Carolina State Bank, we invite you to stop by and visit with our staff and witness your shareholder investment at work.

Our Annual Meeting of Shareholders is scheduled for Thursday, April 24, 2003 at 4:00 p.m. at the Holiday Inn located at 651 North Winstead Avenue in Rocky Mount, NC, and we hope you will be able to attend this meeting.

Sincerely,

David A. Parker
President and CEO

First Carolina State Bank
Management’s Discussion and Analysis

Management’s discussion and analysis is intended to assist readers in the understanding and evaluation of the financial condition and results of operations of First Carolina State Bank (the “Bank”). It should be read in conjunction with the audited financial statements and accompanying notes included in this report and the supplemental financial data appearing throughout this discussion and analysis.

DESCRIPTION OF BUSINESS

First Carolina State Bank is a North Carolina-chartered commercial bank. The Bank is operated for the primary purpose of serving the banking needs of customers in Nash and Edgecombe Counties, North Carolina, and surrounding areas with particular emphasis on the banking needs of individual customers, small businesses, professionals, and retirees. The Bank offers a full complement of lending products including commercial lines of credit, credit lines to individuals, equipment loans, mortgage loans, real estate and construction loans. In addition, consumer loans, including auto and boat loans, credit cards, home improvement loans and home equity lines of credit are offered. The Bank offers a wide range of deposit accounts designed to attract small businesses, professionals, and individuals as depositors. These accounts include personal and business checking accounts, savings and money market accounts, sweep accounts, time certificates of deposit, and individual retirement accounts (IRAs). Customers have access to night depository facilities, traveler’s checks, banking by mail, and Internet access which includes bill pay. The Bank intends to develop a personal, effective hometown association with its customers, combined with modern operations sensitive to today’s business climate.

FINANCIAL CONDITION
December 31, 2002 and 2001

During 2002 the Bank achieved continued strong growth, ending the year with total assets of $51.7 million, an increase of $18.3 million or 55% from the beginning of year total assets of $33.3 million. The growth in total assets was funded by inflows of customer deposits, which increased by $18.9 million to $45.2 million, up from $26.3 million at December 31, 2001. These increased deposits were a source of funding to support loan growth, as total loans receivable grew by $18.6 million, and closed the year at $38.2 million. Liquid investments, consisting of cash and due from banks, interest-earning deposits in other banks, federal funds sold and investment securities available for sale, totaled $12.2 million, or 24% of total assets, at December 31, 2002, representing only a nominal change from the beginning of year total of $12.2 million. Total stockholders’ equity at year end was $5.9 million as compared with $6.2 million at the beginning of the year, enabling the Bank to maintain regulatory capital at levels deemed to be well capitalized under prompt corrective action provisions.

RESULTS OF OPERATIONS
For the Years Ended December 31, 2002 and 2001

     Overview. The Bank incurred a net loss of $247,000 or $.35 per share for the year 2002, as compared with a net loss of $987,000 or $1.39 per share for 2001. This represents a year-to-year improvement of $740,000 or $1.04 per share. The year 2002 was the Bank’s second full year of operations, and the net loss for the year is consistent with Management’s expectations and the Bank’s business plan. The improved performance resulted principally from an increase in net interest income after the provision for loan losses, which increased by 261% from $261,000 for 2001 to $942,000 for 2002.

First Carolina State Bank
Management’s Discussion and Analysis

Net Interest Income. Like most financial institutions, the primary component of earnings for the Bank is net interest income. Net interest income is the difference between interest income, principally from loan and investment securities portfolios, and interest expense, principally on customer deposits and borrowings. Changes in net interest income result from changes in volume, spread and margin. For this purpose, volume refers to the average dollar level of interest-earning assets and interest-bearing liabilities, spread refers to the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities, and margin refers to net interest income divided by average interest-earning assets. Margin is influenced by the level and relative mix of interest-earning assets and interest-bearing liabilities, as well as by levels of non-interest-bearing liabilities and capital.

Net interest income increased to $1.2 million for the year ended December 31, 2002, a $686,000 or 127% increase from the $541,000 earned in 2001. The Bank’s growth was a principal reason for this improvement, as well as a widening of the Bank’s interest margin that occurred because of a declining interest rate environment over the last two years. The rates earned on a significant portion of the Bank’s loans adjust immediately when index rates such as the prime rate change. Conversely, most interest-bearing liabilities, including certificates of deposit and, to a lesser extent, borrowings, have rates fixed until maturity. As a result, interest rate reductions will generally result in an immediate drop in the Bank’s interest income on loans, with a more delayed impact on interest expense because reductions in interest costs will only occur upon renewals of certificates of deposit or borrowings. During 2002 the Bank’s interest costs were significantly affected by repricing of interest-bearing liabilities to reflect the effects of the general decline in interest rates that occurred throughout 2001 and continued more moderately into 2002. Average total interest-earning assets increased $16.9 million, or 74%, during 2002 as compared to 2001, while the average yield earned dropped by 26 basis points from 5.67% to 5.41%. Average total interest-bearing liabilities increased by $16.3 million, consistent with the increase in interest-earning assets, while the weighted average rate paid decreased by 173 basis points from 4.56% to 2.83%. For the year ended December 31, 2002, the Bank’s interest rate spread was 2.58%, up substantially from its 1.11% interest rate spread for the year ended December 31, 2001

Provision for Loan Losses. The Bank recorded a $284,000 provision for loan losses in 2002, representing an increase of $4,000 from the $280,000 provision made during 2001. Provisions for loan losses are charged to income to bring the allowance for loan losses to a level deemed appropriate by Management. In evaluating the allowance for loan losses, Management considers factors that include growth, composition and industry diversification of the portfolio, historical loan loss experience, current delinquency levels, adverse situations that may affect a borrower’s ability to repay, estimated value of any underlying collateral, prevailing economic conditions and other relevant factors. In both 2002 and 2001, the provision for loan losses was made principally in response to growth in loans, as total loans outstanding increased by $18.6 million in 2002 and by $18.7 million in 2001. The allowance for loan losses stood at 1.50% of total loans outstanding at both December 31, 2002 and 2001. There were $5,000 of net loan charge-offs in 2002 and no net loan charge-offs in 2001. Additionally, there were no nonperforming, restructured or impaired loans at December 31, 2002.

Non-Interest Income. Non-interest income increased to $195,000 for 2002 as compared with $89,000 for 2001, an increase of $106,000. This increase was attributable principally to the Bank’s overall growth and to the increase in the number of customer deposit accounts.

First Carolina State Bank
Management’s Discussion and Analysis

Non-Interest Expenses. Non-interest expenses totaled $1.4 million in 2002 as compared with $1.3 million in 2001, an increase of $47,000, which is primarily attributable to the Bank’s growth. Management has successfully focused on generating quality asset growth while limiting increases in non-interest expenses. Thus, while average assets increased by 68%, or $17.1 million, from $25.1 million in 2001 to $42.2 million in 2002, non-interest expenses increased by only 3.5%. Management expects that continued asset growth will result in increased non-interest expenses, but that the additional income derived from that asset growth would be well in excess of any resultant increases in costs and expenses.

NET INTEREST INCOME

The following table sets forth, for the years ended December 31, 2002 and 2001, information with regard to average balances of assets and liabilities, as well as the total dollar amounts of interest income from interest-earning assets and interest expense on interest-bearing liabilities, resultant yields or costs, net interest income, net interest spread, net interest margin and ratio of average interest-earning assets to average interest-bearing liabilities.

	Year Ended December 31, 2002			Year Ended December 31, 2001

	Average		Average	Average		Average
	balance	Interest	Rate	balance	Interest	Rate

	(Dollars in thousands)
Interest-earning assets:
Loans	$30,507	$1,935	6.34%	$10,025	$773	7.71%
Securities available for sale	2,773	118	4.26%	1,426	71	4.98%
Other interest-earning assets	6,662	107	1.61%	11,547	459	3.98%

Total interest-earning assets	39,942	2,160	5.41%	22,998	1,303	5.67%

Other assets	2,242			2,123

Total assets	$42,184			$25,121

Interest-bearing liabilities:
Deposits:
Savings, NOW and money market	$9,419	164	1.74%	$3,781	110	2.91%
Time deposits over $100,000	10,594	343	3.24%	3,072	201	6.54%
Other time deposits	12,256	411	3.35%	9,508	440	4.63%
Borrowings	693	15	2.16%	343	11	3.21%

Total interest-bearing liabilities	32,962	933	2.83%	16,704	762	4.56%

Non-interest-bearing deposits	3,067			1,623
Other liabilities	167			99
Stockholders’ equity	5,988			6,695

Total liabilities and stockholders’ equity	$42,184			$25,121

Net interest income and interest rate spread		$1,227	2.58%		$541	1.11%

Net yield on average interest-earning assets			3.07%			2.35%

Ratio of interest-earning assets to interest-bearing liabilities	121.18%				137.68%

First Carolina State Bank
Management’s Discussion and Analysis

RATE/VOLUME ANALYSIS

The following table analyzes the dollar amount of changes in interest income and interest expense for major components of interest-earnings assets and interest bearing liabilities. The table distinguishes between (i) changes attributable to volume (changes in volume multiplied by the prior period’s rate), (ii) changes attributable to rate (changes in rate multiplied by the prior period’s volume), and (iii) net change (the sum of the previous columns). The change attributable to both rate and volume (changes in rate multiplied by changes in volume) has been allocated equally to both the changes attributable to volume and the changes attributable to rate.

	Year Ended December 31, 2002 vs. 2001

	Increase (Decrease) Due to

	Volume	Rate	Total

	(Dollars in thousands)
Interest income:
Loans	$1,439	$(277)	$1,162
Investment securities	62	(15)	47
Other interest-earning assets	(136)	(216)	(352)

Total interest income	1,365	(508)	857

Interest expense:
Deposits
Savings, NOW and money market	131	(77)	54
Time deposits over $100,000	368	(226)	142
Other time deposits	110	(139)	(29)
Borrowings	9	(5)	4

Total interest expense	618	(447)	171

Net interest income increase (decrease)	$747	$(61)	$686

ASSET/LIABILITY MANAGEMENT

The Bank’s results of operations depend substantially on its net interest income. Like most financial institutions, the Bank’s interest income and cost of funds are affected by general economic conditions and by competition in the market place.

The purpose of asset/liability management is to provide stable net interest income growth by protecting the Bank’s earnings from undue interest rate risk, which arises from volatile interest rates and changes in the balance sheet mix, and by managing the risk/return relationships between liquidity, interest rate risk, market risk, and capital adequacy. The Bank maintains, and has complied with, a Board approved asset/liability management policy that provides guidelines for controlling exposure to interest rate risk by utilizing the following ratios and trend analysis: liquidity, equity, volatile liability dependence, portfolio maturities, maturing assets and maturing liabilities. The Bank’s policy is to control the exposure of its earnings to changing interest rates by generally endeavoring to maintain a position within a narrow range around an “earnings neutral position,” which is defined as the mix of assets and liabilities that generate a net interest margin that is least affected by interest rate changes.

When suitable lending opportunities are not sufficient to utilize available funds, the Bank has generally invested such funds in securities, primarily securities issued by governmental agencies. The securities portfolio contributes to the Bank’s profits and plays an important part in overall interest rate management.

First Carolina State Bank
Management’s Discussion and Analysis

However, management of the securities portfolio alone cannot balance overall interest rate risk. The securities portfolio must be used in combination with other asset/liability techniques to actively manage the balance sheet. The primary objectives in the overall management of the securities portfolio are safety, liquidity, yield, asset/liability management (interest rate risk), and investing in securities that can be pledged for public deposits.

In reviewing the needs of the Bank with regard to proper management of its asset/liability program, the Bank’s management estimates its future needs, taking into consideration estimated loan and deposit increases (due to increased demand through marketing), and forecasted interest rate changes.

The analysis of an institution’s interest rate gap (the difference between the repricing of interest-earning assets and interest-bearing liabilities during a given period of time) is a standard tool for the measurement of exposure to interest rate risk. The following table sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at December 31, 2002 which are projected to reprice or mature in each of the future time periods shown. Except as stated below, the amounts of assets and liabilities shown which reprice or mature within a particular period were determined in accordance with the contractual terms of the assets or liabilities. Loans with adjustable rates are shown as being due at the end of the next upcoming adjustment period. Money market deposit accounts and negotiable order of withdrawal or other transaction accounts are assumed to be subject to immediate repricing and depositor availability and have been placed in the shortest period. In making the gap computations, none of the assumptions sometimes made regarding prepayment rates and deposit decay rates have been used for any interest-earning assets or interest-bearing liabilities. In addition, the table does not reflect scheduled principal payments which will be received throughout the lives of the loans. The interest rate sensitivity of the Bank’s assets and liabilities illustrated in the following table would vary substantially if different assumptions were used or if actual experience differs from that indicated by such assumptions.

	Terms to Repricing at December 31, 2002

		More Than	More Than
	1 Year	1 Year	3 Years	More Than
	or Less	to 3 Years	to 5 Years	5 Years	Total

	(Dollars in thousands)
Interest-earning assets:
Loans	$29,059	$1,706	$7,267	$189	$38,221
Investment securities available for sale	840	407	362	1,220	2,829
Other earnings assets	8,513	—	—	100	8,613

Total interest-earning assets	$38,412	$2,113	$7,629	$1,509	$49,663

Interest-bearing liabilities:
Deposits:
Money market, NOW and savings	$10,413	$—	$—	$—	$10,413
Time deposits over $100,000	11,935	4,112	—	—	16,047
Other time deposits	10,479	3,703	598	—	14,780
Borrowings	442	—	—	—	442

Total interest-bearing liabilities	$33,269	$7,815	$598	$—	$41,682

Interest sensitivity gap per period	$5,143	$(5,702)	$7,031	$1,509	$7,981
Cumulative interest sensitivity gap	$5,143	$(559)	$6,472	$7,981	$7,981
Cumulative gap as a percentage of total interest-earning assets	10.36%	(1.13)%	13.03%	16.07%	16.07%
Cumulative interest-earning assets as a percentage of interest-bearing liabilities	115.46%	98.64%	115.53%	119.15%	119.15%

First Carolina State Bank
Management’s Discussion and Analysis

LIQUIDITY

The Bank’s liquidity is a measure of its ability to fund loans, withdrawals and maturities of deposits, and other cash outflows in a cost effective manner. The Bank’s principal sources of liquidity are deposits, scheduled payments and prepayments of loan principal, maturities of investment securities, access to liquid assets, and funds provided by operations. While scheduled loan payments and maturing investments are relatively predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition. Liquid assets, which consist of cash and due from banks, interest-earning deposits with other banks, federal funds sold and investment securities available for sale, comprised 23.5% of total assets at December 31, 2002.

The Bank has been a net seller of federal funds, as its liquidity has exceeded its need to fund new loan demand. Should the need arise, the Bank would have the capability to sell securities classified as available for sale or to borrow funds as necessary. The Bank has available a line of credit totaling $5.2 million with the Federal Home Loan Bank of Atlanta. The Bank has also established credit lines with other financial institutions to purchase up to $3.6 million in federal funds. As another source of short-term borrowings, the Bank also utilizes securities sold under agreements to repurchase (“repurchase agreements”). As of December 31, 2002, the Bank’s borrowings consisted of $442,000 of repurchase agreements.

Total deposits were $45.2 million and $26.3 million at December 31, 2002 and 2001, respectively. Time deposits, which are the only deposit accounts that have stated maturity dates, are generally considered to be rate sensitive. Time deposits represented 68.2% and 70.8%, of total deposits at December 31, 2002 and 2001, respectively. Time deposits of $100,000 or more represented 35.5% of the Bank’s total deposits at December 31, 2002. At December 31, 2002, the Bank had $7.9 million in brokered time deposits. Management believes most other time deposits are relationship-oriented. While the Bank will need to pay competitive rates to retain these deposits at their maturities, there are other subjective factors that will determine their continued retention. Based upon prior experience, the Bank anticipates that a substantial portion of outstanding certificates of deposit will renew upon maturity.

Management believes that the Bank’s current sources of funds provide adequate liquidity for its current cash flow needs.

CAPITAL

A significant measure of the strength of a financial institution is its capital base. Federal bank regulations have classified and defined capital into the following components: (1) Tier I capital, which includes common stockholders’ equity and qualifying preferred equity, and (2) Tier II capital, which includes a portion of the allowance for loan losses, certain qualifying long-term debt and preferred stock which does not qualify as Tier I capital. Minimum capital levels are regulated by risk-based capital adequacy guidelines which require a financial institution to maintain capital as a percent of its assets and certain off-balance sheet items adjusted for predefined credit risk factors (risk-adjusted assets). A financial institution is required to maintain, at a minimum, Tier I capital as a percentage of risk-adjusted assets of 4.0% and combined Tier I and Tier II capital as a percentage of risk-adjusted assets of 8.0%. In addition to the risk-based guidelines, federal regulations require that the Bank maintain a minimum leverage ratio (Tier I capital as a percentage of tangible assets) of 4.0%. The Bank’s equity to assets ratio was 11.5% at December 31, 2002. As the following table indicates, at December 31, 2002, the Bank exceeded regulatory capital requirements.

First Carolina State Bank
Management’s Discussion and Analysis

	At December 31, 2002

	Actual	Minimum	Well-Capitalized
	Ratio	Requirement	Requirement

Total risk-based capital ratio	17.6%	8.0%	10.0%
Tier 1 risk-based capital ratio	16.4%	4.0%	6.0%
Leverage ratio	11.9%	4.0%	5.0%

Management expects that the Bank will remain “well-capitalized” for regulatory purposes, although there can be no assurance that additional capital will not be required in the future as a result of growth or other factors.

ASSET QUALITY AND THE ALLOWANCE FOR LOAN LOSSES

The Bank’s financial statements are prepared on the accrual basis of accounting, including the recognition of interest income on its loan portfolio, unless a loan is placed on a nonaccrual basis. Loans are placed on a nonaccrual basis when there are serious doubts about the collectibility of principal or interest. Amounts received on non-accrual loans generally are applied first to principal and then to interest only after all principal has been collected. Restructured loans are those for which concessions, including the reduction of interest rates below a rate otherwise available to that borrower or the deferral of interest or principal, have been granted due to the borrower’s weakened financial condition. Interest on restructured loans is accrued at the restructured rates when it is anticipated that no loss of original principal will occur. The Bank had no nonaccrual, restructured or impaired loans at December 31, 2002.

The Bank’s allowance for loan losses is maintained at a level considered adequate by management to provide for anticipated loan losses based on management’s assessment of various factors affecting the loan portfolio, including a review of problem loans, business conditions and loss experience and an overall evaluation of the quality of the underlying collateral. The allowance is increased by provisions charged to operations and reduced by loans charged off, net of recoveries. While management believes that it uses the best information available to determine the allowance for loan losses, unforeseen market conditions could result in adjustments to the allowance for loan losses, and net income could be significantly affected, if circumstances differ substantially from the assumptions used in making the final determination. Additionally, various regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses. Such agencies may require the recognition of additions to the allowance based on their judgments of information available to them at the time of their examination. Additional information regarding the Bank’s allowance for loan losses and loan loss experience are presented in Note D to the accompanying financial statements.

CRITICAL ACCOUNTING POLICY

The Bank’s most significant critical accounting policy is the determination of its allowance for loan losses. A critical accounting policy is one that is both very important to the portrayal of the Bank’s financial condition and results, and requires management’s most difficult, subjective or complex judgments. What makes these judgments difficult, subjective and/or complex is the need to make estimates about the effects of matters that are inherently uncertain.

First Carolina State Bank
Management’s Discussion and Analysis

CONTRACTUAL OBLIGATIONS AND COMMITMENTS

In the normal course of business there are various outstanding contractual obligations of the Bank that will require future cash outflows. In addition, there are commitments and contingent liabilities, such as commitments to extend credit that may or may not require future cash outflows. The following table reflects contractual obligations of the Bank outstanding as of December 31, 2002.

	Payments Due by Period

		On Demand
		or Within			After
Contractual Obligations	Total	1 Year	2-3 Years	4-5 Years	5 Years

	(Dollars in thousands)
Short-term borrowings	$442	$442	$—	$—	$—
Deposits	45,211	36,799	7,814	598	—

Total contractual cash obligations	$45,653	$37,241	$7,814	$598	$—

The following table reflects other commitments of the Bank outstanding as of December 31, 2002.

	Amount of Commitment Expiration Per Period

	Total
	Amounts	Within			After
Other Commitments	Committed	1 Year	2-3 Years	4-5 Years	5 Years

	(Dollars in thousands)
Undisbursed portion of home equity lines	$6,298	$—	$—	$—	$6,298
Other commitments and credit lines	1,964	1,454	72	90	348
Letters of credit	19	19	—	—	—
Undisbursed portion of construction loans	579	579	—	—	—

Total other commitments	$8,860	$2,052	$72	$90	$6,646

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2002, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and supersedes Emerging Issues Task Force (“EITF”) Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). A liability for a cost associated with an exit or disposal activity shall be recognized and measured initially at its fair value in the period in which the liability is incurred, except for certain qualifying employee termination benefits. SFAS No. 146 will be effective for exit or disposal activities initiated by the Bank after December 31, 2002.

First Carolina State Bank
Management’s Discussion and Analysis

FORWARD-LOOKING INFORMATION

Statements contained in this annual report, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Amounts herein could vary as a result of market and other factors. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Bank with the Federal Deposit Insurance Corporation from time to time. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “might,” “planned,” “estimated,” and “potential.” Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, expected or anticipated revenue, results of operations and business of the Bank that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principals, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting the Bank’s operations, pricing, products and services.

\

INDEPENDENT AUDITORS’ REPORT

To the Stockholders and the Board of Directors
First Carolina State Bank
Rocky Mount, North Carolina

We have audited the accompanying balance sheets of First Carolina State Bank as of December 31, 2002 and 2001, and the related statements of operations, changes in stockholders’ equity and cash flows for the years then ended These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Carolina State Bank at December 31, 2002 and 2001 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Sanford, North Carolina
February 20, 2003

FIRST CAROLINA STATE BANK
BALANCE SHEETS
December 31, 2002 and 2001

	2002	2001

ASSETS
Cash and due from banks	$815,429	$601,681
Interest-earning deposits with banks	103,929	98,398
Federal funds sold	8,409,000	8,943,000
Investment securities available for sale, at fair value (Note C)	2,828,927	2,552,623
Loans (Note D)	38,220,799	19,667,590
Allowance for loan losses (Note D)	(574,000)	(294,750)

NET LOANS	37,646,799	19,372,840
Accrued interest receivable	173,922	108,314
Bank premises and equipment (Note E)	1,593,059	1,649,858
Stock in Federal Home Loan Bank of Atlanta, at cost	100,400	—
Other assets	14,297	13,746

TOTAL ASSETS	$51,685,762	$33,340,460

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Demand	$3,970,438	$2,148,884
Savings	439,765	152,083
Money market and NOW	9,973,582	5,374,610
Time (Note F)	30,827,200	18,628,878

TOTAL DEPOSITS	45,210,985	26,304,455
Repurchase agreements	442,236	737,119
Accrued interest payable	83,884	109,641
Accrued expenses and other liabilities	27,996	37,321

TOTAL LIABILITIES	45,765,101	27,188,536

Commitments (Notes D, K, L and M)
Stockholders’ equity (Notes I and J):
Common stock, $5 par value, 10,000,000 shares authorized; 711,415 shares issued and outstanding	3,557,075	3,557,075
Additional paid-in capital	3,708,077	3,708,077
Accumulated deficit	(1,372,827)	(1,126,025)
Accumulated other comprehensive income	28,336	12,797

TOTAL STOCKHOLDERS’ EQUITY	5,920,661	6,151,924

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$51,685,762	$33,340,460

See accompanying notes.

FIRST CAROLINA STATE BANK
STATEMENTS OF OPERATIONS
Years Ended December 31, 2002 and 2001

	2002	2001

INTEREST INCOME
Loans	$1,935,052	$773,499
Investments	118,284	70,864
Federal funds sold and deposits in other banks	106,343	458,966

TOTAL INTEREST INCOME	2,159,679	1,303,329

INTEREST EXPENSE
Money market, NOW and savings deposits	163,769	109,857
Time deposits (Note F)	754,625	641,898
Repurchase agreements	14,617	10,753

TOTAL INTEREST EXPENSE	933,011	762,508

NET INTEREST INCOME	1,226,668	540,821
PROVISION FOR LOAN LOSSES (Note D)	284,256	279,650

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	942,412	261,171

NON-INTEREST INCOME
Fees from presold mortgages	138,583	70,728
Other	56,785	18,288

TOTAL NON-INTEREST INCOME	195,368	89,016

NON-INTEREST EXPENSE
Salaries and employee benefits	874,869	738,767
Occupancy and equipment	143,158	160,326
Advertising and promotion	15,400	36,789
Data processing and outside service fees	142,873	191,243
Office supplies, telephone and postage	62,933	57,532
Other	145,349	152,985

TOTAL NON-INTEREST EXPENSE	1,384,582	1,337,642

LOSS BEFORE INCOME TAXES	(246,802)	(987,455)
INCOME TAXES (Note H)	—	—

NET LOSS	$(246,802)	$(987,455)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	(.35)	$(1.39)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	$711,415	711,415

See accompanying notes.

FIRST CAROLINA STATE BANK
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
Years Ended December 31, 2002 and 2001

					Accumulated
	Common stock		Additional		other com-	Total
			paid-in	Accumulated	prehensive	stockholders’
	Shares	Amount	capital	deficit	income	equity

Balance at December 31, 2000	711,415	$3,557,075	$3,708,077	$(138,570)	$—	$7,126,582
Comprehensive loss:
Net loss	—	—	—	(987,455)	—	(987,455)
Unrealized gain on available- for-sale securities	—	—	—	—	12,797	12,797

Total comprehensive loss						(974,658)

Balance at December 31, 2001	711,415	3,557,075	3,708,077	(1,126,025)	12,797	6,151,924
Comprehensive loss:
Net loss	—	—	—	(246,802)	—	(246,802)
Unrealized gain on available- for-sale securities	—	—	—	—	15,539	15,539

Total comprehensive loss						(231,263)

Balance at December 31, 2002	711,415	$3,557,075	$3,708,077	$(1,372,827)	$28,336	$5,920,661

See accompanying notes.

FIRST CAROLINA STATE BANK
STATEMENTS OF CASH FLOWS
Years Ended December 31, 2002 and 2001

	2002	2001

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(246,802)	$(987,455)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	16,834	56,286
Loss on disposal of premises and equipment	—	9,704
Provision for loan losses	284,256	279,650
Change in assets and liabilities:
Increase in accrued interest receivable	(65,608)	(103,847)
(Increase) decrease in other assets	(551)	7,066
Increase (decrease) in accrued interest payable	(25,757)	102,494
Decrease in accrued expenses and other liabilities	(9,325)	(117,397)

NET CASH USED BY OPERATING ACTIVITIES	(46,953)	(753,499)

CASH FLOWS FROM INVESTING ACTIVITIES
Net increase in loans	(18,473,066)	(18,672,028)
Purchases of bank premises and equipment	(21,736)	(1,063,792)
Purchase of available-for-sale securities	(2,872,667)	(3,442,925)
Proceeds from maturities and calls of available-for-sale securities	2,588,454	900,000
Purchase of Federal Home Loan Bank stock	(100,400)	—

NET CASH USED BY INVESTING ACTIVITIES	(18,879,415)	(22,278,745)

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in demand accounts	6,708,208	6,649,928
Net increase in certificates of deposit	12,198,322	16,211,613
Net increase (decrease) in repurchase agreements	(294,883)	737,119

NET CASH PROVIDED BY FINANCING ACTIVITIES	18,611,647	23,598,660

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(314,721)	566,416
CASH AND CASH EQUIVALENTS, BEGINNING	9,643,079	9,076,663

CASH AND CASH EQUIVALENTS, ENDING	$9,328,358	$9,643,079

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$958,768	$660,258

Unrealized gain on investment securities available for sale	$15,539	$12,797

See accompanying notes.

FIRST CAROLINA STATE BANK
NOTES TO FINANCIAL STATEMENTS
December 31, 2002 and 2001

NOTE A - ORGANIZATION AND OPERATIONS

First Carolina State Bank (the “Bank”) was incorporated November 27, 2000 and began banking operations on November 29, 2000. The Bank is engaged in general commercial and retail banking in eastern North Carolina, principally Nash and Edgecombe Counties, operating under the banking laws of North Carolina and the rules and regulations of the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks. The Bank undergoes periodic examinations by those regulatory authorities.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans.

Cash Equivalents

For the purpose of presentation in the statement of cash flows, cash and cash equivalents include cash and due from banks, interest-earning deposits with banks and federal funds sold.

Securities Available for Sale

Available for sale securities are reported at fair value and consist of debt instruments that are not classified as trading securities nor as held to maturity securities. Unrealized holding gains and losses, net of applicable deferred income tax, on available for sale securities are reported as a net amount in other comprehensive income. Gains and losses on the sale of available for sale securities are determined using the specific-identification method. Declines in the fair value of individual available for sale securities below their cost that are other than temporary would result in write-downs of the individual securities to their fair value. Such write-downs would be included in earnings as realized losses. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans. Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan. The accrual of interest on impaired loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

FIRST CAROLINA STATE BANK
NOTES TO FINANCIAL STATEMENTS
December 31, 2002 and 2001

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses

The provision for loan losses is based upon management’s estimate of the amount needed to maintain the allowance for loan losses at an adequate level. In making the evaluation of the adequacy of the allowance for loan losses, management gives consideration to current economic conditions, statutory examinations of the loan portfolio by regulatory agencies, delinquency information and management’s internal review of the loan portfolio. Loans are considered impaired when it is probable that all amounts due under the contractual terms of the loan will not be collected. The measurement of impaired loans that are collateral dependent is generally based on the present value of expected future cash flows discounted at the historical effective interest rate, or upon the fair value of the collateral if the loan is collateral dependent. If the recorded investment in the loan exceeds the measure of fair value, a valuation allowance is established as a component of the allowance for loan losses. While management uses the best information available to make evaluations, future adjustments to the allowance may be necessary if conditions differ substantially from the assumptions used in making the evaluations. In addition, regulatory examiners may require the Bank to recognize changes to the allowance for loan losses based on their judgments about information available to them at the time of their examination.

Sales of Mortgage Loans

The Bank originates single family, residential first mortgage loans on a presold basis. The Bank recognizes certain origination and service release fees upon the sale which are reported as fees from presold mortgages in non-interest income on the statement of operations.

Bank Premises and Equipment

Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets, which are 40 years for buildings and 5 to 7 years for furniture and equipment. Repairs and maintenance costs are charged to operations as incurred and additions and improvements to premises and equipment are capitalized. Upon sale or retirement, the cost and related accumulated depreciation are removed from the accounts and any gains or losses are reflected in current operations.

Income Taxes

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. Deferred tax assets are also recognized for operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which the temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that the tax benefits will not be realized.

FIRST CAROLINA STATE BANK
NOTES TO FINANCIAL STATEMENTS
December 31, 2002 and 2001

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Per Share Results

Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Summaries of the Bank’s outstanding stock warrants and options, all of which had no dilutive effect during 2002 and 2001, are presented in Notes I and M.

Comprehensive Income

The Bank reports as comprehensive income all changes in shareholders’ equity during the year from sources other than shareholders. Other comprehensive income refers to all components (revenues, expenses, gains, and losses) of comprehensive income that are excluded from net income. The Bank’s only component of other comprehensive income is unrealized gains and losses on investment securities available for sale.

Stock Compensation Plans

Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation, encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Stock options issued under the Bank’s stock option plans have no intrinsic value at the grant date and, under APB Opinion No. 25, no compensation cost is recognized for them. The Bank has elected to continue with the accounting methodology in APB Opinion No. 25 and, as a result, has provided pro forma disclosures of net income and earnings per share and other disclosures as if the fair value based method of accounting had been applied.

	2002	2001

	(Amounts in thousands,
	except per share data)
Net loss:
As reported	$(247)	$(988)
Deduct: Total stock-based employee compensation expense determined under fair value method for all awards, net of related tax effects	(39)	(200)

Pro forma	$(286)	$(1,188)

Basic and diluted net loss per share:
As reported	$(0.35)	$(1.39)
Pro forma	(0.40)	(1.67)

FIRST CAROLINA STATE BANK
NOTES TO FINANCIAL STATEMENTS
December 31, 2002 and 2001

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New Accounting Standards

In December 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 is effective for financial statements for fiscal years ending after December 15, 2002. The Bank continues to account for its stock-based compensation in accordance with APB Opinion No. 25 and has adopted the disclosure provisions of SFAS No. 148 effective for the years presented herein.

NOTE C - INVESTMENT SECURITIES

The amortized cost and fair value of securities available for sale, with gross unrealized gains and losses, at December 31, 2002 and 2001 are as follows:

	December 31, 2002

		Gross	Gross
	Amortized	unrealized	unrealized	Fair
	cost	gains	losses	value

Securities available for sale:
U.S. government agencies	$1,483,668	$12,804	$—	$1,496,472
Mortgage-backed securities	1,316,923	15,532	—	1,332,455

	$2,800,591	$28,336	$—	$2,828,927

December 31, 2001

		Gross	Gross
	Amortized	unrealized	unrealized	Fair
	cost	gains	losses	value

Securities available for sale:
U.S. government agencies and obligations of U.S government agencies	$2,539,826	$18,221	$(5,424)	$2,552,623

There were no sales of investment securities during the years ended December 31, 2002 or 2001.

FIRST CAROLINA STATE BANK
NOTES TO FINANCIAL STATEMENTS
December 31, 2002 and 2001

NOTE C - INVESTMENT SECURITIES (Continued)

The amortized cost, fair value and weighted average yield of the Bank’s investment securities at December 31, 2002, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized	Fair	Book
	Cost	Value	Yield

Securities available for sale:
U.S. government agency securities
Due within one year	$833,668	$839,476	2.65%
Due after one but within five years	650,000	656,996	4.26%

	1,483,668	1,496,472	3.36%

Mortgage-backed securities
Due after one but within five years	107,568	112,196	5.84%
Due after five but within ten years	1,209,355	1,220,259	4.61%

	1,316,923	1,332,455	4.71%

Total securities available for sale
Due within one year	833,668	839,476	2.65%
Due after one but within five years	757,568	769,192	4.49%
Due after five but within ten years	1,209,355	1,220,259	4.61%

	$2,800,591	$2,828,927	4.00%

For purposes of the maturity table, mortgage-backed securities, which are not due at a single maturity date, have been allocated over maturity groupings based on the weighted-average contractual maturities of underlying collateral. The mortgage-backed securities may mature earlier than their weighted-average contractual maturities because of principal prepayments.

Securities with a carrying value of $1.2 million and $1.1 million at December 31, 2002 and 2001, respectively, were pledged to secure repurchase agreements.

NOTE D - LOANS

Following is a summary of loans at December 31, 2002 and 2001:

	2002		2001

		Percent		Percent
	Amount	of total	Amount	of total

Real estate loans:
One to four family residential	$1,910,533	5.00%	$1,780,587	9.05%
Multi-family residential and commercial	5,935,102	15.53%	1,514,047	7.70%
Construction	992,431	2.60%	339,500	1.73%
Home equity lines of credit	7,084,455	18.53%	3,829,848	19.47%

Total real estate loans	15,922,521	41.66%	7,463,982	37.95%

FIRST CAROLINA STATE BANK
NOTES TO FINANCIAL STATEMENTS
December 31, 2002 and 2001

NOTE D - LOANS (Continued)

	2002		2001

		Percent		Percent
	Amount	of total	Amount	of total

Other loans:
Commercial and industrial	$19,950,788	52.20%	$10,721,724	54.52%
Loans to individuals	2,347,490	6.14%	1,481,884	7.53%

Total other loans	22,298,278	58.34%	12,203,608	62.05%

Total loans	38,220,799	100.00%	19,667,590	100.00%

Less allowance for loan losses	(574,000)		(294,750)

Total loans, net	$37,646,799		$19,372,840

Loans are primarily made in Nash and Edgecombe Counties, North Carolina. Real estate loans can be affected by the condition of the local real estate market. Commercial and industrial loans can be affected by the local economic conditions.

There were no nonaccrual, restructured or impaired loans at December 31, 2002 or 2001. The provision for loan losses for years ended December 31, 2002 and 2001 was $284,256 and $279,650, respectively. Loan charge-offs and recoveries amounted to $6,006 and $1,000, respectively, during 2002. There were no loan charge-offs or recoveries during 2001.

Following is a summary of allocation of the allowance for loan losses to the indicated categories of loans and the percentage that all loans in each category bears to total loans outstanding:

	At December 31,

	2002		2001

		% of Total		% of Total
	Amount	Loans	Amount	Loans

	(Dollars in thousands)
One to four family residential	$17	5.00%	$10	9.05%
Multi-family residential and commercial	86	15.53%	15	7.70%
Construction	23	2.60%	5	1.73%
Home equity lines of credit	46	18.53%	20	19.47%
Commercial and industrial	310	52.20%	160	54.52%
Loans to individuals	40	6.14%	30	7.53%

Total allocated	522	100.00%	240	100.00%

Unallocated	52		55

Total	$574		$295

At December 31, 2002, the Bank had loan commitments outstanding of $579,000, pre-approved but unused lines of credit totaling $8.3 million and letters of credit of $19,000. In management’s opinion, these commitments represent no more than normal lending risk to the Bank and will be funded from normal sources of liquidity.

FIRST CAROLINA STATE BANK
NOTES TO FINANCIAL STATEMENTS
December 31, 2002 and 2001

NOTE D - LOANS (Continued)

The Bank has had loan transactions with its directors and executive officers. Such loans were made in the ordinary course of business and on substantially the same terms and collateral as those for comparable transactions prevailing at the time and did not involve more than the normal risk of collectibility or present other unfavorable features. A summary of related party loan transactions is as follows:

Balance at December 31, 2001	$1,461,374
Loan disbursements	1,256,542
Loan repayments	(1,076,303)

Balance at December 31, 2002	$1,641,613

At December 31, 2002, the Bank had pre-approved but unused lines of credit totaling $1,258,000 to executive officers, directors and their related interests.

NOTE E - BANK PREMISES AND EQUIPMENT

Following is a summary of bank premises and equipment at December 31, 2002 and 2001:

	2002	2001

Land	$342,285	$342,285
Building	1,106,216	1,106,216
Furniture and equipment	279,478	257,743

	1,727,979	1,706,244
Accumulated depreciation	(134,920)	(56,386)

Total	$1,593,059	$1,649,858

Depreciation amounting to $78,534 and $53,187 for the years ended December 31, 2002 and 2001, respectively, is included in occupancy and equipment expense.

NOTE F - DEPOSITS

The aggregate amount of time deposits in denominations of $100,000 or more at December 31, 2002 and 2001 was $16,047,583 and $7,553,036, respectively. Interest expense on such deposits aggregated $344,464 and $201,840 in 2002 and 2001, respectively. At December 31, 2002, the scheduled maturities of certificates of deposit are as follows:

	Less than	$100,000
	$100,000	or more	Total

Three months or less	$2,735,200	$4,740,045	$7,475,245
Over three months to six months	2,604,911	5,913,049	8,517,960
Over six months through one year	5,138,892	1,282,534	6,421,426
Over one year through three years	3,702,454	4,111,955	7,814,409
Over three years through five years	598,160	—	598,160

Total	$14,779,617	$16,047,583	$30,827,200

FIRST CAROLINA STATE BANK
NOTES TO FINANCIAL STATEMENTS
December 31, 2002 and 2001

NOTE G - LINES OF CREDIT

The Bank has available a line of credit totaling $5.2 million with the Federal Home Loan Bank of Atlanta. Pursuant to collateral agreements with the Federal Home Loan Bank, the Bank has pledged loans with principal balances of $4.4 million at December 31, 2002 to secure any advances made under this line of credit. As of December 31, 2002 and 2001, there were no advances outstanding under this line of credit.

The Bank also has available lines of credit totaling $3.6 million from correspondent banks at December 31, 2002.

NOTE H - INCOME TAXES

The significant components of the provision for income taxes for the years ended December 31, 2002 and 2001 are as follows:

	2002	2001

Current tax provision	$—	$—
Deferred tax provision	(114,000)	(361,000)

Provision for income tax expense before adjustment to deferred tax asset valuation allowance	(114,000)	(361,000)
Increase in valuation allowance	114,000	361,000

Net provision for income taxes	$—	$—

The difference between the provision for income taxes and the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes is summarized below:

	2002	2001

Tax computed at the statutory federal rate	$(84,000)	$(336,000)
Increase (decrease) resulting from:
State income taxes, net of federal tax effect	(13,000)	(26,000)
Adjustment to deferred tax asset valuation allowance	114,000	361,000
Other	(17,000)	1,000

Provision for income taxes	$—	$—

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred taxes at December 31, 2002 and 2001 are as follows:

FIRST CAROLINA STATE BANK
NOTES TO FINANCIAL STATEMENTS
December 31, 2002 and 2001

NOTE H - INCOME TAXES (Continued)

	2002	2001

Deferred tax assets relating to:
Allowance for loan losses	$173,000	$93,000
Pre-opening costs and expenses	151,000	201,000
Net operating loss carryforwards	428,000	319,000
Other	1,000	1,000

Total deferred tax assets	753,000	614,000
Less valuation allowance	(726,000)	(612,000)

Subtotal	27,000	2,000

Deferred tax liabilities relating to:
Deferred loan fees	(11,000)	—
Depreciation differences	(16,000)	(2,000)

Total deferred tax liabilities	(27,000)	(2,000)

Net recorded deferred tax asset (liability)	$—	$—

The Bank has net operating loss carryforwards of approximately $1.1 million, expiring at various dates through 2022, which are available to offset future taxable income.

NOTE I - STOCK WARRANTS

In the Bank’s subscription offering of common stock in 2000, one warrant was issued for every five shares subscribed, resulting in the issuance of 143,043 warrants. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $11 per share. All warrants expire after seven years, although the Bank may call the warrants at any time after the first year of issuance. If called, warrant holders will have thirty days to exercise the warrants.

NOTE J - REGULATORY MATTERS

The Bank, as a North Carolina banking corporation, may pay cash dividends only out of undivided profits as determined pursuant to North Carolina General Statutes. However, regulatory authorities may limit payment of dividends by any bank when it is determined that such limitation is in the public interest and is necessary to ensure financial soundness of the Bank.

The Bank is subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

FIRST CAROLINA STATE BANK
NOTES TO FINANCIAL STATEMENTS
December 31, 2002 and 2001

NOTE J - REGULATORY MATTERS (Continued)

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios, as prescribed by regulations, of total and Tier I capital to risk-weighted assets and of Tier I capital to average assets. Management believes, as of December 31, 2002 and 2001, that the Bank meets all capital adequacy requirements to which it is subject, as set forth below:

					Minimum to be well
			Minimum for capital		capitalized under prompt
	Actual		adequacy purposes		corrective action provisions

	Amount	Ratio	Amount	Ratio	Amount	Ratio

			(Dollars in thousands)
December 31, 2002
Total Capital (to Risk-Weighted Assets)	$6,345	17.6%	$2,882	8.0%	$3,603	10.0%
Tier I Capital (to Risk-Weighted Assets)	5,893	16.4%	1,441	4.0%	2,161	6.0%
Tier I Capital (to Average Assets)	5,893	11.9%	1,974	4.0%	2,468	5.0%
December 31, 2001
Total Capital (to Risk-Weighted Assets)	$6,395	31.3%	$1,636	8.0%	$2,045	10.0%
Tier I Capital (to Risk-Weighted Assets)	6,139	30.0%	818	4.0%	1,227	6.0%
Tier I Capital (to Average Assets)	6,139	18.2%	1,351	4.0%	1,689	5.0%

NOTE K - OFF-BALANCE SHEET RISK

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank, upon extension of credit is based on management’s credit evaluation of the borrower. Collateral obtained varies but may include real estate, stocks, bonds, and certificates of deposit.

FIRST CAROLINA STATE BANK
NOTES TO FINANCIAL STATEMENTS
December 31, 2002 and 2001

NOTE K - OFF-BALANCE SHEET RISK (Continued)

A summary of the contract amount of the Bank’s exposure to off-balance sheet risk as of December 31, 2002 is as follows:

Financial instruments whose contract amounts represent credit risk:
Commitments to extend credit	$579,000
Undisbursed lines of credit	8,262,000
Letters of credit	19,000

NOTE L - DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS

Financial instruments include cash and due from banks, interest-earning deposits with banks, investment securities, loans, deposit accounts and borrowings. Fair value estimates are made at a specific moment in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank’s entire holdings of a particular financial instrument. Because no active market readily exists for a portion of the Bank’s financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and Due from Banks, Interest-Earning Deposits with Banks and Federal Funds Sold

The carrying amounts for cash and due from banks, interest-earning deposits with banks and federal funds sold approximate fair value because of the short maturities of those instruments.

Investment Securities

Fair value for investment securities equals quoted market price if such information is available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Loans

For certain homogenous categories of loans, such as residential mortgages, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Deposits

The fair value of demand deposits and savings, money market and NOW accounts is the amount payable on demand at the reporting date. The fair value of time deposits is estimated based on discounting cash flows using the rates currently offered for instruments of similar remaining maturities.

FIRST CAROLINA STATE BANK
NOTES TO FINANCIAL STATEMENTS
December 31, 2002 and 2001

NOTE L - DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

Borrowings

The fair value of borrowings is based upon the discounting of expected cash flows using current rates at which borrowings of similar maturity could be obtained.

Financial Instruments with Off-Balance Sheet Risk

With regard to financial instruments with off-balance sheet risk discussed in Note K, it is not practicable to estimate the fair value of future financing commitments.

The carrying amounts and estimated fair values of the Bank’s financial instruments, none of which are held for trading purposes, are as follows at December 31, 2002 and 2001:

	2002		2001

	Carrying	Estimated	Carrying	Estimated
	amount	fair value	amount	fair value

	(Dollars in thousands)
Financial assets:
Cash and due from banks	$815	$815	$602	$602
Interest-earning deposits with banks	104	104	98	98
Federal funds sold	8,409	8,409	8,943	8,943
Investment securities	2,829	2,829	2,553	2,553
Loans, net	37,647	38,452	19,373	19,470
Financial liabilities:
Deposits	45,211	45,460	26,304	26,238
Borrowings	442	442	737	737

NOTE M - EMPLOYEE AND DIRECTOR BENEFIT PLANS

401(k) Plan

The Bank has a 401(k) Plan whereby substantially all employees participate in the Plan. The Bank makes matching contributions equal to 50 percent of the first 6 percent of an employee’s compensation contributed to the Plan. Matching contributions vest to the employee equally over a four-year period. For the years ended December 31, 2002 and 2001, expense attributable to the Plan amounted to $19,960 and $16,452, respectively.

Stock Option Plans

During 2001 the Bank adopted, with shareholder approval, an Incentive Stock Option Plan (the “Employee Plan”) and a Director Nonstatutory Stock Option Plan (the “Director Plan”). Each plan makes available options to purchase 70,000 shares of the Bank’s common stock for an aggregate number of common shares reserved for options of 140,000. The exercise price of all options granted to date is $11.00. The options granted under the Director Plan vested immediately at the time of grant, while the options granted under the Employee Plan vest over a three-year period. All unexercised options expire ten years after the date of grant. A summary of the Bank’s option plans as of and for the years ended December 31, 2002 and 2001 is as follows:

FIRST CAROLINA STATE BANK
NOTES TO FINANCIAL STATEMENTS
December 31, 2002 and 2001

NOTE M - EMPLOYEE AND DIRECTOR BENEFIT PLANS (Continued)

	Outstanding Options

	Shares		Weighted
	Available		Average
	for Future	Number	Exercise
	Grants	Outstanding	Price

At adoption	140,000	—	$—
Options granted	(118,985)	118,985	11.00
Options exercised	—	—	—
Options forfeited	7,000	(7,000)	11.00

At December 31, 2001	28,015	111,985	11.00
Options granted	(5,500)	5,500	11.00
Options exercised	—	—	—
Options forfeited	1,750	(1,750)	11.00

At December 31, 2002	24,265	115,735	$11.00

There were 83,402 and 69,985 exercisable options outstanding at December 31, 2002 and 2001, respectively, with a weighted average exercise price of $11.00 for each year. At December 31, 2002, the weighted average remaining life of total options outstanding and total exercisable options was 8.7 years and 8.6 years, respectively.

The fair value of each option granted in 2002 and 2001 was $2.08 and $2.69, respectively. These values were determined as of the date of grant using the Black-Scholes option pricing model, assuming a risk-free interest rate of 3% and 4%, respectively, a dividend yield of 0%, volatility of 0%, and an expected life of seven years.

Employment Contracts

The Bank has entered into employment agreements with certain of its executive officers to ensure a stable and competent management base. The agreements provide for terms of one to three years, but the agreements may be extended. The agreements provide for benefits as spelled out in the contracts and cannot be terminated by the Board of Directors, except for cause, without prejudicing the officers’ rights to receive certain vested rights, including compensation. In the event of a change in control of the Bank and in certain other events, as defined in the agreements, the Bank or any successor to the Bank will be bound to the terms of the contracts.

The Bank has entered into an agreement with a senior officer which provides for severance pay benefits in the event of a change in control of the Bank which results in the termination of such executive officer or diminished compensation, duties or benefits.

First Carolina State Bank
Management and Bank Personnel

Board of Directors

Bryant T. Aldridge, Sr. Retired, Nash Health Care Systems, 1961-1998 Rocky Mount, NC	Melvin M. Mitchell President, Melvin M. Mitchell Agency, Inc., Exclusive Agency, Allstate Insurance Company, Rocky Mount, NC	Dr. Henry H. Strickland, Jr. President, H.H. Strickland, Jr., D.D.S., M.S., P.A. Rocky Mount, NC

Richard C. Anderson Owner, Anderson-Talbert Peanut Co., Inc.; Owner, Anderson Farms; Co-Owner, Creekside Farms, Inc.; Co-Owner, Pollyridge Farms, Inc. Tarboro, NC	David A. Parker President and CEO, First Carolina State Bank, Rocky Mount, NC	Dr. Stuart K. Todd Surgeon, Boice Willis Clinic Rocky Mount, NC

Peggy M. Braswell Retired, Braswell Milling Company Active in Civic and Professional activities in Nash County Nashville, NC	James E. Rabil President, Chambliss & Rabil Contractors, Inc., Rocky Mount, NC	I.T. “Tim” Valentine, Jr. Former N.C. State Legislator and Retired U.S. Congressman Nashville, NC

Richard C. Davenport President, Calvin Davenport, Inc. Rocky Mount, NC	William S. Rowe President, Rowe Management & Investment, Inc.; President, Bill Rowe Olds-Nissan, Inc.; and President Rocky Mount Rental & Leasing, Rocky Mount, NC	Dr. Susan A. Watson Ophthalmologist and President Watson Eye Associates, P.A. Rocky Mount, NC

James R. Dickens, Sr. President, Jim Dickens Business Forms, Inc. Rocky Mount, NC	Charles David Smith President, First Carolina Communications, Inc., Rocky Mount, NC	John A. Williams Owner, Backwater Associates Rocky Mount, NC

Weldon H. Kimball Private Investor, Consultant, Retired Vice President of Sales, Kenan Transport Co; Senior Marketing Consultant, Bunn-Brantley Enterprises Rocky Mount, NC	Dr. Randall C. Stewart President, Carolina Physical Therapy Contractors, Inc., Rocky Mount, NC	Thomas L. Young Attorney-at-Law Of Counsel, Battle, Winslow, Scott & Wiley, P.A., Rocky Mount, NC

Thomas H. Matthews Retired N.C. District Court Judge and Former N.C. State Legislator Rocky Mount, NC		Robert J. Zalzneck Certified Public Accountant, Retired Corporate Officer, Rocky Mount, NC

Executive Officers

David A. Parker President and Chief Executive Officer

Ted E. Whitehurst Chief Lending Officer	Gail H. Cheshire Chief Financial Officer

First Carolina State Bank
General Corporate Information

Office Location
137 North Winstead Avenue
Rocky Mount, North Carolina 27804

Regulatory and Securities Counsel Gaeta & Associates, P.A. 808 Salem Woods Drive Suite 201 Raleigh, North Carolina 27615 (919) 845-2558 Telephone (919) 518-2146 Facsimile	General Counsel Battle, Winslow, Scott & Wiley, P.A. Post Office Box 7100 2343 Professional Drive Rocky Mount, North Carolina 27804-0100 (252) 937-2200 Telephone (252) 937-8100 Facsimile

Stock Transfer Agent Registrar and Transfer Company 10 Commerce Drive Cranford, New Jersey 07016-3752	Independent Auditors Dixon Odom PLLC Post Office Box 70 Sanford, North Carolina 27331-0070

Annual Shareholders Meeting

The Annual Meeting of the shareholders of First Carolina State Bank will be held at 4:00 p.m. on April 24, 2003 at the Holiday Inn, 651 Winstead Avenue, Rocky Mount, North Carolina.

Common Stock

The Bank had 711,415 shares of Common Stock outstanding which were held by approximately 628 holders of record (excluding shares held in street name) as of December 31, 2002. To date, the Bank has not paid any cash dividends. The Bank may not pay cash dividends in its first three years of operations.

Market for Common Stock

There is no public trading market for the Bank’s common stock. Certain sales have been facilitated by the Bank in 2001 and 2002, all of which were, to the knowledge of management, at a price of $11.00 per share.

Annual Report on Form 10-KSB

A copy of First Carolina State Bank’s 2002 Annual Report on Form 10-KSB, as filed with the Federal Deposit Insurance Corporation, is available without charge to stockholders upon written request to David A. Parker, President and Chief Executive Officer, First Carolina State Bank, 137 North Winstead Avenue, Rocky Mount, North Carolina 27804.

This Annual Report serves as the annual financial disclosure statement furnished pursuant to the Federal Deposit Insurance Corporation’s rules and regulations. This statement has not been reviewed or confirmed for accuracy or relevance by the Federal Deposit Insurance Corporation.

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, DC 20429

FORM 10-QSB

QUARTERLY REPORT PURSUANT TO SECTION 13 OF
THE SECURITIES EXCHANGE ACT OF 1934

FOR THE QUARTER ENDED SEPTEMBER 30, 2003

FDIC CERTIFICATE NO. 35530

FIRST CAROLINA STATE BANK

(Exact name of bank as specified in its charter)

NORTH CAROLINA
(State of Incorporation)

56-2224132

(IRS Employer Identification Number)

137 NORTH WINSTEAD AVENUE
ROCKY MOUNT, NORTH CAROLINA 27804
(Address of Principal Office)

(252) 937-2152
(Registrant’s Telephone Number, Including Area Code)

Securities Registered Pursuant
to Section 12(g) of the Act:

COMMON STOCK, $5.00 PAR VALUE

Indicate by check mark whether the bank (1) has filed all reports required to be filed by Section 13 of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Bank was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [  ]

The number of shares of the registrant’s common stock outstanding as of November 4, 2003 was 711,415.

		Page No.

Part I.	FINANCIAL INFORMATION
Item 1 -	Financial Statements (Unaudited)
	Balance Sheets–September 30, 2003 and December 31, 2002	3
	Statements of Operations–Three Months and Nine Months Ended September 30, 2003 and 2002	4
	Statements of Cash Flows–Nine Months Ended September 30, 2003 and 2002	5
	Notes to Financial Statements	6
Item 2 -	Management’s Discussion and Analysis of Financial Condition and Results of Operations	9
Item 3 -	Controls and Procedures	12
Part II.	OTHER INFORMATION
Item 6 -	Exhibits and Reports on Form 8-K	13

Part I. Financial Information

Item 1 - Financial Statements

FIRST CAROLINA STATE BANK
BALANCE SHEETS

	September 30,
	2003	December 31,
	(Unaudited)	2002*

	(In thousands)
ASSETS
Cash and due from banks	$2,948	$815
Interest-earning deposits with banks	760	104
Federal funds sold	4,015	8,409
Investment securities available for sale, at fair value	3,876	2,829
Loans	46,312	38,221
Allowance for loan losses	(679)	(574)

NET LOANS	45,633	37,647
Accrued interest receivable	173	174
Bank premises and equipment	1,541	1,593
Federal Home Loan Bank Stock	213	100
Other assets	20	14

TOTAL ASSETS	$59,179	$51,685

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Demand	$4,338	$3,970
Savings	454	440
Money market and NOW	13,049	9,974
Time over $100,000	18,765	16,047
Other time	15,002	14,780

TOTAL DEPOSITS	51,608	45,211
Securities sold under agreements to repurchase and other borrowings	1,292	442
Accrued interest payable	78	84
Accrued expenses and other liabilities	81	28

TOTAL LIABILITIES	53,059	45,765

Commitments (Note D)
Stockholders’ equity:
Common stock, $5 par value, 10,000,000 shares authorized; 711,415 shares issued and outstanding	3,557	3,557
Additional paid-in capital	3,708	3,708
Accumulated deficit	(1,140)	(1,373)
Accumulated other comprehensive income (loss)	(5)	28

TOTAL STOCKHOLDERS’ EQUITY	6,120	5,920

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$59,179	$51,685

* Derived from audited financial statements.

FIRST CAROLINA STATE BANK
STATEMENTS OF OPERATIONS (UNAUDITED)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,

	2003	2002	2003	2002

	(IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME
Loans	$661	$539	$1919	$1,361
Investment securities	19	23	72	86
Federal funds sold and deposits in other banks	14	30	54	82

TOTAL INTEREST INCOME	694	592	2,045	1,529

INTEREST EXPENSE
Money market, NOW and savings deposits	29	43	98	123
Time deposits	206	202	655	542
Repurchase agreements and other borrowings	4	4	8	11

TOTAL INTEREST EXPENSE	239	249	761	676

NET INTEREST INCOME	455	343	1,284	853
PROVISION FOR LOAN LOSSES	30	64	105	242

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	425	279	1,179	611

NON-INTEREST INCOME	72	52	187	131

NON-INTEREST EXPENSE
Salaries and employee benefits	240	231	723	648
Occupancy and equipment	40	45	122	114
Advertising and promotion	2	2	10	9
Professional fees	18	18	52	47
Data processing and outside service fees	26	21	74	57
Office supplies, telephone and postage	17	18	47	45
Other	35	21	105	97

TOTAL NON-INTEREST EXPENSE	378	356	1,133	1,017

INCOME (LOSS) BEFORE INCOME TAXES	119	(25)	233	(275)
INCOME TAXES	—	—	—	—

NET INCOME (LOSS)	$119	$(25)	$233	$(275)

BASIC AND DILUTED NET INCOME (LOSS) PER COMMON SHARE	$.17	$(.04)	$.33	$(.39)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	711,415	711,415	711,415	711,415

FIRST CAROLINA STATE BANK
STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended
	September 30,

	2003	2002

	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)	$233	$(275)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation and amortization	(2)	52
Provision for loan losses	105	242
Change in assets and liabilities:
(Increase) decrease in accrued interest receivable	1	(65)
Increase in other assets	(6)	(6)
Decrease in accrued interest payable	(6)	(12)
Increase in accrued expenses and other liabilities	53	48

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	378	(16)

CASH FLOWS FROM INVESTING ACTIVITIES
Net increase in loans	(8,003)	(15,631)
Purchase of available for sale investment securities	(2,704)	(2,349)
Purchase of Federal Home Loan Bank Stock	(113)	(100)
Proceeds from maturities and calls of available for sale securities	1,598	2,009
Purchases of bank premises and equipment	(9)	(21)

NET CASH USED BY INVESTING ACTIVITIES	(9,231)	(16,092)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase in deposits	6,398	15,196
Net increase (decrease) in securities sold under agreements to repurchase and other borrowings	850	(240)

NET CASH PROVIDED BY FINANCING ACTIVITIES	7,248	14,956

NET (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,605)	(1,152)
CASH AND CASH EQUIVALENTS, BEGINNING	9,328	9,643

CASH AND CASH EQUIVALENTS, ENDING	$7,723	$8,491

CASH AND CASH EQUIVALENTS
Cash and due from banks and interest-earning deposits with banks	$3,708	$2,650
Federal funds sold	4,015	5,841

	$7,723	$8,491

FIRST CAROLINA STATE BANK
Notes to Financial Statements

NOTE A - BASIS OF PRESENTATION

In management’s opinion, the financial information, which is unaudited, reflects all adjustments (consisting solely of normal recurring adjustments) necessary for fair presentation of the financial information as of and for the periods presented, in conformity with accounting principles generally accepted in the United States of America. Operating results for the three month and nine month periods ended September 30, 2003 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2003.

The organization and business of First Carolina State Bank (the “Bank”), accounting policies followed by the Bank and other relevant information are contained in the notes to the financial statements filed as part of the Bank’s 2002 annual report on Form 10-KSB. This quarterly report should be read in conjunction with such annual report.

NOTE B - COMPREHENSIVE INCOME (LOSS)

     A summary of comprehensive income (loss) is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

	(Amounts in thousands)
Net income (loss)	$119	$(25)	$233	$(275)
Other comprehensive income (loss):
Net increase (decrease) in the fair value of investment securities available for sale, net of tax	(22)	9	(33)	16

Total comprehensive income (loss)	$97	$(16)	$200	$(259)

FIRST CAROLINA STATE BANK
Notes to Financial Statements

NOTE C - STOCK COMPENSATION PLANS

Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation, encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Stock options issued under the Bank’s stock option plans have no intrinsic value at the grant date and, under APB Opinion No. 25, no compensation cost is recognized for them. The Bank has elected to continue with the accounting methodology in APB Opinion No. 25 and, as a result, has provided pro forma disclosures of net income and earnings per share and other disclosures as if the fair value based method of accounting had been applied.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

	(Amounts in thousands, except per share data)
Net income (loss):
As reported	$119	$(25)	$233	$(275)
Deduct: Total stock-based employee compensation expense determined under fair value method for all awards, net of related tax effects	(10)	(10)	(31)	(29)

Pro forma	$109	$(35)	$202	$(304)

Basic and diluted net income
(loss) per share:
As reported	$.17	$(.04)	$.33	$(.39)
Pro forma	.15	(.05)	.28	(.43)

NOTE D - OFF-BALANCE SHEET RISK

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

FIRST CAROLINA STATE BANK
Notes to Financial Statements

NOTE D - OFF-BALANCE SHEET RISK (Continued)

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank, upon extension of credit is based on management’s credit evaluation of the borrower. Collateral obtained varies but may include real estate, stocks, bonds, and certificates of deposit.

A summary of the contract amount of the Bank’s exposure to off-balance sheet risk as of September 30, 2003 is as follows:

Financial instruments whose contract amounts represent credit risk:
Undisbursed lines of credit	$11,480,000
Letters of credit	19,000

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis is intended to assist readers in the understanding and evaluation of the financial condition and results of operations of First Carolina State Bank (the “Bank”). This report to shareholders may contain certain forward-looking statements consisting of estimates with respect to the financial condition, results of operations and other business of First Carolina State Bank that are subject to various factors which could cause actual results to differ materially from those estimates. Factors, which could influence the estimates, include changes in national, regional and local market conditions, legislative and regulatory conditions, and the interest rate environment.

Comparison of Financial Condition at
September 30, 2003 and December 31, 2002

The Bank generated growth of $7.5 million during the first nine months of 2003 as total assets increased 14.5% from $51.7 million at December 31, 2002 to $59.2 million at September 30, 2003. Total loans outstanding grew by $8.1 million, or 21.2%, from $38.2 million to $46.3 million. Funding for this growth in loans was provided from an increase of $6.4 million in deposits, $1.0 million in Federal Home Loan Bank advances and the utilization of liquid assets. Total stockholders’ equity increased $200,000 as a result of total comprehensive income for the nine months of $200,000. The Bank continues to substantially exceed all applicable regulatory capital requirements.

Comparison of Results of Operations for the
Three Months Ended September 30, 2003 and 2002

Net Income (Loss). Net income for the quarter ended September 30, 2003 was $119,000, or $.17 per share, as compared with a net loss of $25,000, or $.04 per share, for the three months ended September 30, 2002, an improvement of $144,000, or $.21 per share. This improvement in operating results was achieved principally as a result of growth in interest-earning assets generated from period to period.

Net Interest Income. Net interest income generated from earnings on loans and investments less the expense of deposits and borrowings amounted to $455,000 for the quarter ended September 30, 2003 as compared to $343,000 for the same period a year ago, reflecting an increase of $112,000 or 32.7%. This improvement came about as a result of growth.

Provision for Loan Losses. The provision for loan losses was $30,000 and $64,000 for the quarters ended September 30, 2003 and 2002, respectively. There were no loan charge-offs during the quarters ended September 30, 2003 and 2002. At September 30, 2003, there were no nonaccrual loans or foreclosed assets and the allowance for loan losses stood at $679,000, or 1.47% of total loans as compared with 1.50% of total loans at December 31, 2002.

Non-Interest Income. Non-interest income was $72,000 and $52,000 for the quarters ended September 30, 2003 and 2002, respectively. Loans funded in the secondary market generated $47,000 and $38,000 in mortgage loan fees for these respective periods making this the largest contributor to non-interest income. The remainder of the increase in non-interest income was comprised substantially of fee income, which increased as a result of growth.

Non-Interest Expenses. Non-interest expenses were $378,000 during the quarter ended September 30, 2003 as compared with $356,000 for the quarter ended September 30, 2002, a growth related increase of $22,000, or 6.2%. Salaries and employee benefits, the largest component of non-interest expense, increased $9,000. All other expenses, as a group, increased by $13,000.

Comparison of Results of Operations for the
Nine Months Ended September 30, 2003 and 2002

Net Income (Loss). Net income for the nine months ended September 30, 2003 was $233,000, or $.33 per share, as compared with a net loss of $275,000, or $.39 per share, for the nine months ended September 30, 2002, an improvement of $508,000. This improvement resulted from increases in net interest income after the provision for loan losses of $568,000 and non-interest income of $56,000 with a corresponding increase of only $116,000 in non-interest expenses.

Net Interest Income. Net interest income for the nine months ended September 30, 2003 increased $431,000, or 50.5%, when comparing the nine-month periods presented. The increase is attributable mainly to an increased volume of interest-earning assets.

Provision for Loan Losses. The provision for loan losses was $105,000 and $242,000 for the nine months ended September 30, 2003 and 2002, respectively. Charge-offs were $0 and $6,000 during these same two respective periods.

Non-Interest Income. Non-interest income was $187,000 for the nine months ended September 30, 2003 as compared with $131,000 for the same period of 2002, an increase of $56,000. Mortgage loan fees for loans funded in the secondary market increased $27,000 from $92,000 to $119,000 when comparing the two periods. Deposit service charges also increased $25,000 from $29,000 to $54,000 due to growth of deposits.

Non-Interest Expenses. Non-interest expenses increased to $1,133,000 during the nine months ended September 30, 2003 as compared with $1,017,000 for the nine months ended September 30, 2002, a growth related increase of $116,000. Salaries and employee benefits increased $75,000 while all other components of non-interest expense, as a group, increased $41,000.

Liquidity and Capital Resources

Maintaining adequate liquidity while managing interest rate risk is the primary goal of the Bank’s asset and liability management strategy. Liquidity is the ability to fund the needs of the Bank’s borrowers and depositors, pay operating expenses, and meet regulatory liquidity requirements. Maturing investments, loan and mortgage-backed security principal repayments, deposit growth and borrowings from the Federal Home Loan Bank are presently the main sources of the Bank’s liquidity. The Bank’s primary uses of liquidity are to fund loans and to make investments.

As of September 30, 2003, liquid assets (cash and due from banks, interest-earning deposits with other banks, federal funds sold and investment securities available for sale) were approximately $11.6 million, which represented 19.6% of total assets and 22.5% of total deposits. In addition, the Bank has established credit lines with other financial institutions to purchase up to $3.6 million in federal funds. At September 30, 2003, outstanding commitments to extend credit were $11.5 million. Management believes that the combined aggregate liquidity position of the Bank is sufficient to meet the funding requirements of loan demand and deposit maturities and withdrawals in the near term.

Under federal capital regulations, the Bank must satisfy certain minimum leverage ratio requirements and risk-based capital requirements. At September 30, 2003, the Bank’s stockholders’ equity represented 10.3%

of total assets. In addition, all regulatory capital ratios place the Bank in excess of the minimum at which institutions are considered well capitalized.

Item 3. - Controls and Procedures

(a)	As of the end of the period covered by this report, the Bank carried out an evaluation, under the supervision and with the participation of the Bank’s management, including the Bank’s Chief Executive Officer and Chief Financial Officer, of the effectiveness of the Bank’s disclosure controls and procedures (as defined in Rule 13a-15(e)) pursuant to Exchange Act Rule 13a-14. Based upon that evaluation, the Bank’s Chief Executive Officer and Chief Financial Officer have concluded that the Bank’s disclosure controls and procedures are effective.

(b)	No change in the Bank’s internal control over financial reporting occurred during the Bank’s last fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Bank’s internal control over financial reporting.

Part II. OTHER INFORMATION

Item 6. Exhibits and Reports on Form 8-K

(a) Exhibits:

Exhibit #	Description

31.1	Certification of the Chief Executive Officer pursuant to Rule 13a-14(a)

31.2	Certification of the Chief Financial Officer pursuant to Rule 13a-14(a)

32.1	Certification by the Chief Executive Officer pursuant to 18 U.S.C. 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2	Certification by the Chief Financial Officer pursuant to 18 U.S.C. 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(b)	Reports on Form 8-K.

No reports on Form 8-K were filed by the Bank during the quarter ended September 30, 2003.

SIGNATURES

Under the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST CAROLINA STATE BANK

Date: November 4, 2003	By:	/s/ David A. Parker

David A. Parker President and Chief Executive Officer

Date: November 4, 2003	By:	/s/ Gail H. Cheshire

Gail H. Cheshire Senior Vice President and Chief Financial Officer

Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, David A. Parker, certify that:

(1)	I have reviewed this quarterly report on Form 10-QSB of First Carolina State Bank, a North Carolina bank (the “registrant”);

(2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3)	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

(4)	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

(5)	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 4, 2003	By:	/s/ David A. Parker

David A. Parker
President and Chief Executive Officer

Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Gail H. Cheshire, certify that:

(1)	I have reviewed this quarterly report on Form 10-QSB of First Carolina State Bank, a North Carolina bank (the “registrant”);

(2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3)	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

(4)	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

(5)	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 4, 2003	By:	/s/ Gail H. Cheshire

Gail H. Cheshire
Senior Vice President and Chief Financial Officer

Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certifies that, to his or her knowledge, (i) the Form 10-QSB filed by First Carolina State Bank (the “Issuer”) for the quarter ended September 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

FIRST CAROLINA STATE BANK

Date: November 4, 2003	By:	/s/ David A. Parker

David A. Parker
President and Chief Executive Officer

Exhibit 32.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certifies that, to his or her knowledge, (i) the Form 10-QSB filed by First Carolina State Bank (the “Issuer”) for the quarter ended September 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

FIRST CAROLINA STATE BANK

Date: November 4, 2003	By:	/s/ Gail H. Cheshire

Gail H. Cheshire
Senior Vice President and Chief Financial Officer

REVOCABLE PROXY BALLOT
FIRST CAROLINA STATE BANK
SPECIAL MEETING OF SHAREHOLDERS
March 25, 2004

VOTE BY MAIL Please mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of First Carolina State Bank, a North Carolina banking corporation, hereby acknowledge(s) receipt of the Notice of Special Meeting of Shareholders and proxy statement/prospectus, each dated February 11, 2004, and hereby appoint(s) Richard Anderson, David Parker and John Williams, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of First Carolina State Bank to be held March 25, 2004 at 4:00 p.m., local time, at Parlor C, Gateway Convention Center, Gateway Blvd., Rocky Mount, North Carolina, and at any adjournments or postponements thereof, upon the proposal set forth on this form of proxy and described in the proxy statement/prospectus, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponements thereof.

1.	To adopt the Agreement and Plan of Merger, dated as of December 1, 2003, by and between First Carolina State Bank, a North Carolina banking corporation, and Capitol Bancorp Ltd., a Michigan corporation, and to approve the merger of CBC Bank, a North Carolina banking corporation and wholly-owned subsidiary of Capitol Bancorp Ltd., with and into First Carolina State Bank:

/ / FOR	/ / AGAINST	/ / ABSTAIN

Dated: (Signature) (Signature)	(This proxy should be marked, dated, signed by the shareholder or shareholders exactly as the shareholder’s or shareholders’ names appear hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary or representative capacity should so indicate. If shares are held by joint tenants, as community property or otherwise by more than one person, all should sign.)

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE MERGER PROPOSAL LISTED ABOVE, AND, IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THEIR JUDGMENT AND AS SUCH PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.